                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration No. 333-89322

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS IS AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

  The information is this prospectus supplement will be amended or completed;
                              dated August 9, 2002

                             Prospectus Supplement
                      (To Prospectus dated August 9, 2002)

                          $1,537,597,723 (APPROXIMATE)
                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-2

 ---------------------------------
                                          The Series 2002-2 Commercial Mortgage Pass-Through Certificates will consist of the
   CONSIDER CAREFULLY THE RISK FACTORS    following classes:
   BEGINNING ON PAGE S-21 IN THIS
   PROSPECTUS SUPPLEMENT AND PAGE 10 IN   - senior certificates consisting of the Class A-1, Class A-2, Class A-3, Class XC and
   THE ACCOMPANYING PROSPECTUS.             Class XP Certificates;

   Neither the certificates nor the       - junior certificates consisting of the Class B, Class C, Class D, Class E, Class F,
   underlying mortgage loans are insured    Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
   or guaranteed by any governmental        Certificates;
   agency.
                                          - the Class V-1, Class V-2 and Class V-3 Certificates;
   The certificates will represent
   interests only in the trust and will   - the Class CM-A, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates; and
   not represent interests in or
   obligations of Banc of America         - the residual certificates consisting of the Class R-I and Class R-II Certificates.
   Commercial Mortgage Inc. or any of
   its affiliates, including Bank of      Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class
   America Corporation.                   F Certificates are offered hereby.

                                          The trust's assets will consist primarily of 152 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.
 ---------------------------------

    Certain characteristics of the offered certificates include:

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                    ASSUMED FINAL                          RATED FINAL
                  CERTIFICATE BALANCE AS   PASS-THROUGH RATE         DISTRIBUTION         RATINGS          DISTRIBUTION
      CLASS        OF DELIVERY DATE(1)    AS OF DELIVERY DATE          DATE(2)          FITCH/S&P(3)         DATE(4)
------------------------------------------------------------------------------------------------------------------------
Class A-1........      $107,787,116               %                 May 11, 2007          AAA/AAA         July 11, 2043
Class A-2........      $316,000,000               %                 July 11, 2011         AAA/AAA         July 11, 2043
Class A-3........      $980,106,456               %                 May 11, 2012          AAA/AAA         July 11, 2043
Class B..........      $ 64,695,557               %                 May 11, 2012           AA/AA          July 11, 2043
Class C..........      $ 17,252,149               %                 June 11, 2012         AA-/AA-         July 11, 2043
Class D..........      $ 12,939,111               %                 June 11, 2012          A+/A+          July 11, 2043
Class E..........      $ 17,252,149               %                 July 11, 2012           A/A           July 11, 2043
Class F..........      $ 21,565,185               %                 July 11, 2012          A-/A-          July 11, 2043
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(Footnotes to table on page S-3)

    With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as co-managers, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement. Banc of America Securities LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered
certificates to purchasers on or about [      ]. Banc of America Commercial
Mortgage Inc. expects to receive from this offering approximately [   ]% of the
initial principal amount of the offered certificates, plus accrued interest from
[      ], before deducting expenses payable by Banc of America Commercial
Mortgage Inc.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                        Sole Lead Manager and Bookrunner

                         BANC OF AMERICA SECURITIES LLC
                       ---------------------------------

DEUTSCHE BANK SECURITIES
                        GOLDMAN, SACHS & CO.
                                            MERRILL LYNCH & CO.
                                                            MORGAN STANLEY
                                August   , 2002

                    Banc of America Commercial Mortgage Inc.
--------------------------------------------------------------------------------
          Commercial Mortgage Pass-Through Certificates, Series 2002-2
                      Geographic Overview of Mortgage Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]


                                     [MAP]


                                                             % OF
                       NUMBER OF        AGGREGATE           INITIAL
                       MORTGAGED       CUT-OFF DATE          POOL
  PROPERTY LOCATION    PROPERTIES        BALANCE            BALANCE
  -----------------    ----------     --------------        -------
TX...................      34         $  262,410,082          15.2%
NC...................       6            201,277,408          11.7
CA...................      29            191,818,937          11.1
GA...................       5            180,071,373          10.4
FL...................      17            142,327,853           8.2
AZ...................       7            107,637,669           6.2
MI...................       7            106,561,843           6.2
VA...................       6             58,089,065           3.4
MO...................       4             54,752,675           3.2
MA...................       4             52,826,326           3.1
NJ...................       6             51,123,308           3.0
AL...................       4             35,095,106           2.0
NV...................       3             34,117,282           2.0
IN...................       2             29,530,901           1.7
LA...................       4             27,560,396           1.6
AR...................       2             27,265,745           1.6
SC...................       5             25,805,129           1.5
TN...................       3             25,435,000           1.5
IL...................       2             13,706,080           0.8
CO...................       2             12,967,851           0.8
UT...................       1             12,640,000           0.7
CT...................       1             12,283,803           0.7
NY...................       2             12,136,256           0.7
OH...................       1             11,761,205           0.7
WI...................       2             10,374,207           0.6
WA...................       2              8,954,202           0.5
NM...................       1              4,759,655           0.3
MD...................       2              4,683,503           0.3
OK...................       1              3,153,750           0.2
MS...................       1              1,397,020           0.1
NH...................       1              1,356,359           0.1
KS...................       1              1,334,851           0.1


MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]                   [ ] < 1.0% of Initial Pool Balance
                                           -
Retail................    36.0%        [ ] 1.1% - 5.0% of Initial Pool Balance
  Anchored............    33.8%        [ ] 5.1% - 10.0% of Initial Pool Balance
  Unanchored..........     1.5%        [ ] > 10.0% of Initial Pool Balance
  Shadow Anchored.....     0.6%
Multifamily...........    30.8%
Office................    21.7%
Industrial............    10.1%
Mfd. Housing Comm.....     1.1%
Self Storage..........     0.4%

FOR MORE INFORMATION


Banc of America Commercial Mortgage Inc.
has filed with the SEC additional
registration materials relating to the
certificates. You may read and copy any
of these materials at the SEC's Public
Reference Room at the following
locations:

 - SEC Public Reference Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois 60661-2511

You may obtain information on the
operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC.
The Internet address is
http://www.sec.gov.

You may also contact Banc of America
Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 100
North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704)
386-2400.

See also the sections captioned
"Available Information" and
"Incorporation of Certain Information by
Reference" appearing at the end of the
accompanying prospectus.

NOTE REGARDING PIE CHART ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO 100% DUE TO ROUNDING.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                                                  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                                  PROSPECTUS........................................    S-4
                                                EXECUTIVE SUMMARY...................................    S-5
                                                SUMMARY OF PROSPECTUS SUPPLEMENT....................    S-8
                                                RISK FACTORS........................................   S-21
                                                  Risks Related to the Certificates.................   S-21
                                                  Risks Related to Prepayments and Repurchases......   S-24
                                                  Risks Related to the Mortgage Loans...............   S-28
                                                  Other Risks.......................................   S-54
                                                DESCRIPTION OF THE MORTGAGE POOL....................   S-55
                                                  General...........................................   S-55
                                                  Certain Terms and Conditions of the Mortgage
                                                    Loans...........................................   S-56
                                                    Due Dates.......................................   S-56
                                                    Mortgage Rates; Calculations of Interest........   S-56
                                                    Hyperamortization...............................   S-56
                                                    Amortization of Principal.......................   S-57
                                                    Prepayment Provisions...........................   S-57
                                                    Defeasance......................................   S-58
                                                    "Due-on-Sale" and "Due-on-Encumbrance"
                                                      Provisions....................................   S-58
                                                  Component Mortgage Loans..........................   S-60
                                                  CM Component Mortgage Loan........................   S-60
                                                  Credit Lease Loans................................   S-61
                                                  Significant Mortgage Loans........................   S-63
                                                  Other Significant Mortgage Loans..................   S-80
                                                  Additional Mortgage Loan Information..............   S-93
                                                    General.........................................   S-93
                                                    Delinquencies...................................   S-93
                                                    Tenant Matters..................................   S-93
                                                    Ground Leases and Other Non-Fee Interests.......   S-94
                                                    Subordinate Financing...........................   S-94
                                                    Lender/Borrower Relationships...................   S-94
                                                  Certain Underwriting Matters......................   S-94
                                                    Environmental Assessments.......................   S-94
                                                    Generally.......................................   S-95
                                                    Property Condition Assessments..................   S-96
                                                    Appraisals and Market Studies...................   S-96
                                                    Zoning and Building Code Compliance.............   S-97
                                                    Hazard, Liability and Other Insurance...........   S-97
                                                  The Mortgage Loan Seller..........................   S-98
                                                  Assignment of the Mortgage Loans; Repurchases and
                                                    Substitutions...................................   S-98
                                                  Representations and Warranties; Repurchases and
                                                    Substitutions...................................  S-101
                                                  Changes in Mortgage Pool Characteristics..........  S-104
                                                SERVICING OF THE MORTGAGE LOANS.....................  S-104
                                                  General...........................................  S-104
                                                  The Master Servicer...............................  S-110
                                                  The Special Servicer..............................  S-110
                                                  Sub-Servicers.....................................  S-111
                                                  Servicing and Other Compensation and Payment of
                                                    Expenses........................................  S-111
                                                  Evidence as to Compliance.........................  S-115
                                                  Modifications, Waivers, Amendments and Consents...  S-115
                                                  Defaulted Mortgage Loans; Purchase Option.........  S-117
                                                  REO Properties....................................  S-119
                                                  Inspections; Collection of Operating
                                                    Information.....................................  S-120
                                                  Termination of the Special Servicer...............  S-120
                                                DESCRIPTION OF THE CERTIFICATES.....................  S-121
                                                  General...........................................  S-121

                                                  Registration and Denominations....................  S-121
                                                  Certificate Balances and Notional Amount..........  S-122
                                                  Pass-Through Rates................................  S-124
                                                  Distributions.....................................  S-127
                                                    General.........................................  S-127
                                                    Class CM Certificates and the CM Component
                                                      Mortgage Loan.................................  S-128
                                                    Class V Certificates and the Component Mortgage
                                                      Loans.........................................  S-130
                                                    The Available Distribution Amount...............  S-131
                                                    Application of the Available Distribution
                                                      Amount........................................  S-132
                                                    Distributable Certificate Interest..............  S-136
                                                    Principal Distribution Amount...................  S-137
                                                    Excess Interest.................................  S-138
                                                    Distributions of Prepayment Premiums............  S-138
                                                    Treatment of REO Properties.....................  S-139
                                                  Subordination; Allocation of Losses and Certain
                                                    Expenses........................................  S-139
                                                  Excess Interest Distribution Account..............  S-141
                                                  Interest Reserve Account..........................  S-141
                                                  P&I Advances......................................  S-142
                                                  Appraisal Reductions..............................  S-143
                                                  Reports to Certificateholders; Certain Available
                                                    Information.....................................  S-144
                                                    Trustee Reports.................................  S-144
                                                    Servicer Reports................................  S-145
                                                    Other Information...............................  S-147
                                                  Voting Rights.....................................  S-148
                                                  Termination.......................................  S-148
                                                THE TRUSTEE AND THE FISCAL AGENT....................  S-149
                                                  The Trustee.......................................  S-149
                                                  The Fiscal Agent..................................  S-150
                                                  Indemnification...................................  S-150
                                                YIELD AND MATURITY CONSIDERATIONS...................  S-150
                                                  Yield Considerations..............................  S-150
                                                    General.........................................  S-150
                                                    Rate and Timing of Principal Payments...........  S-151
                                                    Losses and Shortfalls...........................  S-152
                                                    Certain Relevant Factors........................  S-152
                                                  Weighted Average Lives............................  S-153
                                                USE OF PROCEEDS.....................................  S-158
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.............  S-158
                                                  General...........................................  S-158
                                                  Discount and Premium; Prepayment Premiums.........  S-158
                                                  Characterization of Investments in Offered
                                                    Certificates....................................  S-159
                                                  Possible Taxes on Income From Foreclosure Property
                                                    and Other Taxes.................................  S-159
                                                  Reporting and Other Administrative Matters........  S-160
                                                CERTAIN ERISA CONSIDERATIONS........................  S-160
                                                LEGAL INVESTMENT....................................  S-162
                                                METHOD OF DISTRIBUTION..............................  S-163
                                                LEGAL MATTERS.......................................  S-164
                                                RATINGS.............................................  S-164
                                                INDEX OF PRINCIPAL DEFINITIONS......................  S-165
                                                ANNEX A.............................................    A-1
                                                ANNEX B.............................................    B-1
                                                ANNEX C.............................................    C-1
                                                ANNEX D.............................................    D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

 (1) Subject to a variance of plus or minus 5%.
 (2) As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan (other than those mortgage loans with anticipated repayment dates) is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date and otherwise based on the maturity assumptions as described in this prospectus supplement. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
 (3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Fitch Ratings and/or Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated or
     (iii) whether and to what extent prepayment premiums will be received.
 (4) The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2002-2 and the trust in abbreviated form:

          Executive Summary, which begins on page S-5 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-8 of this prospectus supplement and gives a brief introduction of the key features of Series 2002-2 and the mortgage loans; and

          Risk Factors, which begins on page S-21 of this prospectus supplement and describes risks that apply to Series 2002-2 which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-165 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 98 in the prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you" refers to a prospective investor in the offered certificates.
                             ---------------------

     Until November [          ], 2002 all dealers that buy, sell or trade the
offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class V-1, Class V-2, Class V-3, Class CM-A, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R-I and Class R-II Certificates) which have not been registered under the Securities Act of 1933, as amended, and which will be sold to investors in private transactions. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the prospectus. An "Index of Principal Definitions" is included at the end of this prospectus supplement. A "Glossary" is included at the end of the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

-----------------------------------------------------------------------------------------------------------------------------------
                        CERTIFICATE    APPROXIMATE                                    PASS-THROUGH  WEIGHTED
                         BALANCE OR    PERCENTAGE    APPROXIMATE                        RATE AS     AVERAGE
                          NOTIONAL       OF POOL       CREDIT                         OF DELIVERY     LIFE          PRINCIPAL
  CLASS   RATINGS(1)     AMOUNT(2)       BALANCE       SUPPORT        RATE TYPE           DATE     (YEARS)(3)       WINDOW(3)
-----------------------------------------------------------------------------------------------------------------------------------
                                                     Offered Certificates
-----------------------------------------------------------------------------------------------------------------------------------
   A-1      AAA/AAA     $107,787,116      6.248%       18.625%          Fixed           [    ]%     3.00      09/11/2002-05/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
   A-2      AAA/AAA     $316,000,000     18.317%       18.625%          Fixed           [    ]%     7.00      05/11/2007-07/11/2011
-----------------------------------------------------------------------------------------------------------------------------------
   A-3      AAA/AAA     $980,106,456     56.811%       18.625%          Fixed           [    ]%     9.29      07/11/2011-05/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
    B        AA/AA      $ 64,695,557      3.750%       14.875%          Fixed           [    ]%     9.70      05/11/2012-05/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
    C       AA-/AA-     $ 17,252,149      1.000%       13.875%          Fixed           [    ]%     9.74      05/11/2012-06/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
    D        A+/A+      $ 12,939,111      0.750%       13.125%          Fixed           [    ]%     9.78      06/11/2012-06/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
    E         A/A       $ 17,252,149      1.000%       12.125%          Fixed           [    ]%     9.78      06/11/2012-07/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
    F        A-/A-      $ 21,565,185      1.250%       10.875%          Fixed           [    ]%     9.87      07/11/2012-07/11/2012
-----------------------------------------------------------------------------------------------------------------------------------
                                           Private Certificates -- Not Offered Hereby
-----------------------------------------------------------------------------------------------------------------------------------
    G    (Not Offered)  $ 21,565,185      1.250%        9.625%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    H    (Not Offered)  $ 19,408,667      1.125%        8.500%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    J    (Not Offered)  $ 21,565,185      1.250%        7.250%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    K    (Not Offered)  $ 36,660,815      2.125%        5.125%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    L    (Not Offered)  $ 12,939,112      0.750%        4.375%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    M    (Not Offered)  $ 12,939,112      0.750%        3.625%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    N    (Not Offered)  $ 16,891,354      0.979%        2.646%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    O    (Not Offered)  $  6,830,350      0.396%        2.250%          Fixed           [    ]%      (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
    P    (Not Offered)  $ 38,817,334      2.250%        0.000%         Fixed(4)        [    ]%(4)    (6)               (6)
-----------------------------------------------------------------------------------------------------------------------------------
   XC    (Not Offered)        TBD (7)        N/A           N/A     Variable Rate(5)    [   ]%(5)     (5)               N/A
-----------------------------------------------------------------------------------------------------------------------------------
   XP    (Not Offered)        TBD (7)        N/A           N/A     Variable Rate(5)    [   ]%(5)     (5)               N/A
-----------------------------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively.
(2) As of the delivery date. Subject to a variance of plus or minus 5%.
(3) Based on the maturity assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of those mortgage loans with anticipated repayment dates, their anticipated repayment dates).
(4) The pass-through rate for the Class P Certificates on any distribution date will not exceed the "weighted average net mortgage rate" as defined under "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(5) The Class XC and Class XP Certificates are not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC and Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC and Class XP Certificates, as the case may be, as described in this prospectus supplement. The interest rates applicable to the Class XC and Class XP Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement.
(6) Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
(7) Notional Amount.

     Below is certain information regarding the mortgage loans and the mortgaged properties as of the cut-off date. All weighted averages set forth below are based on the respective cut-off date balances (as defined herein) of the mortgage loans. Four mortgage loans included in the trust fund, three of which are referred to as the component mortgage loans, are divided into a senior component and a subordinate component. One mortgage loan included in the trust fund, referred to as the CM component mortgage loan, is divided into a senior component and five subordinate components. Unless otherwise stated, all references to the principal balance of a component mortgage loan or CM component mortgage loan, as applicable, and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) are references to the senior component only of the related mortgage loan. Such information is described, and additional information regarding the mortgage loans and the mortgaged properties is contained, under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS

                                          ENTIRE MORTGAGE POOL
CHARACTERISTICS                               (APPROXIMATE)
---------------                          -----------------------
Initial pool balance(1)................           $1,725,214,837
Number of mortgage loans...............                      152
Number of balloon mortgage loans(2)....                      147
Number of mortgage loans with
  anticipated repayment dates..........                        2
Number of fully amortizing mortgage
  loans(3).............................                        3
Number of mortgaged properties.........                      168
Average cut-off date balance...........              $11,350,098
                                                   $1,036,997 to
Range of cut-off date balances.........             $149,144,822
Weighted average mortgage rate.........                    7.113%
Weighted average remaining lock-out
  period...............................                      107 months
Range of remaining terms to
  maturity(4)..........................                57 to 143 months
Weighted average remaining term to
  maturity(4)..........................                      110 months
Weighted average underwriting debt
  service coverage ratio(5)............                     1.45x
Weighted average cut-off date
  loan-to-value ratio(5)...............                     70.4%

---------------

(1) Subject to a variance of plus or minus 5%. The initial pool balance excludes the subordinate components of the CM component mortgage loan and the subordinate component of any other component mortgage loan.
(2) Not including mortgage loans with anticipated repayment dates.
(3) Each fully amortizing mortgage loan will have a payment due at its maturity in excess of its scheduled monthly payment of principal and interest. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.
(4) In the case of 2 mortgage loans, the anticipated repayment dates.
(5) For purposes of determining the underwriting debt service coverage ratio for 11 mortgage loans (referred to in Annex A to this prospectus supplement as LOC Loans), the debt service payments were recalculated based upon original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the principal balances of such mortgage loans were reduced by the amount of such letters of credit for determining the cut-off date loan-to-value ratio of each such mortgage loan.

     "Cut-off date loan-to-value ratio" and "underwriting debt service coverage ratio" are calculated as described in Annex A to this prospectus supplement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES
DEPOSITOR

     Banc of America Commercial Mortgage Inc. The depositor, a Delaware corporation, is a subsidiary of Bank of America, N.A. The depositor maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the Fiscal Agent."

FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation. See "The Trustee and the Fiscal Agent."

MASTER SERVICER

     Bank of America, N.A., a national banking association. See "Servicing of the Mortgage Loans -- The Master Servicer" in this prospectus supplement.

SPECIAL SERVICER

     ARCap Special Servicing, Inc., a Delaware corporation. See "Servicing of the Mortgage Loans -- The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A. is a national banking association. Bank of America, N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage Pool -- The Mortgage Loan Seller" in this prospectus supplement.

CUT-OFF DATE

     For 148 of the mortgage loans to be included in the Trust Fund, August 1, 2002, for 1 of the mortgage loans, representing 0.5% of the mortgage pool August 11, 2002, and for 3 mortgage loans, representing 0.3% of the mortgage pool August 15, 2002.

DELIVERY DATE

     On or about [          ], 2002.

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The 11th of each month or, if any such 11th day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in September 2002.

DETERMINATION DATE

     With respect to any distribution date, the 5th business day prior to such date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in September 2002.

                                 MORTGAGE LOANS
THE MORTGAGE POOL

     The pool of mortgage loans consists of 152 multifamily and commercial mortgage loans. All of these mortgage loans were (a) originated by Bank of America, N.A. or its conduit participants or (b) were acquired by Bank of America, N.A. from various third party originators which include Bridger Commercial Funding LLC. Bridger Commercial Funding LLC is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger Commercial Funding LLC's principal offices are located at 100 Shoreline Highway, Suite 195, Mill Valley, California 94941. The mortgage loans have an aggregate cut-off date balance of approximately $1,725,214,837 which is referred to as the initial pool balance, subject to a variance of plus or minus 5%. The Initial Pool Balance excludes the principal balances of the subordinate components of the CM component mortgage loan and the principal balance of the subordinate components of the component mortgage loans.

     Four mortgage loans included in the trust fund, 3 of which are referred to as the component mortgage loans, are divided into a senior component and a subordinate component. The aggregate principal balance of the component mortgage loans (including the subordinate component of each mortgage loan) as of the cut-off date is approximately $6,726,346. The aggregate principal balance of the senior components of the component mortgage loans is approximately $5,413,369, representing 0.3% of the initial pool balance. One mortgage loan included in the trust fund, referred to as the CM component mortgage loan is divided into a senior component and five subordinate components. The aggregate principal balance of the CM component mortgage loan (including its related subordinate components) as of the cut-off date is approximately $160,000,000. The aggregate principal balance of the senior component of the CM component mortgage loan is approximately $140,000,000, representing 8.1% of the initial pool balance. The aggregate principal balance of the subordinate components of the CM component mortgage loan is approximately $20,000,000. The aggregate principal balance of the subordinate components of the component mortgage loans is approximately $1,312,977. See "Description of the Mortgage Pool -- Component Mortgage Loans" in this prospectus supplement.

     All numerical information provided herein with respect to the mortgage loans is provided on an approximate basis. For purposes of the presentation of numbers and statistical information set forth in this prospectus supplement, unless otherwise noted, all numbers and statistical information regarding the mortgage loans include only the senior component of the 3 component mortgage loans and the senior component of the CM component mortgage loan. All weighted average information provided herein with respect to the mortgage loans reflects weighting by related cut-off date balance. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate cut-off date balance. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans range from $1,036,997 to $149,144,822, and the average cut-off date balance is $11,350,098.

     As of the cut-off date, the mortgage loans had the following additional characteristics.

                     SELECTED MORTGAGE LOAN CHARACTERISTICS

Range of mortgage rates..................  6.180% per annum to 8.440% per annum
Weighted average mortgage rate...........  7.113% per annum
Range of remaining terms to stated
  maturity(1)............................  57 months to 143 months
Weighted average remaining term to stated
  maturity(1)............................  110 months
Range of remaining amortization terms....  143 months to 360 months
Weighted average remaining amortization
  term...................................  339 months
Range of remaining lock-out periods......  24 months to 143 months
Range of cut-off date loan-to-value
  ratios(2)..............................  46.8% to 84.9%
Weighted average cut-off date
  loan-to-value ratio(2).................  70.4%
Range of maturity date loan-to-value
  ratios of balloon loans(1).............  37.7% to 78.4%
Weighted average maturity date
  loan-to-value ratio of balloon
  loans(1)...............................  62.3%
Range of underwriting debt service
  coverage ratios(2).....................  1.00x to 2.23x
Weighted average underwriting debt
  service coverage ratio(2)..............  1.45x

------------------

(1) In the case of mortgage loans that have anticipated repayment dates the maturity is based on the related anticipated repayment date.

(2) For purposes of determining the underwriting debt service coverage ratio for the LOC Loans (as defined in Annex A to this prospectus supplement), the debt service payments were recalculated based on original balances that were reduced by amounts available under letters of credit securing such mortgage loans. In addition, the cut-off date balances of such mortgage loans were reduced by the amount of such letters of credit for determining the cut-off date loan-to-value ratio of each such mortgage loan.

     Each of "cut-off date loan-to-value ratio," "maturity date loan-to-value ratio" and "underwriting debt service coverage ratio" are also defined in Annex A to this prospectus supplement.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
STATE                                                         PROPERTIES    BALANCE(1)
-----                                                         ----------   -------------
Texas.......................................................      34           15.2%
North Carolina..............................................       6           11.7%
California..................................................      29           11.1%
Georgia.....................................................       5           10.4%
Florida.....................................................      17            8.2%

---------------

(1) Mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgage loan.

     The remaining mortgaged properties are located throughout 27 other states, with no more than 6.2% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                                                              NUMBER OF    PERCENTAGE OF
                                                              MORTGAGED    INITIAL POOL
                                                              PROPERTIES   BALANCE(1)(2)
                                                              ----------   -------------
Retail(3)...................................................      51           36.0%
Multifamily.................................................      67           30.8%
Office......................................................      18           21.7%
Industrial and Warehouse....................................      25           10.1%
Manufactured Housing Communities............................       5            1.1%
Self Storage................................................       2            0.4%

---------------

(1) The sum of the percentages in this column may not equal 100% due to rounding.

(2) Mortgage loans secured by multiple properties have their cut-off date balance allocated based on an individual property's appraised value as a percentage of the total appraised value of the related mortgage loan.

(3) Includes 3 credit lease loans, representing 0.3% of the initial pool balance.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE ANNEX A HERETO.

     On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates. In connection with such transfer, Bank of America, N.A. will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it, repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool -- Representations and Warranties; Repurchases" and "-- Assignment of the Mortgage Loans; Repurchases" herein. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loan; Repurchases" and "-- Representations and Warranties; Repurchases" in this prospectus supplement.

     The mortgage loan seller will sell its mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to such representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or which are otherwise defective. See "Description of the Mortgage Pool" and "Risk
Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the fiscal agent and the REMIC administrator. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described in this prospectus supplement under "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses."

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 8 classes of the depositor's Commercial Mortgage Pass-Through Certificates as part of Series 2002-2, namely the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates. As of the delivery date, your certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated in the chart on the cover of this prospectus supplement and the accompanying footnotes. See "Description of the Certificates -- Pass-Through Rates" in this prospectus supplement. Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2002-2 consists of a total of 29 classes of certificates, the following 21 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class V-1, Class V-2, Class V-3, Class CM-A, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class R-I and Class R-II. The pass-through rates applicable to each of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-5 of this prospectus supplement. The pass-through rates applicable to each of the Class CM-A, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates for each distribution date are set forth in the pooling agreement. The pass-through rates and the principal balances of the Class V-1, Class V-2, and Class V-3 Certificates are set forth in the pooling agreement.

     The private certificates will represent beneficial ownership interests in a trust created by Banc of America Commercial Mortgage Inc. The trust's assets will primarily be 152 mortgage loans secured by first liens on commercial and multifamily properties.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the certificate balance of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial notional
amount of the Class XC Certificates will be approximately $[            ],
although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     - during the period from the date of initial issuance of the Certificates
       through and including the distribution date in [          ], the sum of
       the certificate balances of the Class [          ] Certificates
       outstanding from time to time;

     - during the period following the distribution date in [          ] through
       and including the distribution date in [          ], the sum of (a) the
       lesser of $[            ] and the certificate balance of the Class
       [          ] Certificates outstanding from time to time, (b) the
       certificate balance of the Class [          ] Certificates outstanding
       from time to time and (c) the lesser of $[            ] and the
       certificate balance of the Class [          ] Certificates outstanding
       from time to time;

     - during the period following the distribution date in [          ] through
       and including the distribution date in [          ], the sum of (a) the
       lesser of $[            ] and the certificate balance of the Class
       [          ] Certificates outstanding from time to time, (b) the
       certificate balance of the Class [          ] Certificates outstanding
       from time to time and (c) the lesser of $[            ] and the
       certificate balance of the Class [          ] Certificates outstanding
       from time to time;

     - during the period following the distribution date in [          ] through
       and including the distribution date in [          ], the sum of (a) the
       lesser of $[            ] and the certificate balance of the Class [  ]
       Certificates outstanding from time to time, (b) the certificate balance
       of the Class [          ] Certificates outstanding from time to time and
       (c) the lesser of $[            ] and the certificate balance of the
       Class [          ] Certificates outstanding from time to time;

     - following the distribution date in [          ], $0.

     The total initial notional amount of the Class XP Certificates will be
approximately $[            ], although it may be as much as 5% larger or
smaller.

Pass-Through Rate

     The pass-through rate applicable to the Class XP Certificates for the
initial distribution date will equal approximately [      ]% per annum. The
pass-through rate for the Class XP Certificates, for each distribution date subsequent to the initial distribution date and through and including the
[          ] distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balances of a specified class of Certificates. If all or a designated portion of the certificate balance of any class of Certificates is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest
during any interest accrual period, through and including the [          ]
distribution date, on any particular component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, the applicable Class XP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such distribution date and (b) the weighted average net mortgage rate for such interest accrual period, over

     (2) the pass-through rate in effect for such distribution date for the class of Certificates whose certificate balance, or a designated portion thereof, comprises such component.

     Following the [          ] interest accrual period, the Class XP
Certificates will cease to accrue interest. In connection therewith, the Class
XP Certificates will have a 0% pass-through rate for the [          ] interest
accrual period and for each interest accrual period thereafter.

     The pass-through rate applicable to the Class XC Certificates for the
initial distribution date will equal approximately [      ]% per annum. The
pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of Certificates. In general, the certificate balance of certain classes of Certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "-- Notional Amount" above as being part of the notional amount of the Class XP Certificates immediately prior to any payment date, then that identified portion of such certificate balance will also represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
[          ] interest accrual period, on any particular component of the notional amount of the Class XC Certificates immediately prior to the related distribution date, the applicable Class XC strip rate will be calculated as follows:

     (1) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance also constitutes, in its entirety, a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of Certificates;

     (2) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance also constitutes a component of the notional amount of the Class XP Certificates immediately prior to the related distribution date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such distribution date for such class of Certificates;

     (3) if such particular component consists of the entire certificate balance of any class of Certificates, and if such certificate balance for such distribution does not, in whole or in part, also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for such Certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the certificate balance of any class of Certificates, and if such designated portion of such certificate balance does not also constitute a component of the notional amount of the Class XP Certificates immediately prior to the related payment date, then the applicable Class XC strip rate will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over
         (b) the pass-through rate in effect for such distribution date for such class of Certificates.

     Notwithstanding the foregoing, for purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the
[          ] distribution date, the certificate balance of each class of
Certificates (other than Class R-I, Class R-II, Class V-1, Class V-2, Class V-3, Class CM-A, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class XP and Class XC Certificates) will constitute one or more separate components of the notional amount of the Class XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate in effect for such distribution date for the class of Certificates corresponding to such component or components.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

  A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class XC and Class XP: To interest on Class A-1, Class A-2, Class A-3, Class XC and Class XP, pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2 and Class A-3: To the extent of funds available for principal, to Class A-1, Class A-2 and Class A-3, sequentially until each class is reduced to zero.

     Third, Class A-1, Class A-2 and Class A-3: To reimburse Class A-1, Class A-2 and Class A-3, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class C: To Class C in a manner analogous to the Class B allocations of the fourth step.

     Sixth, Class D: To Class D in a manner analogous to the Class B allocations of the fourth step.

     Seventh, Class E: To Class E in a manner analogous to the Class B allocations of the fourth step.

     Eighth, Class F: To Class F in a manner analogous to the Class B allocations of the fourth step.

     Finally, Private Certificates: In the amounts and order of priority provided for in the pooling agreement.

     The distributions referred to in priority Second above, will be made, pro rata, among the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the Certificates -- Distributions -- The Available Distribution Amount" in this prospectus supplement.

  B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates -- Distributions -- Distributable Certificate Interest" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Principal Distribution Amount" in this prospectus supplement.

  C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

  A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order provided, that mortgage loan losses will not be allocated to any class of Class V Certificates (other than mortgage loan losses on the component mortgage loan related to such class) or Class CM Certificates (other than mortgage loan losses on the CM component mortgage loan), or the Class R-I or Class R-II Certificates. Mortgage loan losses that are realized on the component mortgage loans will be allocated to the related class of Class V Certificates to the extent of the principal balance of the subordinate component in such mortgage loan before being allocated to any other class of Certificates. Mortgage loan losses that are realized on the CM component mortgage loan will be allocated to the Class CM Certificates in reverse sequential order before being allocated to any other class of Certificates. No principal payments or loan losses will be allocated to the Class XC and Class XP Certificates. However, the notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amounts of the Class XC and Class XP Certificates.

              ----------------------------------------------------
                Class A-1 Certificates, Class A-2 Certificates,
                 Class A-3 Certificates, Class XC Certificates
                          and Class XP Certificates(1)
              ----------------------------------------------------
                                       |
                                       |
                         ------------------------------
                              Class B Certificates
                         ------------------------------
                                       |
                                       |
                         ------------------------------
                              Class C Certificates
                         ------------------------------
                                       |
                                       |
                         ------------------------------
                              Class D Certificates
                         ------------------------------
                                       |
                                       |
                         ------------------------------
                              Class E Certificates
                         ------------------------------
                                       |
                                       |
                         ------------------------------
                              Class F Certificates
                         ------------------------------
                                       |
                                       |
                         ------------------------------
                           Private Certificates(2)(3)
                            (other than the Class XC
                           and Class XP Certificates)
                         ------------------------------

---------------

     (1) The Class XC and Class XP Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     (2) Each class of Class V Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the related component mortgage loan.

     (3) Each class of Class CM Certificates will only be subordinate to the offered certificates with respect to payments and other collections received on the CM component mortgage loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

  B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

          - shortfalls resulting from additional compensation which the master servicer or special servicer is entitled to receive;

          - shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the trustee or the fiscal agent;

          - shortfalls resulting from extraordinary expenses of the trust; and

          - shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates -- Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

  A. P&I Advances

     The master servicer is required to advance monthly mortgage loan payments that it has failed to receive by the close of business one business day prior to the master servicer remittance date (including mortgage loan payments on the subordinate components of a component mortgage loan and/or the CM component mortgage loan) if it determines that the advance will be recoverable. The master servicer will not advance balloon payments due at maturity or interest in excess of a mortgage loan's regular monthly payment. The master servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

  B. Property Protection Advances

     The master servicer and, at its option, the special servicer may also be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents.

  C. Interest on Advances

     The master servicer, special servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs above, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates -- P&I Advances" and "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement and "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing
Agreements -- Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

  A. Denominations

     The Class A-1, Class A-2 and Class A-3 Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C, Class D, Class E and Class F Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

  B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company. We may elect to terminate the book-entry system through The Depository Trust Company with respect to all or any portion of any class of the offered certificates.

     See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, any holder or holders (other than the depositor or the mortgage loan seller) of certificates representing a majority interest in the controlling class may purchase, and if such holder or holders fail to purchase, the master servicer may purchase, and if the master servicer fails to purchase, the special servicer may purchase, all of the mortgage loans and REO properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate stated principal balance of the mortgage pool is less than 1% of the initial aggregate pool balance (including the subordinate components of the CM component mortgage loan and the subordinate components of the component mortgage loans). See "Description of the Certificates -- Termination" in this prospectus supplement and in the accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than the excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In addition, a separate REMIC election will also be made with respect to the component mortgage loans and the CM component mortgage loan (the "Component Mortgage Loan REMIC"). The senior component of each component mortgage loan and the CM component mortgage loan and each class of Class V and Class CM Certificates will represent "regular interests" in such REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment. The portion of the Trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

          - Each class of Offered Certificates will constitute a "regular interest" in REMIC II.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

          - Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes, which generally requires you to report income in advance of the related cash distributions.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects that the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Fitch Ratings and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.:

                                                                FITCH    S&P
                                                                -----   -----
Class A-1...................................................      AAA / AAA
Class A-2...................................................      AAA / AAA
Class A-3...................................................      AAA / AAA
Class B.....................................................       AA / AA
Class C.....................................................      AA- / AA-
Class D.....................................................       A+ / A+
Class E.....................................................        A / A
Class F.....................................................       A- / A-

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                  RISK FACTORS

- YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED PROPERTIES.

- THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

- IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY AFFECTED.

- THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                       RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL
  OVER THE TRUST FUND CAN
  CREATE RISK................    You and other certificateholders generally do
                                 not have the right to make decisions with respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF
  INTEREST...................    The special servicer will have latitude in
                                 determining whether to liquidate or modify defaulted mortgage loans. See "Servicing of the Mortgage Loans -- Modifications, Waivers,
                                 Amendments and Consents" in this prospectus supplement.

                                 The master servicer, the special servicer or an affiliate of either may purchase certain of the certificates. In addition, the master servicer is the mortgage loan seller. This could cause a conflict between the master servicer's or the special servicer's duties to the trust under the pooling and servicing agreement and the master servicer or the special servicer's interest as a holder of a certificate, or as the mortgage loan seller, as the case may be. However, the pooling and servicing agreement provides that the mortgage loans shall be administered in accordance with the servicing standards without regard to ownership of any certificate by the master servicer, the special servicer or any affiliate of the master servicer or the special servicer. See "Servicing of the Mortgage Loans -- General" in this prospectus supplement.

                                 In addition, certain of the mortgage loans included in the trust fund may have been refinancings of debt previously held by an affiliate of the mortgage loan seller.

                                 The related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the real properties securing the mortgage loans because:

                                   - a substantial number of the mortgaged real
                                     properties are managed by property managers affiliated with the respective borrowers;

                                   - these property managers also may manage
                                     and/or franchise additional properties,
                                     including properties that may compete with the mortgaged real properties; and

                                   - affiliates of the property managers and/or
                                     the borrowers, or the property managers
                                     and/or the borrowers themselves also may own other properties, including competing properties.

                                 Each of the CM controlling holder only with respect to the CM component mortgage loan and directing certificateholder on behalf of the controlling class will be entitled to exercise certain rights with respect to the mortgage loans. Prior to the master servicer or special servicer taking any significant action with respect to a mortgage loan, the master servicer or special servicer, as the case may be, will be required to consult with the CM controlling holder, with respect to actions taken with respect to the CM component mortgage loan or the directing certificateholder, with respect to actions taken with respect to any other mortgage loan. In addition, prior to the master servicer or special servicer taking certain actions with respect to the mortgage loan or mortgaged property (such as modifications of terms relating to principal or interest payments, foreclosure or releases), the consent of the CM controlling holder or directing certificateholder, as applicable, will be required. See "Servicing of the Mortgage
                                 Loans -- General" herein.

                                 Investors in the offered certificates should consider that the CM controlling holder or directing certificateholder may, and in certain events, will, have interests that conflict with those of the holders of the offered certificates and may approve or disapprove of actions that would benefit the holders of the offered certificates. However, the master servicer and the special servicer will be obligated to act in accordance with the servicing standards and the other terms of the pooling agreement notwithstanding the approval or disapproval of an action by the CM controlling holder or directing certificateholder. The CM controlling holder may have conflicts of interest with the trust fund and will not have a duty to act in the interests of the trust fund. Similarly, the directing certificateholder may have conflicts of interest with the other classes of certificates and will not have a duty to act in the interests of such other classes.

PREPAYMENTS WILL AFFECT
  DISTRIBUTIONS AND YIELD
  CONSIDERATIONS.............    The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

                                   - the pass-through rate for such certificate;

                                   - the rate and timing of principal payments
                                     (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of the class of certificates to which such certificate belongs;

                                   - the rate, timing and severity of realized
                                     losses and additional trust fund expenses
                                     (each as described in this prospectus
                                     supplement) and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance of, the class of certificates to which such certificate belongs;

                                   - the timing and severity of any net
                                     aggregate prepayment interest shortfalls
                                     (each as described in this prospectus
                                     supplement) and the extent to which such shortfalls are allocated in reduction of the distributable certificate interest payable on the class of certificates to which such certificate belongs; and

                                   - the extent to which prepayment premiums are
                                     collected and, in turn, distributed on the class of certificates to which such certificate belongs.

                                 It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Mortgage Pool", "Description of the Certificates -- Distributions" and "-- Subordination; Allocation of Losses and Certain Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

                  RISKS RELATED TO PREPAYMENTS AND REPURCHASES

PREPAYMENT AND REPURCHASES
  MAY AFFECT THE YIELD TO
  MATURITY OF YOUR
  CERTIFICATES...............    The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations, purchases or repurchases upon breaches of representations and warranties.

                                 The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

                                 The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                 - the terms of the mortgage loans;

                                 - the length of any prepayment lockout period;

                                 - the level of prevailing interest rates;

                                 - the availability of mortgage credit;

                                 - the applicable yield maintenance charges or
                                   prepayment premiums;

                                 - the master servicer's or special servicer's
                                   ability to enforce those charges or premiums;

                                 - the occurrence of casualties or natural
                                   disasters; and

                                 - economic, demographic, tax, legal or other
                                   factors.

                                 No yield maintenance charge or prepayment premium will be generally required for prepayments in connection with a casualty or condemnation. In addition, if Bank of America, N.A. repurchases any mortgage loan from the trust due to a material breach of representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

BORROWER DEFAULTS MAY
  ADVERSELY AFFECT YOUR
  YIELD......................    The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 - the aggregate amount of distributions on the
                                   offered certificates;

                                 - their yield to maturity;

                                 - the rate of principal payments; and

                                 - their weighted average life.

                                 If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

                                 If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                 Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless certain advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS ENTAIL
  CERTAIN RISK...............    Under the federal bankruptcy law, the filing of
                                 a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property
                                 (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property, which action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may, without limitation:
                                 (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan;
                                 (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the securitization trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                 Under the federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADDITIONAL COMPENSATION TO
  THE SERVICER WILL AFFECT YOUR
  RIGHT TO RECEIVE
  DISTRIBUTIONS..............    To the extent described in this prospectus
                                 supplement, the master servicer, the special servicer, the trustee or the fiscal agent as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the master servicer or special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

LIQUIDITY FOR CERTIFICATES
  MAY BE LIMITED.............    Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. Many other factors may affect the market value of your certificates including the then-prevailing interest rates.

MORTGAGE LOAN AMORTIZATION
  WILL AFFECT PAYMENT........    As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is the case because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
  CONSIDERATIONS FOR
  INVESTORS IN SUBORDINATE
  OFFERED CERTIFICATES.......    As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class XC or Class XP
                                 Certificates, your rights to receive
                                 distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

GRACE PERIODS UNDER THE
  MORTGAGE LOANS MAY IMPACT
  THE MASTER SERVICER'S
  OBLIGATION TO ADVANCE......    The mortgage loans have grace periods for
                                 monthly payments ranging from 0 to 15 days. In some cases, such grace periods may run past the determination date. If borrowers pay at the end of such grace periods rather than on the due dates for such monthly payments, the master servicer will be required to make an advance for such monthly payment (and monthly servicing reports will show significant advances as a result) even though the borrower is not technically delinquent under the terms of its mortgage loan. No interest will accrue on these advances made by the master servicer until after the end of the related grace period.

RECENT TERRORIST ATTACKS MAY
  ADVERSELY AFFECT YOUR
  INVESTMENT.................    On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including the certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. For example, declines in travel or shopping may adversely affect revenues from hotel and retail properties, and the attacks could result in higher costs for insurance or for security, particularly for larger properties.
                                 Accordingly, these disruptions, uncertainties and costs could materially and adversely affect your investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
  COMMERCIAL LENDING MAY BE
  DIFFERENT THAN FOR
  RESIDENTIAL LENDING........    The mortgaged properties consist solely of
                                 multifamily and commercial properties.
                                 Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than residential one to four family lending because it usually involves larger loans to a single borrower or a group of related borrowers.

                                 The repayment of a commercial or multifamily loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents or other operating revenues. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                 The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

                                   - the age, design and construction quality of
                                     the properties;

                                   - perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     properties;

                                   - the proximity and attractiveness of
                                     competing properties;

                                   - the adequacy of the property's management
                                     and maintenance;

                                   - increases in operating expenses;

                                   - an increase in the capital expenditures
                                     needed to maintain the properties or make improvements;

                                   - a decline in the financial condition of a
                                     major tenant;

                                   - an increase in vacancy rates; and

                                   - a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                 Other factors are more general in nature, such as:

                                   - national, regional or local economic
                                     conditions, including plant closings,
                                     military base closings, industry slowdowns and unemployment rates;

                                   - local real estate conditions, such as an
                                     oversupply of retail space, office space or multifamily housing;

                                   - demographic factors;

                                   - consumer confidence;

                                   - consumer tastes and preferences; and

                                   - retroactive changes in building codes.

                                 The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                   - the length of tenant leases;

                                   - the creditworthiness of tenants;

                                   - in the case of rental properties, the rate
                                     at which new rentals occur; and

                                   - the property's "operating leverage" which
                                     is generally the percentage of total
                                     property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                 A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

                                 Commercial properties and manufactured housing communities represent security for 69.2% of the initial pool balance. Lending on commercial properties and manufactured housing communities is generally perceived as involving greater risk than lending on the security of multifamily residential properties. Certain types of commercial properties and manufactured housing communities are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Office Properties", "-- Risks Particular to Industrial and Warehouse Properties", "-- Risks Particular to Self-Storage Properties" and
                                 "-- Risks Particular to Manufactured Housing
                                 Communities" below.

POOR PROPERTY MANAGEMENT WILL
  LOWER THE PERFORMANCE OF
  THE RELATED MORTGAGE
  PROPERTY...................    The successful operation of a real estate
                                 project depends upon the property manager's performance and viability. The property manager is responsible for:

                                   - responding to changes in the local market;

                                   - planning and implementing the rental
                                     structure;

                                   - operating the property and providing
                                     building services;

                                   - managing operating expenses; and

                                   - assuring that maintenance and capital
                                     improvements are carried out in a timely fashion.

                                 Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                 We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

                                 Furthermore, we cannot assure you that the mortgaged properties will not have related management which in the event that a related management company is incapable of performing its duties may affect one or more groups of mortgaged properties.

BALLOON LOANS AND ANTICIPATED
  REPAYMENT DATE LOANS MAY
  PRESENT GREATER RISK THAN
  FULLY AMORTIZING LOANS.....    One hundred forty-seven of the mortgage loans,
                                 which represent 99.0% of the initial pool balance as of the cut-off date, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the mortgage loan is previously prepaid. In addition, 2 of the mortgage loans, which represent 0.7% of the initial pool balance, are mortgage loans with anticipated repayment dates which have substantial scheduled principal balances as of their respective anticipated repayment dates, unless the mortgage loans are previously prepaid. One hundred forty-nine of the mortgage loans, representing in the aggregate 99.7% of the initial pool balance as of the cut-off date, will have balloon payments (or, in the case of mortgage loans with anticipated repayment dates, substantial scheduled principal balances) due during the period from May 1, 2007 through May 11, 2014.

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances involve a greater risk to the lender than fully amortizing loans, because the borrower's ability to repay a mortgage loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit repayment. In addition, fully amortizing mortgage loans which accrue interest on an "actual/360" basis but have fixed monthly payments, may, in fact, have a small balloon payment due at maturity. Circumstances that will affect the ability of the borrower to accomplish either of these goals at the time of attempted sale or refinancing include:

                                   - the prevailing mortgage rates;

                                   - the fair market value of the property;

                                   - the borrower's equity in the related
                                     property;

                                   - the financial condition of the borrower and
                                     operating history of the property;

                                   - the operating history of the property and
                                     occupancy levels of the property;

                                   - tax laws;

                                   - prevailing general and regional economic
                                     conditions; and

                                   - the availability of, and competition for,
                                     credit for multifamily or commercial
                                     properties, as the case may be.

                                 See "Description of the Mortgage
                                 Pool -- Certain Terms and Conditions of the
                                 Mortgage Loans" and "-- Additional Mortgage
                                 Loan Information" in this prospectus supplement and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

PARTICULAR PROPERTY TYPES
  PRESENT SPECIAL RISKS
  MULTIFAMILY PROPERTIES.....    Multifamily properties secure 59 of the
                                 mortgage loans, representing 30.8% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a multifamily property, including:

                                   - the physical attributes of the apartment
                                     building (e.g., its age, appearance and
                                     construction quality);

                                   - the location of the property (e.g., a
                                     change in the neighborhood over time);

                                   - the ability and willingness of management
                                     to provide adequate maintenance and
                                     insurance;

                                   - the types of services or amenities the
                                     property provides;

                                   - the property's reputation;

                                   - the level of mortgage interest rates (which
                                     may encourage tenants to purchase rather than lease housing);

                                   - the tenant mix, such as the tenant
                                     population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

                                   - the presence of competing properties;

                                   - adverse local or national economic
                                     conditions which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

                                   - state and local regulations which may
                                     affect the building owner's ability to
                                     increase rent to market rent for an
                                     equivalent apartment.

     MANUFACTURED HOUSING
       COMMUNITIES...........    Manufactured housing communities secure 5 of
                                 the mortgage loans representing 1.1% of the initial pool balance as of the cut-off date.
                                 Significant factors determining the value of such properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, these properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in manufactured housing communities and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of such properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of the related property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if such properties were readily adaptable to other uses.

     RETAIL PROPERTIES.......    Retail properties secure 51 of the mortgage
                                 loans, representing 36.0% of the initial pool balance as of the cut-off date.

                                 Several factors may adversely affect the value and successful operation of a retail property, including:

                                   - changes in consumer spending patterns,
                                     local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

                                   - alternative forms of retailing (such as
                                     direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

                                   - the quality and philosophy of management;

                                   - the safety, convenience and attractiveness
                                     of the property to tenants and their
                                     customers or clients;

                                   - the public perception of the safety of
                                     customers at shopping malls and shopping centers;

                                   - the need to make major repairs or
                                     improvements to satisfy the needs of major tenants; and

                                   - traffic patterns and access to major
                                     thoroughfares.

                                 The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

     OFFICE PROPERTIES.......    Office properties secure 18 of the mortgage
                                 loans, representing approximately 21.7% of the initial pool balance.

                                 A large number of factors may adversely affect the value of office properties, including:

                                   - the number and quality of an office
                                     building's tenants;

                                   - the physical attributes of the building in
                                     relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

                                   - the desirability of the area as a business
                                     location; and

                                   - the strength and nature of the local
                                     economy (including labor costs and quality, tax environment and quality of life for employees).

                                 In addition, there may be significant costs associated with tenant improvements, leasing commissions and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

     INDUSTRIAL AND
       WAREHOUSE PROPERTIES..    Industrial and warehouse properties secure 17
                                 of the mortgage loans representing 10.1% of the initial pool balance as of the cut-off date.

                                 Among the significant factors determining the value of industrial and warehouse properties are:

                                   - the quality of tenants;

                                   - building design and adaptability (e.g.,
                                     clear heights, column spacing, zoning
                                     restrictions, number of bays and bay
                                     depths, divisibility and truck turning
                                     radius); and

                                   - the location of the property (e.g.,
                                     proximity to supply sources and customers, availability of labor and accessibility to distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by reduced demand for industrial and warehouse space occasioned by a decline in a particular industrial site or occasioned by a decline in a particular industry segment, and a particular industrial and warehouse property may be difficult to release to another tenant or may become functionally obsolete relative to newer properties.

     SELF-STORAGE
       PROPERTIES............    Self-storage properties secure 2 of the
                                 mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.
                                 Self-storage properties are considered
                                 vulnerable to competition, because both
                                 acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to

                                   - decreased demand;

                                   - competition;

                                   - age of improvements; or

                                   - other factors so that the borrower becomes
                                     unable to meet its obligations on the
                                     related mortgage loan, the liquidation
                                     value of that self-storage mortgaged
                                     property may be substantially less,
                                     relative to the amount owing on the
                                     mortgage loan, than if the self-storage
                                     mortgaged property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

     CREDIT LEASE LOANS......    Three of the mortgage loans included in the
                                 trust fund as of the cut-off date are credit lease loans, representing 0.3% of the initial pool balance.

                                 The payment of interest and principal on a credit lease loan is dependent principally on the payment by each tenant and/or guarantor of the credit lease, if any, of monthly rental payments and other payments due under the terms of its credit lease.

                                 Because the ability of a borrower to make payments on the related credit lease loan is dependent upon revenue from a single tenant, in the event of a default under a credit lease or the associated guarantee, as the case may be, the related borrower may not have the ability to make required payments on such credit lease loan until the premises are re-let. If a payment default on the credit lease loan occurs, the special servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the credit lease loan, and will also be entitled to pursue the remedies against the defaulting tenant and any guarantor as set forth in the pooling and servicing agreement.

                                 Certain of the credit lease loans may be insured by residual value insurance policies, and certain of the related credit leases may be covered by lease enhancement policies. Any failure by the provider of any residual value policy or lease enhancement policy to pay under the terms of any such policy, or any downgrade, qualification or withdrawal of the credit rating of such provider or of any tenant or guarantor, may have an adverse effect on the ratings of your certificates. See "Description of the Mortgage Pool -- Credit Lease Loans" and "Risk Factors -- Balloon Loans and Anticipated Repayment Date Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

SUBORDINATE FINANCING MAY
  MAKE RECOVERY DIFFICULT IN
  THE EVENT OF LOSS..........    The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

                                 Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the pledging of less than a controlling portion of the limited partnership or non-managing membership equity interest in a borrower. Moreover, in general, any borrower that does not meet special purpose entity criteria may not be restricted in any way from incurring unsecured subordinate debt or mezzanine debt. One mortgage loan representing 2.2% of the initial pool balance has existing unsecured debt. Two mortgage loans, representing 0.6% of the initial pool balance as of the cut off date, permit unsecured subordinate debt. In addition, we are aware that 13 mortgage loans, representing 10.8% of the initial pool balance, permit the members of the related borrower to incur mezzanine debt in the future under specified circumstances set forth in the related mortgage loan documents.

                                 Although the mortgage loans generally either prohibit the related borrower from encumbering the mortgaged property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property, a violation of such prohibition may not become evident until the related mortgage loan otherwise defaults. In addition, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated unsecured loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation. See "Certain Legal Aspects of

                                 Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

                                 Although the portion of the CM component mortgage loan and the other component mortgage loans relating to the offered certificate do not include each of their respective subordinate components, the related borrower is still obligated to make interest and principal payments on the entire amount of such mortgage loans.

YOUR INVESTMENT IS NOT
  INSURED OR GUARANTEED......    The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse loans. If a default occurs under any mortgage loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property. The depositor has not undertaken an evaluation of the financial condition of any borrower.

ADVERSE ENVIRONMENTAL
  CONDITIONS MAY REDUCE
  CASHFLOW FROM A MORTGAGED
  PROPERTY...................    The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

                                 One hundred sixty-five of the mortgaged
                                 properties were subject to environmental site assessments in connection with origination, including Phase I site assessments or updates of previously performed Phase I site assessments or had a transaction screen performed in lieu of a Phase I site assessment. In some cases, Phase II site assessments also have been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

                                 The environmental investigations described above as of the date of the report relating to the environmental investigation, did not reveal any material violation of applicable environmental laws with respect to any known circumstances or conditions concerning the related mortgaged property, or, if the environmental investigation report revealed any such circumstances or conditions with respect to the related mortgaged property, then --

                                 - the circumstances or conditions were
                                   subsequently remediated in all material
                                   respects; or

                                 - generally one or more of the following was
                                   the case:

                                   1. a party not related to the related
                                      borrower was identified as a responsible party for such conditions or circumstances;

                                   2. the related borrower was required to
                                      provide additional security and/or to
                                      obtain and, for the period contemplated by the related mortgage loan documents, maintain an operations and maintenance plan;

                                   3. the related borrower provided a "no
                                      further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such conditions or circumstances;

                                   4. such conditions or circumstances were
                                      investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation;

                                   5. the expenditure of funds reasonably
                                      estimated to be necessary to effect such remediation was not greater than two percent of the outstanding principal balance of the related mortgage loan;

                                   6. an escrow of funds exists reasonably
                                      estimated to be sufficient for purposes of effecting such remediation;

                                   7. the related borrower or other responsible
                                      party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority;

                                   8. the related mortgaged property is insured
                                      under a policy of insurance, subject to
                                      certain per occurrence and aggregate
                                      limits and a deductible, against certain losses arising from such circumstances and conditions; or

                                   9. a responsible party provided a guaranty or
                                      indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation.

                                 In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition or compelled to do so.

                                 Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

                                 There can be no assurance that --

                                 - the environmental testing referred to above
                                   identified all material adverse environmental conditions and circumstances at the subject properties,

                                 - the recommendation of the environmental
                                   consultant was, in the case of all identified problems, the appropriate action to take,

                                 - any of the environmental escrows established
                                   with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

                                 - an environmental insurance policy will cover
                                   all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

THE BENEFITS PROVIDED BY
  CROSS-COLLATERALIZATION MAY
  BE LIMITED.................    As described under "Description of the Mortgage
                                 Pool -- General" in this prospectus supplement, the mortgage pool includes 1 set of cross-collateralized mortgage loans, which represent 1.6% of the initial pool balance as of the cut-off date. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized mortgage loans (or any such mortgage loan with multiple notes and/or mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

                                 A lien granted by such a borrower entity could be avoided if a court were to determine that:

                                   - such borrower was insolvent when granting
                                     the lien, was rendered insolvent by the
                                     granting of the lien or was left with
                                     inadequate capital, or was not able to pay its debts as they matured; and

                                   - such borrower did not receive fair
                                     consideration or reasonably equivalent
                                     value when it allowed its mortgaged
                                     property or properties to be encumbered by a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

                                   - subordinate all or part of the pertinent
                                     mortgage loan to existing or future
                                     indebtedness of that borrower;

                                   - recover payments made under that mortgage
                                     loan; or

                                   - take other actions detrimental to the
                                     holders of the certificates, including,
                                     under certain circumstances, invalidating the mortgage loan or the mortgages securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
  BORROWERS AND
  CONCENTRATIONS OF RELATED
  TENANTS MAY RESULT IN MORE
  SEVERE LOSSES ON YOUR
  CERTIFICATES...............    Certain groups of borrowers under the mortgage
                                 loans are affiliated or under common control with one another. However, no such group of affiliated borrowers are obligors on mortgage loans representing more than 9.6% of the initial pool balance. In addition, tenants in certain mortgaged properties also may be tenants in other mortgaged properties, and certain tenants may be owned by affiliates of the borrowers or otherwise related to or affiliated with a borrower. There are also several cases in which a particular entity is a tenant at multiple mortgaged properties, and although it may not be a major tenant (as described in the prospectus supplement) at any such property, it may be significant to the successful performance of such properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant or a respective affiliate and affecting one of the related mortgage loans or mortgaged properties could arise in connection with the other related mortgage loans or mortgaged properties. In particular, the bankruptcy or insol-vency of any such borrower or tenant or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or directly or indirectly controls several mortgaged properties experiences financial difficulty at one mortgaged property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty. It could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans. See "Certain Legal Aspects of Mortgage
                                 Loans -- Bankruptcy Laws" in the accompanying prospectus.

                                 In addition, a number of the borrowers under the mortgage loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
  OF MORTGAGED PROPERTIES MAY
  ADVERSELY AFFECT PAYMENT ON
  YOUR CERTIFICATES..........    A concentration of mortgaged properties in a
                                 particular state or region increases the exposure of the mortgage pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related mortgage loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard as of the cut-off date:

                                   - Thirty-four of the mortgaged properties,
                                     which constitute security for 15.2% of the initial pool balance, are located in Texas.

                                   - Six of the mortgaged properties, which
                                     constitute security for 11.7% of the
                                     initial pool balance, are located in North
                                     Carolina.

                                   - Twenty-nine of the mortgaged properties,
                                     which constitute security for 11.1% of the initial pool balance, are located in California.

                                   - Five of the mortgaged properties, which
                                     constitutes security for 10.4% of the
                                     initial pool balance, are located in
                                     Georgia.

                                   - Seventeen of the mortgaged properties,
                                     which constitute security for 8.2% of the initial pool balance, are located in Florida.

                                 No more than 4.1% of initial pool balance as of the cut-off date is secured by mortgaged properties located in any particular county in California.

MORTGAGE LOANS WITH HIGHER
  THAN AVERAGE PRINCIPAL
  BALANCES MAY CREATE MORE
  RISK OF LOSS...............    Concentrations in a pool of mortgage loans with
                                 larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed. In this regard:

                                   - Forty-eight mortgage loans have cut-off
                                     date balances that are higher than the
                                     average cut-off date balance.

                                   - The largest single mortgage loan, by
                                     cut-off date balance, represents
                                     approximately 8.6% of the initial pool
                                     balance, and the single group of
                                     cross-collateralized mortgage loans
                                     represents in the aggregate approximately
                                     1.6% of the initial pool balance.

                                   - The 10 largest mortgage loans have cut-off
                                     date balances that represent in the
                                     aggregate approximately 32.9% of the
                                     initial pool balance.

CHANGES IN CONCENTRATION MAY
  SUBJECT YOUR CERTIFICATES
  TO GREATER RISK OF LOSS....    As payments in respect of principal (including
                                 payments in the form of voluntary principal prepayments, liquidation proceeds (as described in this prospectus supplement) and the repurchase prices for any mortgage loans repurchased due to breaches of representations or warranties) are received with respect to the mortgage loans, the remaining mortgage loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the certificates
                                 (other than the Class XC, Class XP, Class R-I and Class R-II) is payable in sequential order, classes that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations.

PREPAYMENT PREMIUMS PRESENT
  SPECIAL RISKS..............    Approximately 99.2% of the mortgage loans (by
                                 initial pool balance), as of the cut-off date, prohibit any voluntary prepayment of principal generally prior to the final 0 to 6 scheduled monthly payments which includes any payment that is due upon the stated maturity date or the anticipated repayment date, as applicable, of the related mortgage loan; however, these mortgage loans generally permit defeasance. In addition, 1 mortgage loan, representing 0.5% of the initial pool balance, as of the cut-off date, (a) has an initial lock-out period, (b) is then subject after expiration of the initial lock-out period to a period where the borrower may defease such mortgage loan only, (c) is then subject to a period where the borrower may either prepay the mortgage loan subject to a prepayment premium or defease the mortgage loan and (d) is subject to an open period thereafter. The remaining approximately 0.3% of the mortgage loans (by initial pool balance) permit voluntary principal prepayments during certain periods only upon the payment of a prepayment premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the remaining mortgage loans, which generally permit voluntary prepayments during particular periods and, depending on the period, require the payment of a prepayment premium with such prepayment, will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the
                                 Certificates -- Distributions -- Distributions of Prepayment Premiums". The depositor, however, makes no representation as to the collectibility of any prepayment premium.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool -- Assignment of the Mortgage Loans;
                                 Repurchases" and "-- Representations and
                                 Warranties; Repurchases", "Servicing of the
                                 Mortgage Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law.

                                 We also note the following with respect to prepayment premiums:

                                   - liquidation proceeds (as described in this
                                     prospectus supplement) recovered in respect of any defaulted mortgage loan will, in general, be applied to cover outstanding advances, related servicer compensation and related trust fund expenses prior to being applied to cover any prepayment premium due in connection with the liquidation of such mortgage loan;

                                   - the special servicer may waive a prepayment
                                     premium in connection with obtaining a
                                     pay-off of a defaulted mortgage loan;

                                   - no prepayment premium will be payable in
                                     connection with any repurchase of a
                                     mortgage loan resulting from a material
                                     breach of representation or warranty or a material document defect by Bank of America, N.A.;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of all of the mortgage loans and any REO properties by the special servicer, master servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust;

                                   - no prepayment premium will be payable in
                                     connection with the purchase of defaulted mortgage loans by the master servicer, special servicer, the Class V certificate-holders (with respect to the component mortgage loans), the Class CM certificateholders (with respect to the CM component mortgage loan) or any holder or holders of certificates evidencing a majority interest in the controlling class; and

                                   - in general, no prepayment premium is
                                     payable with respect to a prepayment due to casualty or condemnation.

                                 See "Servicing of the Mortgage
                                 Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Mortgage
                                 Loans -- Default Interest and Limitations on
                                 Prepayments" in
                                 the accompanying prospectus. See "Description of the Mortgage Pool -- Assignment of the Mortgage Loans; Repurchases" and
                                 "-- Representations and Warranties;
                                 Repurchases", "Servicing of the Mortgage Loans" and "Description of the
                                 Certificates -- Termination" in this prospectus supplement.

THE OPERATION OF THE
  MORTGAGED PROPERTY UPON
  FORECLOSURE OF THE MORTGAGE
  LOAN MAY AFFECT TAX
  STATUS.....................    If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage the mortgaged property. Among other things, the independent contractor would not be permitted to perform construction work on the mortgaged property unless such construction generally was at least
                                 10% complete at the time default on the related mortgage loan became imminent. In addition, any net income from such operation and management, other than qualifying "rents from real property" (as defined in Section 856(d) of the Internal Revenue Code of 1986, as amended), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust fund to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgage properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

LEASEHOLD INTERESTS ARE
  SUBJECT TO TERMS OF THE
  GROUND LEASE...............    Five mortgage loans, representing approximately
                                 2.5% of the initial pool balance as of the cut-off date are secured primarily by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor.
                                 Accordingly, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, although the consent of the ground lessor generally will not be required for foreclosure, the terms and conditions of a leasehold mortgage may be subject to the terms and conditions of the ground lease, and the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation may be affected by the provisions of the ground lease.

INFORMATION REGARDING THE
  MORTGAGE LOANS IS
  LIMITED....................    The information set forth in this prospectus
                                 supplement with respect to the mortgage loans is derived principally from one or more of the following sources:

                                   - a review of the available credit and legal
                                     files relating to the mortgage loans;

                                   - inspections of each mortgaged property with
                                     respect to the mortgage loan undertaken by or on behalf of the mortgage loan seller;

                                   - generally, unaudited operating statements
                                     for the mortgaged properties related to the mortgage loans supplied by the borrowers;

                                   - appraisals for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were performed in connection with origination (which appraisals were used in presenting information regarding the values of such mortgaged properties as of the cut-off date under "Description of the Mortgage Pool" and under Annex A for illustrative purposes only);

                                   - engineering reports and environmental
                                     reports for the mortgaged properties
                                     related to the mortgage loans that
                                     generally were prepared in connection with origination; and

                                   - information supplied by entities from which
                                     Bank of America, N.A., or which currently service, certain of the mortgage loans.

                                 Also, several mortgage loans constitute
                                 acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. All of the mortgage loans were originated during the preceding 23 months.

BORROWER LITIGATION MAY
  AFFECT TIMING OR PAYMENT ON
  YOUR CERTIFICATES..........    Certain borrowers and the principals of certain
                                 borrowers and/or managers may have been
                                 involved in bankruptcy or
                                 similar proceedings or have otherwise been parties to real estate-related litigation.

                                 There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to Certificateholders.

RELIANCE ON A SINGLE TENANT
  OR A SMALL GROUP OF TENANTS
  MAY INCREASE THE RISK OF
  LOSS.......................    A deterioration in the financial condition of a
                                 tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease. This is because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this regard, see
                                 "-- Risks Related to Retail Properties" and
                                 "-- Risks Related to Office Properties" in this prospectus supplement.

                                 Retail, industrial and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES WITH
  TENANTS PRESENT SPECIAL
  RISK.......................    The income from, and market value of, the
                                 mortgaged properties leased to various tenants would be adversely affected if:

                                 - space in the mortgaged properties could not
                                   be leased or re-leased;

                                 - tenants were unable to meet their lease
                                   obligations;

                                 - a significant tenant were to become a debtor
                                   in a bankruptcy case; or

                                 - rental payments could not be collected for
                                   any other reason.

                                 Repayment of the mortgage loans secured by retail, offices and industrial and warehouse properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

                                 Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

MORTGAGED PROPERTIES WITH
  MULTIPLE TENANTS MAY
  INCREASE RE-LEASING COSTS
  AND REDUCE CASH FLOW.......    If a mortgaged property has multiple tenants,
                                 re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
                                 Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental expenses.

TENANT BANKRUPTCY ADVERSELY
  AFFECTS PROPERTY
  PERFORMANCE................    The bankruptcy or insolvency of a major tenant,
                                 or a number of smaller tenants, in retail, office, industrial and warehouse properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant
                                 (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three year's rent).

ONE ACTION RULES MAY LIMIT
  REMEDIES...................    Several states (including California) have laws
                                 that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

PROPERTY INSURANCE MAY NOT
  PROTECT YOUR CERTIFICATES
  FROM LOSS IN THE EVENT OF
  CASUALTY OR LOSS...........    The loan documents for each of the mortgage
                                 loans generally require the borrower to
                                 maintain, or cause to be maintained, specified property and liability insurance. The mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. In addition certain of the mortgaged properties are located in California, Washington, Texas and along the Southeastern coastal areas of the United
                                 States. These areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The loans do not generally require the borrowers to maintain earthquake or windstorm insurance.

                                 In light of the recent terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have indicated that they intend to eliminate coverage for acts of terrorism from their reinsurance policies after December 31, 2001. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such insurance coverage in their policies. In response to market uncertainties from a lack of terrorism risk insurance coverage, the United States House of Representatives and the United States Senate each passed legislation relating to terrorism insurance. Before becoming law, the two bills must be reconciled in conference and signed by the President, but the bills contain significant differences. The legislation passed by the United States House of Representatives would create a federal program to lend insurers money to cover losses from future terrorist attacks while the legislation passed by the United States Senate would provide direct government reinsurance of terrorism-related losses. The bills also differ on key triggers as to when the programs would apply and on tort reform issues. In the event that such legislation is not enacted into law, insurance coverage for terrorism-related losses may not be available at commercially reasonable prices. Even if such legislation is passed, it is not clear that all potential terrorism-related losses would be covered. In the event such losses are not covered by standard casualty

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                                 insurance policies, the mortgage loan documents
                                 may not specifically require the borrowers to obtain coverage for acts of terrorism. In the event that such casualty losses are not covered by standard casualty insurance policies, the loan documents may not specifically require the borrowers to obtain this form of coverage. Moreover, terrorism insurance requirements have been waived under the loan documents relating to 3 mortgage loans, representing 1.6% of the aggregate principal balance of the mortgage pool. Although the loan documents relating to the remaining mortgage loans contain general provisions which permit the lender to require other reasonable insurance and which do not expressly forbid the lender from requiring terrorism insurance, we cannot assure you whether requiring terrorism insurance would be reasonable or otherwise permissible under the general provisions for any particular mortgage loan.

                                 The master servicer may waive a default based on the related borrower's failure to maintain specific insurance coverage for terrorist or similar acts or an all-risk casualty insurance policy that does not specifically exclude terrorist or similar acts and/or the related borrower's failure to maintain insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of the cut-off date, provided that each of the following conditions are satisfied:

                                 - the master servicer has determined in its
                                   reasonable judgment, in accordance with the servicing standard, that either such insurance is not available at commercially reasonable rates and that the hazards are not at the time commonly insured against for similar properties located in or around the same region in which the mortgaged property is located or such insurance is not available at any rate;

                                 - if the stated principal balance of the
                                   related mortgage loan is in excess of $2.5 million, the master servicer has obtained the consent of the special servicer to waive the subject default; and

                                 - if the cut-off date principal balance of such
                                   mortgage loans is in excess of $20 million, the special servicer has determined in its reasonable judgment (based primarily on the specific insurance terms of the loan documents, but also on information from the master servicer) that such a waiver is clearly and convincingly in accordance with the servicing standard. The special servicer shall notify the rating agencies upon making the determination described in the preceding sentence with respect to any mortgage loan.

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                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect distributions on your certificates.

                                 As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING LAWS AND USE
  RESTRICTION, MAY AFFECT THE
  OPERATION OF A MORTGAGED
  PROPERTY OR THE ABILITY TO
  REPAIR OR RESTORE A
  MORTGAGED PROPERTY.........    Certain of the mortgaged properties may not
                                 comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter the use or structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a casualty loss. This may adversely affect the cash flow of the property following the casualty. If a casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that which existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties which are non-conforming may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

                                 In addition, certain of the mortgaged
                                 properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements of the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

SOME MORTGAGED PROPERTIES MAY
  NOT BE READILY CONVERTIBLE
  TO ALTERNATIVE USES........    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties and manufactured housing communities to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

                                 Zoning or other restrictions also may prevent alternative uses. See "-- Zoning Laws and Use Restrictions" above.

APPRAISALS ARE LIMITED IN
  REFLECTING THE VALUE OF A
  MORTGAGED PROPERTY.........    Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

NO MORTGAGE LOAN INCLUDED IN
  THE TRUST FUND HAS BEEN
  REUNDERWRITTEN.............    We have not reunderwritten the mortgage loans.
                                 Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan seller's obligation to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the mortgage loan seller will be able to repurchase or substitute a mortgage loan or cure the breach in the event of a material breach of a representation or warranty. See "Description of the Mortgage Pool -- Representations and
                                 Warranties; Repurchases and Substitutions" in this prospectus supplement.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE MORTGAGE LOANS.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The pool of mortgage loans (the "Mortgage Pool") consists of 152 multifamily and commercial mortgage loans. All of the Mortgage Loans were (a) originated by Bank of America, N.A. ("Bank of America") or its conduit participants or (b) acquired by Bank of America from various third party originators which include Bridger Commercial Funding LLC ("Bridger"). Bridger is a real estate financial services company organized under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans. Bridger's principal offices are located at 100 Shoreline Highway, Suite 195, Mill Valley, California 94941. The mortgage loans described in the immediately preceding sentence are referred to in this prospectus supplement as the "Mortgage Loans". The Mortgage Loans have an aggregate Cut-off Date Balance of $1,725,214,837 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The Initial Pool Balance excludes the CM Subordinate Components and each Subordinate Component of the Component Mortgage Loans. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     The "Cut-off Date Balance" of 148 Mortgage Loans is the unpaid principal balance thereof as of August 1, 2002, for one mortgage loan as of August 11, 2002 and for 3 Mortgage Loans as of August 15, 2002 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All numerical and statistical information presented herein (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to each of the 3 Component Mortgage Loans and the CM Component Mortgage Loan is calculated without regard to the related Subordinate Component in the case of the Component Mortgage Loans and the CM Subordinate Components in the case of the CM Component Mortgage Loan. All weighted average information provided herein with respect to the Mortgage Loans reflects weighting by related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance.

     Each Mortgage Loan is evidenced by one or more promissory notes (a "Mortgage Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage") that create a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgage Loan is secured by (i) a manufactured housing community or complex consisting of five or more rental living units or one or more apartment buildings (a "Multifamily Mortgaged Property"; and any Mortgage Loan secured thereby, a "Multifamily Loan") (64 Mortgage Loans, representing 31.9% of the Initial Pool Balance), or (ii) a retail shopping mall or center, an office building or complex, an industrial or warehouse building or a self-storage facility (a "Commercial Mortgaged Property"; and any Mortgage Loan secured thereby, a "Commercial Loan") (88 Mortgage Loans, representing 68.1% of the Initial Pool Balance).

     One set of the Mortgage Loans contains Mortgage Loans (the "Cross-Collateralized Mortgage Loans") that are, solely as among such Mortgage Loans in such particular set, cross-defaulted and cross-collateralized with each other. This set represents 1.6% of the Initial Pool Balance. Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, which may include a subordinate mortgage as the case may be, contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans and see "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the loan documents permit recourse to a borrower or guarantor, the Depositor has generally not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage Loans to be nonrecourse.

None of the Mortgage Loans is insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors -- Risks Related to the Mortgage Loans" in this prospectus supplement.

     Thirty-four of the Mortgaged Properties, which constitute security for approximately 15.2% of the Initial Pool Balance, are located in Texas; 6 of the Mortgaged Properties, which constitute security for 11.7% of the Initial Pool Balance, are located in North Carolina; 29 of the Mortgaged Properties, which constitute security for 11.1% of the Initial Pool Balance, are located in California; 5 Mortgaged Properties, which constitutes security for 10.4% of the Initial Pool Balance, are located in Georgia; and 17 of the Mortgaged Properties, which constitute security for 8.2% of the Initial Pool Balance, are located in Florida. The remaining Mortgaged Properties are located throughout 27 other states, with no more than 6.2% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

     On or about the Delivery Date, Bank of America will transfer the Mortgage Loans to or at the direction of the Depositor, without recourse, to the Trustee for the benefit of the Certificateholders. See "-- The Mortgage Loan Seller" and "-- Assignment of the Mortgage Loans; Repurchases" below.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. One mortgage loan, representing 0.5% of the initial pool balance, has a scheduled payment of principal and interest due on the 11th day of each month. Three loans, representing 0.3% of the initial pool balance, have scheduled payments of principal and interest due on the 15th of each month. The remaining Mortgage Loans provide for scheduled payments of principal and interest ("Monthly Payments") to be due on the first day of each month (as to each such Mortgage Loan, the "Due Date") except that, as described below, each ARD Loan may require that certain additional amounts be paid each month following its applicable Anticipated Repayment Date. In addition, 29 Mortgage Loans representing 30.3% of the Initial Pool Balance provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan, except that, as described below, each of the ARD Loans will accrue interest at a higher rate after its respective Anticipated Repayment Date. As used in this prospectus supplement, the term "Mortgage Rate" does not include the incremental increase in the rate at which interest may accrue on the ARD Loans after such date. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 6.180% per annum to 8.440% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was 7.113%. No Mortgage Loan, other than an ARD Loan, permits negative amortization or the deferral of accrued interest.

     One hundred fifty-two Mortgage Loans (the "Actual/360 Mortgage Loans"), which represent 100.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Mortgage Loan is determined as though the Mortgage Loan accrued interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the Balloon Payment on any such Mortgage Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Hyperamortization. Two of the Mortgage Loans (each an "ARD Loan"), which represent 0.7% of the Initial Pool Balance, provide for changes in their payments and their accrual of interest if they are not paid in full by a specified date (the "Anticipated Repayment Date"). Commencing on the Anticipated Repayment Date, one of the ARD Loans generally will bear interest at a fixed per annum rate (i) equal to its Mortgage Rate plus 1% in the first two years following the Anticipated Repayment Date and 2.5% thereafter until final maturity and (ii) the other ARD Loan generally will bear interest at a fixed per annum rate equal to its Mortgage Rate plus 2% commencing on the Anticipated Repayment Date and extending until final maturity ((i) and (ii) collectively, the "Revised Rate"). Interest received on a ARD Loan after its Anticipated Repayment Date will be applied as follows: first, to the payment of all interest due but not yet paid at the Mortgage Rate in effect immediately prior to the Anticipated Repayment Date, second, to the payment of interest due but not yet paid at the Excess Interest Rate, third, to the payment of Default Interest, if any, due in respect of the amount described in priority first, and fourth, to the payment of Default Interest, if any, due in respect of the amount described in priority second. Amounts described in priorities second and fourth are referred to in this prospectus supplement as "Excess Interest". "Excess Interest Rate" shall mean the difference in rate of the Revised Rate over the Mortgage Rate. In addition to paying interest (at the Revised Rate) and principal (based on the amortization schedule), from and after the Anticipated Repayment Date, the borrower generally will be required to apply all remaining monthly cash flow ("Excess Cash Flow") from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on such Bank of America ARD Loan as called for in the related loan documents.

     Amortization of Principal. One hundred forty-seven Mortgage Loans, which represent 99.0% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. Three Mortgage Loans, which represent 0.3% of the Initial Pool Balance, are fully amortizing loans. The remaining 2 Mortgage Loans, which represent 0.7% of the Initial Pool Balance, are ARD loans.

     The original term to stated maturity of each Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date was between 60 and 144 months. The original amortization schedules of the Mortgage Loans (calculated, in the case of Actual/360 Mortgage Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 144 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Mortgage Loans, or in the case of each ARD Loan, to its Anticipated Repayment Date will range from 57 to 143 months, and the weighted average remaining term to stated maturity of the Mortgage Loan, or in the case of each ARD Loan, to its Anticipated Repayment Date will be 110 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 143 to 360 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Mortgage Loans will be 339 months. See "Risk Factors -- Risks Related to the Mortgage Loans -- Balloon Payments and ARD Loans" in this prospectus supplement.

     Prepayment Provisions. All of the Mortgage Loans provided as of origination either (a) that voluntary prepayments were prohibited until a period generally prior to the final 0 to 6 scheduled monthly payments by the borrower under the related Mortgage Loan documents including any payment due on the stated maturity date or the Anticipated Repayment Date, as applicable, of the related Mortgage Loan, during which voluntary prepayments can be made without penalty, or (b) for a sequence of three periods as follows:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment be accompanied by a premium, penalty or fee (a "Prepayment Premium"), followed by

          (3) a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 24 months to 143 months, with a weighted average remaining Lock-out Period of 107 months. As of the Cut-off Date, the Open Period for each Mortgage Loan ranged from 0 months to 6 months inclusive of the stated maturity or, in the case of an ARD Loan, the Anticipated Repayment Date, with a weighted average Open Period of 3 months. Prepayment Premiums on the Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid.

The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. One hundred forty-nine Mortgage Loans, representing 99.2% of the Initial Pool Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). One Mortgage Loan, which represents 0.5% of the Initial Pool Balance:
(a) has an initial Lock-out Period, (b) is then subject after expiration of the initial Lock-out Period to a period where the borrower may defease such Mortgage Loan only, (c) is then subject to a period where the borrower may either prepay the mortgage loan subject to a prepayment premium or defease the mortgage loan and (d) is subject to an Open Period thereafter. The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S. government obligations referenced in this clause (3)) providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date,
     (b) in amounts at least equal to the scheduled payments (including payments due on (i) the Subordinate Component of any Component Mortgage Loan and
     (ii) the CM Subordinate Components of the CM Component Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the Trust Fund a first priority lien on the securities or the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling Agreement, the Master Servicer is required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the Mortgagor of any defeasance rights, that the Mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. See "-- Additional Mortgage Loan Information -- Subordinate Financing" herein. Certain of the Mortgage Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described herein under "Servicing of the Mortgage
Loans -- General" and with the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property provided that the Master Servicer shall not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the Special Servicer. The Special Servicer's consent will be deemed given if not denied within ten (10) business days following receipt by the Special Servicer of the Master's Servicer's request for such consent. In addition, the Special Servicer shall not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause for any Non-Specially Serviced Mortgage that has a then Stated Principal Balance that exceeds $2,500,000 or any Specially Serviced Mortgage Loan (other than the CM Component Mortgage Loan provided that a Control Appraisal Period does not exist with respect to each such Mortgage Loan as described below) unless the Directing Certificateholder shall have approved such waiver and consent which approval will be deemed given if not denied within ten (10) Business Days after the Special Servicer has given written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance" or "due-on-sale clause" to the Directing Certificateholder. Notwithstanding the time periods referenced in this paragraph, provided that if the Special Servicer is an affiliate of the Directing Certificateholder, the combined time period for approval of a request for a waiver or consent, under any related "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan which requires both the Special Servicer's and Directing Certificateholder's consent and approval will not exceed a total of ten (10) Business Days from receipt by the Special Servicer of such request and the appropriate accompanying documentation. Such request will be deemed given if not denied in the time frame referenced in the immediately preceding sentence. With respect to the CM Component Mortgage Loan if a Control Appraisal Period does not exist, the Master Servicer with respect to those time periods when such Mortgage Loan is a Non-Specially Serviced Mortgage Loan shall not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Special Servicer, which consent by the Special Servicer shall not be given without the Special Servicer first obtaining the consent of the CM Controlling Holder. With respect to the CM Component Mortgage Loan if a Control Appraisal Period does not exist, the Special Servicer with respect to those time periods when such Mortgage Loan is a Specially Serviced Mortgage Loan shall not waive any right that each may have, or grant any consent that it each may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the CM Controlling Holder in the case of the CM Component Mortgage Loan. Each such consent referenced in the preceding sentence, will be deemed given if not denied within ten (10) business days following receipt by the CM Controlling Holder of a request for consent. With respect to any Mortgage Loan that (i) represents greater than 5% of the principal balance of the Mortgage Pool or (ii) has an outstanding principal balance of greater than $20,000,000, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. In addition, with respect to any Mortgage Loan that represents greater than 2% of the principal balance of the Mortgage Pool or is one of the ten largest Mortgage Loans based on outstanding principal balance, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the anticipated repayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "The Pooling and Servicing Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the accompanying prospectus.

COMPONENT MORTGAGE LOANS

     The ownership interest in 3 of the Mortgage Loans (the "Component Mortgage Loans") will each be split into a senior interest (the "Senior Component") and a subordinate interest (the "Subordinate Component"). The aggregate Cut-off Date Balances of the Senior Components of the Component Mortgage Loans will equal approximately $5,413,369, representing 0.3% of the Initial Pool Balance. All distributions of principal and interest with respect to the Senior Components will be distributed to the Certificates as described herein. The holders of each Subordinate Component, each represented by a Class of Class V Certificates, are only entitled to distributions of principal or interest after the related Senior Component has been reduced to zero, and only then with respect to payments received on the Component Mortgage Loan related to such Subordinate Component. None of the Class V Certificates are being offered hereby.

     The following table describes certain information regarding the Component Mortgage Loans and their Senior Components and Subordinate Components.

                                    COMBINED       SENIOR      SUBORDINATE                SENIOR
                                     CUT-OFF     COMPONENT      COMPONENT                COMPONENT              COMBINED
                             LOAN     DATE      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   MATURITY    COMBINED     U/W
MORTGAGE LOAN                NO.     BALANCE      BALANCE        BALANCE        RATE       DATE        LTV        DSCR
-------------                ----   ---------   ------------   ------------   --------   ---------   --------   --------
7-Eleven, Manchester, NH...  5574   1,652,009    1,356,359       295,650       8.440%     7/15/14      82.6%     1.00x
Sterling Jewelers,
  Appleton, WI.............  4994   2,260,762    1,807,514       453,249       8.400%     7/15/14      72.9%     1.10x
Sterling Jewelers,
  Henderson, NV............  4992   2,813,575    2,249,496       564,079       8.400%     7/15/14      76.0%     1.10x

     If any of the Component Mortgage Loans becomes a Defaulted Mortgage Loan, the holder of a majority percentage interest in the Class of Class V Certificates related to such Component Mortgage Loan will have the option, but not the obligation, to purchase such Component Mortgage Loan (including the Subordinate Component thereof) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates -- Distributions -- Class V Certificates and the Component Mortgage Loans." If the holder of a majority percentage interest in the Class of Class V Certificates related to such Component Mortgage Loan fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans; Purchase Option."

     For more information regarding the relationship between the Senior Component and the Subordinate Component of each Component Mortgage Loan, see "Description of the Certificates" in this prospectus supplement.

CM COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 53402 (the "CM Component Mortgage Loan") will be split into a senior interest (the "CM Senior Component") and five subordinate interests (the "CM Subordinate Components"). The Cut-off Date Balance of the CM Senior Component will equal approximately $140,000,000, representing 8.1% of the Initial Pool Balance. All distributions of principal and interest with respect to the CM Senior Component will be distributed to the Certificates as described herein. The holders of each CM Subordinate Component, each represented by a Class of Class CM Certificates, are only entitled on any Distribution Date to amounts collected on the CM Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the Class CM Senior Component as described in this prospectus supplement under "Description of the Certificates -- Distributions -- Class CM Certificates and the CM Component Mortgage Loan." None of the Class CM Certificates are being offered by this prospectus supplement.

     If the CM Component Mortgage Loan becomes a Defaulted Mortgage Loan, the CM Controlling Holder will have the option, but not the obligation, to purchase the CM Component Mortgage Loan (including the CM Subordinate Components) from the Trust Fund at a price equal to the Purchase Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the Certificates -- Distributions -- Class CM Certificates and the CM Component Mortgage Loan." If the holder of a majority percentage interest in the Controlling Class of Class CM Certificates fails to exercise this option within a time period set forth in the Pooling Agreement, certain other parties may have the option to purchase such Component Mortgage Loan as described under "Servicing of the Mortgage Loans -- Defaulted Mortgage Loans; Purchase Option." For more information regarding the relationship between the CM Senior Component and the CM Subordinate Components, see "Description of the Certificates" in this prospectus supplement.

CREDIT LEASE LOANS

     Three of the Mortgage Loans, representing 0.3% of the Initial Pool Balance (the "Credit Lease Loans"), were underwritten based upon the financial strength of the tenant (each a "Tenant") to which the related Mortgaged Property is leased. With respect to the Credit Lease Loans, the Tenant possesses (or the parent of which or other affiliate of which guarantees the Tenant's lease obligation possesses) the rating indicated in the Credit Lease Loan Table below. Scheduled monthly rent payments (the "Monthly Rental Payments") under the related lease (the "Credit Lease") are generally determined in underwriting to be sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans. The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property.

     The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor of the Tenant's Credit Lease (the "Guarantor"), if any, of Monthly Rental Payments and other payments due under the terms of its Credit Lease. Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from Monthly Rental Payments made over the Primary Term of the related Credit Lease.

     The amount of the Monthly Rental Payments payable by each Tenant is equal to or greater than the scheduled payment of all principal, interest and other amounts due each month on the related Credit Lease Loan (other than any Balloon Payments).

     Set forth in the table below (the "Credit Lease Loan Table") for each Credit Lease Loan, is the name of the Tenant, the Cut-off Date Balance of the related Credit Lease Loan, the Guarantor, if any, the rating of the Tenant or Guarantor and the Credit Lease type.

                            CREDIT LEASE LOAN TABLE

  LOAN                                      CUT-OFF DATE   PROPERTY    LEASE             GUARANTOR/                S&P
 NUMBER             PROPERTY NAME             BALANCE        TYPE     TYPE(1)              TENANT               RATING(2)
---------   -----------------------------   ------------   --------   -------   -----------------------------   ---------
  5574      7-Eleven, Manchester, NH         $1,356,359    Retail      NNN      7-Eleven, Inc.                   BBB
  4994      Sterling Jewelers, Appleton,     $1,807,514    Retail      NNN      Sterling Jewelers Inc.           BBB-
            WI
  4992      Sterling Jewelers, Henderson,    $2,249,496    Retail      NNN      Sterling Jewelers Inc.           BBB-
            NV

---------------

(1) "NNN" means triple net lease.
(2) Unless otherwise indicated, such ratings were the highest assigned to the applicable Guarantor, as applicable, by S&P.

     Generally, each Credit Lease provides that the related Tenant is responsible for all real property taxes and assessments levied or assessed against the related Mortgaged Property and, except as discussed below, all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property.

     Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement in such Credit Lease, then the holder of the related Mortgage may require the related Mortgagor either (i) to terminate such Credit Lease or (ii) refrain from the exercise of any of its rights thereunder. A Credit Lease default will constitute a default under the related Credit Lease Loan, although in certain cases the Mortgagor may possess certain cure rights.

     In addition, most of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make alterations or improvements on the related Mortgaged Property as the Tenant may deem necessary or desirable. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

     Lease termination rights and rent abatement rights, if any, provide that Tenants in the Credit Leases may be divided into three categories: (i) termination and abatement rights directly arising from certain casualty occurrences or condemnations ("Casualty or Condemnation Rights"), (ii) termination and abatement rights arising from a Mortgagor's default relating to its obligations under a Credit Lease to perform required maintenance, repairs or replacements with respect to the related Mortgaged Property ("Maintenance Rights") and (iii) termination and abatement rights arising from a Mortgagor's default in the performance of various other obligations under the Credit Lease, including remediating environmental conditions not caused by the Tenant, enforcement of restrictive covenants affecting other property owned by the Mortgagor in the area of the related Mortgaged Property and complying with laws affecting such Mortgaged Property or common areas related to such Mortgaged Property ("Additional Rights"). The Credit Leases are "triple net leases" which provide Casualty or Condemnation Rights and Maintenance Rights and may provide Additional Rights. If the Mortgagor defaults in the performance of certain obligations under a Credit Lease and the Tenant exercises its Additional Rights or Maintenance Rights, there could be a disruption in the stream of Monthly Rental Payments available to pay principal and interest to the Credit Lease Loans. Generally, Additional Rights and Maintenance Rights are mitigated by repair and maintenance reserves, debt service coverage ratios in excess of 1.0x and, prior to the disbursement of such Mortgage Loan, receiving Tenant estoppel certificates (i.e., Tenant certificates confirming the non-existence of landlord default). In addition, to the extent the Mortgagor fails to fulfill certain obligations under the related Credit Lease, the Tenant is entitled to exercise Additional Rights or Maintenance Rights only after notice to the Master Servicer or the Special Servicer, as applicable, giving the Master Servicer or the Special Servicer, as applicable, an opportunity to cure.

     At the end of the term of the Credit Leases, Tenants are generally obligated to surrender the related Mortgaged Properties in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

     Pursuant to the terms of each assignment of a Credit Lease, the related Mortgagor has assigned to the Mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Mortgaged Property including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease assignments, each Tenant is obligated under its Credit Lease to make all Monthly Rental Payments directly to the owner of the related Credit Lease Loan. Repayment of the Credit Lease Loans and other obligations of the Mortgagors are expected to be funded from such Monthly Rental Payments and Tenant Balloon Payments. Notwithstanding the foregoing, the Mortgagors remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

     Lease Enhancement Policies. Each Credit Lease Loan that provides the Tenant with a Casualty or Condemnation Right has the benefit of a noncancellable Lease Enhancement Policy issued with respect to loan numbers 4992, 4994 and 5574, by Lexington Insurance Company which, as of August 2002 was rated

"AAA" by S&P (an "Enhancement Insurer"). Each Lease Enhancement Policy provides, subject to customary exclusions, that in the event of a permitted termination by a Tenant of its Credit Lease as a result of a casualty or condemnation, the applicable Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee the "Loss of Rents" (that is, a lump sum payment of all outstanding principal plus, subject to the limitation below, accrued interest on the Credit Lease Loan). If the Credit Lease permits the Tenant to abate all or a portion of the rent in the event of a condemnation, the "Loss of Rents" will be in an amount equal to the portion of any Monthly Rental Payments not made by such Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease; provided that in the event such payments would exceed the limits of liability under the policy, then an Enhancement Insurer may, at its option, pay the present value of the stream of partial abatement payments in a lump sum. The Enhancement Insurer is not required to pay amounts due under the Credit Lease Loan other than principal and, subject to the limitation above, accrued interest, and therefore is not required to pay any Prepayment Premium due thereunder or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Master Servicer or the Trustee for outstanding Advances.

     Each Lease Enhancement Policy contains certain exclusions from coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation by reason of public health, public safety or the environment).

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans or groups of Mortgage Loans (by outstanding principal balance) are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such term in Annex A.

     The following table and summaries describe the 10 largest Mortgage Loans in the Mortgage Pool by Cut-off Date Balance:

                                                              CUT-OFF     LTV
                                   CUT-OFF                     DATE     RATIO AT
                                     DATE        PROPERTY       LTV     MATURITY   UNDERWRITING   MORTGAGE
           LOAN NAME               BALANCE         TYPE        RATIO     OR ARD        DSCR         RATE
           ---------             ------------   -----------   -------   --------   ------------   --------
Bank of America
  Plaza-Atlanta................  $149,144,822     Office       46.8%      37.7%        2.23x       6.95750%
Crabtree Valley Mall...........  $140,000,000     Retail       50.5%      47.9%        1.91x       6.88754%
The Centre at Preston Ridge....  $ 70,000,000     Retail       61.9%      55.8%        1.73x       6.63500%
Two James Center...............  $ 38,397,967     Office       73.8%      64.7%        1.29x       7.39000%
Bell Towne Centre..............  $ 36,061,778     Retail       75.1%      66.6%        1.30x       7.10000%
Santa Fe Pointe/Reflections of
  Tampa Apartments*............  $ 27,842,048   Multifamily   78.4%      68.7%         1.32x       7.01000%
20555 Victor Parkway...........  $ 27,219,127     Office      73.8%      65.8%         1.25x       7.51500%
Pearson Educational
  Distribution Center..........  $ 27,184,613   Industrial    73.5%      63.4%         1.25x       7.45000%
FEIGA -- Holly Hall
  Apartments...................  $ 26,473,000   Multifamily   78.3%      72.3%         1.26x       6.55500%
20255 Victor Parkway...........  $ 25,441,911     Office      74.4%      66.4%         1.25x       7.51500%
                                 ------------
TOTAL/WTD. AVG.................  $567,765,264                 60.0%      53.1%         1.74X       6.99789%
                                 ============

---------------

* For crossed pools, the information presented is a weighted average of the information for the loans in the crossed pool.

THE BANK OF AMERICA PLAZA LOAN

     The following table summarizes the Bank of America Plaza Loan.

Original Loan Principal Balance:  $150,000,000                      % of Initial Pool Balance:        8.6%
Loan Cut-off Principal Balance:   $149,144,822                      Loan Originator:                  Bank of America,
                                                                                                      N.A.
Borrowing Entity:                 CSC Associates, L.P.              Property Type:                    Office
Principal:                        Cousins Properties, Incorporated  Year Built/Renovated:             1992/NA
Interest Rate:                    6.9575%                           Net Rentable Square Feet:         1,279,152
Interest Calculation Method:      Actual/360                        UW Occupancy:                     93.8%
Original Loan Term (mos):         120                               Actual Occupancy:                 100.0%
Original Amortization Term        300                               Actual Occupancy Date:            May 13, 2002
 (mos):
Remaining Loan Term (mos):        115                               Original LTV:                     47.0%
Origination Date:                 February 22, 2002                 Loan Cut-Off Date LTV:            46.8%
Maturity Date:                    March 1, 2012                     Underwritten NCF:                 $28,319,288
Lockout End Date:                 September 1, 2011                 Underwritten NCF DSCR:            2.23x

     The Loan. The Bank of America Plaza Loan (the "Bank of America Plaza Loan") is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the Bank of America Plaza located in Atlanta, Georgia (the "Bank of America Plaza Mortgaged Property"). Originated on February 22, 2002, the Bank of America Plaza Loan has a principal balance as of the Cut-Off Date of $149,144,822. The loan was made to CSC Associates, L.P., a special purpose entity that is restricted by its organizational documents to owning and operating the Bank of America Mortgaged Property (the "Bank of America Plaza Borrower") which has a managing member with two independent directors. CSC Associates, L.P. is owned 50% by Cousins Properties Incorporated, a Georgia corporation which owns a 1% general partner and a 49% limited partner interest in the borrower. The remaining 50% interest is held by two subsidiaries of Bank of America Holdings Corp., C & S Premises-SPE, Inc. and C & S Premises Inc. which own a 1% general partner interest and a 49% limited partner interest, respectively, in the borrower. Legal counsel to the Bank of America Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Bank of America Plaza Loan.

     The Bank of America Plaza Loan has a remaining term of 115 months and matures on March 1, 2012. The terms of the Bank of America Plaza loan documents prohibit voluntary prepayment prior to and including September 1, 2011 (the "Bank of America Plaza Lockout Period"). If either (i) the Master Servicer, in its sole discretion, accepts a full or partial voluntary prepayment during the Bank of America Plaza Lockout Period or (ii) there is an involuntary prepayment during the Bank of America Plaza Lockout Period, in connection with the acceleration of the outstanding principal balance of the promissory note or otherwise, the Bank of America Borrower under the loan shall also be required to pay, in addition to the amount of the loan being prepaid, a prepayment premium equal to the greater of (i) 1% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the loan being prepaid, times the difference obtained by subtracting (A) the yield rate for the U.S. Treasury security specified in the promissory note from the
(B) the interest rate under the loan, times the present value factor set forth in the promissory note. At any time after the Bank of America Plaza Lockout Period, the Bank of America Plaza Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note without penalty, however, if such prepayment does not occur on a scheduled Due Date under the Bank of America Plaza Loan, the Bank of America Plaza Borrower must pay an amount equal to the amount equal to the amount of interest which would have accrued on promissory note if such prepayment had occurred on the next scheduled Due Date. The promissory note evidencing the loan bears interest at 6.9575% per annum.

     Notwithstanding the foregoing, the Bank of America Plaza Borrower may prepay the Bank of America Plaza Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the Bank of America Plaza Borrower are not made available by the Master Servicer for restoration of the Bank of America Plaza Mortgaged Property. See "-- Casualty" and "-- Condemnation" below.

     The Property. The Bank of America Plaza Mortgaged Property consists of the Bank of America Plaza Borrower's fee interest in a parcel of land totaling approximately 3.610 acres located in Atlanta, Georgia. Bank of America Plaza, named the 1999 and 2000 "International Office Building of the Year" by the Building Owners and Managers Association, is a 1,279,152 square foot, 55-story Class A office tower with a five-level underground parking deck containing approximately 1,238 spaces.

     The Bank of America Plaza Mortgaged Property is 100% leased to nationally recognized tenants such as Bank of America, N.A., Troutman Sanders LLP, Ernst & Young U.S. LLP, Hunton & Williams and Paul, Hastings, Janofsky & Walker LLP. Bank of America (rated "A+" by S&P and "AA-" by Fitch) contributes 40.7% of the rental income generated by the property.

     The Mortgage Loan documents provide that upon the non-renewal by either Troutman Sanders LLP or Bank of America, N.A., all excess cash flow will be held in reserve until, in the case of Troutman Sanders LLP, $5,100,000, and in the case of Bank of America, N.A., $12,200,000 has been collected for use to offset potential tenant improvements and lease commissions associated with re-leasing the space.

     Building amenities include a full service retail banking facility; the Gallery Cafe with a seating capacity of 375; a 4,000 square foot conference facility with deluxe meeting space consisting of 365 theater style seats, state-of-the-art audio visual equipment and full service catering; a 17,000 square foot health club; hair salon; quarterly revolving art exhibition program in the lobby, an automobile detailing service; and an executive dining room for tenants and their customers.

     Non-Recourse Obligation. The Bank of America Plaza Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Bank of America Plaza Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Bank of America Plaza Borrower or any guarantor, (ii) physical waste of the Bank of America Plaza Mortgaged Property, (iii) misapplication or conversion by the Bank of America Plaza Borrower of insurance proceeds, condemnation awards or, following a Bank of America Plaza Event of Default, rents, (iv) breach of environmental representations, (v) failure to maintain the Bank of America Plaza Borrower's status as a special purpose entity, (vi) failure to obtain consent to any voluntary assignment, transfer, or conveyance of the Bank of America Plaza Mortgaged Property as required by the Bank of America Plaza loan documents, and
(vii) a voluntary bankruptcy proceeding is commenced by the Bank of America Plaza Borrower or an involuntary bankruptcy proceeding is commenced against the Bank of America Plaza Borrower by any affiliate of the Bank of America Plaza Borrower or with respect to which the Bank of America Plaza Borrower solicits the proceeding or is deemed to be in collusion relative to creditors that commence such proceeding.

     Insurance. The Bank of America Plaza Borrower, at its sole cost and expense, is required to keep the Bank of America Plaza Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the improvements and equipment on the Bank of America Plaza Mortgaged Property, without deduction for physical depreciation; (2) such that the insurer would not deem the Bank of America Plaza Borrower a coinsurer under such policies; (3) no deductible will exceed $50,000; and (4) such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Bank of America Plaza Mortgaged Property will at any time constitute legal non-conforming structures or uses. The policies of insurance are required to be paid no less frequently than monthly in advance and are required to contain the "Replacement Cost Endorsement".

     The Bank of America Plaza Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

          (a) if any part of the Bank of America Plaza Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount at least equal to the outstanding principal amount of the promissory note or the maximum limit of coverage available with respect to the improvements and equipment under the National Flood Insurance Act, whichever is less (as of the origination date of the loan, no part of the Bank of America Plaza Mortgaged Property is located in any area identified as a special flood hazard zone);

          (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

          (c) business income insurance in an amount equal to at least 100% of the projected gross income from the Bank of America Plaza Mortgaged Property, such rental loss insurance to cover rental losses for a period until restoration of the Bank of America Plaza Mortgaged Property is complete, together with an extended period of indemnity endorsement insuring for continued loss of income until the earlier to occur of (1) the period of time from the completion of the restoration until the income returns to the same level it was at prior to the date of loss and (2) 24 months from the date of the completion of restoration;

          (d) comprehensive boiler and machinery insurance in such amounts as shall be required by the Master Servicer on terms consistent with the commercial property insurance policy provided by the Bank of America Plaza Borrower;

          (e) at all times during which construction, repairs or alterations are made on the Bank of America Plaza Mortgaged Property owner's contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder's risk completed form;

          (f) umbrella liability insurance in addition to primary coverage;

          (g) statutory worker's compensation insurance to the extent required by law with respect to any work on or about the Bank of America Plaza Mortgaged Property;

          (h) insurance covering perils of terrorism and acts of terrorism in an amount equal to $150,000,000, having a maximum deductible of $250,000. Additionally, upon the written request of the Master Servicer, the Bank of America Plaza Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate to obtain additional terrorism insurance coverage in a total amount up to $175,000,000. Additionally, if broader, more extensive coverage for damage resulting from perils or acts of terrorism becomes available, upon the request of the Master Servicer, the Bank of America Plaza Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate to obtain such broader, more extensive coverage. If, upon the Borrower's request, the Master Servicer determines that the rating agencies are accepting insurance provisions which are less restrictive than the provisions contained in the Bank of America Plaza loan documents, for properties similar to the Bank of America Plaza Mortgaged Property which secure loans similar to the Bank of America Plaza Loan and having a capital structure after securitization similar to the Bank of America Plaza Loan, the Master Servicer will modify the provisions of the Bank of America Plaza loan documents to conform to such less restrictive provisions, subject to Trustee's receipt of confirmation from the Rating Agencies that such modification will not result in a downgrade, withdrawal, or qualification of the then current rating of any Class of Certificates; and

          (i) such other insurance as may from time to time be required pursuant to the terms of the Bank of America Plaza Loan Agreement.

     All policies of insurance (the "Bank of America Plaza Insurance Policies") described above are required to be issued by an insurer having a claims paying ability or financial strength rating, as the case may be, of "AA" (or its equivalent) or better by at least two of the rating agencies, one of which must be S&P and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by such insurance company will be paid, provided, however, that St. Paul Insurance Company is permitted to provide "all risk" and terrorism insurance provided its claims paying ability rating is "AA-" or better by at least 2 of the rating agencies, one of which shall be S&P, and up to $30,000,000 in insurance coverage may be issued by insurers having a claims paying ability rating of "A+" or better by at least 2 rating agencies, one of which must be S&P. Not later than 10 days prior to the expiration date of each of the Bank of America Plaza Insurance Policies, the Bank of America Plaza Borrower will be required to deliver to the Master Servicer satisfactory evidence of the renewal of each of the Bank of America Plaza Insurance Policies. Insurance proceeds constitute additional security for the Bank of America Plaza Loan.

     Casualty. The Bank of America Plaza loan documents provide that, if the Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, the Bank of America Plaza Borrower must promptly proceed with the repair or rebuilding of the improvements to be of substantially the same equivalent quality to the Mortgaged Property as of the date of origination. However, under certain circumstances, such as a default under the Bank of America Plaza Loan, insurance proceeds are eligible to be applied by the Master Servicer to the repayment of the Bank of America Plaza Loan.

     Condemnation. The Bank of America Plaza loan documents provide that, in the event of a taking by any governmental authority through eminent domain or otherwise, the proceeds of any condemnation award have been assigned to the Master Servicer and such condemnation proceeds shall be applied in accordance with the terms of the loan documents, provided that the borrower satisfies conditions that are set forth on the Bank of America Plaza loan documents for restoration after damages or destruction of the Mortgaged Property, the proceeds of the condemnation award shall be made available for repair and restoration. To the extent not required to be disbursed by the Master Servicer for the restoration of the Mortgaged Property, such award or payment may be applied to the repayment of the Bank of America Plaza Loan whether or not then due and payable in the manner described above in connection with a casualty.

     Transfer of Property and Interest in the Bank of America Plaza Borrower; Encumbrance. The Bank of America Plaza loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Bank of America Plaza Mortgaged Property is permitted without the prior written consent of the Master Servicer in its sole discretion, unless the Bank of America Plaza Borrower satisfies certain conditions (which are noted below) relating to assumption of the Bank of America Plaza Loan (a "Bank of America Plaza Assumption") by a transferee which meets certain criteria as to type of institution and financial requirements or is a borrower principal or a borrower principal sponsored entity: (1) the absence of any default or event of default under the Bank of America Plaza Loan; (2) the payment to the Master Servicer of all reasonable and customary expenses incurred by the Master Servicer in connection with any such Bank of America Plaza Assumption, a $25,000 processing fee, and an assumption fee in an amount equal to 1% of the outstanding principal balance of the Bank of America Loan upon a Bank of America Plaza Assumption approval; (3) evidence that the Bank of America Plaza Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the Master Servicer and the Rating Agencies and that the proposed transferee is a single purpose entity, and (4) a nonconsolidation opinion with respect to the transferee. With respect to any Bank of America Plaza Assumption by a transferee which does not meet certain criteria as to type of institution and financial requirements and is not the borrower principal or a borrower principal sponsored entity, in addition to the above conditions, the Bank of America Plaza Borrower will be required to satisfy additional conditions, including: (1) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (2) confirmation from each Rating Agency that such Bank of America Plaza Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; and (3) an acceptable "non-consolidation" opinion to the effect that, in the event of a bankruptcy proceeding involving any affiliate of the transferee, the Bank of America Plaza Mortgaged Property will not be substantively consolidated with the assets of the affiliate.

     The Bank of America Plaza loan documents provide that Bank of America Plaza Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the following interests in the Bank of America Plaza Borrower (any such event, a "Bank of America Plaza Transfer"), except that the partners, members and shareholders of the Bank of America Plaza Borrower and the direct and indirect beneficiaries of such partners, members and shareholders (the "Bank of America Plaza Interest Holders") will have the right to transfer their interests in the Bank of America Plaza Borrower without the Master Servicer's consent, subject to the satisfaction of the following conditions: (1) after taking into account any prior Bank of America Plaza Transfers whether to the proposed transferee or otherwise, no such Bank of America Plaza Transfer (or series of Bank of America Plaza Transfers) will result in (x) the proposed transferee, or any affiliates thereof other than a Bank of America Plaza Interest Holder with a direct interest in the Bank of America Plaza Borrower, owning in the aggregate 49% or more of the interests, directly and/or indirectly, in the Bank of America Plaza Borrower or (y) a Bank of America Plaza Transfer in the aggregate of 49% or more of the interests, directly and/or indirectly, in the Bank of America Plaza Borrower other than to a Bank of America Plaza Interest Holder with a direct interest in the Bank of America Plaza Borrower; (2) no such Bank of America Plaza Transfer of interests, other than to a Bank of America Plaza Interest Holder with a direct interest in the Bank of America Plaza Borrower will result in a change of control of the Bank of America Plaza Borrower or the daily operations of the Bank of America Plaza Mortgaged Property; (3) the Bank of America Plaza Borrower will give the Master Servicer notice of such Bank of America Plaza Transfer together with copies of all instruments effecting such Bank of America Plaza Transfer not less than 30 Business Days prior to the date of such proposed Bank of America Plaza Transfer; (4) no Bank of America Plaza Event of Default has occurred and remains uncured; and (5) the single purpose entity nature of the Bank of America Plaza Borrower following such Bank of America Plaza Transfer is in accordance with the standards of the Rating Agencies.

     A Bank of America Plaza Transfer will not include:

          (i) any transfer of any interest in the Bank of America Plaza Borrower between and among the Bank of America Plaza partners (general and limited), provided that the Bank of America Plaza Borrower does not fail to be a special purpose entity, the Bank of America Plaza Mortgaged Property is managed by a qualified manager, confirmation from each Rating Agency that such Transfer will not result in a downgrade, withdrawal, or qualification of the then current rating of any Class of Certificates, and an acceptable nonconsolidation opinion is delivered to the trustee;

          (ii) a transfer of any indirect interest in the Bank of America Plaza Borrower or in the general partner of the Bank of America Plaza Borrower to a transferee that meets certain criteria as to the type of institution and financial requirements or to the borrower principal or an entity sponsored by the borrower principal, provided that such transferee is a satisfactory special purpose entity and the trustee receives an acceptable nonconsolidation opinion;

          (iii) so long as the ownership interests in the Bank of America Plaza Borrower Principal and/or Bank of America, N.A. are publicly traded, any transfer resulting from transfers of stock interests or other ownership interests in the Bank of America Plaza Borrower Principal, Bank of America, N.A., or in any affiliates of the Bank of America Plaza Borrower Principal or Bank of America, N.A. (other than C&S Premises-SPE, Inc., C&S Premises, Inc., and the Bank of America Plaza Borrower); or

          (iv) any transfer of partnership interests in the Bank of America Plaza Borrower that are owned by the Bank of America Plaza Borrower Principal, pursuant to or resulting from an exercise of remedies in connection with the CPI Loan (as defined below), provided that each Rating Agency has confirmed that this transfer will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates, an acceptable nonconsolidation opinion is delivered to the Trustee, and the Bank of America Plaza Borrower does not fail to be a special purpose entity.

     Bank of America Plaza Transfers by any of the Bank of America Plaza Interest Holders of their interests in the Bank of America Plaza Borrower which result in (x) the proposed transferee, or any affiliates thereof other than a Bank of America Plaza Interest Holder (with a direct interest in the Bank of America Plaza Borrower), owning in the aggregate 49% or more of the interests in the Bank of America Plaza Borrower, directly and/or indirectly, or (y) a Bank of America Plaza Transfer in the aggregate of 49% or more of the interests direct and/or indirect, in the Bank of America Plaza Borrower other than to a Bank of America Plaza Interest Holder (with a direct interest in the Bank of America Plaza Borrower), will be permitted provided that such Bank of America Plaza Transfer must comply with the following conditions: (1) the Bank of America Plaza Borrower will pay to the Master Servicer all reasonable and customary expenses incurred by the Master Servicer in connection with any such Bank of America Plaza Transfer, a processing fee in the amount of $25,000 upon a Bank of America Plaza Transfer request and a transfer fee in an amount equal to

1% of the outstanding principal amount of the Bank of America Plaza Loan on the date of transfer; (2) the Bank of America Plaza Borrower will give the Master Servicer notice of such Bank of America Plaza Transfer together with copies of all instruments effecting such Bank of America Plaza Transfer not less than 30 Business Days prior to the date of such proposed Bank of America Plaza Transfer;
(3) no Bank of America Plaza Event of Default has occurred and remains uncured;
(4) the single purpose entity nature of the Bank of America Plaza Borrower following such Bank of America Plaza Transfer is in accordance with the standards of the Rating Agencies; (5) the Master Servicer will have received satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (6) the Master Servicer will have received confirmation from each Rating Agency that such Bank of America Plaza Transfer will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; (7) the Master Servicer will have received an acceptable "non-consolidation" opinion that states that, in the event of a bankruptcy proceeding involving any affiliate of transferee, the assets of the transferee, including the Bank of America Plaza Mortgaged Property, will not be substantively consolidated with the assets of the affiliate; and (8) no such Bank of America Plaza Transfer will relieve the Bank of America Plaza Borrower of its obligations under the Bank of America Plaza Loan Documents. The requirements set forth in (5) and (6) above will not be applicable in the event that the Bank of America Plaza Transfer is to a transferee which meets certain criteria as to type of institution and financial requirements or to a borrower principal or a borrower principal sponsored entity.

     Escrows. Replacement reserves, an initial debt service reserve and a tenant improvement/leasing commission escrow are in place. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. A cash management account, controlled by the Master Servicer was established at closing. All rents, revenues and receipts are remitted to a clearing account. Provided no event of default or trigger event exists, all proceeds deposited into the clearing account shall be released to the borrower. If an event of default or a trigger event does occur, the funds deposited in this account will be applied in the order and priorities set forth in the loan agreement.

     The Master Servicer may, in its sole discretion, apply all funds on deposit in the lockbox account to the payment of amounts due on the Bank of America Plaza Loan.

     Property Management. The Bank of America Plaza Mortgaged Property is managed by Cousins Properties, Incorporated, an affiliate of the Bank of America Plaza Borrower. Cousins Properties Incorporated (CUZ) is an Atlanta-based, fully integrated equity REIT, that has traded on the NYSE since 1962. Currently, Cousins has a portfolio of 13.3 million sf of office space, 3.1 million sf of retail space, 900,000 sf of medical office space and 300 acres of land for future development located mainly in the southeastern United States and California.

     Additional Debt. The Bank of America Plaza Borrower is prohibited, without the trustee's consent, from incurring any additional debt, secured or unsecured, except for (i) trade payables in the ordinary course of business or the acquisition or leasing of equipment used in the ordinary course of business, provided that such debt is paid within 60 days of the date incurred and in the aggregate does not exceed $1,500,000, and (ii) indebtedness relating solely to the acquisition or leasing of equipment used in the ordinary course of business and secured by such equipment, provided such indebtedness in the aggregate does not exceed $1,500,000.

     CPI Loan. On the date of origination, the Bank of America Plaza Borrower made that certain loan (the "CPI Loan") to Cousins Properties, Incorporated (the "Bank of America Borrower Principal") in the original principal amount of $150,000,000, evidenced by a promissory note from the Bank of America Plaza Borrower Principal in favor of the Bank of America Plaza Borrower and secured by a pledge of all of the Bank of America Plaza Borrower Principal's partnership interests in the Bank of America Plaza Borrower. Pursuant to the promissory note, the Bank of America Plaza Borrower Principal has pledged to the Bank of America Plaza Borrower its 1% general partnership interest and its 49% limited partnership interest in the Bank of America Plaza Borrower (the "CPI Pledge"). The Bank of America Plaza Borrower executed and delivered an assignment of the promissory note evidencing the CPI Loan and a pledge agreement, pursuant to which the Bank of America Plaza Borrower has assigned all of its right, title and interest in and to the promissory note, the CPI Pledge, and all other documents evidencing the CPI Loan to the originator. Without limiting any provisions of contained in the assignment of the CPI loan documents, the Bank of America Plaza Borrower may not without the Master Servicer's prior written consent (which the Master Servicer may withhold in its sole and absolute discretion) (i) increase the principal amount of the promissory note; (ii) decrease the amount of the principal and/or interest payments due under the promissory note (including, but not limited to, the principal due at maturity); (iii) shorten the maturity date of the promissory note (which does not preclude prepayment of the note in whole or in part); or (iv) amend the terms of the CPI Loan to create or add additional funding obligations of the Bank of America Plaza Borrower in connection with the CPI Loan. Further, for so long as the Bank of America Plaza Loan is outstanding, the Bank of America Plaza Borrower Principal has agreed that it shall not sue or pursue any legal actions or claims against the Bank of America Plaza Borrower related to or in connection with the CPI Loan. Notwithstanding any of the foregoing, the Bank of America Plaza Borrower Principal is permitted to pursue legal actions or claims against the Bank of America Plaza Borrower solely in connection with the enforcement of the promissory note and/or CPI Pledge, if the Bank of America Plaza Borrower breaches its obligations as a creditor under the promissory note and/or the CPI Pledge.

     Financial Information.

                                                                                           ANNUALIZED
                                                                              FULL YEAR    MOST RECENT
                                                              UNDERWRITTEN   (12/31/01)     (3/31/02)
                                                              ------------   -----------   -----------
Effective Gross Income......................................  $41,410,725    $39,948,061   $41,607,220
Total Expenses..............................................  $11,582,980    $10,712,578   $11,384,092
Net Operating Income (NOI)..................................  $29,827,745    $29,235,483   $30,223,128
Cash Flow (CF)..............................................  $28,319,288    $29,235,483   $30,223,128
DSCR on NOI.................................................        2.35x          2.31x         2.38x
DSCR on CF..................................................        2.23x          2.31x         2.38x

THE CRABTREE MALL LOAN

     The Loan. The Crabtree Valley Mall Loan (the "Crabtree Mall Loan") is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the Crabtree Valley Mall located in Raleigh, North Carolina (the "Crabtree Mall Mortgaged Property"). Originated on March 28, 2002, the Crabtree Mall Loan has a principal balance as of the Cut-Off Date of $160,000,000. The Crab Tree Mall Loan is also the CM Component Mortgage Loan and, as such, is being divided for purposes of this offering into a $140,000,000 senior component and five subordinate components having an aggregate balance of $20,000,000. See "Description of the Mortgage Pool -- CM Component Mortgage Loan" below. The loan was made to CVM Holdings, LLC, a special purpose entity that is restricted by its organizational documents to owning and operating the Crabtree Mall Mortgaged Property which has two independent directors (the "Crabtree Mall Borrower"). Legal counsel to the Crabtree Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Crabtree Mall Loan. The Crabtree Valley Mall Borrower is wholly owned by CVM Associates Limited Partnership which in turn is owned by (1) Crabtree Investment Company, Inc., a 49.4505% general partner, (2) Chandon Investment Company, Inc., a 40.4595% general partner, (3) Samuel M. Longiotti, a 9.8900% limited partner,
(4) Ridge-CVM LLC, a 0.1000% general partner owned by SML and (5) Checker Investment Company, Inc., a 0.1000% general partner owned by Chandon, Crabtree, SML and Ridge. CVM Finance Corporation, a bankruptcy remote special purpose entity with two independent directors, will act as the non-member manager of Crabtree Valley Mall Borrower. Chandon Investment Company, Inc., Checker Investment Company, Inc. and Crabtree Investment Company, Inc. are affiliated entities and are controlled by the investment authority of a friendly Middle Eastern government that is not on the U.S. Treasury Department's Office of Foreign Assets control list of prohibited persons. The Crabtree Mall Loan is also known as the "CM Component Mortgage Loan".

     The following table summarizes the CM Component Mortgage Loan.

Original CM Senior Principal      $140,000,000                      % of Initial Pool Balance:        8.1%
 Balance:
CM Senior Cut-off Principal       $140,000,000                      Loan Originator:                  Bank of America,
 Balance:                                                                                             N.A.
Borrowing Entity:                 CVM Holdings, LLC                 Property Type:                    Retail
Principal:                        CVM Associates Limited            Year Built/Renovated:             1972/1997
                                  Partnership
Interest Rate for the CM Senior   6.88754%*                         Net Rentable Square Feet:         998,486
 Component:
Interest Calculation Method:      Actual/360                        UW Occupancy:                     95.0%
Original Loan Term (mos):         120                               Actual Occupancy:                 98.8%
Original Amortization Term        360                               Actual Occupancy Date:            March 31, 2002
 (mos):
Remaining Loan Term (mos):        116                               Original LTV:                     50.5%
Origination Date:                 March 28, 2002                    Loan Cut-Off Date LTV:            50.5%
Maturity Date:                    April 1, 2012                     Underwritten NCF:                 $21,095,249
Lockout End Date:                 February 1, 2012                  Underwritten NCF DSCR:            1.91x

* The interest rate was assumed and is subject to change.

     The Crabtree Mall Loan has a remaining term of 116 months and matures on April 1, 2012. The terms of the Crabtree Mall loan documents prohibit voluntary prepayment prior to and including February 1, 2012 (the "Crabtree Mall Lockout Period"). If either (i) the Master Servicer, in its sole discretion, accepts a full or partial voluntary prepayment during the Crabtree Mall Lockout Period or
(ii) there is an involuntary prepayment during the Crabtree Mall Lockout Period, in connection with or following the acceleration of the outstanding principal balance of the promissory note, or otherwise the Crabtree Mall Borrower shall also be required to pay, in addition to the amount of the loan being prepaid, a prepayment premium equal to the greater of (i) 1% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the loan being prepaid, times the difference obtained by subtracting
(A) the yield rate for the U.S. Treasury security specified in the loan agreement from (B) the interest rate under the Crabtree Mall Loan, times the present value factor set forth in the loan agreement. At any time after the Crabtree Mall Lockout Period, the Crabtree Mall Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note without penalty, however, if such prepayment does not occur on a scheduled payment date under the Crabtree Mall Loan, the Crabtree Mall

Borrower must pay an amount equal to the amount of interest which would have accrued on the promissory note if such prepayment had occurred on the next scheduled payment date. The promissory note evidencing the entire loan bears interest at 6.7825% per annum.

     The Crabtree Mall Borrower may prepay the Crabtree Mall Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the Crabtree Mall Borrower are not made available by the Master Servicer for restoration of the Crabtree Mall Mortgaged Property. See "-- Casualty" and "-- Condemnation" below.

     The Property. The Crabtree Mall Mortgaged Property consists of the Crabtree Mall Borrower's fee interest in a parcel of land totaling approximately
58.7 acres located in Raleigh, North Carolina. According to the appraisal conducted in connection with the origination of the Crabtree Mall Loan, the Crabtree Mall Mortgaged Property is improved with a shopping mall containing approximately 1,341,829 square feet. The Crabtree Mall Mortgaged Property was originally developed in 1972. The Mortgaged Property contains four anchors including Hudson-Belk Co., Sears, Lord & Taylor and Hecht's, as well as 201 mall tenants.

     The Crabtree Valley Mall contains 674,940 square feet of anchor space and 663,489 square feet of mall shop space. The collateral for the loan consists of all the mall shop space and both the Hudson-Belk Co. and the Lord & Taylor stores (334,997 square feet) for a total net rentable area of 998,486 square feet. Pursuant to Hudson-Belk's lease, (1) the landlord shall not enter into any arrangement for occupancy by any entity for an area greater than 25,000 square feet without first obtaining Hudson-Belk's consent and (2) Hudson-Belk has the right to approve all mall tenants that are within 150 feet of Hudson-Belk's mall entrance.

     Non-Recourse Obligation. The Crabtree Mall Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Crabtree Mall Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Crabtree Mall Borrower, CVM Associates Limited Partnership or the property manager, (ii) actual waste or arson of the Crabtree Mall Mortgaged Property, (iii) misapplication or conversion by the Crabtree Mall Borrower of insurance proceeds, condemnation awards or, following an event of default under the Crabtree Mall Loan, rents, (iv) breach of environmental representations, (v) failure to maintain the Crabtree Mall Borrower's status as a special purpose entity (other than failure to remain solvent), (vi) failure to obtain consent to any voluntary assignment, transfer, or conveyance of the Crabtree Mall Mortgaged Property as required by the Crabtree Mall loan documents, and (vii) a voluntary bankruptcy proceeding is commenced by the Crabtree Mall Borrower or an involuntary bankruptcy proceeding is commenced against the Crabtree Mall Borrower which is not dismissed within 90 days.

     Insurance. The Crabtree Mall Borrower, at its sole cost and expense, is required to keep the Crabtree Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the improvements and personal property on the Crabtree Mall Mortgaged Property, without deduction for physical depreciation;
(2) such that the insurer would not deem the Crabtree Mall Borrower a coinsurer under such policies; (3) providing that no deductible will exceed $25,000; and
(4) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Crabtree Mall Mortgaged Property will at any time constitute legal non-conforming structures or uses.

     The Crabtree Mall Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

          (a) if any part of the Crabtree Mall Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available with respect to the improvements under the National Flood Insurance Act;

          (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

          (c) business income insurance in an amount equal to at least 100% of the projected gross income from the Crabtree Mall Mortgaged Property, such rental loss insurance to cover rental losses for a period until income or rents are restored to the previous level at the Crabtree Mall Mortgaged Property or

     24 months from the date of loss, together with an extended period of indemnity endorsement insuring for continued loss of income from the period of time from the completion of the restoration until (1) the income returns to the same level it was at prior to the date of loss or (2) 12 months from the date of the completion of restoration;

          (d) comprehensive boiler and machinery insurance in such amounts as shall be required by Trustee on terms consistent with the commercial property insurance policy provided by the Crabtree Mall Borrower;

          (e) at all times during which construction, repairs or alterations are made on the Crabtree Mall Mortgaged Property owner's contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder's risk completed value form;

          (f) umbrella liability insurance in addition to primary coverage in an amount not less than $75,000,000;

          (g) statutory worker's compensation insurance to the extent required by law with respect to any work on or about the Crabtree Mall Mortgaged Property; and

          (h) such other insurance as may from time to time be required pursuant to the terms of the Crabtree Mall Loan Agreement.

     The Borrower is also required to use commercially reasonable efforts to maintain a comprehensive all risk insurance policy without an exclusion for terrorist acts.

     All policies of insurance (the "Crabtree Mall Insurance Policies") described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA-" (or its equivalent) or better by at least two of the rating agencies, one of which must be S&P and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by such insurance company will be paid. The insurance companies providing coverage under the existing policies do not currently maintain a "AA-" rating provided, however, upon the renewal or replacement of such policies, (i) the Crabtree Mall Borrower is required to use its best efforts to obtain renewal or replacement policies for the Crabtree Mall Mortgaged Property with financially sound and responsible insurance companies maintaining a "AA-" rating and (ii) in the event that the Crabtree Mall Borrower is unable after using its best efforts to obtain such renewal or replacement policies as noted in (i) above, then the Crabtree Mall Borrower shall obtain renewal or replacement policies issued by financially sound and responsible insurance companies maintaining claims paying ability ratings of "A" (or the equivalent) or better by at least two Rating Agencies, one of which must be S&P or such other rating agencies approved by the Master Servicer. Insurance proceeds constitute additional security for the Crabtree Mall Loan.

     Casualty. The Crabtree Mall Loan documents provide that, if the Crabtree Mall Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, the Crabtree Mall Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to the Crabtree Mall Mortgaged Property as of the date of origination. However, under certain circumstances, such as a default under the Crabtree Mall Loan, insurance proceeds are eligible to be applied by the Master Servicer to the repayment of the Crabtree Mall Loan.

     Condemnation. The Crabtree Mall Loan documents provide that, in the event of a taking by any governmental authority through eminent domain or otherwise, the proceeds of any condemnation award have been assigned to the Master Servicer and such condemnation proceeds are required to be applied in accordance with the terms of the loan documents. Upon satisfaction by the Crabtree Mall Borrower of certain conditions for restoration as set forth in the loan documents, the proceeds of the condemnation award must be made available for repair and restoration of the Crabtree Mall Mortgaged Property. To the extent not required to be disbursed by the Master Servicer for the restoration of the Crabtree Mall Mortgaged Property, any award or payment may be applied to the repayment of the Crabtree Mall Loan whether or not then due and payable.

     Transfer of Property and Interest in the Crabtree Mall Borrower; Encumbrance. The Crabtree Mall Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Crabtree Mall Mortgaged Property is permitted without the prior written consent of the Master Servicer in its sole discretion, unless the Crabtree Mall Borrower satisfies certain conditions (which are noted below) relating to assumption of the Crabtree Mall Loan by a transferee (a "Crabtree Mall Assumption"): (1) the absence of any default or event of default under the Crabtree Mall Loan; (2) the payment to the Master Servicer of all reasonable and customary expenses incurred by the Master Servicer in connection with any such Crabtree Mall Assumption, a $25,000 processing fee, and an assumption fee in an amount equal to $250,000 upon a Crabtree Mall Assumption approval; (3) evidence that the Crabtree Mall Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the Master Servicer and the Rating Agencies and that the proposed transferee is a single purpose entity, (4) a nonconsolidation opinion with respect to the transferee, (5) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (6) if required by the Master Servicer, confirmation from each Rating Agency that such Crabtree Mall Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates; and (7) such other documentation and opinions required by the Master Servicer.

     The Crabtree Mall loan documents provide that Crabtree Mall Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the direct or indirect interests in the Crabtree Mall Borrower (any such event, a "Crabtree Mall Transfer"), without the Master Servicer's consent.

     A Crabtree Mall Transfer will not include the following events and therefore do not require the consent of the Master Servicer but does require the delivery to the Trustee of an acceptable nonconsolidation opinion if the transferee becomes the owner of more than 49% of the aggregate indirect ownership interests in the Crabtree Mall Borrower:

          (i) any transfer of the general partnership interest in the sole member of the Crabtree Mall Borrower between and among such general partners (other than the general partner owned or controlled by Samuel Longiotti), to the owner of such general partners (other than the general partner owned or controlled by Samuel Longiotti) or to an affiliate of such general partners (other than the general partner owned or controlled by Samuel Longiotti);

          (ii) a transfer of any indirect interest in the Crabtree Mall Borrower to a transferee that meets certain criteria as to the type of institution and financial requirements;

          (iii) a transfer of not more than 49% of the direct or indirect aggregate stock, limited partnership's interests, or membership interests in the sole member of the Crabtree Mall Borrower (subject to certain exclusions from restrictions);

          (iv) any transfer of direct or indirect interests (whether such interests are general partner or managing membership interests or otherwise) in the sole member of the Crabtree Mall Borrower which are owned directly or indirectly by Samuel Longiotti to an immediate family member of Samuel Longiotti or to trusts, family limited partnerships or such other estate planning entities formed for the benefit of such immediate family members of Samuel Longiotti in connection with estate planning purposes; provided, the transfer shall not result in a change in control of any restricted party more particularly described in the loan documents or a change in control of the Crabtree Mall Mortgaged Property; and

          (v) any transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of any restricted party more particularly described in the loan documents.

     Escrows. Real estate taxes, debt service, replacement reserves and an upfront tenant escrow account are in place. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. A cash management account, to be controlled by the Master Servicer was established at closing. All rents, revenues and receipts are remitted to a clearing account. Provided no event of default or trigger event exists, all proceeds deposited into the clearing account shall be released to the borrower. Upon the occurrence and continuance of an event of default or a trigger event, all sums in the clearing account are transferred to the cash management account from which debt service and required escrows and other amounts are funded, with any excess being held by the Master Servicer as additional collateral for the Crabtree Mall Loan until such time that the event of default is cured or the trigger event has been eliminated pursuant to the Crabtree Mall Loan documents.

     Upon the occurrence of a trigger event, the Master Servicer will retain all excess cash flow from the Crabtree Mall Mortgaged Property as additional collateral for the Crabtree Mall Loan until the trigger event has been eliminated. Upon the occurrence of an event of default, the Master Servicer may, in its sole discretion, apply all funds on deposit in the lockbox account to the payment of amounts due on the Crabtree Mall Loan.

     Property Management. The Crabtree Mall Mortgaged Property is managed by Plaza Associates, Inc., an affiliate of the Crabtree Mall Borrower, which manages over 2.8 million square feet nationally.

     Additional Debt. The Crabtree Mall Borrower is prohibited, without the Master Servicer's consent, from incurring any additional debt, secured or unsecured, except for trade payables in the ordinary course of business, the acquisition or leasing of equipment used in the ordinary course of business, and purchase money indebtedness provided that such debt is paid within 60 days of the date incurred and by the date the same is due, and in the aggregate does not exceed 3% of the outstanding principal amount of the Crabtree Mall Loan.

     Financial Information.

                                                                               ANNUALIZED
                                                                  FULL YEAR    MOST RECENT
                                                  UNDERWRITTEN   (12/31/01)     (3/31/02)
                                                  ------------   -----------   -----------
Effective Gross Income..........................  $30,320,270    $29,317,849   $28,200,208
Total Expenses..................................  $ 8,303,447    $ 8,088,611   $ 8,135,052
Net Operating Income (NOI)......................  $22,016,823    $21,229,238   $20,065,156
Cash Flow (CF)..................................  $21,095,249    $21,229,238   $20,065,156
DSCR on NOI (Based on debt service for Senior
  Component only)...............................        1.99x          1.92x         1.82x
DSCR on CF (Based on debt service for Senior
  Component only)...............................        1.91x          1.92x         1.82x

THE PRESTON RIDGE LOAN

     The following table summarizes the Preston Ridge Loan.

Original Loan Principal Balance:  $70,000,000                       % of Initial Pool Balance:        4.1%
Loan Cut-off Principal Balance:   $70,000,000                       Loan Originator:                  Bank of America,
                                                                                                      N.A.
Borrowing Entity:                 BPR Shopping Center, L.P.         Property Type:                    Retail
Principals:                       George Allen                      Year Built/Renovated:             2000/NA
                                  Milton Schaeffer                  Net Rentable Square Feet:         728,962
                                  New Plan Excel Realty Trust       UW Occupancy:                     85.9%
Interest Rate:                    6.63500%                          Actual Occupancy:                 91.2%
Interest Calculation Method:      Actual/360                        Actual Occupancy Date:            April 17, 2002
Original Loan Term (mos):         120                               Original LTV:                     61.9%
Original Amortization Term        360                               Loan Cut-Off Date LTV:            61.9%
 (mos):
Remaining Loan Term (mos):        112                               Underwritten NCF:                 $9,323,253
Origination Date:                 November 30, 2001                 Underwritten NCF DSCR:            1.73x
Maturity Date:                    December 1, 2011
Lockout End Date:                 September 1, 2011

     The Loan. The Centre at Preston Ridge Loan (the "Preston Ridge Loan") is secured primarily by a first priority mortgage on the fee interest in the land and improvements known as the Centre at Preston Ridge located in Frisco, Texas (the "Preston Ridge Mortgaged Property"). Originated on November 30, 2001, the

Preston Ridge Loan has a principal balance as of the Cut-Off Date of $70,000,000. The loan was made to BPR Shopping Center, L.P., which is a two-tiered, bankruptcy remote, special purpose entity that is restricted by its organizational documents to owning and operating the Preston Ridge Mortgaged Property (the "Preston Ridge Borrower"). Legal counsel to the Preston Ridge Borrower delivered a non-consolidation opinion in connection with the origination of the Preston Ridge Loan. Equity ownership in the Preston Ridge Borrower is held by BPR SPE Corp. (1%), Prairie Ridge II Ltd. (49%), and ERT Development Corp. (50%). George Allen and Milton Schaeffer each own 50% of BPR SPE Corp. and a combined 79.2% of Prairie Ridge II Ltd. New Plan Excel Realty Trust, Inc. has 100% ownership in ERT Development Corp.

     The Preston Ridge Loan has a remaining term of 112 months and matures on December 1, 2011. The terms of the Preston Ridge loan documents prohibit voluntary prepayment prior to and including September 1, 2011 (the "Preston Ridge Lockout Period"). If either (i) the Master Servicer, in its sole discretion, accepts a full or partial voluntary prepayment during the Preston Ridge Lockout Period or (ii) there is an involuntary prepayment during the Preston Ridge Lockout Period, in connection with or following the acceleration of the outstanding principal balance of the promissory note, or otherwise, or
(iii) the application of any escrow holdback amounts, the Preston Ridge Borrower will also be required to pay, in addition to the amount of the loan being prepaid, a prepayment premium equal to the greater of (i) 1% of the principal amount of the loan being prepaid, or (ii) the product obtained by multiplying the principal amount of the loan being prepaid, times the difference obtained by subtracting (A) the yield rate for the U.S. Treasury security specified in the loan agreement from (B) the interest rate under the Preston Ridge Loan, times the present value factor set forth in the loan agreement. At any time after the Preston Ridge Lockout Period, the Preston Ridge Loan may be prepaid in whole, but not in part, on any subsequent scheduled payment date under the promissory note without penalty, however, if such prepayment does not occur on a scheduled Due Date under the Preston Ridge Loan, the Preston Ridge Borrower must pay an amount equal to the amount of interest which would have accrued on promissory note if that prepayment had occurred on the next scheduled Due Date. The promissory note evidencing the loan bears interest at 6.635% per annum.

     The Preston Ridge Borrower may prepay the Preston Ridge Loan without the payment of any yield maintenance premium or other form of prepayment premium if insurance proceeds or a condemnation award received by the Preston Ridge Borrower are not made available by the Master Servicer for restoration of the Preston Ridge Mortgaged Property. See "-- Casualty" and "-- Condemnation" below.

     The Property. The Preston Ridge Mortgaged Property consists of the Preston Ridge Borrower's fee interest in a parcel of land totaling approximately 84.11 acres located in Frisco, Texas. According to the appraisal conducted in connection with the origination of the Preston Ridge Loan, the center consists of 22 single story, buildings with net rentable square feet of 728,962 and has 7,081 parking spaces. There are 91 tenant spaces (including 6 pads totaling 34,828 sf), 18 of which are anchor tenants that occupy 413,006 sf (56.7%). Credit rated anchor tenants include Best Buy (NYSE: BBY, rated "BBB-" by S&P), Marshall's and T.J. Maxx stores/TJX Companies (NYSE: TJX, rated "A-" by S&P), Old Navy/GAP, Inc. (NYSE: GPS, S&P rated "BB+" and Fitch rated "BB-"), Staples (Nasdaq: SPLS, S&P rated "BBB-" and Fitch rated "BBB+") and Pier 1 Imports (NYSE: PIR, S&P rated "BBB-"). The subject is adjacent to a super regional mall (Stonebrier Centre) and is shadow anchored by a Super Target Store and is part of the 719-acre Frisco Bridges master planned development.

     Non-Recourse Obligation. The Preston Ridge Loan is non-recourse, except that it is fully recourse (or recourse to the extent of resulting losses) to the Preston Ridge Borrower under certain limited circumstances, including (i) fraud or intentional misrepresentation by the Preston Ridge Borrower or any guarantor or any of their affiliates, (ii) actual physical waste or arson of the Preston Ridge Mortgaged Property, (iii) misapplication or conversion by the Preston Ridge Borrower of insurance proceeds, condemnation awards or, following an event of default under the Preston Ridge Loan, rents, (iv) breach of environmental representations, (v) failure to maintain the Preston Ridge Borrower's status as a special purpose entity, and (vi) a voluntary bankruptcy proceeding is commenced by the Preston Ridge Borrower or an involuntary bankruptcy proceeding is commenced against the Preston Ridge Borrower which is not dismissed within 90 days.

     Insurance. The Preston Ridge Borrower, at its sole cost and expense, is required to keep the Preston Ridge Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy, in each case: (1) in an amount equal to at least 100% of the then "full replacement cost" of the improvements and personal property on the Preston Ridge Mortgaged Property, without deduction for physical depreciation;
(2) such that the insurer would not deem the Preston Ridge Borrower a coinsurer under such policies; (3) providing that no deductible will exceed $50,000; and
(4) providing that such policy will contain an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the improvements or the use of the Preston Ridge Mortgaged Property will at any time constitute legal non-conforming structures or uses.

     The Preston Ridge Borrower, at its sole cost and expense, will also be required to obtain and maintain the following policies of insurance:

          (a) if any part of the Preston Ridge Mortgaged Property is located in an area having special flood hazards, flood insurance in an amount equal to the maximum limit of coverage available with respect to the improvements under the National Flood Insurance Act;

          (b) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages;

          (c) business income insurance in an amount equal to at least 100% of the projected gross income from the Preston Ridge Mortgaged Property, such rental loss insurance to cover rental losses for a period until the earlier of (1) the date that such rents or income return to the same level as prior to the loss or (2) 24 months from the date of the loss;

          (d) comprehensive boiler and machinery insurance in such amounts as shall be required by the Master Servicer on terms consistent with the commercial property insurance policy provided by the Preston Ridge Borrower;

          (e) at all times during which construction, repairs or alterations are made on the Preston Ridge Mortgaged Property owner's contingent or protective liability insurance covering claims not covered by the terms of the commercial general liability insurance described in (b) above and comprehensive all risk insurance written in a builder's risk completed value form;

          (f) statutory worker's compensation insurance to the extent required by law with respect to any work on or about the Preston Ridge Mortgaged Property; and

          (g) such other insurance as may from time to time be required pursuant to the terms of the Preston Ridge Loan Agreement.

     All policies of insurance (the "Preston Ridge Insurance Policies") described above are required to be issued by an insurer having a claims paying ability rating, as the case may be, of "AA-" (or its equivalent) or better by S&P and contain the standard non-contribution clause naming the Trustee on behalf of the Trust Fund as the person or entity to which all payments made by that insurance company will be paid. During any time that the Preston Ridge Borrower is not escrowing for taxes and insurance, not later than 10 days prior to the expiration date of each of the Preston Ridge Insurance Policies, the Preston Ridge Borrower will be required to deliver to the Master Servicer satisfactory evidence of the renewal of each of the Preston Ridge Insurance Policies. Insurance proceeds constitute additional security for the Preston Ridge Loan.

     Casualty. The Preston Ridge Loan documents provide that, if the Preston Ridge Mortgaged Property is damaged or destroyed, in whole or in part, by fire, or other casualty, the Preston Ridge Borrower must promptly proceed with the repair or rebuilding of the improvements so as to be of substantially the same equivalent quality to the Preston Ridge Mortgaged Property as of the date of origination. However, under certain circumstances, such as a default under the Preston Ridge Loan, insurance proceeds are eligible to be applied by the Master Servicer to the repayment of the Preston Ridge Loan.

     Condemnation. The Preston Ridge Loan documents provide that, in the event of a taking by any governmental authority through eminent domain or otherwise, the proceeds of any condemnation award have been assigned to the Master Servicer and such condemnation proceeds are required to be applied in accordance with the terms of the loan documents. Upon satisfaction by the Preston Ridge Borrower of certain conditions for restoration as set forth in the loan documents, the proceeds of the condemnation award must be made available for repair and restoration of the Preston Ridge Mortgaged Property. To the extent not required to be disbursed by the Master Servicer for the restoration of the Mortgaged Property, any award or payment may be applied to the repayment of the Preston Ridge Loan whether or not then due and payable.

     Transfer of Property and Interest in the Preston Ridge Borrower; Encumbrance. The Preston Ridge Loan documents provide that no direct or indirect transfer of all or any part of or any interest in the Preston Ridge Mortgaged Property is permitted without the prior written consent of the Master Servicer in its sole discretion, unless the Preston Ridge Borrower satisfies certain conditions (some of which are noted below) relating to assumption of the Preston Ridge Loan by a transferee (a "Preston Ridge Assumption"): (1) the absence of any default or event of default under the Preston Ridge Loan; (2) the payment to the Master Servicer of all reasonable and customary expenses incurred by the Master Servicer in connection with any Preston Ridge Assumption, a $25,000 processing fee, and an assumption fee stated in the loan documents; (3) evidence that the Preston Ridge Mortgaged Property will continue to be managed by a qualified property manager or a property manager acceptable to the Master Servicer and the Rating Agencies and that the proposed transferee is a single purpose entity; (4) a nonconsolidation opinion with respect to the transferee;
(5) satisfactory information concerning the credit history, financial position and experience of the proposed transferee entity; (6) confirmation from each Rating Agency that the Preston Ridge Assumption will not result in a downgrade, withdrawal or qualification of the then current rating of any Class of Certificates (provided that such confirmation is not required if the transferee is a financial or similar institution meeting certain financial requirements); and (7) other documentation and opinions required by the Master Servicer.

     The Preston Ridge loan documents provide that the Preston Ridge Borrower will not permit any sale, transfer, pledge, assignment or other disposition of, or grant or create any lien on, any of the direct or indirect interests in the Preston Ridge Borrower (any such event, a "Preston Ridge Transfer"), without the Master Servicer's consent.

     A Preston Ridge Transfer will not include the following events and therefore do not require the consent of the Master Servicer provided that the Master Servicer and the Rating Agencies are reasonably satisfied that the Preston Ridge Borrower will remain a special purpose bankruptcy remote entity, that the Preston Ridge Mortgaged Property will continue to be managed by a qualified manager, and that any transfer resulting in the transferee owning an aggregate of 49% or more of the direct or indirect ownership interests in the Preston Ridge Borrower will be accompanied by the delivery of a new non-consolidation opinion:

          (i) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of the Preston Ridge Borrower, the borrower principal, any constituent special purpose entity, ERT Development Corporation ("ERT"), the Manager or any direct or indirect owner of the foregoing;

          (ii) a transfer in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests in the Preston Ridge Borrower, the borrower principal, any constituent special purpose entity, ERT, the Manager or any direct or indirect owner of the foregoing; provided, however, no transfers contemplated in this subsection (ii) result in a change in control of the affected entity;

          (iii) provided the stock of New Plan Excel Realty Trust, Inc. ("NXL") is listed on the New York Stock Exchange or such other nationally recognized stock exchange, transfers of the direct or indirect interests in stock in NXL and the transfer of all, or substantially all, of the assets of NXL or a merger of NXL with another entity, provided the surviving entity of such merger or the purchaser of such assets, as applicable, (A) assumes all of the obligations of NXL under the Preston Ridge Loan documents, (B) is primarily engaged in the business of owning and operating real estate similar to the Preston Ridge Mortgaged Property and (C) has its shares (or is a wholly owned subsidiary of an entity or an operating partnership of a real estate investment trust which has its shares) listed on the New York Stock Exchange or such other nationally recognized stock exchange;

          (iv) the transfers of interests in any constituent special purpose entity, in Prairie Ridge II, Ltd., ("Prairie Ridge"), or Prairie Ridge's interest in the Preston Ridge Borrower to NXL or ERT, or ERT's interest in the Preston Ridge Borrower to NXL or to an entity wholly owned, directly or indirectly, and controlled by NXL;

          (v) transfers of interests in any of the parties listed in clause (i) to (a) an entity meeting certain financial and institutional requirements or (b) to any other person and/or entity, provided that the Preston Ridge Borrower pays a $25,000 processing fee and any other required fees and delivers written confirmation from the Rating Agencies that such transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued on the Certificates; and

          (vi) certain transfers to family members as more particularly described in the loan agreement.

     Escrows. Real estate tax escrow and an upfront tenant improvement/leasing commission escrow account are in place. See Annex B to this prospectus supplement for information regarding escrow reserves.

     Lock Box Account. A cash management account, controlled by the originator, is in place. All rents, revenues and receipts are remitted to a clearing account. Provided no event of default or trigger event exists, the Preston Ridge Borrower has direct access to all proceeds deposited into the clearing account.

     Upon failure to meet certain financial coverage tests, the Master Servicer will make deposits from the cash management account into the applicable reserve accounts and pay debt service, and then will retain all excess cash flow from the Preston Ridge Mortgaged Property as additional collateral for the Preston Ridge Loan until those financial coverages test are met. Upon the occurrence of an event of default under the Preston Ridge Loan, the Master Servicer may, in its sole discretion, apply all funds on deposit in the lockbox account to the payment of amounts due on the Preston Ridge Loan.

     Property Management. The Preston Ridge Mortgaged Property is managed by New Plan Excel Realty Trust, Inc., an affiliate of the Preston Ridge Borrower has a national portfolio of 281 properties located across 31 states.

     Additional Debt. The Preston Ridge Borrower is prohibited, without the Master Servicer's consent, from incurring any additional debt, secured or unsecured, except for trade payables in the ordinary course of business, the acquisition or leasing of equipment used in the ordinary course of business, and purchase money indebtedness provided that such debt is paid within 60 days of the date incurred, and in the aggregate does not exceed 4% of the outstanding principal amount of the Preston Ridge Loan.

     Permitted Mezzanine Financing. The Preston Ridge Borrower may at any time obtain mezzanine financing, provided that (a) the amount of such mezzanine financing will not exceed at the time of closing of such financing, an amount which, when added to the original principal balance of the promissory note for the Preston Ridge Loan, results in a loan-to-value ratio not in excess of the loan to value at the date of the closing of the Preston Ridge Loan or another loan-to-value ratio approved by the Rating Agencies and (2) the satisfaction of the more favorable to The Preston Ridge Borrower of (1) a minimum debt service coverage ratio of 1.40 to 1.00 and (2) a debt service coverage ratio and a loan constant equal to Rating Agency criteria; (b) the mezzanine financing is secured solely by a pledge of 100% of the beneficial interests in the Preston Ridge Borrower (other than the special purpose component entity interests); and (c) all documents and instruments evidencing or securing the mezzanine financing must be in form and substance reasonably satisfactory to the Master Servicer.

     Financial Information.

                                                                               ANNUALIZED
                                                                  FULL YEAR    MOST RECENT
                                                  UNDERWRITTEN   (12/31/01)     (3/31/02)
                                                  ------------   -----------   -----------
Effective Gross Income..........................  $13,826,377    $11,031,777   $15,060,696
Total Expenses..................................  $ 3,958,291    $ 1,757,632   $ 3,738,312
Net Operating Income (NOI)......................  $ 9,868,086    $ 9,274,145   $11,322,384
Cash Flow (CF)..................................  $ 9,323,253    $ 9,274,145   $11,322,384
DSCR on NOI.....................................        1.83x          1.72x         2.10x
DSCR on CF......................................        1.73x          1.72x         2.10x

OTHER SIGNIFICANT MORTGAGE LOANS

THE TWO JAMES CENTER LOAN

PROPERTY TYPE:                Office             CUT-OFF DATE LTV:             73.8%
TERM/AMORTIZATION:            126/360 months     MATURITY DATE LTV:            64.7%
CUT-OFF BALANCE:              $38,397,967        UNDERWRITING DSCR:            1.29x
% OF INITIAL POOL BALANCE:    2.2%               CUT-OFF BALANCE PER SF:       $115
MORTGAGE RATE:                7.39000%           OCCUPANCY AS OF 3/1/02:       95.1%

     The Loan. The Mortgage Loan (the "Two James Center Loan") is secured by a first mortgage encumbering an office building in Richmond, Virginia. The Two James Center Loan represents 2.2% of the Initial Pool Balance. Originated on March 11, 2002, the Two James Center Loan has a principal balance of $38,397,967 as of the Cut-off Date. The Two James Center Loan was made to Two James Center Associates, Limited Partnership, a Virginia limited partnership, (the "Two James Center Borrower") which is a special purpose, bankruptcy remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Two James Center Loan.

     The Two James Center Loan has a remaining term of 122 months and matures on October 1, 2012. The Two James Center loan may not be prepaid on or prior to August 1, 2012. The Two James Center Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     With proper notification and in the absence of an event of default, the borrower is permitted to incur unsecured financing. Such financing must be completely unsecured, guaranteed by Faison Enterprises and Henry J. Faison personally, shall bear interest at 7.5% per annum for the first 4 years and 9.5% for the last year, and matures in 5 years.

     The Two James Center Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Two James Center Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance against damage resulting from acts of terrorism, or an insurance policy without a terrorism exclusion, on terms consistent with the commercial property insurance policy required in the loan agreement.

     Ownership Interest. The borrower, Two James Center Associates, Limited Partnership, holds a fee-interest in the Mortgaged Property. The borrower principal is Faison Capital Development, LLC, a North Carolina limited liability company ("FCD"). A certified FCD financial statement, dated December 31, 2001, indicates real estate assets of $71.4 million, liquidity of $826,000 and net worth of $51.0 million. The borrower provided a letter, dated February 5, 2002, indicating that there have been no material financial changes since the December 31, 2000 statement. Faison Enterprises Inc., the parent company of FCD, reported, at December 31, 2000, assets of $229 million, net worth of $23 million and net income was $5.2 million. Faison Enterprises, Inc., is a Charlotte, North Carolina based real estate holding company with 38 years of experience acquiring, developing and managing commercial property in the Southeastern and Southwestern United States. Henry Faison is Chairman of the Board of Faison Enterprises, Inc., and executive vice president for Mall Services for Trammell Crow. He has been active in commercial real estate activities since 1963. Faison Enterprises, Inc. has asset management responsibility for 14.4 million square feet of commercial property valued at $1.3 billion.

     The Property. The Mortgaged Property securing the Two James Center Loan is situated on approximately 0.847 acres and was constructed in 1987 as a 21-story Class A office building with 334,625 net rentable square feet. In 2001, 18 of the 21 floors were renovated/modernized at a total cost of approximately $7 million spread between landlord and tenant contributions (over $3.5 million and $3.2 million, respectively). The Mortgaged Property is part of the James Center complex, located in the financial district that covers two city blocks and consists of three office towers, plaza areas, parking decks and the 365 room Omni Hotel. The property shares a common atrium with the Omni Hotel and the Three James Center office tower and connects to the One James Center tower via an overstreet walkway. The structure has a penthouse for mechanical equipment and rights to 300 parking spaces in a below ground four level garage. As of March 1, 2002, the occupancy rate for the Mortgage Property securing the Two James Center Loan was 95.1%.

     The Mortgaged Property is situated in the Central Business District of Richmond, Virginia. There are 11 tenant spaces with 57% of the subject's square footage occupied by publicly traded companies. In addition, investment grade tenants occupy 50% of the square footage. The complex is two blocks from the state Capital and Governor's Mansion complex, one block from the Federal Reserve Building and two blocks from the historic Shockoe Slip shopping area. The subject is visible from all surrounding areas and interstate highways I-85, I-95 and I-64.

     Tenant Table.

                          % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                     REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                    ----------   ------------   -------------   -------------   -----------
Wachovia Bank...........    38.64%       130,674          39.05%         6/14/12        $23.15
Williams Mullen.........    29.15%        97,126          29.03%         6/30/10        $23.50
KPMG(1).................     9.50%        30,193           9.02%        12/31/11        $24.64
Chesapeake
  Corporation...........     6.08%        21,488           6.42%         9/30/05        $22.14

     (1) 3,541 sf expires September 20, 2002 and 26,652 sf expires December 31, 2011.

     Escrows. The Two James Center Loan documents provide for certain escrows of taxes, insurance, debt service and provides for replacement reserves and tenant improvement/leasing commission reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are released to the borrower until the occurrence of a "cash trap event," at which time such funds shall be applied as described in the Two James Center Loan documents. A cash trap event occurs when (i) the debt service coverage ratio for the preceding two consecutive calendar quarters, as computed by the lender, is less than 1.05x, or
(ii) an event of default has occurred under the loan documents, or (iii) Wachovia Bank gives notice of its intent (a) not to renew its lease or (b) to vacate its space, or (iv) the borrower fails to pay the subordinate debt, which the borrower is entitled incur, on or before such subordinate debt's maturity date. In addition, the borrower deposited $266,304 into the cash management account at origination, which is equal to one month's debt service, which will be maintained as an escrow deposit for the term of the Two James Center Loan.

     Property Management. Trammell Crow Company (NYSE: TCC) is the property manager of the Mortgaged Property by agreement with Faison & Associates, LLC. Founded in 1948, "Trammell Crow" is one of the largest diversified commercial real estate services companies in the US with 170 offices. The firm also serves Europe, Asia, Central and South America through its Trammell Crow Savills joint venture. The company's current portfolio comprises 656 million square feet of managed and/or leased space.

     Financial Information.

                                                                              MOST RECENT
                                                                FULL YEAR      FULL YEAR
                                                UNDERWRITTEN    (12/31/00)    (12/31/01)
                                                ------------    ----------    -----------
Effective Gross Income........................   $7,603,459     $8,540,931    $ 7,954,501
Total Expenses................................   $2,964,407     $2,999,021    $ 2,834,272
Net Operating Income (NOI)....................   $4,639,052     $5,541,910    $ 5,120,229
Cash Flow (CF)................................   $4,110,970     $3,741,875    $ 2,566,474
DSCR on NOI...................................        1.45x          1.73x          1.60x
DSCR on CF....................................        1.29x          1.17x          0.80x

THE BELL TOWNE CENTRE LOAN

PROPERTY TYPE:                Retail             CUT-OFF DATE LTV:             75.1%
TERM/AMORTIZATION:            120/360 months     MATURITY DATE LTV:            66.6%
CUT-OFF BALANCE:              $36,061,778        UNDERWRITING DSCR:            1.30x
% OF INITIAL POOL BALANCE:    2.1%               CUT-OFF BALANCE PER SF:       $86
MORTGAGE RATE:                7.10000%           OCCUPANCY AS OF 5/13/02:      88.9%

     The Loan. The Mortgage Loan (the "Bell Towne Centre Loan") is secured by a first mortgage encumbering a retail center in Phoenix, Arizona. The Bell Towne Centre Loan represents 2.1% of the Initial Pool Balance. Originated on March 16, 2001, the Bell Towne Centre Loan has a principal balance of $36,061,778 as of the Cut-off Date. The Bell Towne Centre Loan was made to Bell Towne Centre Associates, LLC, a California limited liability company, which is a special purpose, bankruptcy remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Towne Centre Loan.

     The Bell Towne Centre Loan has a remaining term of 104 months and matures on April 1, 2011. The Bell Towne Centre Loan may not be prepaid on or prior to October 1, 2010. The Bell Towne Centre Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The borrower, Bell Towne Centre Associates, LLC ("Bell Towne"), at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. Bell Towne may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. Bell Towne holds a fee interest in the Mortgaged Property. The members of Bell Towne are Curtis Olson, who holds a 99% interest in Bell Towne and is also the managing member of Bell Towne, and Bell Towne Centre, Inc., a California corporation that holds a 1% interest in Bell Towne. A December 31, 2000 balance sheet of the borrowing entity reports $612,575 in liquidity, $48.9 million in total assets (subject property is the only asset), $31.5 million in total liabilities and $17.4 million net worth. Curtis Olson began his career in commercial real estate in 1977 working for the Newport Beach office of Grubb & Ellis. In 1981, Mr. Olson joined Nexus Development Corporation Central Division and today he is President of the company and 100% shareholder. Mr. Olson also holds ownership in projects in Phoenix, Arizona totaling 400,000 square feet, as well as ownership in retail, industrial and office projects in Southern California totaling 500,000 square feet.

     The Property. The Mortgaged Property securing the Bell Towne Centre Loan is an anchored retail center consisting of 24 one-story buildings with a total of 417,646 net rentable square feet situated on 49.12 acres. The property is divided into two sections by 3rd Street, a two-lane secondary artery. The portion on the east side of 3rd Street is known as Bell Towne Centre (255,273
sf) and the section on the west side is known as Bell Towne Plaza (162,373 square feet). The improvements were constructed in 1987 with an additional phase (70,000 SF in Bell Towne Plaza) completed in 1998. As of May 13, 2002 the Mortgaged Property was 88.9% occupied.

     The center has a total of 60 tenant spaces and 4 ground leases and is anchored by Target (NYSE: TGT, S&P rating "A+") with a 105,350 square feet store (ground lease), Food 4 Less with 51,765 square feet, LA Fitness (35,000 square feet) and Pier 1 Imports (S&P rating "BBB-" 9,020 square feet). Other major and/or nationally known tenants include Tutor Time (13,340 square feet), Kinko's Copies (6,845 square feet), Famous Footwear (4,148 square feet) and Blockbuster Video (5,749 square feet). The Mortgaged Property is located in north-Phoenix 10 miles northwest of the central business district in an established, primarily residential, suburban neighborhood in the "North Bell Road Submarket". Major arterial roads in close proximity to the subject include 7th Street, East Bell Road and E. Greenway Parkway.

     The following table presents information relating to the major tenants at the Mortgaged Property:

                          % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                     REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                    ----------   ------------   -------------   -------------   -----------
Target..................    10.50%       105,350          25.22%         1/31/07        $ 5.97
Food 4 Less.............     8.25%        51,765          12.39%         1/31/09        $ 9.53
L.A. Fitness............    10.11%        35,000           8.38%         2/28/17        $17.29
Tutor Time..............     4.06%        13,340           3.19%         5/31/18        $18.23

     Escrows. The Bell Towne Centre Loan documents provide for certain escrows of tax and immediate repairs and provide for replacement reserves, a tenant reserve and an environmental reserve. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. A lockbox account was established on the date of origination into which the borrower and property manager are required to deposit and/or cause to be deposited all rents and profits and other income from the premises upon the occurrence of a cash trap event. A cash trap event is defined as the failure of the debt service coverage ratio at any time to equal or exceed 1.10x for any consecutive six (6) month period, as calculated by the Master Servicer. Rents and proceeds will no longer be required to be deposited into the lockbox when the debt service coverage ratio has been returned to a level at or higher than 1.20x for six (6) consecutive calendar months as calculated by the Master Servicer.

     Property Management. Nexus Development Corporation ("Nexus") has managed the Mortgaged Property since 1991. Nexus is owned 100% by Curtis Olson and is a full-service commercial real estate development firm with offices in Newport Beach, California and Phoenix, Arizona. Currently, Nexus is involved in commercial real estate projects totaling more than $130 million and manages 2,762,000 square feet of office, retail, industrial and mini-storage properties.

     Financial Information.

                                                                               ANNUALIZED
                                                                  FULL YEAR    MOST RECENT
                                                   UNDERWRITTEN   (12/31/01)     3/31/02
                                                   ------------   ----------   -----------
Effective Gross Income...........................   $5,701,833    $5,910,474   $5,408,232
Total Expenses...................................   $1,606,907    $1,663,898   $  965,668
Net Operating Income (NOI).......................   $4,094,926    $4,246,576   $4,442,564
Cash Flow (CF)...................................   $3,837,307    $4,122,647   $4,442,184
DSCR on NOI......................................        1.39x         1.44x        1.51x
DSCR on CF.......................................        1.30x         1.40x        1.51x

THE SANTA FE POINTE APARTMENTS LOAN

PROPERTY TYPE:                Multifamily        CUT-OFF DATE LTV:             78.5%
TERM/AMORTIZATION:            120/360 months     MATURITY DATE LTV:            68.8%
CUT-OFF BALANCE:              $15,618,590        UNDERWRITING DSCR:            1.33x
% OF INITIAL POOL BALANCE:    0.9%               CUT-OFF BALANCE PER UNIT:     $92,968
MORTGAGE RATE:                7.01000%           OCCUPANCY AS OF 3/1/02:       94.5%

     The Loan. The Mortgage Loan (the "Santa Fe Pointe Apartments Loan") is secured by a first mortgage encumbering a multifamily facility plus an office/community building in Gainesville, Florida. Santa Fe Pointe Apartments Loan represents 0.9% of the Initial Pool Balance. Originated on April 1, 2002, the Santa Fe Pointe Apartments Loan has a principal balance of $15,618,590 as of the Cut-off Date. The Santa Fe Pointe Apartments Loan was made to Santa Fe Pointe LTD, a Florida limited partnership, (the "Santa Fe Pointe Apartments Borrower") which is a special purpose, bankruptcy remote entity. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Santa Fe Pointe Apartments Loan.

     The Santa Fe Pointe Apartments Loan has a remaining term of 117 months and matures on May 1, 2012. The Santa Fe Pointe Apartments Loan may not be prepaid on or prior to March 1, 2012. The Santa Fe Pointe Apartments Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Santa Fe Pointe Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Santa Fe Pointe Apartments Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against losses resulting from acts of terrorism.

     Ownership Interest. The borrower, Santa Fe Pointe LTD., holds a fee-interest in the Mortgaged Property. The borrower is owned 98.5% by its general partner, Davis Heritage Ltd. and 0.5% by its general partner, Santa Fe Pointe of Gainesville, Inc., and 1.0% by its limited partner, Davis Family Dynasty Trust. The sponsor for the Santa Fe Pointe Apartments Loan is Mr. Stefan Davis. In 1995, Davis Heritage Ltd., operated by Stefan Davis, was formed when the construction and development teams of the Davis Companies were separated. Davis Heritage Ltd. functions as the developer and owner of various multi-family and student housing projects throughout Florida, Georgia, Mississippi, South Carolina and North Carolina. The Davis Companies have developed and constructed 144 rural complexes that total just over 6,000 units. With the completion of all units planned and under construction, the Davis Companies will own and manage over 7,700 units across the southeast. The borrower principal's year end financial statement, dated December 31, 2001 indicated liquidity of $4.4 million and net worth of $21.5 million.

     The Property. The Mortgaged Property is a student housing facility consisting of 18 three-story apartment buildings plus an office/community building totaling 168 units or 233,016 net rentable square feet situated on
26.93 acres with 1,273 parking spaces.

     The Mortgaged Property was constructed in 2000 and contains 168 four-bedroom/four bath, fully furnished units each with 1,387 square feet of living space. Unit amenities include a self-cleaning range, dishwasher, microwave, garbage disposal, frost-free refrigerator with ice maker, ceiling fans and a full size washer/dryer. In addition, all units have monitored alarms, a patio or balcony and are wired for cable TV and high-speed internet access. Furnishings include a dining room table and chairs, two barstools, sofa with matching chair and love seat, coffee table and end table with lamp. All bedrooms have a double bed, nightstand, chest-of-drawers, computer desk, chair and lamps. Common area amenities include a swimming pool, lighted basketball and tennis court, volleyball court, clubhouse/office with a game room, kitchen area, computer center, exercise room and picnic tables with barbecue grills. Leases are on a per-bedroom, 12-month basis with parental guarantees. The complex is located directly across from Santa Fe Community College, five miles from the University of Florida and seven miles from downtown Gainesville. It is the only student-oriented complex near Santa Fe Community College that rents by the bedroom. As of March 1, 2002 the subject was 94.5% occupied.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                                4 BEDROOM
                                                                ---------
Number of Units.............................................        168
Average Rent($).............................................      1,520
Unit Size(SF)...............................................      1,387

     Escrows. The Santa Fe Pointe Apartments Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves and an environmental reserve. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. Davis Property Management, Inc. is the property manager. Davis Property Management, Inc. was established in 1975 and currently manages approximately 6,100 apartment units spread throughout the southeast. Additional units of both student housing and multi-family housing are currently under construction and will be added to the management rolls as they are completed.

     Cross-Collateralization. The Santa Fe Pointe Apartments Loan is cross-collateralized and cross-defaulted with the Reflections of Tampa Apartments Loan. The Borrower may make one request to release the referenced cross-collateralization, no earlier than 18 months and no later than 36 months from the date of closing, subject to verification and approval that both properties independently meet the following requirements: 1) 1.25x debt service coverage ratio; 2) 80% loan-to-value ratio based upon a current appraisal; 3) 90% occupancy.

     Financial Information.

                                                                             ANNUALIZED
                                                                             MOST RECENT
                                                              UNDERWRITTEN     6/30/02
                                                              ------------   -----------
Effective Gross Income......................................   $3,047,811    $2,856,274
Total Expenses..............................................   $1,302,826    $1,196,119
Net Operating Income (NOI)..................................   $1,744,985    $1,660,155
Cash Flow (CF)..............................................   $1,669,385    $1,590,155
DSCR on NOI.................................................        1.40x         1.33x
DSCR on CF..................................................        1.33x         1.27x

THE REFLECTIONS OF TAMPA APARTMENTS LOAN

PROPERTY TYPE:                Multifamily        CUT-OFF DATE LTV:             78.4%
TERM/AMORTIZATION:            120/360 months     MATURITY DATE LTV:            68.6%
CUT-OFF BALANCE:              $12,223,457        UNDERWRITING DSCR:            1.30x
% OF INITIAL POOL BALANCE:    0.7%               CUT-OFF BALANCE PER UNIT:     $72,759
MORTGAGE RATE:                7.01000%           OCCUPANCY AS OF 3/1/02:       87.4%

     The Loan. The Mortgage Loan (the "Reflections of Tampa Apartments Loan") is secured by a first mortgage encumbering a multifamily facility in Tampa, Florida. Reflections of Tampa Apartments Loan represents 0.7% of the Initial Pool Balance. Originated on April 1, 2002, the Reflections of Tampa Apartments Loan has a principal balance of $12,223,457 as of the Cut-off Date. The Reflections of Tampa Apartments Loan was made to Reflections of Tampa Ltd., a Florida limited partnership, (the "Reflections of Tampa Apartments Borrower") which is a special purpose, bankruptcy remote entity.

     The Reflections of Tampa Apartments Loan has a remaining term of 117 months and matures on May 1, 2012. The Reflections of Tampa Apartments Loan may not be prepaid on or prior to March 1, 2012. The Reflections of Tampa Apartments Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Reflections of Tampa Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Reflections of Tampa Apartments Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The borrower, Reflections of Tampa Ltd. holds a fee-interest in the Mortgaged Property. Equity ownership in the Borrower is held by the Limited Partner Davis Heritage Ltd. (99.0%) and General Partners EarthArt, Incorporated (0.5%) and Reflections of Tampa, Inc. (0.5%). Equity ownership in Davis Heritage Ltd. is held by General Partner EarthArt Incorporated (1.0%) and Limited Partners Stefan M., Trevor B. and Damon C. Davis (33.0% each). The sponsor of the Reflections of Tampa Loan is Davis Heritage Ltd. In 1995, Davis Heritage Ltd., operated by Stefan Davis, was formed when the construction and development teams of Davis Companies were separated. Davis Heritage Ltd., functions as the developer and owner of the various multifamily and student housing projects throughout Florida, Georgia, Mississippi, South Carolina and North Carolina. The Davis Companies have developed and constructed 144 rural complexes that total just over 6,000 units. With the completion of all units planned and under construction, the Davis Companies will own and manage over 7,700 units across the southeast. Davis Heritage Ltd.'s year-end financial statement, dated December 31, 2001 indicated liquidity of $4.4 million and net worth of $21.5 million.

     The Property. The Mortgaged Property is a student housing facility consisting of 7 three-story apartment buildings totaling 168 units or 210,084 net rentable square feet situated on 15.8 acres with 636 parking spaces.

     The Mortgaged Property was constructed in 2000 and contains 84 three-bedroom/three-bath units with 1,114 square feet of living space and 84 four-bedroom/four bath units with 1,387 square feet of living space. All units are fully furnished with living, dining and bedroom furniture, microwave, dishwasher, refrigerator, stove, washer/dryer, ceiling fans and mini-blinds, high-speed internet access and cable TV in bedrooms, balcony/patio and a monitored alarm system. Common area amenities include a clubhouse and game room, computer center, fitness center, outdoor swimming pool, sand volleyball court, basketball court, car wash, and parking. The Mortgaged Property is located near three interstate highways: I-4, I-275 and I-75. The area, characterized as high-density residential, has been a focal point for student housing during the past few years. A rent roll dated March 1, 2002 indicates that the subject is 87.4% occupied.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                                        3 BEDROOM    4 BEDROOM
                                                        ---------    ---------
Number of Units.......................................       84           84
Average Rent($).......................................    1,230        1,560
Unit Size(SF).........................................    1,114        1,387

     Escrows. The Reflections of Tampa Apartments Loan documents provide for certain escrows of tax and insurance and provide for replacement reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. Davis Property Management, Inc. is the property manager. Davis Property Management, Inc. was established in 1975 and currently manages approximately 6,100 apartment units spread throughout the southeast. Additional units of both student housing and multi-family housing are currently under construction and will be added to the management rolls as they are completed.

     Cross-Collateralization. The Reflections of Tampa Apartments Loan is cross-collateralized and cross-defaulted with the Santa Fe Pointe Apartments Loan. The Borrower may make one request to release the referenced cross-collateralization, no earlier than 18 months and no later than 36 months from the date of closing, subject to verification and approval that both properties independently meet the following requirements: 1) 1.25x debt service coverage ratio; 2) 80% loan-to-value ratio based upon a current appraisal; 3) 90% occupancy.

Financial Information.

                                                                             ANNUALIZED
                                                                             MOST RECENT
                                                              UNDERWRITTEN     6/30/02
                                                              ------------   -----------
Effective Gross Income......................................   $2,487,634    $2,445,599
Total Expenses..............................................   $1,149,214    $1,161,621
Net Operating Income (NOI)..................................   $1,338,420    $1,283,978
Cash Flow (CF)..............................................   $1,272,564    $1,262,026
DSCR on NOI.................................................        1.37x         1.31x
DSCR on CF..................................................        1.30x         1.29x

THE 20555 VICTOR PARKWAY LOAN

PROPERTY TYPE:                Office             CUT-OFF DATE LTV:             73.8%
TERM/AMORTIZATION:            120/360 months     MATURITY DATE LTV:            65.8%
CUT-OFF BALANCE:              $27,219,127        UNDERWRITING DSCR:            1.25x
% OF INITIAL POOL BALANCE:    1.6%               CUT-OFF BALANCE PER SF:       $138
MORTGAGE RATE:                7.515%             OCCUPANCY AS OF 4/29/02:      92.9%

     The Loan. The Mortgage Loan (the "20555 Victor Parkway Loan") is secured by a first mortgage encumbering an office building in Livonia, Michigan. The 20555 Victor Parkway Loan represents 1.6% of the Initial Pool Balance. Originated on July 30, 2001, the 20555 Victor Parkway Loan has a principal balance of $27,219,127 as of the Cut-off Date. The 20555 Victor Parkway Loan was made to 20555 Development Associates, L.L.C., a Delaware limited liability company, (the "20555 Victor Parkway Borrower") which is a special purpose, bankruptcy remote entity with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20555 Victor Parkway Loan.

     The 20555 Victor Parkway Loan has a remaining term of 108 months and matures on August 1, 2011. The 20555 Victor Parkway Loan may not be prepaid on or prior to February 1, 2011. The 20555 Victor Parkway Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The 20555 Victor Parkway Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 20555 Victor Parkway Borrower may, from time to tome, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The borrower for the 20555 Victor Parkway Loan, 20555 Development Associates, L.L.C., is 100% owned by Victor Parkway Associates, L.L.C., a Delaware limited liability company. The sponsors of the borrower are Michael Kojaian and his son, C. Michael Kojaian. They are reported to own through Kojaian Companies and/or personally, commercial real estate totaling 25 million square feet in 10 states. In addition, Michael Kojaian sits on the board of the property management company Grubb & Ellis and according to a press release by Grubb & Ellis recently invested an additional $15.2 million in the firm through Kojaian Ventures, positioning Kojaian with the opportunity to exercise the voting power of a majority stockholder of Grubb & Ellis.

     The Property. The Mortgaged Property securing the 20555 Victor Parkway Loan is situated on approximately 12.72 acres and was constructed in 1999 as a 4-story Class A office building with 197,280 net rentable square feet. The structure includes a two-story atrium entrance with three elevators, pre-wiring for various telecommunications services including high-speed internet access, a cafeteria for tenants, and surface parking for 839 automobiles. The Mortgaged Property shares some common parking with the adjacent office building, along with common driveway entrances off of Victor Parkway. The Mortgaged Property is part of Victor Corporate Park, a 95-acre business park located in the I-275 corridor submarket along the western boundary of the Detroit Metropolitan Area. Two major freeways transverse the submarket: I-275 and I-96/
I-696. As of April 29, 2002 the occupancy rate for the Mortgage Property securing the 20555 Victor Parkway Loan was 92.9%.

     The Mortgage Property is leased in part to a number of tenants that include publicly traded companies. For example, one such tenant is Ford Motor Corporation (NYSE: F) which is rated "BBB+" by S&P and "BBB+" by Fitch. Another tenant, Percepta, LLC, a joint venture between Ford Motor Company and TeleTech Holdings, Inc., is a provider of customer relations management services and solutions to the automotive industry, and operates from locations in Australia, Canada, Mexico, and the United Kingdom. Quicken Loans, Inc. provides mortgage loans by e-mail or telephone.

     Tenant Table.

                          % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                     REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                    ----------   ------------   -------------   -------------   -----------
Quicken Loans...........    56.58%       113,443          57.50%        12/31/09        $24.13
Ford Motor Company......    27.36%        51,906          26.31%         3/31/06        $25.50
Percepta, LLC...........     5.85%        11,092           5.62%         3/31/05        $25.50

     Escrows. The 20555 Victor Parkway Loan documents provide for tax escrows and provide for replacement reserves and tenant improvement/leasing commission reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are swept into a collection account monthly for disbursement as described in the 20555 Victor Parkway Loan documents. The lender has control over both the lock box and collection accounts.

     Property Management. Grubb & Ellis Management Services, Inc. is the property manager. Established in 1958, Grubb & Ellis Management Services, Inc. currently manages 150 million square feet of space with 18 million square feet in the local market.

     Financial Information.

                                                                               ANNUALIZED
                                                              FULL YEAR       MOST RECENT
                                              UNDERWRITTEN   (12/31/01)         4/30/02
                                              ------------   -----------   ------------------
Effective Gross Income......................   $4,550,033    $ 4,315,849       $4,836,651
Total Expenses..............................   $1,427,359    $ 1,260,256       $1,590,504
Net Operating Income (NOI)..................   $3,122,674    $ 3,055,593       $3,246,147
Cash Flow (CF)..............................   $2,882,379    $ 3,055,593       $3,246,147
DSCR on NOI.................................        1.35x          1.33x            1.41x
DSCR on CF..................................        1.25x          1.33x            1.41x

THE PEARSON EDUCATIONAL DISTRIBUTION CENTER LOAN

PROPERTY TYPE:                Industrial         CUT-OFF DATE LTV:             73.5%
TERM/AMORTIZATION:            120/336 months     MATURITY DATE LTV:            63.4%
CUT-OFF BALANCE:              $27,184,613        UNDERWRITING DSCR:            1.25x
% OF INITIAL POOL BALANCE:    1.6%               CUT-OFF BALANCE PER SF:       $25
MORTGAGE RATE:                7.45000%           OCCUPANCY AS OF 4/30/02:      100.0%

     The Loan. The Mortgage Loan (the "Pearson Educational Distribution Center Loan") is secured by a first mortgage encumbering an industrial building in Lebanon, Indiana. The Pearson Educational Distribution Center Loan represents 1.6% of the Initial Pool Balance. Originated on February 15, 2002, the Pearson Educational Distribution Center Loan has a principal balance of $27,184,613 as of the Cut-off Date. The Pearson Educational Distribution Center Loan was originally made to Marc Mount Zion LLC, a Delaware limited liability company, which is a special purpose, bankruptcy remote entity with one independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pearson Educational Distribution Center Loan. On July 2, 2002 the Loan was assigned to and assumed by Mount Zion Road, LLC (the "Pearson Educational Distribution Center Borrower").

     The Pearson Educational Distribution Center Loan has a remaining term of 115 months and matures on March 1, 2012. The Pearson Educational Distribution Center Loan may not be prepaid on or prior to January 1, 2012. The Pearson Educational Distribution Center Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Pearson Educational Distribution Center Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Pearson Educational Distribution Center Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The borrower, Mount Zion Road, LLC, is a single purpose entity. Sherwin Jarol is one of the borrower principals. Mr. Jarol is a Certified Public Accountant by trade and has been a principal in the Chicago accounting firm of Morris D. Ziegler & Co., since 1972. He began acquiring real estate in 1977 and currently has interest in 62 properties with an approximate value of $513,500,000. The other borrower principal is Bradley Associates Limited Partnership. The partnership was formed in 1989 with the purpose of investing in commercial real estate properties throughout the United States. A year end operating statement, dated December 31, 2001 reported revenue from operations of $6.1 million, expenses of $3.0 million and net income of $3.1 million. A December 31, 2001 partnership financial statement indicates liquid assets of $5.9 million, total assets $36.5 million and net worth/partners equity of $23.0 million.

     The Property. The Mortgaged Property is a single story, single tenant warehouse/distribution facility, containing 1,088,913 net rentable square feet situated on 38.9 acres of land located in the Lebanon Industrial Park, Lebanon, Indiana in Boone County.

     The 576,040 sf building was constructed in 1997 and expanded upon in 2001 by 512,873 square feet and has 605 parking spaces. The foundation consists of reinforced concrete grade beams on reinforced concrete piers and spread footings beneath all perimeter walls, concrete piers support interior columns and the ground floor is non-reinforced concrete slab on grade. The building is steel frame construction with load bearing insulated precast concrete wall panels and the roof consists of a metal deck with a single-ply, ballasted EPDM membrane system over insulation. The structure space is broken-up into a general warehouse with a total of 1,003,802 square feet and 33 foot ceilings, an office with 74,447 square feet and 8.6 foot ceilings and a distribution/warehouse, including a mezzanine section with 10,664 square feet and 14.5 foot ceilings on the first floor and 13.6 foot ceilings on the second floor. The facility has 74 dock doors and four drive-in doors. The building is leased, 100%, to Pearson Education, Inc., a wholly owned subsidiary of Pearson Plc (NYSE: PSO), under a 15 year lease that expires on October 31, 2016. The Mortgaged Property is located on I-65, 20 miles northwest of Indianapolis in a 550-acre business park with other large single tenant warehouse/ distribution facilities.

     Tenant Table.

                          % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                     REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                    ----------   ------------   -------------   -------------   -----------
Pearson Education,
  Inc. .................    100.00%     1,091,435        100.00%        10/31/16         $4.29

     Escrows. The Pearson Educational Distribution Center Loan documents provide for certain escrows of immediate repairs and a Pearson lease deposit and leasing reserves. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Lock Box Account. Based on a cash management agreement all rents, profits, and others sums received by borrower are deposited directly into a lockbox account, which is "swept" daily with the funds deposited into an interest bearing corporate money market account ("COR Account"). On the first business day of each month all funds collected in the COR Account are disbursed according to the terms of the cash management agreement. All funds remaining in the COR Account after the required disbursements are released to the borrower. Upon the occurrence of a cash trap event the funds normally disbursed to the borrower will be held in the COR Account until such time that the lender receives confirmation that the cash trap event is no longer in effect. At that time the accumulated funds will be released to the borrower. A cash trap event means the occurrence of any of the following events: (a) an event of default under the Pearson Educational Distribution Center Loan documents, or (b) the failure of the tenant, Pearson Education, Inc., to make its rental payments pursuant to its lease within thirty days of the due date.

     Property Management. Until September 1, 2002, Duke Realty Services LP will act as the property manager. Duke Realty Services LP is a wholly owned subsidiary of Duke Realty Corporation (NYSE: DRE) the largest publicly traded office and industrial real estate company in the United States. The property Asset Manager (under an asset management agreement) is currently Bradley Associates, Limited Partnership ("Bradley Associates"). Starting September 1, 2002, Bradley Associates will take over all property management responsibilities of the Mortgaged Property from Duke Realty Services LP.

     Financial Information.

                                                                             ANNUALIZED
                                                                             MOST RECENT
                                                             UNDERWRITTEN      4/30/02
                                                             ------------    -----------
Effective Gross Income.....................................   $4,445,096     $3,299,939
Total Expenses.............................................   $1,418,386     $  210,293
Net Operating Income (NOI).................................   $3,026,710     $3,089,646
Cash Flow (CF).............................................   $2,904,432     $3,089,646
DSCR on NOI................................................        1.30x          1.33x
DSCR on CF.................................................        1.25x          1.33x

THE HOLLY HALL APARTMENTS LOAN

PROPERTY TYPE:                Multifamily        CUT-OFF DATE LTV:             78.3%
TERM/AMORTIZATION:            84/348 months      MATURITY DATE LTV:            72.3%
CUT-OFF BALANCE:              $26,473,000        UNDERWRITING DSCR:            1.26x
% OF INITIAL POOL BALANCE:    1.5%               CUT-OFF BALANCE PER UNIT:     $46,525
MORTGAGE RATE:                6.55500%           OCCUPANCY AS OF 4/24/02:      90.9%

     The Loan. The Mortgage Loan (the "Holly Hall Apartments Loan") is secured by a first mortgage encumbering a multifamily facility located in Houston, Texas. Holly Hall Apartments Loan represents 1.5% of the Initial Pool Balance. Originated on July 1, 2002, the Holly Hall Apartments Loan has a principal balance of $26,473,000 as of the Cut-off Date. The Holly Hall Apartments Loan was made to Feiga/Holly Hall, L.P., a Delaware limited partnership, (the "Holly Hall Apartments Borrower") which is a special purpose, bankruptcy remote entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Holly Hall Apartments Loan.

     The Holly Hall Apartments Loan has a remaining term of 83 months and matures on July 1, 2009. The Holly Hall Apartments Loan may not be prepaid on or prior to May 1, 2009. The Holly Hall Apartments Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The Holy Hall Apartments Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The Holly Hall Apartments Borrower shall use commercially reasonable efforts, consistent with those of prudent owners of institutional quality commercial real estate, to maintain insurance coverage against losses resulting from acts of terrorism.

     Ownership Interest. The borrower, Feiga/Holly Hall L.P., holds a fee interest in the Mortgaged Property. The borrower is owned by Feiga, Inc. as general partner (1% interest), Bldg. Apt. Co. LLC as general partner (1% interest), and Feiga Partners LP as limited partner (98% interest). Feiga, Inc. is owned by Maynard Koenigsberg and Craig Koenigsberg (50%/50% shareholders), while Feiga Partners LP is owned by two general partners, Feiga, Inc. (1%) and Bldg. Apt. Co. LLC (1%), and two limited partners, Kings Mountain LP (49%) and Partnership 97 LP (49%). Various members of the Koenigsberg and Goldman families hold interests in these partnerships. Bldg. Apt. Co. LLC is owned by Bldg. Funding Corp. as Member (99%) and Bldg. Assoc. Inc. as Managing Member (1%). Mr. Craig Koenigsberg, the sponsor for the Holly Hall Apartments Loan, is a professional real estate investor with over 10 years of experience, specializing in the acquisition, management, and development of income producing properties, most notably garden-style apartment complexes. Through his company, CLK Management Corp. based in Great Neck, New York, Mr. Koenigsberg has been involved in the development and purchase of more than 145 properties with values of over $350 million located in New York, Georgia, Alabama, Mississippi, Oklahoma, Florida, Arizona, Texas, Louisiana, and Utah.

     The Property. The Mortgaged Property is a 569-unit Class B garden style apartment complex consisting of 56 two and three-story buildings with a total of 514,558 net rentable square feet located in Houston, Harris County, Texas.

     The project was constructed in 1971 and is situated on 18.6 acres of land with 870 parking spaces; a complete exterior renovation is ongoing at a cost of $1.28 million ($2,250/unit). The structures have concrete foundations and are wood frame construction with exteriors of vinyl siding that are currently being upgraded with first floor levels receiving stucco and second and third floor levels receiving new vinyl siding. The roofs are pitched with composition shingles.

     Unit amenities include frost-free refrigerators, dishwashers, ranges with oven and vent hoods, garbage disposals, stacked washer/dryer, bedroom ceiling fans, and intrusion alarms. Project amenities include a limited access gate; heated swimming pool and oversized jacuzzi; recreation center with weight training & workout equipment, aerobic exercise room, full locker room facilities, and dry saunas. The complex is located in the Bellaire/Southwest sub-market of Houston, which is 90% developed with a variety of uses. The Mortgaged Property is 90.9% occupied as of April 24, 2002, while the overall sub-market is 95.6% occupied as of first quarter 2002.

     The following table presents information relating to the unit configuration of the Mortgaged Property:

                                             1 BEDROOM    2 BEDROOM    3 BEDROOM
                                             ---------    ---------    ---------
Number of Units............................     337           192           40
Average Rent($)............................     633           869        1,220
Unit Size(SF)..............................     701         1,168        1,352

     Escrows. The Holly Hall Apartments Loan documents provide for certain escrows of taxes and provide for replacement reserves and a special renovation escrow account. See Annex B to the prospectus supplement for information regarding escrow reserves.

     Property Management. The Mortgaged Property is managed by a third party property management company, Anterra Management Corporation, ("Anterra"). Anterra was formed in 1989 to provide multifamily real estate investment and management services. Based in Dallas, Texas, Anterra currently manages approximately 9,500 units in over 15 cities throughout Texas, Louisiana, and Utah. In the local Houston market, the company manages 1,000 units. Anterra offers a full range of multifamily real estate services including property management, acquisition services, rehabilitation services, and due diligence.

     Financial Information.

                                                                              ANNUALIZED
                                                                 FULL YEAR    MOST RECENT
                                                  UNDERWRITTEN   (12/31/01)    (3/31/02)
                                                  ------------   ----------   -----------
Effective Gross Income..........................   $4,851,969    $4,750,238   $4,829,673
Total Expenses..................................   $2,138,491    $2,002,242   $1,973,538
Net Operating Income (NOI)......................   $2,713,478    $2,747,996   $2,856,135
Cash Flow (CF)..................................   $2,571,228    $2,747,996   $2,856,135
DSCR on NOI.....................................        1.33x         1.35x        1.40x
DSCR on CF......................................        1.26x         1.35x        1.40x

THE 20255 VICTOR PARKWAY LOAN

PROPERTY TYPE:                Office             CUT-OFF DATE LTV:             74.4%
TERM/AMORTIZATION:            120/360 months     MATURITY DATE LTV:            66.4%
CUT-OFF BALANCE:              $25,441,911        UNDERWRITING DSCR:            1.25x
% OF INITIAL POOL BALANCE:    1.5%               CUT-OFF BALANCE PER SF:       $145
MORTGAGE RATE:                7.51500%           OCCUPANCY AS OF 4/29/02:      90.6%

     The Loan. The Mortgage Loan ( the "20255 Victor Parkway Loan") is secured by a first mortgage encumbering an office building in Livonia, Michigan. The 20255 Victor Parkway Loan represents 1.5% of the Initial Pool Balance. Originated on July 30, 2001 the 20255 Victor Parkway Loan has a principal balance of $25,441,911 as of the Cut-off Date. The 20255 Victor Parkway Loan was made to 20255 Development Associates, L.L.C., a Delaware Limited Liability Company, (the "20255 Victor Parkway Borrower") which is a special purpose, bankruptcy remote entity with an independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20255 Victor Parkway Loan.

     The 20255 Victor Parkway Loan has a remaining term of 108 months and matures on August 1, 2011. The 20255 Victor Parkway Loan may not be prepaid on or prior to February 1, 2011. The 20255 Victor Parkway Loan is subject to defeasance with United States government obligations beginning two years after the Delivery Date.

     The 20255 Victor Parkway Borrower, at its sole cost and expense, is required to keep the Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy. The 20255 Victor Parkway Borrower may, from time to time, be required to obtain other insurance pursuant to the terms of the loan agreement.

     Ownership Interest. The borrower for the 20255 Victor Parkway Loan, 20255 Development Associates, L.L.C., is 100% owned by Victor Parkway Associates, L.L.C., a Delaware limited liability company. The sponsors of the borrower are Michael Kojaian and his son, C. Michael Kojaian. They are reported to own through Kojaian Companies and/or personally, commercial real estate totaling 25 million square feet in 10 states. In addition Michael Kojaian, sits on the board of the property management company, and according to a press release by Grubb & Ellis recently invested an additional $15.2 in the firm through Kojaian Ventures, positioning Kojaian with the opportunity to exercise the voting power of a majority stockholder of Grubb & Ellis.

     The Property. The Mortgaged Property securing the 20255 Victor Parkway Loan is situated on 14.69 acres and was constructed in 1999 as a 4-story Class A office building with 175,235 net rentable square feet. The structure includes a two-story atrium entrance with three elevators, pre-wiring for various telecommunication services including high-speed internet access, and surface parking for 728 automobiles. The property shares some common parking area with the adjacent office building, along with common driveway entrances off of Victor Parkway and there is a retention pond designed as a small lake with a fountain. The subject is part of Victor Corporate Park, a 95-acre business park located in the I-275 corridor submarket along the western boundary of the Detroit Metropolitan Area. Two major freeways transverse the submarket: I-275 and I-96/I-696. As of April 29, 2002 the occupancy rate for the Mortgage Property securing the 20255 Victor Parkway Loan was 90.6%.

     The Mortgaged Property is 52.83% leased to a number of tenants that include publicly traded companies. For example, one such tenant is EMC Corporation (NYSE: EMC) that has a "BBB" rating by S&P. EMC Corporation, and its subsidiaries, design, manufacture, market and support a range of hardware and software products and provide services for the storage, management protection and sharing of electronic information. Alcoa, Inc. (NYSE: AA) is rated "A+" by S&P, is an integrated aluminum company producing and selling aluminum, semi-fabricated and finished aluminum products and aluminia. Other tenants leasing space in the building include Market Strategies leasing 45,916 square feet, SCI/dba ON Semiconductor (NASDAQ: ONNN) leasing 4,946 square feet, The Federal Deposit Insurance Corporation leasing 7,377 square feet, and Aramark Services, Inc. (S&P rated "BBB-") leasing 11,719 square feet.

     Tenant Table.

                          % OF GROSS   NET RENTABLE     % OF NET      DATE OF LEASE
TENANT                     REVENUE      AREA (SF)     RENTABLE AREA    EXPIRATION     RENT PER SF
------                    ----------   ------------   -------------   -------------   -----------
Market Strategies.......    25.70%        45,916          26.20%         7/31/09        $25.01
EMC.....................    24.85%        43,339          24.73%         1/31/05        $25.62
Alcoa Automotive Casting
  Div...................    14.23%        25,201          14.38%         5/31/08        $25.23

     Escrows. The 20255 Victor Parkway Loan documents provide for tax escrows and provide for replacement reserves and tenant improvement/leasing commission reserves. See Annex B to the Prospectus Supplement for information regarding escrow reserves.

     Lock Box Account. Tenant payments are deposited into a mortgagee designated lock box account. The funds in this account are swept into a collection account monthly for disbursement as described in the 20255 Victor Parkway Loan documents. The lender has control over both the lock box and collection accounts.

     Property Management. Grubb & Ellis Management Services, Inc. is the property manager. Established in 1958, Grubb & Ellis Management Services, Inc. currently manages 150 million square feet of space with 18 million square feet in the local market.

     Financial Information.

                                                                                ANNUALIZED
                                                                   FULL YEAR    MOST RECENT
                                                    UNDERWRITTEN   (12/31/01)    (4/30/02)
                                                    ------------   ----------   -----------
Effective Gross Income............................   $4,219,977    $4,078,183   $4,287,843
Total Expenses....................................   $1,278,618    $1,037,488   $1,339,368
Net Operating Income (NOI)........................   $2,941,359    $3,040,695   $2,948,475
Cash Flow (CF)....................................   $2,695,709    $3,040,695   $2,948,475
DSCR on NOI.......................................        1.36x         1.41x        1.37x
DSCR on CF........................................        1.25x         1.41x        1.37x

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties, other than Manufactured Housing Communities.

     Delinquencies. As of the Cut-off Date, no Mortgage Loan will have been 30 days or more delinquent in respect of any Monthly Payment during the past 12 months. All of the Mortgage Loans were originated during the 23 months prior to the Cut-off Date.

     Tenant Matters. Seventy-nine of the retail, office, industrial and warehouse Mortgaged Properties, which represent security for 58.4% of the Initial Pool Balance, are leased in large part to one or more Major Tenants. The top three concentrations of Major Tenants with respect to more than one property (groups of Mortgage Loans where the same company is a Major Tenant of each Mortgage Loan in the group) represent 3.6%, 2.9% and 2.5% of the Initial Pool Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Five Mortgage Loans, which represent 2.5% of the Initial Pool Balance, are, in each such case, secured primarily by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, in each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Subordinate Financing. The existence of subordinated indebtedness encumbering a mortgaged property may increase the difficulty of refinancing the related mortgage loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the mortgaged property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. Regardless of whether the terms of a mortgage loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. One Mortgage Loan representing 2.2% of the Initial Pool Balance has existing unsecured debt. Two of the Mortgage Loans, representing 0.6% of the Initial Pool Balance, permit additional unsecured debt under certain circumstances. Two of the Mortgage Loans, representing 1.9% of the Initial Pool Balance, permit additional secured debt under certain circumstances. In addition, we are aware that one of the Mortgaged Properties relating to the Mortgage Loans, representing 0.5% of the Initial Pool Balance, has existing secured debt. With respect to 11 Mortgage Loans representing 5.9% of the Initial Pool Balance, the owners of the related borrower have a contingent reimbursement obligation with respect to an undrawn letter of credit payable to unrelated third parties. In addition 13 of the Mortgage Loans representing 10.8% of the Initial Pool Balance permit the members of the related borrower to incur mezzanine debt under the circumstances set forth in the related loan agreement. Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other debt outstanding. See "Certain Legal Aspects of Mortgage Loans -- Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments

     Each of the Mortgaged Properties (except 3 Mortgaged Properties, representing 0.4% of the Initial Pool Balance, for which environmental insurance policies were obtained in connection with origination in lieu of environmental site assessments) was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. The report of each such assessment, update or screen is referred to herein as an "Environmental Report". With respect to an Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally one or more of the following was the case: (A) a party not related to the related borrower was identified as a responsible party for such condition or circumstance, (B) the related borrower was required to provide additional security and/or to obtain and, for the period

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contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action" letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was not greater than two percent of the outstanding principal balance of the related Mortgage Loan, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. There can be no assurance, however, that a responsible party will be financially able to address the subject condition or compelled to do so.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising out of actions occurring after the Delivery Date, and which did not exist prior to the Delivery Date and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located; however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted. None of the testing referenced in the preceding sentence was conducted in connection with a Manufactured Housing Community.

     Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition. In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. (In the event a Phase I assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling Agreement. In the event a Phase I assessment already exists that is older than 12 months, the Special Servicer must obtain a new Phase I assessment.) Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments

     Inspections of each of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies

     An independent appraiser that was either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan in order to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated on Annex A hereto, and except for certain mortgaged properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in the Uniform Standards of Professional Appraisal Practice ("USPAP"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Fiscal Agent or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property (except for appraisals conducted with respect to some of the Mortgaged Properties at the time of origination by appraisers then in the employ of Bank of America).

       Zoning and Building Code Compliance. Bank of America has generally examined whether the use and operation of the Mortgaged Properties were in material compliance with all zoning, land-use, ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers. Certain violations may exist, but Bank of America has no notice of any material existing violations with respect to the Mortgaged Properties securing such Mortgage Loans which materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or (ii) the principal use of the Mortgaged Property as of the date of the related Mortgage Loan's origination.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, Bank of America has determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) the extent of the nonconformity is not material,

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage Loan in full,

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the Mortgage Loan, or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off the Mortgage Loan in full. In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that the hazard insurance may be in such other amounts as was required by Bank of America.

     In addition, if any material improvements on any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal

Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property;

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.

     In general, the Mortgage Loans including those Mortgaged Properties secured in California do not require earthquake insurance. Thirty-five of the Mortgaged Properties, securing 14.3% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Washington, Utah and Nevada. No Mortgaged Property has a "probable maximum loss" (PML) in excess of 20%.

THE MORTGAGE LOAN SELLER

     Bank of America is a national banking association. The principal office of Bank of America is in Charlotte, North Carolina. Bank of America is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation.

     The information set forth herein has been provided by Bank of America. Neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans and the CM Subordinate Components of the CM Component Mortgage Loan), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, Bank of America will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

          (7) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease, Credit Lease or Lease Enhancement Policy;

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan; and

          (10) a list attached to each mortgage file indicating the documents included in such mortgage file.

     The Trustee is required to review the documents delivered thereto by Bank of America within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the above-described obligations made by the Mortgage Loan Seller, as generally described in items (1) through (10) in the preceding paragraph and as more particularly described in the Pooling Agreement and that breach materially and adversely affects the interests of the Certificateholders, or any of them with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then Bank of America will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be or (1) to repurchase (or cause the repurchase of) the affected Mortgage Loan (including the Subordinate Component of any Component Mortgage Loan and the CM Subordinate Components of the CM Component Mortgage Loan) at a price (the "Purchase Price") generally equal to the unpaid principal balance of the Mortgage Loan (including the Subordinate Component of any Component Mortgage Loan and the CM Subordinate Components of the CM Component Mortgage Loan), plus any accrued but unpaid interest thereon (other than Excess Interest) at the related Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein), any interest on any Advances and any related unreimbursed Additional Trust Fund Expenses (including costs of enforcement), or (2), other than with respect to a Component Mortgage Loan or the CM Component Mortgage Loan, substitute a Qualified Substitute Mortgage Loan (as defined below) for such Mortgage Loan and pay the Trustee a shortfall amount equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified Substitute Mortgage Loan as of the date of substitution (the "Substitution Shortfall Amount"). If such defect or breach is capable of being cured but not within the 90 day period and Bank of America has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, then Bank of America shall have, with respect to the Mortgage Loans, an additional 90 days to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the Mortgage Loan (such possible additional cure period shall not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan;
(iii) have the same Due Date as the deleted Mortgage Loan;

(iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the deleted Mortgage Loan as of the Closing Date or immediately prior to substitution, whichever is higher in the case of the debt service coverage ratio and whichever is lower in the case of the loan-to-value ratio; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to the Mortgage Loan) as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase and Sale Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (x) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xi) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller); (xii) have been approved by the Directing Certificateholder; provided that such approval of the Directing Certificateholder may not be unreasonably withheld; and (xiii) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs or the imposition of tax on any of the REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling Agreement. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that no Mortgage Rate shall be less than the highest Pass-Through Rate of any Class of Certificates then outstanding that it is not subject to a Weighted Average Net Mortgage Rate cap, plus the Master Servicing Fee and the Trustee Fee) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a Crossed-Collateralized Mortgage Loan and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related Crossed-Collateralized Mortgage Loan (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related Crossed-Collateralized Mortgage Loan and the Mortgage Loan Seller which sold the loan to the Depositor will be required to repurchase or substitute for any related Crossed-Collateralized Mortgage Loan in the manner described above unless, in the case of a breach, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loans as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any related Crossed-Collateralized Mortgage Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, and (b) 1.25x and (ii) the loan-to-value ratio for any related Crossed-Collateralized Mortgage Loans is not greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, and (b) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan in the manner prescribed above while the Trustee continues to hold any related Cross-Collateralized Mortgage Loans, the Mortgage Loan Seller and the Depositor have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from enforcing any remedies against the other's

Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Cross-Collateralized Mortgage Loans, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Cross-Collateralized Mortgage Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and Sale Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" shall mean the Mortgaged Property directly securing a Cross-Collateralized Mortgage Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     The respective repurchase, substitution or cure obligations of the Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of Bank of America to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if Bank of America defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then Bank of America will not be required to repurchase (or cause the repurchase of) the related affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling Agreement requires that the assignments in favor of the Trustee with respect to each Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of Bank of America See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a mortgage loan purchase and sale agreement (the "Mortgage Loan Purchase and Sale Agreement"). Pursuant to the Mortgage Loan Purchase and Sale Agreement, Bank of America will represent and warrant with respect to the Mortgage Loans, as of the Cut-off Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the schedule of Mortgage Loans (the "Mortgage Loan Schedule") attached to the Pooling Agreement (which will contain a limited portion of the information set forth in Annex A) is true, complete and correct in all material respects as of the Delivery Date;

          (2) each Mortgage securing a Mortgage Loan is a valid first lien on the related Mortgaged Property subject only to (a) the lien of current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not materially interfere with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan and (f) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group (the foregoing items (a) through (f) being herein referred to as the "Permitted Encumbrances").

          (3) the Mortgage(s) and Mortgage Note for each Mortgage Loan and all other documents to which the related borrower is a party and which evidence or secure such Mortgage Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Delivery Date, or during the twelve-month period prior thereto, 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Mortgage Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Mortgage Note;

          (7) it has no knowledge that (a) there is any proceeding pending or threatened for the condemnation of all or any material portion of any Mortgaged Property, or (b) there is any damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws in effect at its date of origination;

          (9) in connection with or subsequent to the origination of the related Mortgage Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property or had a transaction screen performed in lieu of an environmental site assessment, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (10) the lien of each Mortgage is insured by a title insurance policy that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan);

          (11) the proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no requirement for future advances thereunder;

          (12) the terms of the Mortgage Note and Mortgage(s) for each Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File or indicated on the Mortgage Loan Schedule;

          (13) to the Mortgage Loan Seller's actual knowledge there are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (15) no Mortgage Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest except for an ARD Loan to the extent described under "-- Certain Terms and Conditions of the Mortgage Loans -- Hyperamortization"; and

          (16) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent among other things, concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. Bank of America will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, Bank of America had good and marketable title to, and was the sole owner of, each Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan. Bank of America will also represent that the Mortgage File relating to each Mortgage Loan contains an appraisal of the Mortgaged Property signed by an appraiser, who, to the Mortgage Loan Seller's knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan and that in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter or other agreement that the appraisal satisfies the requirements of the USPAP.

     If Bank of America discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates, then Bank of America will be obligated, within a period of 90 days following its discovery or receipt of notice of such defect or breach to cure such breach in all material respects, repurchase such Mortgage Loan at the applicable Purchase Price or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such defect or breach is capable of being cured (but not within the 90 day period) and Bank of America has commenced and is diligently proceeding with cure of such defect or breach within 90 day period, Bank of America shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (such possible additional cure period shall not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach under the Pooling Agreement of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach of such representations and warranties if Bank of America defaults on its obligation to do so. Bank of America will be the sole Warranting Party (as defined in the accompanying prospectus) in respect of the Mortgage Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by Bank of America is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and Bank of America will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the proceeding paragraph, such removal will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Mortgage Loans (including the Subordinate Component of each of the Component Mortgage Loans and the CM Subordinate Components of the CM Component Mortgage
Loan) for which it is responsible on behalf of the Trust, in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of the Pooling Agreement, and the Mortgage Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties, giving due consideration to customary and usual standards of practice of prudent institutional lenders servicing their own mortgage loans and assets which are comparable to the Mortgage Loans serviced under the Pooling Agreement; or generally services and administers similar mortgage loans or assets as applicable, held in its portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest and full collection of default interest and late payments under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on such Mortgage Loan to the Certificateholders (collectively) on a net present value basis; and (c) without regard to (1) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower or any other party to the Pooling Agreement; (2) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (3) the Master Servicer's or the Special Servicer's obligation to make Advances (as defined herein); (4) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances (as defined herein); (5) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to

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receive compensation for its services or reimbursement of costs under the
Pooling Agreement or with respect to any particular transaction; (6) any credit that it or any of its affiliates has extended to any mortgagor or any of its affiliates; and (7) the servicing of other mortgage loans or other mortgaged properties by the Master Servicer or the Special Servicer, as the case may be.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Mortgage Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"). A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

          (1) the related borrower has failed to make when due any Balloon Payment and such borrower has not delivered to the Master Servicer on or before the due date of such Balloon Payment a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the Master Servicer which provides such refinancing will occur within 120 days after the date of such Balloon Payment (provided that if such refinancing does not occur during such time, a Servicing Transfer Event will be deemed to have occurred);

          (2) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;

          (3) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (2) above, that may, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days);

          (4) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (5) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

          (6) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

          (7) the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

          (8) the Master Servicer or the Special Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur and would not be cured within 60 days or in the case of a Balloon Payment 30 days.

     The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the Pooling Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO

Properties as are specifically provided for in the Pooling Agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the Pooling Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

          (w) in the case of the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (x) in the case of the circumstances described in clauses (4), (5),
     (6) and (8) of this section, such circumstances cease to exist in the reasonable judgment of the Special Servicer;

          (y) in the case of the circumstances described in clause (3) of this section, such default is cured; and

          (z) in the case of the circumstances described in clause (7) of this section, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer, the Trustee and the Rating Agencies. If the CM Component Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset Status Report to the CM Controlling Holder (as defined below). In addition, each Asset Status Report relating to a Component Mortgage Loan will also be delivered to a representative (each, a "Subordinate Component Representative") selected by the holders of the Class of Class V Certificates related to such Component Mortgage Loan who may consult with the Directing Certificateholder in advising the Special Servicer with respect to such Component Mortgage Loan. In the event the Subordinate Component Representative and the Directing Certificateholder cannot agree as to a proposed course of action, the Special Servicer will follow the instructions of the Directing Certificateholder to the extent required under the Pooling Agreement. The Directing Certificateholder or the CM Controlling Holder may object in writing via facsimile or e-mail to any applicable Asset Status Report within 10 business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder or CM Controlling Holder, as applicable and (ii) in any case, will determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but shall in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder, subject to the Subordinate Component Representative's right of consultation) or CM Controlling Holder does not disapprove an applicable Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. However, the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder or CM Controlling Holder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder) or CM Controlling Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer, in accordance with the Servicing Standard, makes a determination that (i) such objection is not in the best interests of the Certificateholders or (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a ten business day period would materially and adversely affect the interests of the Certificateholders, and it has made a reasonable effort to contact the Directing Certificateholder or CM Controlling Holder, as applicable.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the Class P Certificates.

     The "CM Controlling Holder" will be holders of a majority interest in the most subordinate Class of Certificates relating to the Subordinate Components of the CM Component Mortgage Loan that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance. The CM Controlling Holder as of the Delivery Date will be the Class CM-E Certificates.

     A "Control Appraisal Period" will be deemed to occur with respect to the CM Component Mortgage Loan, if the Collateral Value related to that Mortgage Loan is less than an amount equal to the sum of (a) the CM Senior Balance, plus (b) the sum of the Certificate Balance of all Classes related to the CM Subordinate Components, except for the CM Controlling Holder, plus (c) 25% of the Certificate Balance of the CM Controlling Holder.

     "Collateral Value" means, with respect to the Mortgaged Property related to the CM Component Mortgage Loan, the value of such Mortgage Property as determined by the most recent appraisal of such Mortgaged Property following such Mortgage Loan becoming a Required Appraisal Loan.

     Subject to the succeeding paragraph, the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificateholder subject to the Subordinate Component Representative's right to consultation) and with respect to the CM Component Mortgage Loan (so long as a Control Appraisal Period does not exist), the CM Controlling Holder is entitled to advise the Special Servicer and Master Servicer with respect to the following actions (the "Special Actions") of the Special Servicer or the Master Servicer, as applicable, and the Special Servicer or the Master Servicer, as applicable, is not permitted to take any of the following actions without complying with the Approval Provisions (as defined below) (provided that if such written objection has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given):

     (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgaged Loans as come into and continue in default;

     (ii) any modification or waiver of a term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;

     (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates -- Termination" or pursuant to a Purchase Option as described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement);

     (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless required by the underlying loan documents;

     (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause (subject to certain exceptions set forth in the Pooling Agreement);

     (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling Agreement);

     (viii) any acceptance of any discounted payoffs;

     (ix) any release of earnout reserve funds;

     (x) any determination of an Acceptable Insurance Default (as defined below);

     The "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the maturity date of a Mortgage Loan as described below:

     (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action;

     (ii) with respect to any (A) any Non-Specially Serviced Mortgage Loan, other than the CM Component Mortgage Loan during any time period that a Control Appraisal Period does not exist, that involves an extension of the maturity date of the Mortgage Loan or (B) in connection with a Special Action for any Non-Specially Serviced Mortgage Loan with a then Stated Principal Balance in excess of $2,500,000, other than the CM Component Mortgage Loan during any time period that a Control Appraisal Period does not exist, in connection with either (A) or
(B), the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;

     (iii) with respect to any Specially Serviced Mortgage Loan, other than the CM Component Mortgage Loan during any time period that a Control Appraisal Period does not exist, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; and

     (iv) with respect to the CM Component Mortgage Loan during any time period that a Control Appraisal Period does not exist, the Master Servicer, if the CM Component Mortgage Loan is a then Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent shall not be granted without the Special Servicer first obtaining the consent of the CM Controlling Holder, in connection with a Special Action.

     (v) with respect to the CM Component Mortgage Loan during any time period that a Control Appraisal Period does not exist, the Special Servicer, if the CM Component Mortgage Loan is a then Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the CM Controlling Holder in connection with a Special Action.

     "Acceptable Insurance Default" means with respect to any Mortgage Loan, a default under the related Mortgage Loan documents arising by reason of any failure on the part of the related borrower to maintain specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of August 1, 2002, which default would be permitted to be waived by the Master Servicer provided that each of the following relevant conditions are satisfied: (a) the Master Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard, that either (i) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (ii) such insurance is not available at any rate; and (b) if the Stated Principal Balance of such Mortgage Loan is in excess of $2,500,000 (or any lesser amount that the Master Servicer deems appropriate), the Master Servicer has obtained the consent of the Special Servicer to waive the subject default and (c) if the Cut-off Date Balance of such Mortgage Loan is in excess of $20,000,000, the Special Servicer has determined, in its reasonable judgement, based on information and analysis provided to it by the Master Servicer, that the waiver of the subject default clearly and convincingly is in accordance with the Servicing Standard.

     With respect to any extension or Special Action described in clause (ii) above, the Special Servicer will notify the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within 10 Business Days of its receipt of such request. If the Special Servicer so fails to notify the Master Servicer of its decision within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder shall notify the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within 10 Business Days of its receipt of such request. Notwithstanding the preceding two sentences, during any time period that an affiliate of the Directing Certificateholder acts as the Special Servicer under the Pooling Agreement, the total time frame referenced in clause (ii) will not exceed 10 Business Days and will be deemed granted if not given in such time frame. With respect to any Special Action described in clause
(iii) above, the Directing Certificateholder shall notify the Special Servicer of its decision to grant or deny the Special Servicer's request for approval and consent within 10 Business Days of its receipt of such request and such request will be deemed granted if the Directing Certificateholder does not respond in such time frame. With respect to any Special Action described in clause (iv) above, the CM Controlling Holder shall notify the Master Servicer or the Special Servicer, as applicable, within 10 Business Days of its receipt of a request for its approval and consent, and such request will be deemed granted if the CM Controlling Holder does not respond in such time frame.

     In addition, the Directing Certificateholder and CM Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, such other actions as the Directing Certificateholder and CM Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling Agreement. Notwithstanding the foregoing, such direction and no objection contemplated by the prior paragraph or this paragraph may require or cause the Special Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any provision of the Pooling Agreement or applicable law, including the Special Servicer's or the Master Servicer's, as applicable, obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities under the Pooling Agreement or cause the Special Servicer to act or fail to act in a manner which, in the reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master Servicer, as applicable, shall disregard any such direction or objection.

     Neither the Directing Certificateholder, the CM Controlling Holder nor any Subordinate Component Representative will have any liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Directing Certificateholder, the CM Controlling Holder nor any Subordinate Component Representative will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms

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its understanding that the Directing Certificateholder, the CM Controlling
Holder and each Subordinate Component Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder, the CM Controlling Holder and each Subordinate Component Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, that the Directing Certificateholder, the CM Controlling Holder and any Subordinate Component Representative may act solely in the interests of the holders of the controlling Class or the related Class of Class V Certificates, that the Directing Certificateholder, the CM Controlling Holder, and the Subordinate Component Representative do not have any duties to the holders of any Class of Certificates other than the Controlling Class or the related Class of Class V Certificates, that neither the Directing Certificateholder, the CM Controlling Holder nor any Subordinate Component Representative shall be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance, by reason of its having acted solely in the interests of the Holders of the Controlling Class or the related Class of Class V Certificates, and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, the CM Controlling Holder, or any Subordinate Component Representative, each Certificateholder agrees to take no action against the Directing Certificateholder or any Subordinate Component Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer through its Capital Markets Servicing Group ("BOA-CMSG"), a division of Bank of America, N.A. BOA-CMSG's principal offices are located at 333 South Beaudry Avenue, 26th Floor, Los Angeles, California 90017. BOA-CMSG was formed in 1994 as a result of the Security Pacific National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., BOA-CMSG was reorganized to perform warehouse and primary servicing for Bank of America, N.A.'s conduit platform. As of June 30, 2002, BOA-CMSG acted as a full, master or primary servicer on 22 CMBS transactions which aggregate to approximately 3,035 loans. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

THE SPECIAL SERVICER

     ARCap Special Servicing, Inc., a Delaware corporation is a wholly owned subsidiary of ARCap REIT, Inc. headquartered in Irving, Texas. As of June 30, 2002, ARCap was the named special servicer on nineteen CMBS transactions encompassing 3,473 loans with a legal balance of $19.18 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States and Canada.

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     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (1) assume such party's rights and obligations under such Sub-Servicing Agreement, (2) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (3) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation to be paid by the successor Master Servicer or successor Special Servicer, as applicable. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "-- Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, each Subordinate Component of a Component Mortgage Loan and the CM Subordinate Components of the CM Component Mortgage Loan will be serviced and administered under the Pooling Agreement as if each were one Mortgage Loan. Accordingly, the Master Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below; provided, that the Master Servicer will not be entitled to receive a Master Servicing Fee with respect to a Subordinate Component of any Component Mortgage Loan but will be entitled to a Master Servicing Fee on the CM Subordinate Components of the CM Component Mortgage Loan.

     The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at the applicable Master Servicing Fee Rate and will be computed on the Stated Principal Balance (less, with respect to any Component Mortgage Loan, the related Subordinate Balance) as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment on the related Mortgage Loan is computed under the terms of the related Mortgage Note and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The "Master Servicing Fee Rate" will range from approximately 0.065% to 0.140% per annum, on a loan-by-loan basis, with a weighted average Master Servicing Fee Rate of 0.117% per annum as of the Cut-off Date. As additional servicing compensation, the Master Servicer will be entitled to retain Prepayment Interest Excesses (as described below) collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling Agreement ("Permitted Investments"), and the

Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling Agreement in the definition of "eligible account" at the time such investment was made.

     If a borrower prepays a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the Mortgage Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) the aggregate of (A) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Mortgage Loan for which such Master Servicing Fees are being paid in such Collection Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments, Net Investment Earnings received by the Master Servicer during the most recently ended Collection Period. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the subject Collection Period, the amount in clause (ii) above shall be the aggregate of (A) all Master Servicing Fees for such Collection Period and
(B) all Prepayment Interest Excesses and, to the extent earned on Principal Prepayments; Net Investment Earnings received by the Master Servicer during such Collection Period; and in no event will the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls be cumulative.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the Stated Principal Balance as of the Due Date in the immediately preceding Collection Period and for the same number of days respecting which any related interest payment due or deemed due on such Mortgage Loan is computed under the related Mortgage Loan and applicable law, and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. All such Special Servicing Fees will be payable monthly from general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below) and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special Servicer, a Class V Certificateholder, a Class CM Certificateholder or the holder or holders of Certificates evidencing a majority interest in the Controlling Class) and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to

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any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it shall retain the right to receive any and all Workout Fees payable with respect to (i) Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and
(ii) (other than if it was terminated for cause in which case only the preceding clause (i) shall apply) any Specially Serviced Mortgage Loans for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage Loan to be a Specially Serviced Mortgage Loan such that the related borrower has made at least one timely Monthly Payment as of the date of such termination or resignation and such Mortgage Loan otherwise meets the requirement of a Corrected Mortgage Loan (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Excess Interest or Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time required under the Pooling Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust, respectively. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). The Master Servicer and Special Servicer, as applicable, will be entitled to receive certain fees payable by the related borrowers as additional servicing compensation in connection with the processing of assumptions and modifications as set forth in the Pooling Agreement. In addition, the Master Servicer as to Non-Specially Serviced Mortgage Loans and the Special Servicer as to Specially Serviced Mortgage Loans will also be entitled to retain as additional servicing compensation "Default Interest" (that is, interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default) and late payment charges (late payment charges and Default Interest are referred to in this prospectus supplement as "Default Charges") only after such Default Charges have been applied (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, any unpaid interest on advances made by that party with respect to any Mortgage Loan, (2) to reimburse the Trust Fund for any interest on advances that were made with respect to any Mortgage Loan, since the Delivery Date, which interest was paid to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to reimburse the Trust Fund for, any other expenses incurred with respect to any Mortgage Loan since the Delivery Date, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an Additional Trust Fund Expense. The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation. In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter of Default Charges in connection with a Mortgage Loan that is past due, and with respect to which Advances, interest on Advances or Additional Trust Fund Expenses have been incurred and remain unreimbursed to the Trust, the consent of the Directing Certificateholder must be obtained as provided in the Pooling Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases (subject to recoverability), will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the Master Servicer to make Servicing Advances (which include certain Servicing Advances that must be made within five Business Days in order to avoid a material adverse consequence to the Trust Fund (any such Advance, an "Emergency Advance")); provided that the Special Servicer may, at its option, make such Servicing Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially Serviced Mortgage Loans and REO Properties which it fails to timely request the Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer is required under the Pooling Agreement to make a Servicing Advance, but fails to do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer notice of such failure and, if such failure continues for five more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such Servicing Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer (or if applicable the Special Servicer), the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer (or if applicable the Special Servicer), the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance"). The Trustee and the Fiscal Agent will be permitted to rely on any nonrecoverability determination made by the Master Servicer or the Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreement -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before March 15 of each year, beginning March 15, 2003 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as the case may be) and that is a member of the American Institute of Certified Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special Servicer, as the case may be, which includes an assertion that the Master Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Association Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling Agreement also requires that, on or before a specified date in each year, commencing in 2002, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special Servicer, as the case may be, has fulfilled its material obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Mortgage Loans which are not Specially Serviced Mortgage Loans (each a "Non-Specially Serviced Mortgage Loan")) subject to obtaining the consent of the Special Servicer or the CM Controlling Holder, as applicable and the Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "-- Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder (and with respect to any Component Mortgage Loan, the Directing Certificate-holder subject to the right of the Subordinate Component Representative to consult) and with respect to the CM Component Mortgage Loan, the CM Controlling Holder, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, with respect to, any Mortgage Loan without the consent of the Special Servicer) and neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (ii) neither the Master Servicer nor the Special Servicer may, in connection with any particular extension, (A) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, or (B) extend the maturity date of a Mortgage Loan beyond a date which is 20 years prior to the expiration date of any related Ground Lease; provided that with respect to clause (B) in this clause (ii), the Special Servicer may extend the Maturity Date of a Mortgage Loan beyond a date which is 20 years prior to the expiration of a related Ground Lease if it gives due consideration to the remaining term of such ground lease.

          (iii) unless the proviso to clause (i) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would constitute a "significant modification" of such Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (iv) except for substitutions contemplated by the terms of the Mortgage Loans, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute real estate collateral for an outstanding Mortgage Loan unless (A) the Master Servicer or the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Master Servicer or the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from such Rating Agency that such addition or substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any Class of Certificates;

          (v) with limited exceptions, including a permitted defeasance as described above under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Defeasance" and specific releases contemplated by the terms of the mortgage loans in effect on the Delivery Date, neither the Master Servicer nor the Special Servicer shall release real estate collateral securing an outstanding Mortgage Loan;

          (vi) except to the extent the Special Servicer determines that a modification, waiver or amendment is required for the best interests of all Certificateholders in accordance with the Servicing Standard, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other actions referenced in the section of the Pooling Agreement (as defined below) regarding modifications, waivers, amendments and consents with respect to any Specially Serviced Mortgage Loan if such action would not be generally consistent with the Asset Status Report approved or deemed approved by the Directing Certificateholder or the CM Controlling Holder, with respect to the CM Component Mortgage Loan, or the Certificateholders (and with respect to any Component Mortgage Loan, the Directing Certificateholder in consultation with the Subordinate Component Representative), as applicable, in accordance with the Pooling Agreement, unless it shall have proposed such action to the Directing Certificateholder or the CM Controlling Holder, with respect to the CM Component Mortgage Loan, in the same manner as the Asset Status Report as provided in the Pooling Agreement.

Notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     With respect to any ARD Loan, the Master Servicer shall be permitted to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Except as permitted by clauses (i) through (v) of the preceding paragraph, the Special Servicer will have no right to waive the payment of Excess Interest.

     The Master Servicer will not be required to seek the consent of any Certificateholder in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan as set forth in the Pooling Agreement; provided that any such modification, waiver or amendment may not affect a payment term of the Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling Agreement.

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within the time frame set forth in the Pooling Agreement, after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard. A "Defaulted Mortgage Loan" is a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon Payment) or (ii) is delinquent in respect of its Balloon Payment unless the Master Servicer has, on or prior to the due date of such Balloon Payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan within 120 days after the due date of such Balloon Payment (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer will each have an assignable option (such option will only be assignable after such option arises) (a "Purchase Option") to purchase the Defaulted Mortgage Loan, subject to the purchase right of a holder of a majority interest in a Class of Class V Certificates with respect the related Component Mortgage Loan and the purchase rights of the CM Controlling Holder in the case of the CM Component Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i) the unpaid principal balance of the Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued Special Servicing Fees and additional Trust Fund expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The majority Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted Mortgage Loan will automatically terminate upon (i) the related Mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the Special Servicer, or any affiliate of any of them (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the Special Servicer or otherwise, the Special Servicer, after notice to the Directing Certificateholder, shall use its reasonable efforts to sell any REO Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall auction the property pursuant to the auction procedure set forth below.

     The Special Servicer shall give the Directing Certificateholder (and with respect to any Component Mortgage Loan, to the Subordinate Component Representative), the Master Servicer, the Trustee and the

Fiscal Agent not less than five days' prior written notice of its intention to sell any such REO Property, and shall auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling Agreement (or any officer or affiliate thereof) shall not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling Agreement; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf shall promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer shall not bid less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions of the Code, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer, the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing herein shall limit the liability of the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee to the Trust and the Certificateholders for failure to perform its duties in accordance herewith. None of the Special Servicer, the Master Servicer, the Depositor, the Fiscal Agent or the Trustee shall have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to the Component

Mortgage Loan REMIC or REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in the time frame set forth in the Pooling Agreement, the Master Servicer or, in the case of any inspection required to be performed 60 days after delinquency, the Special Servicer, is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Mortgage Loans)
(i) at least once every year, (ii) 60 days after delinquency, and (iii) upon the debt service coverage ratio of a Mortgage Loan falling below 1.0x, at its sole expense (or an entity employed by the Master Servicer for such purpose) or, as described in the following sentence, the Special Servicer who will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges and then from general collections. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged Property so long as the related Mortgage Loan is a Specially Serviced Mortgage Loan. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the Pooling Agreement, that the designated replacement will be bound by the terms of the Pooling Agreement and that the Pooling Agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the Pooling Agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through Certificates, Series 2002-2, on August [ ], 2002 (the "Delivery Date") pursuant to a Pooling and Servicing Agreement, dated as of August 15, 2002, among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent (the "Pooling Agreement").

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the "Trust"), the assets of which (such assets collectively, the "Trust Fund") include: (i) the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans and the CM Subordinate Components of the CM Component Mortgage Loan) and all payments thereunder and proceeds thereof received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO Properties; and (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Interest Reserve Account, and the Excess Interest Distribution Account (see "The Pooling and Servicing Agreement -- Certificate Account" in the accompanying prospectus).

     The Certificates will consist of 29 classes to be designated as: (i) the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates" and together with the Class XC and the Class XP Certificates, the "Senior Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class XP Certificates (collectively, the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC II Certificates"); (iv) the Class V-1 Certificates, the Class V-2 Certificates, and the Class V-3 Certificates (collectively, the "Class V Certificates"); (v) the Class CM-A Certificates, the Class CM-B Certificates, the Class CM-C Certificates, the Class CM-D Certificates and the Class CM-E Certificates (collectively, the "Class CM Certificates"); and (vi) the Class R-I Certificates and the Class R-II Certificates collectively, the "Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates (collectively, the "Offered Certificates") are offered hereby. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class XP, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CM, Class V Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A Certificates, $10,000 actual principal amount and in any whole dollar denomination in excess thereof and (ii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (its "Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates, and of transfers and exchanges of the Offered Certificates. The Offered Certificates will be issued in fully registered physical form.

CERTIFICATE BALANCES AND NOTIONAL AMOUNT

     On the Delivery Date, the respective classes of Certificates will have the following Certificate Balances or Notional Amounts (in each case, subject to a variance of plus or minus 5%):

                                                                 APPROXIMATE
                                             CERTIFICATE        PERCENTAGE OF    APPROXIMATE
                                             BALANCE OR             POOL           CREDIT
                  CLASS                    NOTIONAL AMOUNT         BALANCE         SUPPORT
                  -----                    ---------------      -------------    -----------
A-1......................................   $107,787,116            6.248%         18.625%
A-2......................................   $316,000,000           18.317%         18.625%
A-3......................................   $980,106,456           56.811%         18.625%
B........................................   $ 64,695,557            3.750%         14.875%
C........................................   $ 17,252,149            1.000%         13.875%
D........................................   $ 12,939,111            0.750%         13.125%
E........................................   $ 17,252,149            1.000%         12.125%
F........................................   $ 21,565,185            1.250%         10.875%
G........................................   $ 21,565,185            1.250%          9.625%
H........................................   $ 19,408,667            1.125%          8.500%
J........................................   $ 21,565,185            1.250%          7.250%
K........................................   $ 36,660,815            2.125%          5.125%
L........................................   $ 12,939,112            0.750%          4.375%
M........................................   $ 12,939,112            0.750%          3.625%
N........................................   $ 16,891,354            0.979%          2.646%
O........................................   $  6,830,350            0.396%          2.250%
P........................................   $ 38,817,334            2.250%          0.000%
XC.......................................            TBD(1)            N/A             N/A
XP.......................................            TBD(1)            N/A             N/A

---------------

(1) Notional Amount.

     The "Certificate Balance" of any Class of Sequential Pay Certificates outstanding at any time will be the then aggregate stated principal amount thereof. On each Distribution Date, the Certificate Balance of each Class of Sequential Pay Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund Expenses allocated to such Class on such Distribution Date. See "-- Distributions" and
"-- Subordination; Allocation of Losses and Certain Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances. For purposes of calculating the amount of accrued interest, however, each of those classes will have a Notional Amount (a "Notional Amount").

     The Notional Amount of the Class XC Certificates will equal the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The initial Notional Amount of the Class XC Certificates will be approximately
$[          ], although it may be as much as 5% larger or smaller.

     The Notional Amount of the Class XP Certificates will equal:

     - during the period from the date of initial issuance of the Certificates
       through and including the distribution date in [            ], the sum of
       the Certificate Balances of the Class [          ] Certificates
       outstanding from time to time;

     - during the period following the distribution date in [            ]
       through and including the distribution date in [            ], the sum of
       (a) the lesser of $[               ] and the Certificate Balance of the
       Class [      ] Certificates outstanding from time to time, (b) the total
       Certificate Balance of the Class [            ] Certificates outstanding
       from time to time and (c) the lesser of $[               ] and the
       Certificate Balance of the Class [ ] Certificates outstanding from time to time;

     - during the period following the distribution date in [            ]
       through and including the distribution date in [            ], the sum of
       (a) the lesser of $[               ] and the Certificate Balance of the
       Class [     ] Certificates outstanding from time to time, (b) the
       Certificate Balance of the Class [            ] Certificates outstanding
       from time to time and (c) the lesser of $[               ] and the
       Certificate Balance of the Class [ ] Certificates outstanding from time to time;

     - during the period following the Distribution Date in [            ]
       through and including the distribution date in [            ], the sum of
       (a) the lesser of $[               ] and the Certificate Balance of the
       Class [ ] Certificates outstanding from time to time, (b) the Certificate
       Balance of the Class [               ] Certificates outstanding from time
       to time and (c) the lesser of $[               ] and the Certificate
       Balance of the Class [  ] Certificates outstanding from time to time; and

     - following the Distribution Date in [            ], $0.

The total initial Notional Amount of the Class XP Certificates will be
approximately $[               ], although it may be as much as 5% larger or
smaller.

     The REMIC Residual Certificates will not have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on each Component Mortgage Loan between the related Senior Component, on the one hand, and the related Subordinate Component on the other, each Senior Component will be deemed to have a principal balance (each, a "Senior Balance") and each Subordinate

Component will be deemed to have a principal balance (each, a "Subordinate Balance") that is in each case initially equal to the amounts set forth in the following table:

                                                                               SENIOR      SUBORDINATE
                                                         COMBINED CUT-OFF   CUT-OFF DATE   CUT-OFF DATE
COMPONENT MORTGAGE LOAN                       LOAN NO.     DATE BALANCE       BALANCE        BALANCE
-----------------------                       --------   ----------------   ------------   ------------
7-Eleven, Manchester, NH....................    5574        $1,652,009       $1,356,359     $  295,650
Sterling Jewelers, Appleton, WI.............    4994         2,260,762        1,807,514        453,249
Sterling Jewelers, Henderson, NV............    4992         2,813,575        2,249,496        564,079
                                                            ----------       ----------     ----------
Total.......................................                $6,726,346       $5,413,369     $1,312,977

---------------

* The sum of aggregate calculations may not equal the total due to rounding.

     Each Senior Component and Subordinate Component of a Component Mortgage Loan will accrue interest during each interest accrual period on the amount of the Senior Balance and Subordinate Balance thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Mortgage Rate in effect for such Component Mortgage Loan as of the commencement of such interest accrual period. The Senior Balance of the Senior Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions," and the Subordinate Balance of the Subordinate Component will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions."

     For purposes of calculating the allocation of collections on the CM Component Mortgage Loan between the CM Senior Component, on the one hand, and the CM Subordinate Components on the other hand, the CM Senior Component will be deemed to have a principal balance (the "CM Senior Balance") and each CM Subordinate Component will be deemed to have a principal balance (each, a "CM Subordinate Balance") equal to the amounts described under "Description of the Mortgage Pool -- CM Component Mortgage Loan".

     The CM Senior Component will accrue interest during each interest accrual period on the amount of the CM Senior Balance thereof outstanding immediately
prior to the related Distribution Date at a per annum rate equal to [     ]% as
of the commencement of such interest accrual period. The CM Subordinate Components will accrue interest during each interest accrual period on the amount of the related CM Subordinate Balances thereof outstanding immediately prior to the related Distribution Date at a per annum rate equal to the Pass-Through Rate in effect for the related Class of Class CM Certificates as of the commencement of such interest accrual period. The CM Senior Balance will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions," and the CM Subordinate Balances of the CM Subordinate Components will be reduced on each Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the Certificates -- Distributions."

PASS-THROUGH RATES

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates on any Distribution Date will be the pass-through rates indicated on the cover page of this prospectus supplement.

     The Pass-Through Rate applicable to the Class XP Certificates for the
initial Distribution Date will equal approximately [     ]% per annum. The
Pass-Through Rate for the Class XP Certificates, for each interest accrual period subsequent to the initial Distribution Date and through and including the
[     ] interest accrual period, will equal the weighted average of the respective strip rates, which we refer to as "Class XP Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XP Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Certificates.

If all or a designated portion of the Certificate Balance of any Class of Certificates is identified under "-- Certificate Balance and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the
[          ] interest accrual period, on any particular component of the
Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal the excess, if any of:

          (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (b) the Weighted Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for the Certificates whose Certificate Balance or a designated portion thereof, comprises such component.

     Following the [          ] interest accrual period, the Class XP
Certificates will cease to accrue interest. In connection therewith, the Class
XP Certificates will have a 0% Pass-Through Rate for the [          ] interest
accrual period and for each interest accrual period thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the
initial Distribution Date will equal approximately [          ]% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as "Class XC Strip Rates", at which interest accrues from time to time on the respective components of the Notional Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain Classes of Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the Notional Amount of the Class XC Certificates, provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "-- Certificate Balances and Notional Amounts" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during
any interest accrual period, through and including the [          ] interest
accrual period, on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate Balance of any class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex D to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates;

          (3) if such particular component consists of the entire Certificate Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the Class XC Certificates during each interest accrual period subsequent to the
[          ] interest accrual period, the Certificate Balance of each Class of
Certificates (other than the Class R-I, Class R-II, Class V-1, Class V-2, Class V-3, Class CM-A, Class CM-B, Class CM-C, Class CM-D, Class CM-E, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component or components.

     For purpose of calculating the Class XC and Class XP Strip Rate, the Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rate applicable to the Class G Certificates will be
[          ]% per annum. The Pass-Through Rate applicable to the Class H
Certificates will equal [          ]%. The Pass-Through Rate applicable to the
Class J, Class K, Class L, Class M, Class N and Class O Certificates will, for
any Distribution Date, each be equal to [          ]% per annum. The
Pass-Through Rate of the Class P Certificates will equal [          ]%. However,
the Pass-Through Rate of the Class P Certificates will not exceed the Weighted Average Net Mortgage Rate on any Distribution Date.

     The Class P Certificates will also be entitled to receive distributions in respect of Excess Interest.

     The Class V-1, Class V-2 and Class V-3 Certificates will be entitled to distributions of interest only after the Senior Balance of the related Component Mortgage Loan has been reduced to zero and only from collections on such Component Mortgage Loan.

     The Pass-Through Rates for the Class CM Certificates will be set forth in the Pooling Agreement.

     "Weighted Average Net Mortgage Rate" for any Distribution Date, means the weighted average of the Net Mortgage Rates for all the Mortgage Loans or, in the case of the CM Component Mortgage Loan, the CM Senior Component and in the case of any Component Mortgage, the related Senior Component (weighted on the basis of their respective Stated Principal Balances (as defined herein) immediately following the preceding Distribution Date).

     The "Net Mortgage Rate" with respect to any Mortgage Loan (or in the case of the Component Mortgage Loan, the CM Senior Component and in the case of any Component Mortgage Loan, the related Senior Component), is, in general, a per annum rate equal to the related Mortgage Rate or with respect to the CM Senior
Component, [     ]% per annum in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee is calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Delivery Date; and provided further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee
Rate); provided, however, that with respect to such Mortgage Loans, the Mortgage Rate for the one month period (a) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year which is not a leap year or February in any year which is a leap year. As of the Cut-off Date (without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 6.039% per annum to 8.299% per annum, with a weighted average Net Mortgage Rate of 6.995% per annum. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     The "Stated Principal Balance" of each Mortgage Loan will initially equal the outstanding principal balance of the Mortgage Loans as of the Cut-off Date and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs. The first Collection Period applicable to the Offered Certificates will begin immediately following the Cut-off Date and will end on
the Determination Date in [     ] 2002. The "Determination Date" for each
Distribution Date will be the 5th business day prior to such Distribution Date.

DISTRIBUTIONS

     General. Except as described with respect to the Class V Certificates, distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the 11th day of each month or, if any such 11th day is not a business day, then on the next succeeding business day (each, a "Distribution Date"). The first Distribution Date with respect to
the Offered Certificates will occur in [     ] 2002. Except as otherwise
described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "-- Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     With respect to any Distribution Date and any Class of Certificates, the "Record Date" will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

     Class CM Certificates and the CM Component Mortgage Loan. Each Class of Class CM Certificates will only be entitled to distributions from amounts collected on the CM Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the CM Component Mortgage Loan (including on the CM Subordinate Components thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of the CM Component Mortgage Loan (including on the CM Subordinate Components thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan, for the purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all CM Component Distributable Interest in respect of the CM Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the CM Component Principal Entitlement for the CM Senior Component for such Distribution Date (the "CM Senior Component Principal Distribution Amount");

          (iii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the CM Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM Senior Component and for which no reimbursement has previously been received;

          (iv) to pay interest on the CM-A Component, up to an amount equal to all CM Component Distributable Interest in respect of the CM-A Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the CM-A Component, up to an amount equal to the CM Component Principal Entitlement for the CM-A Component for such Distribution Date;

          (vi) to reimburse the CM-A Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM-A Component and for which no reimbursement has previously been received;

          (vii) to pay interest to the CM-B Component, up to an amount equal to all CM Component Distributable Interest in respect of the CM-B Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) to pay principal on the CM-B Component, up to an amount equal to the CM Component Principal Entitlement for the CM-B Component for such Distribution Date;

          (ix) to reimburse the holders of the CM-B Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM-B Component and for which no reimbursement has previously been received;

          (x) to pay interest to the CM-C Component, up to an amount equal to all CM Component Distributable Interest in respect of the CM-C Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) to pay principal on the CM-C Component, up to an amount equal to the CM Component Principal Entitlement for the CM-C Component for such Distribution Date;

          (xii) to reimburse the CM-C Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM-C Component and for which no reimbursement has previously been received;

          (xiii) to pay interest on the CM-D Component, up to an amount equal to all CM Component Distributable Interest in respect of the CM-D Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) to pay principal on the CM-D Component, up to an amount equal to the CM Component Principal Entitlement for the CM-D Component for such Distribution Date;

          (xv) to reimburse the CM-D Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM-D Component and for which no reimbursement has previously been received;

          (xvi) to pay interest on the CM-E Component, up to an amount equal to all CM Component Distributable Interest in respect of the CM-E Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) to pay principal on the CM-E Component, up to an amount equal to the CM Component Principal Entitlement for the CM-E Component for such Distribution Date;

          (xviii) to reimburse the CM-E Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CM Component Mortgage Loan to the CM-E Component and for which no reimbursement has previously been received;

     All distributions on the CM-A Component, CM-B Component, CM-C Component, CM-D Component and CM-E Component referenced in clauses (iv) through (xviii) above shall be made to the corresponding holders of the Class CM-A, Class CM-B, Class CM-C Certificates, Class CM-D Certificates and Class CM-E Certificates, respectively.

     The "CM Component Distributable Interest" in respect of the CM Components is equal to the CM Accrued Component Interest in respect of each CM Component reduced by such component's allocable share (calculated as described below) of any Prepayment Interest Shortfall for such Distribution Date.

     The "CM Accrued Component Interest" in respect of the CM Components for each Distribution Date is equal to one calendar month's interest at the applicable interest rate for each CM Component which in the case of the CM
Senior Component is equal to [     ]% per annum and in the case of the CM-A
Component, CM-B Component, CM-C Component, CM-D Component and CM-E Component respectively is equal to the Pass-Through Rate of the Class CM-A, Class CM-B, Class CM-C, Class CM-D and Class CM-E Certificates respectively.

     In the absence of (a) an event of default, (b) acceleration of the CM Component Mortgage Loan, (c) the CM Component Mortgage Loan becoming a Specially Serviced Mortgage Loan as the result of an event of default under the related Mortgage Loan documents, or (d) the occurrence of the maturity date with respect to the CM Component Mortgage Loan, principal will be paid on the CM Senior Component and the CM-A, CM-B, CM-C, CM-D and CM-E Components, pro rata (in accordance with their respective outstanding principal balances). If any of the events described in (a) through (d) of the prior sentence exists with respect to the CM Component Mortgage Loan, principal will be paid first to the CM Senior Component until its outstanding principal balance is reduced to zero and then sequentially to each of the CM-A, CM-B, CM-C, CM-D and CM-E Components until the principal balance of each such component is reduced to zero. Accordingly the "CM Component Principal Entitlement" with respect to any CM Component is (a) prior to any monetary default under the CM Component Mortgage Loan, an amount equal to such CM Component's pro rata share of the CM Principal Distribution Amount and
(b) after any monetary default under the CM Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such CM Component and (ii) the portion of the Class CM Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     The "CM Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than a Balloon Payment) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the CM Component Mortgage Loan for the Due Date occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the CM Component Mortgage Loan during the related Collection Period;

          (c) with respect to the CM Component Mortgage Loan if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the CM Component Mortgage Loan during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CM Component Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) the portion any amount described in clause (e) of the definition of Principal Distribution Amount, as described in this prospectus supplement under "-- Principal Distribution Amounts" that is attributable to the CM Component Mortgage Loan.

     Class V Certificates and the Component Mortgage Loans. Each Class of Class V Certificates will only be entitled to distributions from amounts collected on the Component Mortgage Loan related to such Class. All collections of principal and interest in respect of any Component Mortgage Loan (including the Subordinate Component thereof) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees, interest on Advances and any other Additional Trust Fund Expenses, in respect of such Component Mortgage Loan (including the Subordinate Component thereof)), will be remitted to the Trustee on the Master Servicer Remittance Date and applied by the Trustee on the related Distribution Date, together with any P&I Advance or payment by the Master Servicer to cover Prepayment Interest Shortfalls made in respect of such Mortgage Loan (including the Subordinate Component thereof), for the purposes and in the following order of priority:

          (i) with respect to each Component Mortgage Loan, to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all unpaid interest accrued in respect of the related Senior Component through the end of the related interest accrual period;

          (ii) with respect to each Component Mortgage Loan, to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the lesser of (a) the sum of (1) the portion of such amounts being distributed that are allocable to principal of such Component Mortgage Loan, and (2) on any Distribution Date prior to the reduction of the Senior Balance to zero, the Subordinate Component Capitalized Amount for such Distribution Date described in clause (iv) below (only to the extent actually collected from the related borrower), and (b) the Senior Balance outstanding immediately prior to such Distribution Date (such amount distributable pursuant to this clause (ii) on any Distribution Date, the "Senior Component Principal Distribution Amount");

          (iii) with respect to each Component Mortgage Loan, to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, to reimburse the Senior Component for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Senior Component and for which no reimbursement has previously been received;

          (iv) with respect to each Component Mortgage Loan, after the Senior Balance has been reduced to zero, to make distributions of interest to the holders of the related Class of Class V Certificates, up to an amount equal to all unpaid interest accrued in respect of the related Subordinate Component through the end of the related interest accrual period (such amount which would otherwise be distributable as interest pursuant to this clause (iv) on any Distribution Date prior to the reduction of the Senior Balance to zero is referred to herein as the "Subordinate Component Capitalized Amount");

          (v) with respect to each Component Mortgage Loan, after the Senior Balance has been reduced to zero, to make distributions of principal to the holders of the related Class of Class V Certificates until the Subordinate Balance is reduced to zero; and

          (vi) with respect to each Component Mortgage Loan, to the holders of the related Class of Class V Certificates, to reimburse such Class for all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Subordinate Component and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clause (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the subject Distribution Date and will be applied as described below to make distributions on the Certificates.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates (other than the Class V and Class CM Certificates) will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal

     (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period;

          (iii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iv) Excess Interest (which is distributable to the Class P Certificates as hereinafter described);

          (v) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees and Default Charges) (to the extent Default Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (vi) amounts deposited in the Certificate Account in error;

          (vii) with respect to each Mortgage Loan which accrues interest on an Actual/360 Basis and any Distribution Date relating to the one month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount;

          (viii) any amounts distributable to the Class V Certificates in respect of the Component Mortgage Loans as described in clauses (iv), (v) and (vi) under "Description of the Certificates -- Distributions -- Class V Certificates and the Component Mortgage Loans"; and

          (ix) any amounts distributable to the Class CM Certificates in respect of the CM Component Mortgage Loan as described in clauses (iv) through
     (xii) under "Description of the Certificates -- Distributions -- Class CM Certificates and the CM Component Mortgage Loan".

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period and for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates -- Interest Reserve Account."

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class XC Certificates and Class XP Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal sequentially to the holders of the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class and (b) the remaining portion of the Principal Distribution Amounts (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (other than the Class V and Class CM Certificates) (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect or such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holder of the Class D Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (19) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (21) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (22) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (24) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (25) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (27) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (28) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (30) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (31) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (33) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (34) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (36) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (37) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L

     Certificates, Class M Certificates and Class N Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (39) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (40) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (42) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (43) to pay to the holders of the Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38) and (41) above with respect to any Class of Sequential Pay Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of Certificates.

     The Master Servicer will be required to make Compensating Interest Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to the respective Classes of REMIC II Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC II Certificates (other than the Class A-1, Class A-2, Class A-3, Class XC and Class XP Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and the Class XC and Class XP Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     With respect to each Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated first to the related Subordinate Component and then to the related Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to each Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Senior Component, and second, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the Subordinate Component. Any such Prepayment Interest Shortfalls allocated to the Subordinate Component, to the extent not covered by the Master Servicer on such Distribution Date, will reduce the Subordinate Component's interest entitlement for the related Distribution Date (without giving effect to any capitalization of interest). Any such Prepayment Interest Shortfalls allocated to the Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC II Certificates as described above.

     With respect to the CM Component Mortgage Loan, Prepayment Interest Shortfalls will be allocated in reverse sequential order to the CM Subordinate Components and then to the CM Senior Component. Compensating Interest Payments made by the Master Servicer to cover Prepayment Interest Shortfalls with respect to the CM Component Mortgage Loan for any Distribution Date will be used first, to cover the Prepayment Interest Shortfalls incurred during the related Collection Period allocated to the CM Senior Component, and then, to cover any Prepayment Interest Shortfalls incurred during the related Collection Period allocated sequentially to the CM Subordinate Components. Any such Prepayment Interest Shortfalls allocated to the CM Subordinate Components, to the extent not covered by the Master Servicer on such Distribution Date, will reduce such CM Subordinate Components' interest entitlement for the related Distribution Date. Any such Prepayment Interest Shortfalls allocated to the CM Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of REMIC II Certificates as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following (excluding, (1) except with respect to clause (f) below, any amounts received in respect of a Component Mortgage Loan) and (2) except with respect to clause (g) below, any amounts received in respect of the CM Component Mortgage Loan:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds (net of all expenses related to the Mortgage Loan, including Servicing Compensation and interest on advances and any Additional

     Trust Fund Expense) received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date;

          (f) with respect to any Component Mortgage Loan, the Senior Component Principal Distribution Amount for such Distribution Date; and

          (g) with respect to the CM Component Mortgage Loan, the CM Senior Component Principal Distribution Amount for such Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment deemed due on any such Mortgage Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class P Certificates to the extent set forth in the Pooling Agreement, and will not be available for distribution to holders of the Offered Certificates.

     Distributions of Prepayment Premiums. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates, the Class G Certificates, the Class H Certificates and the Class J Certificates as described below.

     On each Distribution Date, Prepayment Premiums collected on the Mortgage Loans during the related Prepayment Period will be distributed by the Trustee to the following Classes: to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, in an amount equal to the product of (a) a fraction, not greater than 1, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal payment on such Class of Certificates, and (c) the aggregate amount of Prepayment Premiums collected on such principal prepayments during the related

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Prepayment Period. Any Prepayment Premiums collected during the related
Prepayment Period remaining after such distributions will be distributed to the holders of the Class XC Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Offered Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to such Principal Prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment. However, under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     No Prepayment Premiums will be distributed to the holders of the Class K, Class L, Class M, Class N, Class O or Class P Certificates. Instead, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage
Loans -- Prepayment Provisions" and "Risk Factors -- Risks Related to the Mortgage Loans -- Prepayment Premiums" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. Each Subordinate Component, and thus the related Class of Class V Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the related Component Mortgage Loan. The rights of the holders of the Class V Certificates to receive distributions of amounts collected or advanced on the related Component Mortgage Loans will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.

     Each CM Subordinate Component, and thus the related Class of Class CM Certificates, will represent interests in, and will be payable only out of payments, advances and other collections on, the CM Component Mortgage Loan. The rights of the holders of the Class CM Certificates to receive distributions of amounts collected or advanced on the CM Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent provided herein, the Class V Certificates and Class CM Certificates, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "-- Distributions -- The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date minus the then outstanding aggregate Subordinate Balance of the Component Mortgage Loans and the CM Subordinate Balance, is less than the then aggregate Certificate Balance of the Sequential Pay Certificates, the Certificate Balances of the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to a Component Mortgage Loan will first be allocated to the Subordinate Component of such Mortgage Loan prior to being allocated to any Class of Sequential Pay Certificates and (ii) any Realized Losses with respect to the CM Component Mortgage Loan will first be allocated in reverse sequential order to the CM Subordinate Components prior to being allocated to any Class of Sequential Pay Certificates. If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the Certificate Balances of the respective Classes of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Realized Losses and Additional Trust Fund Expenses with respect to any Component Mortgage Loan will first be allocated to the Subordinate Component of such Component Mortgage Loan (and thus, the related Class of Class V Certificates) prior to being allocated to the Senior Component of such Component Mortgage Loan (and thus, the Sequential Pay Certificates). Realized Losses and Additional Trust Fund Expenses with respect to the CM Component Mortgage Loan will first be allocated to the CM Subordinate Components (and thus, the related Class of Class CM Certificates) in reverse sequential order prior to being allocated to the CM Senior Component (and thus, the Sequential Pay Certificates).

     "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any Defaulted Mortgage Loan (or any Mortgage Loan as to which the related Mortgaged Property has become an REO

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Property (an "REO Loan")) as to which a final recovery determination has been made is an amount generally equal to (i) the unpaid principal balance of such Mortgage Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan (REO Loan) during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses Servicing Compensation and interest on Advances paid therefrom). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee or the Fiscal Agent as described under "The Trustee and the Fiscal
Agent -- Indemnification" and under "The Pooling and Servicing
Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax
Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the Class P Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Trustee will be required to establish and maintain an "Interest Reserve Account" (which may be a sub-account of the Distribution Account) in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect

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of each Mortgage Loan or with respect to the CM Component Mortgage Loan, the CM
Senior Component and with respect to any Component Mortgage Loan, the related Senior Component, which accrues interest on an Actual/360 Basis, for deposit into the Interest Reserve Account, equal to one day's interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the "Withheld Amount"). The "Master Servicer Remittance Date" for any month is the business day preceding each Distribution Date. On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate Account. Amounts on deposit in the Interest Reserve Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Interest Reserve Account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess Interest) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the Business Day prior to the Master Servicer Remittance Date. The Master Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. For the purpose of calculating P&I Advances only, an Appraisal Reduction Amount with respect to any Component Mortgage Loan will be allocated to the Subordinate Component of such Component Mortgage Loan and the aggregate Appraisal Reduction Amounts, to the extent not allocated to such Subordinate Component, will be allocated to the Certificate Balance of each Class of Sequential Pay Certificates in reverse alphabetical order. See "-- Appraisal Reductions" below. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance except that the Trustee will not be required to make a P&I Advance on the Subordinate Component of a Component Mortgage Loan. However, the Trustee will be required to make P&I Advances (subject to the recoverability determination described below) on the entire balance of a Component Mortgage Loan if the Senior Component of such Component Mortgage Loan is still outstanding. See "-- The Trustee" below.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee nor the Fiscal Agent will be obligated to make any P&I Advance that it determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"; and, together with a Nonrecoverable Servicing Advance, "Nonrecoverable

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Advances"). The Trustee will be entitled to rely on any non-recoverability determination made by the Master Servicer. Neither the Master Servicer nor the Trustee nor the Fiscal Agent will make a P&I Advance for Excess Interest. The Master Servicer, Trustee and the Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon) out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates -- Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreement -- Certificate Account" in the accompanying prospectus.

     The Master Servicer and the Trustee will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan prior to or during the applicable grace period. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first, out of Default Charges collected on the Mortgage Pool and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the Mortgage Pool as described above, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Either (a) within 60 days (or within such longer period as the Special Servicer is diligently and reasonably proceeding to obtain such Appraisal) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan, (iii) the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings and (iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property and (v) 60 days after the third anniversary of an extension, or (b) on the 120th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, or (c) within 30 days following the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"; and each such date under clause
(a) or (b) above, a "Required Appraisal Date"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months and the Special Servicer has no knowledge of any changed circumstances that in the Special Servicer's reasonable judgment may materially affect the value of the Mortgaged Property; provided, however, an appraisal may, at the option of the Special Servicer in the case of any Mortgage Loan with an outstanding principal balance of $2,000,000 or less, consist solely of an internal valuation performed by the Special Servicer. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined by the Special Servicer as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal Date and as of each Determination Date following each anniversary of such loan becoming a Required Appraisal Loan thereafter) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on the Required Appraisal Loan, through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the per annum rate at which the Trustee Fee is calculated,
(iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all

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currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property (net of any escrow reserves or other reserves held by the Master Servicer or Special Servicer to cover any such item and net of any reserves for debt service coverage, capital expenditures and replacement reserves, including in each case reserves posted with letters of credit), over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been received within the time period contemplated by such sentence without regard to the parenthetical, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 25% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and no other Servicing Transfer Event has occurred with respect thereto during the preceding three months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer and the Directing Certificateholder (and, with respect to any Component Mortgage Loan, the Subordinate Component Representative) the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan. Notwithstanding anything to the contrary above, the Special Servicer is required pursuant to the Pooling Agreement to submit its calculation in writing of an Appraisal Reduction Amount to each of the Master Servicer and the Directing Certificateholder for its approval and review to confirm that the calculation of the Appraisal Reduction Amount is correct in accordance with the Pooling Agreement prior to its submission of this report to the Trustee. However, if neither the Master Servicer nor the Directing Certificateholder responds in writing within ten business days of such submission to it, the Directing Certificateholder's approval will have been deemed to have been given.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to deliver or make available electronically each month to each Certificateholder and Certificate Owner (so long as such Certificate Owner provides the Trustee with a certification which discloses such Certificate Owner's status as a holder), the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex C (although such forms may be subject to change over time) and substantially containing the information below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date and aggregate P&I Advances made as of the Master Servicer Remittance Date ("Payment After Determination Date Report"); (v) the aggregate Stated Principal Balance of the Mortgage Pool (less the Subordinate Balances of the Subordinate Components and the CM Subordinate Components) outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the prior Determination Date; (vii) as of the end of the Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC II Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of, and a detailed breakdown of, all Realized Losses incurred during the related Collection Period and, aggregated and broken down by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period; (xviii) Appraisal Subordinated Entitlement Reduction on a loan-by-loan basis (as defined by the CMSA) for the period and cumulative; and (xix) the amounts, if any, distributed with respect to the Class V Certificates and Class CM Certificates on such Distribution Date. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee at such times as specifically set forth in the Pooling Agreement and the Trustee is to provide or make available on each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any

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potential investor in the Certificates, on each Distribution Date, a "CMSA Loan
Periodic Update File", a "CMSA Property File" (in electronic format and substance provided by the Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, respectively and a CMSA Financial File and the CMSA supplemental reports set forth in the Pooling Agreement containing certain information regarding the Mortgage Loans and the Mortgaged Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling Agreement via the Trustee's Website or, (ii) to authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling Agreement, via the Master Servicer's Website, if the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies, the Underwriters and parties to the Pooling Agreement will not be required to provide a certification substantially in the form of and containing the information called for in the electronic form for such report as is available on the CMSA Website, or such other form for the presentation of such information (and containing such information) as may from time to time be recommended by the CMSA for commercial mortgage securities transactions, generally, and as reasonably acceptable to the Master Servicer or Special Servicer, as applicable.

     In addition, on the second Business Day prior to each Distribution Date (beginning in September 2002), the Master Servicer will deliver to the Trustee, the Special Servicer, Directing Certificateholder and the Rating Agencies a list of all Mortgage Loans the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans based on criteria described in the Pooling Agreement.

     None of the Distribution Date Statement or the servicer reports will include any information that the Master Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     Following the end of each calendar quarter, commencing with the calendar quarter ending December 31, 2002, within 105 days (or 180 days, in the case of annual year end operating information, commencing with the year end 2002) of receipt by the Master Servicer, as to Non-Specially Serviced Mortgage Loans, or within 30 days after receipt by the Special Servicer, as to Specially Serviced Mortgage Loans, of any annual, quarterly or other periodic operating statements or rent rolls with respect to any Mortgaged Property or REO Property, the Master Servicer or the Special Servicer, as applicable, will deliver to the Trustee, and the Directing Certificateholder electronic copies with the naming convention utilized by the Special Servicer (to the extent available) of such operating statements and rent rolls. Based upon such operating statements or rent rolls, the Master Servicer (based upon operating statements, rent rolls, written reports and data fields collected or prepared by the Special Servicer and furnished to the Master Servicer by the Special Servicer in the case of Specially Serviced Mortgage Loans) shall prepare (or, if previously prepared, update, inclusive of trailing 12-month or year-to-date data) the written analysis of the operations of the Mortgaged Property or REO Property by completing a report (the "Operating Statement Analysis Report") and worksheets showing computations made to normalize annual net operating income and debt service coverage numbers ("NOI Adjustment Worksheets"). All Operating Statement Analysis Reports and NOI Adjustment Worksheets will be prepared substantially in the form as may be recommended from time to time by the CMSA and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer will forward electronic copies with the naming convention utilized by the Special Servicer (to the extent available) to the Directing Certificateholder and, upon request, to the Trustee and, upon request, to each Rating Agency and, upon written request, to any Certificateholder, or to the extent the Trustee or a beneficial owner of an Offered Certificate (a "Certificate Owner") has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls.

Each Operating Statement Analysis Report and NOI Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect from time to time. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement (and any additional files containing the same information in an alternative format) via the Trustee's Website. In addition, the Trustee will make available to any interested party each month the servicer reports on the Trustee's Website. The Trustee's Website will initially be located at "www.etrustee.net". In addition, the Trustee will also make Mortgage Loan information as presented in the CMSA loan setup file, CMSA Loan Periodic Update File and all other CMSA reports available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. In addition, pursuant to the Pooling Agreement, the Trustee will make available, as a convenience for interested parties (and not in furtherance of the distribution of the accompanying prospectus or the prospectus supplement under the securities laws), the Pooling Agreement, the accompanying prospectus and the prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (714) 238-6701. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans -- Evidence as to Compliance" herein, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans -- Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate (as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available
Information -- Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled

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to withhold such item of information from any Certificateholder or Certificate
Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No Voting Rights will be assigned to the Residual Certificates. Except with respect to determining the Subordinate Component Representative with respect to a Component Mortgage Loan and on other matters described in this prospectus supplement with respect to the Component Mortgage Loans, the holders of the Class V Certificates will not be entitled to any Voting Rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase or exchange of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any holder or holders (other than the Depositor or Mortgage Loan Seller) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (including the Subordinate Components of the Component Mortgage Loans and the CM Subordinate Components of the CM Component Mortgage Loan) then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer, Special Servicer, Trustee or the Fiscal Agent under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect

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such termination is subject to the requirement that the then aggregate Stated
Principal Balance of the Mortgage Pool be less than 1.0% of the initial aggregate outstanding principal balance of the Mortgage Loans (including the CM Subordinate Components and the Subordinate Components of the Component Mortgage Loans) as of the Delivery Date. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                        THE TRUSTEE AND THE FISCAL AGENT
THE TRUSTEE

     LaSalle Bank National Association, a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Suite 1625 Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group -- Banc of America Commercial Mortgage Inc., Series 2002-2.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof. The Trustee will not be entitled to any fee with respect to any Subordinate Component of a Component Mortgage Loan but will be entitled to a fee with respect to the CM Subordinate Components of the CM Component Mortgage Loan.

     LaSalle Bank National Association is rated "Aa3" by Moody's Investors Service, Inc. ("Moody's"), "AA" by Fitch and "AA-" by S&P. On May 22, 2002, Moody's placed on review for possible downgrade the Aa2 long-term rating of ABN AMRO Bank N.V., LaSalle Bank National Association's affiliate, and its B+ financial strength rating. At the same time, Moody's placed on review for possible downgrade the long-term ratings and financial strength ratings of LaSalle Bank National Association and ABN AMRO Bank N.V.'s other U.S. legal entities.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee the "Administrative Fees") payable out of general collections on the Mortgage Loans and any REO Properties. The Administrative Fees will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the

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Master Servicer, the Special Servicer, the REMIC Administrator and the
Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Loans -- Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "Aa2" by Moody's, "AA" by Fitch and "AA" by S&P. On May 22, 2002, Moody's placed on review for possible downgrade the Aa2 long-term rating of ABN AMRO Bank N.V. and its B+ financial strength rating. At the same time, Moody's placed on review for possible downgrade the long-term ratings and financial strength ratings of ABN AMRO Bank N.V.'s U.S. legal entities, including LaSalle Bank National Association.

INDEMNIFICATION

     Each of the Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance, the Class of Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z) the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. Consequently, the rate and timing of reductions of the Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. Failure of the borrower under each ARD Loan to repay its respective Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential Pay Certificates. Although the ARD Loans include incentives for the related borrower to repay the Mortgage Loan by its Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down the Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay the Mortgage Loan in full. See "Servicing of the Mortgage
Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative

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statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund Expenses attributable to a Component Mortgage Loan, to the related Class of Class V Certificates, (ii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to the CM Component Mortgage Loan, to the related Classes of Class CM Certificates in reverse sequential order to the extent described in this prospectus supplement and (iii) with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than
(A) a Component Mortgage Loan whose Subordinate Balance has not been reduced to zero and (B) the CM Component Mortgage Loan in which the CM Subordinate Balances have not been reduced to zero) and with respect to Realized Losses and Additional Trust Fund Expenses allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to (i) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to a Component Mortgage Loan, to the related Class of Class V Certificates to the extent described herein, (ii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to the CM Component Mortgage Loan, to the related Class of Class CM Certificates in reverse sequential order to the extent described in this prospectus supplement and (iii) with respect to Net Aggregate Prepayment Interest Shortfalls attributable to each Mortgage Loan (other than (A) a Component Mortgage Loan whose Subordinate Balance has not been reduced to zero and (B) the CM Component Mortgage Loan in which the CM Subordinate Balance has not been reduced to zero) and with respect to Net Aggregate Prepayment Interest Shortfalls allocable to the Mortgage Pool generally, to the respective Classes of Sequential Pay Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of Sequential Pay Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the Class A Certificates up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" herein and "The Pooling and Servicing Agreements" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage Rate (or, in the case of the ARD Loan after its Anticipated Repayment Date, the Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate (or, in the case of a ARD Loan after its Anticipated Repayment Date, the Revised Rate) for any Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of the ARD Loan, out of certain net cash flow from the related Mortgaged Property). Accordingly, there can be no assurance that an ARD Loan will be prepaid on or before its Anticipated Repayment Date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates may be shorter, and the weighted average lives of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lock-out Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth on Annex A as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate Balance (such initial Certificate Balance referred to herein for purposes of the Maturity Assumptions as the "Initial Certificate Balance"), as the case may be, of each Class of Offered Certificates are as described herein,
(iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the Certificates -- Interest Reserve Account"),
(iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Mortgage Loans are timely received on the first day of
each month, commencing in [          ] 2002, (vi) no voluntary or involuntary
prepayments are received as to any Mortgage Loan during such Mortgage Loan's Lock-out Period ("LOP"), if any, or, yield maintenance period ("YMP"), if any, and, an ARD Loan is paid in full on its Anticipated Repayment Date, otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) none of the Master Servicer, the Special Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by either the Mortgage Loan Seller or the Bridger Support (ix) no Prepayment Interest Shortfalls are incurred, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered
Certificates are made on the 11th day of each month, commencing in [          ]
2002 and (xii) the Offered Certificates are settled on [          ], 2002 (the
"Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                 CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................   100.00%  100.00%  100.00%  100.00%  100.00%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                           PREPAYMENT ASSUMPTION (CPR)
                                                    ------------------------------------------
DATE                                                  0%      25%      50%      75%      100%
----                                                ------   ------   ------   ------   ------
Initial Percentage...............................      100%     100%     100%     100%     100%
August 11, 2003..................................
August 11, 2004..................................
August 11, 2005..................................
August 11, 2006..................................
August 11, 2007..................................
August 11, 2008..................................
August 11, 2009..................................
August 11, 2010..................................
August 11, 2011..................................
August 11, 2012..................................
Weighted Average Life (years)....................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS E CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................     100%     100%     100%     100%     100%
August 11, 2003.......................................
August 11, 2004.......................................
August 11, 2005.......................................
August 11, 2006.......................................
August 11, 2007.......................................
August 11, 2008.......................................
August 11, 2009.......................................
August 11, 2010.......................................
August 11, 2011.......................................
August 11, 2012.......................................
Weighted Average Life (years).........................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS F CERTIFICATES UNDER THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                               PREPAYMENT ASSUMPTION (CPR)
                                                        ------------------------------------------
                         DATE                             0%      25%      50%      75%      100%
                         ----                           ------   ------   ------   ------   ------
Initial Percentage....................................     100%     100%     100%     100%     100%
August 11, 2003.......................................
August 11, 2004.......................................
August 11, 2005.......................................
August 11, 2006.......................................
August 11, 2007.......................................
August 11, 2008.......................................
August 11, 2009.......................................
August 11, 2010.......................................
August 11, 2011.......................................
August 11, 2012.......................................
Weighted Average Life (years).........................

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates -- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the resulting REMICs being herein referred to as the "Component Mortgage Loan REMIC," "REMIC I" and "REMIC II" respectively. The assets of the Component Mortgage Loan REMIC will generally include the Component Mortgage Loans and the CM Component Mortgage Loan, any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and any REO Accounts. The Senior Component of each Component Mortgage Loan, the CM Senior Component, each Class of Class V Certificates and each Class of Class CM Certificates will represent "regular interests" in such REMIC. The assets of REMIC I will generally include the Mortgage Loans (the Senior Components in the case of the Component Mortgage Loans and the CM Component Mortgage Loan), any REO Properties acquired on behalf of the Certificateholders (other than with respect to the Component Mortgage Loans and the CM Component Mortgage Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate Account with respect thereto. For federal income tax purposes, (i) the REMIC II Certificates (other than the portion of the Class P Certificates representing Excess Interest) evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates represent the sole class of "residual interest" in the REMIC II and (iii) the Class R-I Certificates represent the sole class of "residual interests" in each of REMIC I and the Component Mortgage Loan REMIC. Upon issuance of the Offered Certificates, Cadwalader, Wickersham & Taft, special tax counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement, for federal income tax purposes, each of REMIC I, REMIC II and the Component Mortgage Loan REMIC will qualify as a REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class P Certificates, in addition to evidencing a regular interest in REMIC II, will evidence beneficial ownership of such Excess Interest and Excess Interest Distribution Account. See "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of REMIC I, REMIC II and the Component Mortgage Loan REMIC is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. One or more of the Classes of Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" and "-- Premium" in the accompanying prospectus.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates the Prepayment Assumption will be 0% CPR (except that an ARD Loan will be assumed to be repaid in full on its Anticipated Repayment Date). See "Yield and Maturity Considerations -- Weighted Average Lives" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates -- Distributions -- Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment Premiums will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If 95% or more of the Mortgage Loans are treated as assets described in Section 856(c)(4)(A) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in
Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property. As of the Cut-off Date, 30.8% and 1.1%, of the Initial Pool Balance represented Mortgage Loans secured by multifamily properties and manufactured housing communities, respectively. In addition, none of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages" for another REMIC under
Section 860G(a)(3)(C) of the Code. The Offered Certificates will be treated as "permitted assets" for a financial asset securitization investment trust under
Section 860L(c) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income Tax Consequences --
REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions of the Code (an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any hotels that become REO Property. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered Certificates and the IRS; holders of the Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting regarding qualification of the REMIC's assets as set forth above under "-- Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Code ("Plan Assets"). Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor Regulations Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of America Corporation), Prohibited Transaction Exemption ("PTE") 93-31, to Deutsche Bank Securities Inc., Final Authorization Number 97-03E, to Goldman, Sachs & Co., PTE 89-88, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 90-29 and to Morgan Stanley & Co. Incorporated, PTE 90-24, each as amended by PTE 97-34 and PTE 2000-58 (collectively, the "Exemption"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. "Exemption-Favored Party" shall include (a) Bank of America Corporation, (b) each of the other Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of America Corporation (such as Banc of America Securities LLC) or any other

Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Fitch, Moody's Investors Service, Inc ("Moody's") or S&P. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

     A fiduciary of a Plan contemplating purchasing a any Class of Offered Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificate as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificate.

     The Exemption also requires that the Trust meet the following requirements:
(i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an Exemption-Favored Party, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and
(iii) the continued holding of the Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an Excluded Plan (as defined in the next sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of an Offered Certificates by a Plan and (3) the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement") among the Depositor and Banc of America Securities LLC ("Banc of America"), Deutsche Bank Securities Inc. ("Deutsche Bank"), Goldman, Sachs & Co. ("Goldman Sachs"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") (collectively, the "Underwriters"), the Depositor has agreed to sell to each of Banc of America, Deutsche Bank, Goldman Sachs, Merrill Lynch and Morgan Stanley and each of Banc of America, Deutsche Bank, Goldman Sachs, Merrill Lynch and Morgan Stanley has agreed to purchase, severally but not jointly, the respective Certificate Balances as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

                       BANC OF AMERICA
CLASS                  SECURITIES LLC    DEUTSCHE BANK   GOLDMAN SACHS   MERRILL LYNCH   MORGAN STANLEY
-----                  ---------------   -------------   -------------   -------------   --------------
Class A-1............   $                $               $               $                $
Class A-2............   $                $               $               $                $
Class A-3............   $                $               $               $                $
Class B..............   $                $               $               $                $
Class C..............   $                $               $               $                $
Class D..............   $                $               $               $                $
Class E..............   $                $               $               $                $
Class F..............   $                $               $               $                $

     With respect to the offered certificates, each of Banc of America Securities LLC is acting as manager and sole bookrunner. Deutsche Bank, Goldman Sachs, Merrill Lynch and Morgan Stanley are each acting as a co-manager, and Banc of America Securities LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
[       ]% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates; however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the

Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates -- Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors -- Limited Liquidity of Certificates" in the accompanying prospectus.

     The Depositor and the Mortgage Loan Seller have agreed to indemnify the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The Mortgage Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor and the Underwriters by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from Fitch Ratings ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P"; and, together with Fitch, the "Rating Agencies"):

CLASS                                                           FITCH    S&P
-----                                                           -----    ----
Class A-1...................................................     AAA     AAA
Class A-2...................................................     AAA     AAA
Class A-3...................................................     AAA     AAA
Class B.....................................................     AA       AA
Class C.....................................................     AA-     AA-
Class D.....................................................     A+       A+
Class E.....................................................      A       A
Class F.....................................................     A-       A-

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Distribution Date in July 2043 (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

     There is no assurance that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P and/or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or
withdrawal at any time by the assigning rating agency. See "          " in the
accompanying prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS

                                          PAGE
                                          ----
20255 Victor Parkway Borrower.......          S-92
20255 Victor Parkway Loan...........          S-92
20555 Victor Parkway Borrower.......          S-87
20555 Victor Parkway Loan...........          S-87
30/360 Basis........................          S-56
Acceptable Insurance Default........         S-108
Accrued Certificate Interest........         S-136
ACMs................................          S-95
Actual/360 Basis....................          S-56
Actual/360 Mortgage Loans...........          S-56
Additional Rights...................          S-62
Additional Trust Fund Expenses......         S-141
Administrative Fee Rate.............         S-126
Administrative Fees.................    S-149, A-1
Advances............................         S-114
Annual Debt Service.................           A-1
Annualized Most Recent..............           A-3
Anterra.............................          S-91
Anticipated Repayment Date..........          S-56
Appraisal Reduction Amount..........         S-143
Appraisal Value.....................           A-1
Approval Provisions.................         S-108
ARD Loan............................          S-56
Asset Status Report.................         S-106
Assumed Monthly Payment.............         S-138
Available Distribution Amount.......         S-131
Balloon.............................           A-1
Balloon Loan........................          S-57
Balloon Payment.....................          S-57
Banc of America.....................         S-163
Bank of America.....................          S-55
Bank of America Borrower
  Principal.........................          S-69
Bank of America Plaza Assumption....          S-67
Bank of America Plaza Borrower......          S-64
Bank of America Plaza Insurance
  Policies..........................          S-66
Bank of America Plaza Interest
  Holders...........................          S-67
Bank of America Plaza Loan..........          S-64
Bank of America Plaza Lockout
  Period............................          S-64
Bank of America Plaza Mortgaged
  Property..........................          S-64
Bank of America Plaza Transfer......          S-67
Base Interest Fraction..............         S-139
Bell Towne..........................          S-82
Bell Towne Centre Loan..............          S-82
BOA-CMSG............................         S-110
Bradley Associates..................          S-90
Bridger.............................          S-55
Cash Flow...........................           A-1
Casualty or Condemnation Rights.....          S-62
Certificate Balance.................         S-122
Certificate Owner...................  S-121, S-146
Certificate Registrar...............         S-122
Class...............................         S-121
Class A Certificates................         S-121
Class V Certificates................         S-121
Class X Certificates................         S-121
Class XC Strip Rates................         S-125
Class XP Strip Rates................         S-124
CM Accrued Component Interest.......         S-129

                                          PAGE
                                          ----
CM Component Distributable
  Interest..........................         S-129
CM Component Principal
  Entitlement.......................         S-129
CM Component Mortgage Loan..........    S-60, S-71
CM Controlling Holder...............         S-107
CM Principal Distribution Amount....         S-130
CM Senior Balance...................         S-124
CM Senior Component.................          S-60
CM Senior Component Principal
  Distribution Amount...............         S-128
CM Subordinate Balance..............         S-124
CM Subordinate Components...........          S-60
CMSA Loan Periodic Update File......         S-146
CMSA Property File..................         S-146
Code................................          S-59
Collateral Value....................         S-107
Collateral Substitution Deposit.....          S-58
Collection Period...................         S-127
Commercial Loan.....................          S-55
Commercial Mortgaged Property.......          S-55
Compensating Interest Payment.......         S-112
Component Mortgage Loans............          S-60
Component Mortgage Loan REMIC.......   S-19, S-158
Control Appraisal Period............         S-107
Controlling Class...................         S-107
Controlling Class
  Certificateholder.................         S-107
Cor Account.........................          S-89
Corrected Mortgage Loan.............         S-106
CPI Loan............................          S-69
CPI Pledge..........................          S-69
Crabtree Mall Assumption............          S-74
Crabtree Mall Borrower..............          S-71
Crabtree Mall Insurance Policies....          S-73
Crabtree Mall Loan..................          S-71
Crabtree Mall Lockout Period........          S-71
Crabtree Mall Mortgaged Property....          S-71
Crabtree Mall Transfer..............          S-74
Credit Lease........................          S-61
Credit Lease Loans..................          S-61
Credit Lease Loan Table.............          S-61
Cross-Collateralized Mortgage
  Loans.............................          S-55
Cut-off Date........................          S-55
Cut-off Date Balance................          S-55
Cut-off Date Loan-to-Value Ratio....           A-2
Cut-off Date LTV....................           A-2
Cut-off Date LTV Ratio..............           A-2
Default Charges.....................         S-113
Default Interest....................         S-113
Defaulted Mortgage Loan.............         S-117
Defeasance..........................           A-2
Defeasance Lock-Out Period..........          S-58
Defeasance Option...................          S-58
Definitive Certificate..............         S-121
Delivery Date.......................         S-121
Depositor...........................           S-8
Determination Date..................         S-127
Deutsche Bank.......................         S-163
Directing Certificateholder.........         S-107
Discount Rate.......................           A-2

                                          PAGE
                                          ----
Distributable Certificate
  Interest..........................         S-136
Distribution Center Borrower........          S-88
Distribution Date...................         S-127
Distribution Date Statement.........         S-144
DTC.................................         S-121
Due Date............................          S-56
Emergency Advance...................         S-114
Enhancement Insurer.................          S-62
ERISA...............................         S-160
ERT.................................          S-78
Excess Cash Flow....................          S-57
Excess Interest.....................          S-57
Excess Interest Distribution
  Account...........................         S-141
Excess Interest Rate................          S-57
Excluded Plan.......................         S-161
Exemption-Favored Party.............         S-160
Exemption...........................         S-160
Expenses............................           A-1
Fiscal Agent........................           S-8
Fitch...............................         S-164
Form 8-K............................         S-104
Full Year...........................           A-3
Full Year Cash Flow.................           A-2
Full Year End Date..................           A-2
Full Year Expenses..................           A-2
Full Year Revenues..................           A-2
Fully Amortizing....................           A-2
GAAP................................           A-2
Goldman Sachs.......................         S-163
Guarantor...........................          S-61
Holly Hall Apartments Borrowers.....          S-90
Holly Hall Apartments Loan..........          S-90
Hyper Amortizing....................           A-2
Initial Certificate Balance.........         S-154
Initial Pool Balance................          S-55
Interest Diff (BEY).................           A-2
Interest Reserve Account............         S-141
Leasable Square Footage.............           A-3
Liquidation Fee.....................         S-113
Liquidation Fee Rate................         S-113
LOC Loans...........................           A-4
Lock-out Period.....................          S-57
LOP.................................         S-154
MAI.................................          S-96
Maintenance Rights..................          S-62
Major Tenants.......................          S-93
Master Servicer.....................           S-8
Master Servicer Remittance Date.....         S-142
Master Servicing Fee................         S-111
Master Servicing Fee Rate...........         S-111
Maturity............................           A-3
Maturity Assumptions................         S-154
Maturity Date.......................           A-3
Maturity Date Balance...............           A-3
Maturity Date Loan-to-Value
  Ratio.............................           A-2
Maturity Date LTV...................           A-2
Merrill Lynch.......................         S-163
Modified Mortgage Loan..............         S-144
Monthly Payments....................          S-56
Monthly Rental Payments.............          S-61
Moody's.............................         S-161

                                          PAGE
                                          ----
Morgan Stanley......................         S-163
Mortgage............................          S-55
Mortgage Loan Purchase and Sale
  Agreement.........................         S-101
Mortgage Loan Schedule..............         S-101
Mortgage Loan Seller................           S-8
Mortgage Loans......................          S-55
Mortgage Note.......................          S-55
Mortgage Pool.......................          S-55
Mortgage Rate.......................          S-56
Mortgaged Property..................          S-55
Most Recent Cash Flow...............           A-3
Most Recent DSCR....................           A-3
Most Recent End Date................           A-3
Most Recent Expenses................           A-3
Most Recent Revenues................           A-3
Most Recent Statement Type..........           A-3
Multifamily Loan....................          S-55
Multifamily Mortgaged Property......          S-55
Net Aggregate Prepayment Interest
  Shortfall.........................         S-136
Net Mortgage Rate...................         S-126
Net Rentable Area (SF)..............           A-3
Nexus...............................          S-83
NOI Adjustment Worksheets...........         S-146
Nonrecoverable Advances.............         S-142
Nonrecoverable P&I Advance..........         S-142
Nonrecoverable Servicing Advance....         S-114
Non-Specially Serviced Mortgage
  Loan..............................         S-115
Notional Amount.....................         S-123
NPV (BEY)...........................           A-3
NPV (MEY)...........................           A-4
NXL.................................          S-78
Occupancy%..........................           A-4
Occupancy Percent...................           A-4
Offered Certificates................         S-121
Open................................           A-4
Open Period.........................          S-57
Operating Statement Analysis
  Report............................         S-146
Option Price........................         S-118
P&I Advance.........................         S-142
Pads................................           A-4
Participants........................         S-122
Party in Interest...................         S-161
Payment After Determination Date
  Report............................         S-145
Pearson Educational.................
Pearson Educational Distribution
  Center Loan.......................          S-88
Periodic Treasury Yield.............           A-4
Permitted Encumbrances..............         S-106
Permitted Investments...............         S-111
Plan................................         S-160
Plan Assets.........................         S-160
Pooling Agreement...................         S-121
Prairie Ridge.......................          S-79
Prepayment Interest Excess..........         S-112
Prepayment Interest Shortfall.......         S-112
Prepayment Premium..................          S-57
Prepayment Premium Period...........          S-57
Preston Ridge Assumption............          S-78
Preston Ridge Borrower..............          S-76
Preston Ridge Insurance Policies....          S-77

                                          PAGE
                                          ----
Preston Ridge Loan..................          S-75
Preston Ridge Lockout Period........          S-76
Preston Ridge Mortgaged Property....          S-75
Preston Ridge Transfer..............          S-78
Primary Collateral..................         S-101
Primary Term........................          S-61
Principal Distribution Amount.......         S-137
Private Certificates................         S-121
PTE.................................         S-160
Purchase Option.....................         S-118
Purchase Price......................          S-99
Qualified Substitute Mortgage
  Loan..............................          S-99
Rated Final Distribution Date.......         S-164
Rating Agencies.....................         S-164
Realized Losses.....................         S-140
Reflections of Tampa Apartments
  Borrowers.........................          S-85
Reflections of Tampa Apartments
  Loan..............................          S-85
Record Date.........................         S-127
Reimbursement Rate..................         S-143
Related Loans.......................           A-4
Related Proceeds....................         S-114
Release Date........................          S-58
REMIC...............................         S-158
REMIC Administrator.................         S-149
REMIC I.............................         S-158
REMIC II............................         S-158
REMIC II Certificates...............         S-121
REMIC Residual Certificates.........         S-118
REO Extension.......................         S-118
REO Loan............................         S-141
REO Property........................         S-105
REO Tax.............................         S-159
Required Appraisal Date.............         S-143
Required Appraisal Loan.............         S-143
Residual Certificates...............         S-121
Restricted Group....................         S-161
Revenues............................           A-1
Revised Rate........................          S-56
Rooms...............................           A-5
S&P.................................         S-164
Santa Fe Pointe Apartments
  Borrower..........................          S-85
Santa Fe Pointe Apartments Loan.....          S-83
Senior Balance......................         S-123
Senior Certificates.................         S-121
Senior Component....................          S-60
Senior Component Principal
  Distribution Amount...............         S-130
Sequential Pay Certificates.........         S-121
Servicing Advances..................         S-114
Servicing Standard..................         S-104
Servicing Transfer Event............         S-105

                                          PAGE
                                          ----
Settlement Date.....................         S-154
Similar Law.........................         S-162
Special Actions.....................         S-107
Special Servicer....................           S-8
Special Servicing Fee...............         S-112
Special Servicing Fee Rate..........         S-112
Specially Serviced Mortgage Loan....         S-105
Startup Day.........................         S-158
Stated Principal Balance............         S-127
Subordinate Balance.................         S-124
Subordinate Certificates............         S-132
Subordinate Component...............          S-60
Subordinate Component Capitalized
  Amount............................         S-131
Subordinate Component
  Representative....................         S-106
Substitution Shortfall Amount.......          S-99
Sub-Servicer........................         S-111
Sub-Servicing Agreement.............         S-111
Sub-Servicing Fee Rate..............           A-1
Tenant..............................          S-61
Trailing 12.........................           A-4
Trust...............................         S-121
Trust Fund..........................         S-121
Trustee.............................           S-8
Trustee Fee.........................         S-149
Two James Center Borrower...........          S-80
Two James Center Loan...............          S-80
Underwriters........................         S-163
Underwriting Agreement..............         S-163
Underwriting Cash Flow..............           A-4
Underwriting Debt Service
  Coverage Ratio....................           A-4
Underwriting DSCR...................           A-4
Underwritten DSCR...................           A-4
Units...............................           A-4
UPB.................................           A-4
USPAP...............................          S-96
UST.................................          S-95
U/W Cash Flow.......................           A-4
U/W DSCR............................           A-4
U/W Expenses........................           A-5
U/W Replacement Reserves............           A-5
U/W Replacement Reserves Per Unit...           A-6
U/W Revenues........................           A-4
Voting Rights.......................         S-148
Weighted Average Net Mortgage
  Rate..............................         S-126
Withheld Amount.....................         S-142
Workout Fee.........................         S-112
Workout Fee Rate....................         S-112
YM..................................           A-6
YMP.................................         S-154

                                    ANNEX A
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. With respect to the Component Mortgage Loans, unless otherwise noted, all references to the principal balance of each Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the Senior Component only of such Mortgage Loan. Additionally, with respect to the CM Component Mortgage Loan, unless otherwise noted, all references to the principal balance of the CM Component Mortgage Loan and related information (including Cut-off Date Balances, debt service coverage and loan-to-value ratios) are references to the CM Senior Component only. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriters, or any of their respective affiliates or any other person.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings and the schedules and tables in this Annex A will be qualified by the following:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means the amount derived by multiplying the Monthly Payment set forth for each Mortgage Loan in this Annex A by twelve.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loans.

          5. "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Multifamily Mortgaged Properties, rental and other revenues; (B) for the Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor.

          In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such Cash Flow was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

           6. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgaged Property; provided that with respect to the LOC Loans (as defined herein) the Cut-off Date Balance was reduced by the amounts available under the applicable letter of credit serving as additional collateral for such Mortgage Loan. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

           7. "Defeasance" means, with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

           8. "Discount Rate" means, with respect to any prepayment premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the maturity date for the Mortgage Loan being prepaid, or an interpolation thereof.

          9. "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A as the "Full Year End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          10. "Full Year Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Full Year Revenues less Full Year Expenses, Full Year capital expenditures and Full Year tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          11. "Fully Amortizing" means fully amortizing Mortgage Loan; except that such Mortgage Loan may have a payment due at its maturity in excess of its scheduled Monthly Payment.

          12. "Hyper Amortizing" means ARD Loan.

          13. "Interest Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying
     (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (I) the Yield Rate from (II) the mortgage rate of the related Mortgage Note, times (z) the present value factor calculated using the following formula:

                                         (-n)
                                  1-(1+r)
                                  -----------
                                       r
     where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the maturity date of the related Mortgage Note.

          As used herein, "Yield Rate" means the yield rate for the specified United States Treasury security, as reported in The Wall Street Journal on the fifth Business Day preceding the date the prepayment is required in the related Mortgage Loan documents.

          14. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, office complex or industrial or warehouse facility, the square footage of the net leasable area.

          15. "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its stated maturity date or in the case of an ARD Loan, the Anticipated Repayment Date.

          16. "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at maturity or in the case of an ARD Loan, the Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

          17. "Most Recent Cash Flow" means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses, Most Recent capital expenditures and Most Recent tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent Date, based upon operating statements and other information furnished by the related borrower.

          18. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent Cash Flow for the related Mortgaged Property, divided by
     (b) the Annual Debt Service for such Mortgage Loan.

          19. "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Mortgage Loan which date is generally the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

          20. "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

             (i) "Full Year" means certain financial information regarding the Mortgaged Properties presented as of the fiscal year ending May 31, 2001, December 31, 2001 and March 31, 2002.

             (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

          21. "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under this note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate equal to the Periodic Treasury Yield, minus (z) the outstanding principal balance of the loan as of the date of prepayment of the related Mortgage Loan.

          22. "NPV (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to the greater of (i) one percent (1%) of the principal balance being prepaid, and (ii) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date (including any balloon payment) determined by discounting such payments at a discount rate based on a treasury rate converted to a monthly compounded nominal yield as provided in the underlying note less the amount of the outstanding principal balance on the date of prepayment (after subtracting the scheduled principal payment on such date of prepayment).

          23. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          24. "Open" means, with respect to any Mortgage Loan that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

          25. "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable United States Treasury fixed interest rate security (other than such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (b) twelve, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

          26. "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          27. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          28. "Units" and "Pads" respectively, mean: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in the schedule as "Units"); and (ii) in the case of a Mortgaged Property operated as a Manufactured Housing Community, the number of pads (referred to in the schedule as "Pads").

          29. "U/W DSCR", "Underwriting DSCR", "Underwritten DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, (a) the U/W Cash Flow for the related Mortgaged Property divided by (b) the Annual Debt Service for such Mortgage Loan; provided however with respect to Mortgage Loan Nos. 55795, 55796, 55797, 55805, 55806, 55813, 55820, 55822, 55823, 55825 and 55828 representing 5.9% of the
     Initial Pool Balance (the "LOC Loans"), the debt service was calculated after reducing the original principal balances of such Mortgage Loans by amounts available for payment of debt service under certain letters with credit pledged as additional collateral to secure such Mortgage Loans (provided that such letters of credit may be released if certain minimum debt service coverage costs are met).

          30. "U/W Cash Flow" or "Underwriting Cash Flow" means, with respect of any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

          Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

          In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

          31. "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          32. "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, or Leasable Square Feet, as applicable.

          33. "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

          34. With respect to Mortgage Loan Nos. 5574, 4994 and 4992, the information under the captions "Seasoning" and "Note Date" are based upon the dates on which the Senior Components of the Component Mortgage Loans were deemed to be split from the related Subordinate Component of such Component Mortgage Loans. Such Component Mortgage Loans were initially originated on January 24, 2001, February 1, 2001 and March 16, 2001, respectively.

          35. The interest rate utilized for the CM Component Mortgage Loan was assumed and is subject to change.

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                   BASED ON OUTSTANDING PRINCIPAL BALANCE(1)
                               ALL MORTGAGE LOANS

                                     AUG-02      AUG-03      AUG-04      AUG-05      AUG-06      AUG-07      AUG-08      AUG-09
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Locked Out/Defeasance.............    100.00%     100.00%      99.80%      99.80%      99.80%      99.71%      95.66%      99.70%
Yield Maintenance.................      0.00%       0.00%       0.20%       0.20%       0.20%       0.29%       0.28%       0.30%
No Penalty........................      0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       4.06%       0.00%
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total.............................    100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%     100.00%
                                    =========   =========   =========   =========   =========   =========   =========   =========
Total Beginning Balance (in
 millions)........................  $1,725.21   $1,711.76   $1,694.90   $1,675.54   $1,654.69   $1,581.68   $1,557.23   $1,437.95
Percent of Initial Balance........    100.00%      99.22%      98.24%      97.12%      95.91%      91.68%      90.26%      83.35%

                                     AUG-10      AUG-11     AUG-12    AUG-13
                                    ---------   ---------   -------   -------
Locked Out/Defeasance.............     99.70%      79.90%    66.75%     8.29%
Yield Maintenance.................      0.08%       0.10%     6.06%    91.71%
No Penalty........................      0.22%      20.00%    27.19%     0.00%
                                    ---------   ---------   -------   -------
Total.............................    100.00%     100.00%   100.00%   100.00%
                                    =========   =========   =======   =======
Total Beginning Balance (in
 millions)........................  $1,411.28   $1,139.51   $124.00   $  8.05
Percent of Initial Balance........     81.80%      66.05%     7.19%     0.47%

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (except that an ARD Loan will be repaid in full on its Anticipated Repayment
    Date), if any.

                                PROPERTY TYPE(1)

                                                         % OF         WEIGHTED                      WEIGHTED
                       NUMBER OF      AGGREGATE        INITIAL        AVERAGE        MIN/MAX        AVERAGE        MIN/MAX
                       MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   UNDERWRITING   CUT-OFF DATE   CUT-OFF DATE
    PROPERTY TYPE      PROPERTIES      BALANCE         BALANCE        DSCR(1)          DSCR        LTV RATIO      LTV RATIO
    -------------      ----------   --------------   ------------   ------------   ------------   ------------   ------------
Retail...............      51       $  620,243,203       36.0%          1.47x      1.00x/1.91x        69.3%       50.5%/80.1%
  Anchored...........      43          583,770,148       33.8           1.48x      1.00x/1.91x        69.0%       50.5%/80.1%
  Unanchored.........       5           26,592,361        1.5           1.30x      1.22x/1.35x        72.3%       68.4%/78.5%
  Shadow Anchored....       3            9,880,695        0.6           1.34x      1.26x/1.36x        78.1%       72.0%/79.4%
Multifamily..........      67          531,299,510       30.8           1.29x      1.06x/1.68x        77.4%       58.3%/84.9%
Office...............      18          374,467,462       21.7           1.69x      1.25x/2.23x        62.1%       46.8%/75.0%
Industrial...........      25          173,997,335       10.1           1.30x      1.25x/1.43x        72.1%       66.0%/74.9%
Mfd. Housing Comm....       5           19,136,317        1.1           1.54x      1.27x/1.97x        64.3%       50.1%/78.0%
Self-Storage.........       2            6,071,010        0.4           1.54x      1.25x/1.94x        69.5%       62.2%/74.5%
                          ---       --------------      -----           ----        ----------        ----        ----------
TOTAL/WTD AVG........     168       $1,725,214,837      100.0%          1.45X      1.00X/2.23X        70.4%       46.8%/84.9%
                          ===       ==============      =====           ====        ==========        ====        ==========

                       WEIGHTED
                       AVERAGE
                       MORTGAGE
    PROPERTY TYPE        RATE
    -------------      --------
Retail...............   7.128%
  Anchored...........   7.101%
  Unanchored.........   7.649%
  Shadow Anchored....   7.297%
Multifamily..........   7.000%
Office...............   7.151%
Industrial...........   7.306%
Mfd. Housing Comm....   7.159%
Self-Storage.........   7.570%
                        -----
TOTAL/WTD AVG........   7.113%
                        =====

---------------

(1) For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on the individual property's appraised value as a percentage of the total appraised value of the related Mortgage Loan.

                             CUT-OFF DATE BALANCES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          BALANCES               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
 $1,036,997 --   $1,999,999...     11      $   16,713,720      1.0%       1.26x          72.6%       7.719%
 $2,000,000 --   $2,999,999...     13          31,981,692      1.9        1.37x          72.3%       7.598%
 $3,000,000 --   $3,999,999...     28          96,493,459      5.6        1.30x          75.0%       7.304%
 $4,000,000 --   $4,999,999...     13          57,784,883      3.3        1.31x          74.9%       7.212%
 $5,000,000 --   $7,499,999...     13          81,812,164      4.7        1.30x          75.6%       7.233%
 $7,500,000 --   $9,999,999...     23         205,117,700     11.9        1.28x          76.5%       7.149%
$10,000,000 --  $14,999,999...     20         254,182,574     14.7        1.28x          77.8%       7.155%
$15,000,000 --  $19,999,999...     12         210,171,445     12.2        1.33x          74.7%       7.018%
$20,000,000 --  $29,999,999...     14         337,352,634     19.6        1.29x          74.5%       7.173%
$30,000,000 -- $149,144,822...      5         433,604,566     25.1        1.89x          55.2%       6.933%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                                    ANNEX A
                   CERTAIN CHARACTERISTICS OF THE MORTGAGE I



         SEQUENCE    LOAN NUMBER    PROPERTY NAME                                                     PROPERTY ADDRESS
         --------    -----------    -------------                                                     ----------------
            1           56076       Santa Fe Pointe Apartments                                        3205 NW 83rd Street
            2           56075       Reflections of Tampa Apartments                                   14525 Prism Circle
                                    SUB-TOTAL CROSSED LOANS

            3           52385       FEIGA - Holly Hall Apartments                                     2111 Holly Hall
            4           55857       Arbors of West Bloomfield                                         7517 Arbors Boulevard

           5.1          55502       G&K Portfolio 1 Group B - Civic Plaza                             1495 Don Avenue
           5.2          55502       G&K Portfolio 1 Group B - Capitola Gardens                        1745 46th Avenue
           5.3          55502       G&K Portfolio 1 Group B - Martinez Hillside                       90 F Street
            5           55502       G&K PORTFOLIO 1 GROUP B (ROLL-UP)

            6           56451       FEIGA - Saddleback Apartments                                     4722 East Bell Road
            7           56455       Somerset Apartments                                               2690 - 2770 Somerset Drive
            8           56442       Sterling University Canyon                                        4404 East Oltorf Street
            9           56300       Northpointe Apartments                                            850 East Wetmore Road
            10          55795       CLK - Knollwood Apartments                                        1651 Knollwood Drive
            11          56141       Wyndchase Apartments                                              41376 Williamsburg Boulevard
            12          56447       Sterling University Parks                                         2201 University Parks Drive
            13          56218       Alexan Quarry Apartments                                          250 Treeline Park
            14          56294       Pinnacle Canyon Apartments                                        7050 East Sunrise Drive
            15          52382       FEIGA - Eagles Landing Apartments                                 625 South Redwood Road
            16          56299       The Reserve at Clemson                                            103 Sumter Lane
            17          56448       Sterling University Pines                                         122 Lanier Drive
            18          55825       CLK - Willow Bend Lake Apartments                                 11070 Mead Road
            19          56388       Champions Park Apartments                                         13050 Champions Park Drive
            20          55813       CLK - Deerhorn Village Apartments                                 10601 East 98th Terrace
            21          56446       Sterling University Glades                                        3415 SW 39th Boulevard
            22          55805       CLK - Hickory Lake Apartments                                     3940 Apache Trail
            23          55796       CLK - Maison de Ville Apartments                                  3920 Berwyn Drive South
            24          55820       CLK - Lake Park Apartments                                        901 Lake Shore Road
            25          56444       Sterling University Fields                                        117 Sterling Court

           26.1         56351       METRA Pool 1 - Fairways Apts.                                     3623 McCann Road
           26.2         56351       METRA Pool 1 - Signature Place Apts.                              1907 Tarleton Street
           26.3         56351       METRA Pool 1 - Sinclair Place Apts.                               4534 Sinclair Avenue
           26.4         56351       METRA Pool 1 - Fountains at Waterford Apts.                       4405 North Garfield Street
            26          56351       METRA POOL 1 (ROLL-UP)

           27.1         56340       METRA Pool 2 - Governor's Square Apts.                            2959 Apalachee Parkway
           27.2         56340       METRA Pool 2 - Timbers On Broadway Apts.                          2720 South Broadway Avenue
           27.3         56340       METRA Pool 2 - Apple Lane Apts.                                   1400 Apple Lane
           27.4         56340       METRA Pool 2 - Oak Park IV Apts.                                  202 Hackberry Street
            27          56340       METRA POOL 2 (ROLL-UP)

            28          55823       CLK - Forestwood Apartments                                       10795 Mead Road
            29          52828       The Landings Apartments                                           6787 Landings Way South
            30          56342       METRA - Wood Hollow (Regency Falls) Apartments                    10362 Sahara Drive
            31          55806       CLK - Woodbridge Apartments                                       94 Antioch Pike
            32          55822       CLK - Tara Apartments                                             100 Ashley Circle
            33          54585       Walnut Grove Senior Apartments                                    1101 Alamo Drive
            34        400020385     Meadowrun Apartments                                              3205 East Olive Road
            35          55993       San Rafael Apartments                                             8456 San Rafael Place
            36          56357       METRA - Fairway View Estates Apartments                           1750 N. Lee Trevino Drive
            37          56349       METRA - Meridian Apartments                                       4400 N. Holiday Hill Road
            38          55828       CLK - Landings at Forest Acres                                    3431 Covenant Drive
            39          56341       METRA - Park Avenue Villas Apartments                             2122 East Park Avenue
            40          55797       CLK - Maison Imperial Apartments                                  3920 Berwyn Drive S.
            41          56449       Sterling University Village Phase II                              117 Holleman Drive West
            42          56352       METRA - Treehouse Apartments-SA                                   101 Arcadia Place
            43          52404       FEIGA - Chaparral Apartments                                      215 Gladys Street
            44          55669       Braesbrook Apartments                                             4325 Congress Street
            45          53416       Gramercy Park Apartments                                          2880 Hull Drive
            46          56338       METRA - Westwood Apartments                                       1650 Highway 98 West
            47          56359       METRA - Sunchase Apartments                                       2201 Rocky Lane Road
            48          56353       METRA - Harper's Ferry Apartments                                 326 Guilbeau Road
            49          55504       G&K Portfolio 1 - Villa Olive Oak                                 123 West Olive Avenue
            50          56354       METRA - Fountain Lake Apartments                                  9001 Glacier Avenue
            51          56348       METRA - Enclave Apartments                                        3500 Boyd Avenue
            52          56345       METRA - Brighton Court Apartments                                 3321 Neely Avenue
            53          56346       METRA - Delmar Villas Apartments                                  509 Delmar Street
            54          56358       METRA - Quail Oaks Apartments                                     12725 Quail Drive
            55          56356       METRA - Willow Creek Apartments                                   4848 North Mesa Road
            56          55419       Indiana Avenue Apartments                                         15134 Indiana Avenue

LOANS




COUNTY                       CITY                          STATE    ZIP CODE             PROPERTY TYPE
------                       ----                          ------   --------             -------------
Alachua                      Gainesville                     FL      32606                Multifamily
Hillsborough                 Tampa                           FL      33613                Multifamily



Harris                       Houston                         TX      77054                Multifamily
Oakland                      West Bloomfield                 MI      48322                Multifamily

Santa Clara                  Santa Clara                     CA      95050                Multifamily
Santa Cruz                   Capitola                        CA      95010                Multifamily
Contra Costa                 Martinez                        CA      94553                Multifamily
                                                                                          Multifamily

Maricopa                     Phoenix                         AZ      85032                Multifamily
Broward                      Lauderdale Lakes                FL      33311                Multifamily
Travis                       Austin                          TX      78741                Multifamily
Pima                         Tucson                          AZ      85719                Multifamily
Mobile                       Mobile                          AL      36609                Multifamily
Wayne                        Canton                          MI      48187                Multifamily
McClennan                    Waco                            TX      76706                Multifamily
Bexar                        San Antonio                     TX      78209                Multifamily
Pima                         Tucson                          AZ      85750                Multifamily
Salt Lake                    Salt Lake City                  UT      84104                Multifamily
Pickens                      Central                         SC      29630                Multifamily
Bulloch                      Statesboro                      GA      30458                Multifamily
East Baton Rouge             Baton Rouge                     LA      70816                Multifamily
Harris                       Houston                         TX      77069                Multifamily
Jackson                      Kansas City                     MO      64134                Multifamily
Alachua                      Gainesville                     FL      32608                Multifamily
Davidson                     Nashville (Antioch)             TN      37013                Multifamily
Mobile                       Mobile                          AL      36608                Multifamily
Palm Beach                   Lake Park                       FL      33403                Multifamily
Champaign                    Savoy                           IL      61874                Multifamily

Gregg                        Longview                        TX      75605                Multifamily
Midland                      Midland                         TX      79707                Multifamily
Midland                      Midland                         TX      79707                Multifamily
Midland                      Midland                         TX      79705                Multifamily
                                                                                          Multifamily

Leon                         Tallahassee                     FL      32301                Multifamily
Smith                        Tyler                           TX      75701                Multifamily
Douglas                      Lawrence                        KS      66049                Multifamily
Brazoria                     Clute (Houston)                 TX      77531                Multifamily
                                                                                          Multifamily

East Baton Rouge Parish      Baton Rouge                     LA      70816                Multifamily
Shelby                       Memphis                         TN      38115                Multifamily
Bexar                        San Antonio                     TX      78216                Multifamily
Davidson                     Nashville                       TN      37211                Multifamily
Clarke                       Athens                          GA      30605                Multifamily
Solano                       Vacaville                       CA      95687                Multifamily
Escambia                     Pensacola                       FL      32514                Multifamily
St. Louis                    St. Louis (Charlack)            MO      63114                Multifamily
El Paso                      El Paso                         TX      79936                Multifamily
Midland                      Midland                         TX      79707                Multifamily
Richland                     Columbia                        SC      29204                Multifamily
Leon                         Tallahassee                     FL      32301                Multifamily
Mobile                       Mobile                          AL      36608                Multifamily
Brazos                       College Station                 TX      77840                Multifamily
Bexar                        Alamo Heights (San Antonio)     TX      78209                Multifamily
Vernon                       Leesville                       LA      71446                Multifamily
Dallas                       Dallas                          TX      75219                Multifamily
Camden                       Camden                          NJ      08104                Multifamily
Okaloosa                     Mary Esther                     FL      32569                Multifamily
Ector                        Odessa                          TX      79762                Multifamily
Lafayette                    Lafayette                       LA      70506                Multifamily
Los Angeles                  Monrovia                        CA      91016                Multifamily
Galveston                    Texas City                      TX      77591                Multifamily
Midland                      Midland                         TX      79707                Multifamily
Midland                      Midland                         TX      79707                Multifamily
Midland                      Midland                         TX      79703                Multifamily
Dallas                       Balch Springs                   TX      75180                Multifamily
El Paso                      El Paso                         TX      79912                Multifamily
Los Angeles                  Paramount                       CA      90723                Multifamily


                                                MATURITY OR
                                                ANTICIPATED
                              CUT-OFF            REPAYMENT             LOAN            MORTGAGE
     ORIGINAL BALANCE       DATE BALANCE        DATE BALANCE           TYPE              RATE
     ----------------      --------------       ------------          --------         --------
         $15,651,100         $15,618,590         $13,682,155           Balloon          7.010%
          12,248,900          12,223,457          10,707,959           Balloon          7.010%
     ------------------------------------------------------------
          27,900,000          27,842,048          24,390,113

          26,473,000          26,473,000          24,446,735           Balloon          6.555%
          25,500,000          25,316,505          22,180,504           Balloon          6.850%




          22,197,500          22,197,500          20,141,824           Balloon          6.600%

          20,845,000          20,845,000          18,273,192           Balloon          6.794%
          20,600,000          20,587,546          18,055,091           Balloon          7.110%
          19,360,000          19,360,000          16,893,364           Balloon          6.950%
          19,300,000          19,255,826          18,224,764           Balloon          6.630%
          19,040,000          19,040,000          17,570,690           Balloon          6.990%
          18,021,000          17,927,026          15,818,253           Balloon          7.200%
          14,540,000          14,540,000          12,687,474           Balloon          6.950%
          14,500,000          14,479,432          12,698,106           Balloon          7.090%
          14,458,000          14,429,283          12,695,256           Balloon          7.180%
          12,640,000          12,640,000          11,083,208           Balloon          6.804%
          12,280,000          12,251,894          11,595,860           Balloon          6.630%
          11,920,000          11,920,000          10,401,286           Balloon          6.950%
          11,645,000          11,645,000          10,746,360           Balloon          6.990%
          10,600,000          10,583,989           9,219,342           Balloon          6.830%
           9,945,000           9,945,000           8,696,704           Balloon          6.990%
           9,800,000           9,800,000           8,551,393           Balloon          6.950%
           9,605,000           9,605,000           8,399,380           Balloon          6.990%
           9,520,000           9,520,000           8,785,345           Balloon          6.990%
           9,435,000           9,435,000           8,706,904           Balloon          6.990%
           9,400,000           9,400,000           8,202,357           Balloon          6.950%





           9,360,000           9,343,280           8,300,305           Balloon          7.570%





           9,087,475           9,069,136           8,630,600           Balloon          7.120%

           9,010,000           9,010,000           8,314,702           Balloon          6.990%
           8,350,000           8,350,000           7,282,963           Hyper AM         6.935%
           8,160,000           8,143,532           7,749,754           Balloon          7.120%
           7,480,000           7,480,000           6,541,111           Balloon          6.990%
           6,800,000           6,800,000           5,946,464           Balloon          6.990%
           6,045,000           5,992,095           5,347,505           Balloon          7.484%
           5,600,000           5,592,648           4,943,386           Balloon          7.402%
           5,250,000           5,225,050           4,589,806           Balloon          7.050%
           4,703,150           4,694,749           4,170,682           Balloon          7.570%
           4,560,000           4,551,854           4,043,738           Balloon          7.570%
           4,505,000           4,505,000           4,157,351           Balloon          6.990%
           4,400,000           4,391,120           4,178,789           Balloon          7.120%
           4,051,888           4,051,888           3,739,206           Balloon          6.990%
           4,000,000           4,000,000           3,490,364           Balloon          6.950%
           3,800,000           3,793,212           3,369,782           Balloon          7.570%
           3,790,000           3,790,000           3,310,990           Balloon          6.654%
           3,426,000           3,401,618           2,983,967           Balloon          6.900%
           3,397,400           3,397,400           3,041,281           Hyper AM         8.327%
           3,382,182           3,376,140           2,999,266           Balloon          7.570%
           3,280,000           3,274,141           2,908,654           Balloon          7.570%
           3,120,971           3,115,396           2,767,630           Balloon          7.570%
           3,055,000           3,055,000           2,772,081           Balloon          6.600%
           3,040,000           3,034,570           2,695,825           Balloon          7.570%
           2,920,000           2,914,784           2,589,411           Balloon          7.570%
           2,880,000           2,874,855           2,553,940           Balloon          7.570%
           2,760,000           2,755,070           2,447,525           Balloon          7.570%
           2,635,448           2,630,740           2,337,076           Balloon          7.570%
           2,200,000           2,196,070           1,950,926           Balloon          7.570%
           2,150,000           2,131,459           1,874,148           Balloon          6.930%

                                                                                             ORIGINAL       ORIGINAL
                                 NET                  FIRST     INTEREST                      TERM TO     AMORTIZATION     INTEREST
ADMINISTRATIVE SUB-SERVICING  MORTGAGE      NOTE     PAYMENT     ACCRUAL      MONTHLY      MATURITY/ARD       TERM           ONLY
 FEE RATE (I)    FEE RATE       RATE        DATE       DATE      METHOD       PAYMENT        (MONTHS)       (MONTHS)(II)    PERIOD
 ------------    --------     --------      ----     -------    --------      -------      ------------   --------------    ------
    0.141%        0.100%      6.869%      4/1/2002    6/1/2002    ACT/360     $104,232           120              360
    0.141%        0.100%      6.869%      4/1/2002    6/1/2002    ACT/360       81,575           120              360


    0.141%        0.100%      6.414%      7/1/2002    8/1/2002    ACT/360      170,168            84              348           12
    0.141%        0.100%      6.709%     10/1/2001   12/1/2001    ACT/360      167,091           120              360




    0.141%        0.100%      6.459%     9/24/2001    11/1/2001   ACT/360      141,766           120              360           30

    0.141%        0.100%      6.653%      7/1/2002    8/1/2002    ACT/360      137,261           120              348           12
    0.081%        0.040%      7.029%     6/21/2002    8/1/2002    ACT/360      138,578           120              360
    0.141%        0.100%      6.809%     5/23/2002    7/1/2002    ACT/360      128,153           132              360           12
    0.141%        0.100%      6.489%     4/10/2002    6/1/2002    ACT/360      123,644            60              360
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360      133,479            84              306           24
    0.141%        0.100%      7.059%    12/20/2001    2/1/2002    ACT/360      122,324           120              360
    0.141%        0.100%      6.809%     5/23/2002    7/1/2002    ACT/360       96,247           132              360           12
    0.091%        0.050%      6.999%     5/28/2002    7/1/2002    ACT/360       97,347           120              360
    0.091%        0.050%      7.089%      4/2/2002    6/1/2002    ACT/360       97,944           120              360
    0.141%        0.100%      6.663%      7/1/2002    8/1/2002    ACT/360       83,316           120              348           12
    0.141%        0.100%      6.489%     4/10/2002    6/1/2002    ACT/360       78,671            60              360
    0.141%        0.100%      6.809%     5/24/2002    7/1/2002    ACT/360       78,904           132              360           12
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360       81,637            84              306           24
    0.141%        0.100%      6.689%     5/14/2002    7/1/2002    ACT/360       69,316           120              360
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360       69,475           120              309           30
    0.141%        0.100%      6.809%     5/24/2002    7/1/2002    ACT/360       64,871           132              360           12
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360       67,100           120              309           30
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360       66,739            84              306           24
    0.141%        0.100%      6.849%     9/21/2001   11/1/2001    ACT/360       66,144            84              306           24
    0.141%        0.100%      6.809%     5/24/2002    7/1/2002    ACT/360       62,223           132              360           12





    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       65,896           120              360





    0.141%        0.100%      6.979%      4/5/2002    6/1/2002    ACT/360       61,193            60              360

    0.141%        0.100%      6.849%     9/21/2001    11/1/2001   ACT/360       63,164            84              306           24
    0.101%        0.060%      6.834%      5/9/2002    6/11/2002   ACT/360       55,189           144              360           24
    0.141%        0.100%      6.979%      4/5/2002    6/1/2002    ACT/360       54,948            60              360
    0.141%        0.100%      6.849%     9/21/2001    11/1/2001   ACT/360       52,254           120              309           30
    0.141%        0.100%      6.849%     9/21/2001    11/1/2001   ACT/360       47,504           120              309           30
    0.141%        0.100%      7.343%     6/18/2001    8/1/2001    ACT/360       42,201           120              360
    0.121%        0.080%      7.281%      5/7/2002    7/1/2002    ACT/360       38,781           120              360
    0.101%        0.060%      6.949%     1/18/2002    3/1/2002    ACT/360       35,105           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       33,111           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       32,103           120              360
    0.141%        0.100%      6.849%     9/21/2001    11/1/2001   ACT/360       31,582            84              306           24
    0.141%        0.100%      6.979%      4/5/2002    6/1/2002    ACT/360       29,629            60              360
    0.141%        0.100%      6.849%     9/21/2001    11/1/2001   ACT/360       28,406            84              306           24
    0.141%        0.100%      6.809%     5/23/2002    7/1/2002    ACT/360       26,478           132              360           12
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       26,753           120              360
    0.141%        0.100%      6.513%      7/1/2002    8/1/2002    ACT/360       24,608           120              348           12
    0.141%        0.100%      6.759%     10/15/2001   12/1/2001   ACT/360       22,564           120              360
    0.141%        0.100%      8.186%      9/8/2000    11/1/2000   ACT/360       27,099           120              295           36
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       23,811           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       23,092           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       21,972           120              360
    0.141%        0.100%      6.459%     9/24/2001    11/1/2001   ACT/360       19,511           120              360           30
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       21,402           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       20,557           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       20,276           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       19,431           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       18,554           120              360
    0.141%        0.100%      7.429%      4/5/2002    6/1/2002    ACT/360       15,488           120              360
    0.141%        0.100%      6.789%     8/17/2001    10/1/2001   ACT/360       14,203           120              360

                       REMAINING
                        TERM TO         MATURITY OR
                       MATURITY/        ANTICIPATED
        SEASONING         ARD            REPAYMENT
        (MONTHS)       (MONTHS)           DATE
        ---------     ----------       ------------
           3              117            5/1/2012
           3              117            5/1/2012


           1               83            7/1/2009
           9              111            11/1/2011




           10             110            10/1/2011

           1              119            7/1/2012
           1              119            7/1/2012
           2              130            6/1/2013
           3               57            5/1/2007
           10              74            10/1/2008
           7              113            1/1/2012
           2              130            6/1/2013
           2              118            6/1/2012
           3              117            5/1/2012
           1              119            7/1/2012
           3               57            5/1/2007
           2              130            6/1/2013
           10              74            10/1/2008
           2              118            6/1/2012
           10             110            10/1/2011
           2              130            6/1/2013
           10             110            10/1/2011
           10              74            10/1/2008
           10              74            10/1/2008
           2              130            6/1/2013





           3              117            5/1/2012





           3               57            5/1/2007

           10              74            10/1/2008
           3              141            5/11/2014
           3               57            5/1/2007
           10             110            10/1/2011
           10             110            10/1/2011
           13             107            7/1/2011
           2              118            6/1/2012
           6              114            2/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           10              74            10/1/2008
           3               57            5/1/2007
           10              74            10/1/2008
           2              130            6/1/2013
           3              117            5/1/2012
           1              119            7/1/2012
           9              111            11/1/2011
           22              98            10/1/2010
           3              117            5/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           10             110            10/1/2011
           3              117            5/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           3              117            5/1/2012
           11             109            9/1/2011


   CROSS-COLLATERALIZED
          LOANS                  RELATED LOANS         LOCKOUT EXPIRATION         PREPAYMENT PENALTY DESCRIPTION (MONTHS)
    -------------------          --------------        ------------------         ---------------------------------------
     Yes(BACM 02-2-A)           Yes(BACM 02-2-A)            3/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
     Yes(BACM 02-2-A)           Yes(BACM 02-2-A)            3/1/2012                      LO(118)/OPEN(2)/DEFEASANCE


            No                  Yes(BACM 02-2-C)            5/1/2009                       LO(82)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-K)            8/1/2011                      LO(117)/OPEN(3)/DEFEASANCE




            No                  Yes(BACM 02-2-G)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE

            No                  Yes(BACM 02-2-C)            5/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
            No                         No                   5/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-I)            2/1/2007                       LO(57)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-K)           10/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE
            No                         No                   3/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                         No                   2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            5/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-I)            2/1/2007                       LO(57)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                         No                   4/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE





            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE





            No                  Yes(BACM 02-2-D)            2/1/2007                       LO(57)/OPEN(3)/DEFEASANCE

            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                         No                  5/11/2012             LO(120)/GRTR1%PPMTorYM(20)OPEN(4)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2007                       LO(57)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                         No                   5/1/2011                      LO(118)/OPEN(2)/DEFEASANCE
            No                         No                  2/28/2011                      LO(116)/OPEN(4)/DEFEASANCE
            No                         No                  12/1/2011                      LO(118)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2007                       LO(57)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            7/1/2008                       LO(81)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-O)            4/1/2013                      LO(130)/OPEN(2)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-C)            5/1/2012                      LO(118)/OPEN(2)/DEFEASANCE
            No                         No                   9/1/2011                      LO(118)/OPEN(2)/DEFEASANCE
            No                         No                   8/1/2004                   LO(46)/GRTR1%PPMTorYM(72)/OPEN(2)
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-G)            7/1/2011                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                  Yes(BACM 02-2-D)            2/1/2012                      LO(117)/OPEN(3)/DEFEASANCE
            No                         No                   7/1/2011                      LO(118)/OPEN(2)/DEFEASANCE

        YIELD MAINTENANCE TYPE     SEQUENCE   LOAN NUMBER
        ----------------------     --------   -----------


                                       1           56076
                                       2           56075


                                       3           52385
                                       4           55857

                                      5.1          55502
                                      5.2          55502
                                      5.3          55502
                                       5           55502

                                       6           56451
                                       7           56455
                                       8           56442
                                       9           56300
                                       10          55795
                                       11          56141
                                       12          56447
                                       13          56218
                                       14          56294
                                       15          52382
                                       16          56299
                                       17          56448
                                       18          55825
                                       19          56388
                                       20          55813
                                       21          56446
                                       22          55805
                                       23          55796
                                       24          55820
                                       25          56444

                                      26.1         56351
                                      26.2         56351
                                      26.3         56351
                                      26.4         56351
                                       26          56351

                                      27.1         56340
                                      27.2         56340
                                      27.3         56340
                                      27.4         56340
                                       27          56340

                                       28          55823
           NPV (MEY)                   29          52828
                                       30          56342
                                       31          55806
                                       32          55822
                                       33          54585
                                       34        400020385
                                       35          55993
                                       36          56357
                                       37          56349
                                       38          55828
                                       39          56341
                                       40          55797
                                       41          56449
                                       42          56352
                                       43          52404
                                       44          55669
      Interest Diff (BEY)              45          53416
                                       46          56338
                                       47          56359
                                       48          56353
                                       49          55504
                                       50          56354
                                       51          56348
                                       52          56345
                                       53          56346
                                       54          56358
                                       55          56356
                                       56          55419

ANNEX A
CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                                              TOTAL
                                                                                           CUT-OFF                            UNITS/
                                                        APPRAISAL            APPRAISAL     DATE LTV         YEAR BUILD/        SF/
PROPERTY NAME                                             VALUE                 DATE         RATIO          RENOVATED          PADS
--------------                                          ---------            ----------    ---------        -----------       ------
Santa Fe Pointe Apartments                              $19,900,000             2/4/02          78%               2000          168
Reflections of Tampa Apartments                          15,600,000             2/5/02          78%               2000          168
                                                       -------------
SUB-TOTAL CROSSED LOANS                                  35,500,000

FEIGA - Holly Hall Apartments                            33,800,000             5/1/02          78%            1971/2002        569
Arbors of West Bloomfield                                32,000,000             8/1/01          79%               1985          201

G&K Portfolio 1 Group B - Civic Plaza                    17,300,000            5/21/01                            1979          111
G&K Portfolio 1 Group B - Capitola Gardens                8,950,000            5/21/01                            1980           78
G&K Portfolio 1 Group B - Martinez Hillside               7,900,000            5/21/01                            1984          100
G&K PORTFOLIO 1 GROUP B (ROLL-UP)                        34,150,000                             65%                             289

FEIGA - Saddleback Apartments                            28,000,000             5/1/02          74%               1985          582
Somerset Apartments                                      26,000,000            3/25/02          79%               1985          612
Sterling University Canyon                               24,200,000            3/19/02          80%               2000          192
Northpointe Apartments                                   26,250,000             3/4/02          73%               1999          300
CLK - Knollwood Apartments                               22,400,000            5/17/01          80%               1978          704
Wyndchase Apartments                                     23,000,000           11/19/01          78%               2001          167
Sterling University Parks                                18,400,000            3/19/02          79%               1998          172
Alexan Quarry Apartments                                 18,200,000            3/12/02          80%               2001          150
Pinnacle Canyon Apartments                               18,400,000            1/30/02          78%               1996          225
FEIGA - Eagles Landing Apartments                        15,800,000            4/30/02          80%               1986          378
The Reserve at Clemson                                   16,375,000             3/5/02          75%               1999          177
Sterling University Pines                                14,900,000             3/6/02          80%               2001          144
CLK - Willow Bend Lake Apartments                        13,700,000            5/22/01          80%               1986          360
Champions Park Apartments                                13,600,000            2/28/02          78%               1992          246
CLK - Deerhorn Village Apartments                        11,700,000            5/18/01          80%               1974          309
Sterling University Glades                               12,250,000            4/10/02          80%               2000          120
CLK - Hickory Lake Apartments                            11,300,000            5/21/01          80%             1976/2000       322
CLK - Maison de Ville Apartments                         11,200,000            5/17/01          80%               1963          347
CLK - Lake Park Apartments                               11,100,000            5/16/01          80%               1964          227
Sterling University Fields                               13,600,000            3/11/02          69%               2000          192

METRA Pool 1 - Fairways Apts                              4,050,000             9/1/01                            1980          152
METRA Pool 1 - Signature Place Apts                       3,050,000             9/1/01                            1983           57
METRA Pool 1 - Sinclair Place Apts                        2,600,000             9/1/01                            1983          114
METRA Pool 1 - Fountains at Waterford Apts                2,000,000             9/1/01                          1976/1999       172
METRA POOL 1 (ROLL-UP)                                   11,700,000                             80%                             495

METRA Pool 2 - Governor's Square Apts                     5,600,000             9/1/01                            1974          169
METRA Pool 2 - Timbers On Broadway Apts                   2,900,000             9/1/01                          1973/1996       100
METRA Pool 2 - Apple Lane Apts                            1,700,000             9/1/01                            1984           75
METRA Pool 2 - Oak Park IV Apts                           1,350,000             9/1/01                            1978          108
METRA POOL 2 (ROLL-UP)                                   11,550,000                             79%                             452

CLK - Forestwood Apartments                              10,600,000            5/22/01          80%               1986          272
The Landings Apartments                                  10,800,000            3/28/02          77%               1986          292
METRA - Wood Hollow (Regency Falls) Apartments           10,200,000             9/1/01          80%               1974          546
CLK - Woodbridge Apartments                               8,800,000            5/21/01          80%             1980/2001       220
CLK - Tara Apartments                                     8,000,000            5/18/01          80%             1970/1985       240
Walnut Grove Senior Apartments                            8,025,000            1/12/01          75%               2000          117
Meadowrun Apartments                                      7,000,000            3/22/02          80%             1983/2001       200
San Rafael Apartments                                     7,500,000            11/5/01          70%               1969          216
METRA - Fairway View Estates Apartments                   6,150,000             9/1/01          76%               1975          264
METRA - Meridian Apartments                               5,700,000             9/1/01          80%               1983          280
CLK - Landings at Forest Acres                            5,300,000            5/22/01          80%               1968          176
METRA - Park Avenue Villas Apartments                     5,500,000             9/1/01          80%               1984          121
CLK - Maison Imperial Apartments                          4,800,000            5/17/01          80%               1973           56
Sterling University Village Phase II                      5,000,000            3/19/02          80%               2001           72
METRA - Treehouse Apartments-SA                           4,750,000             9/1/01          80%               1973          106
FEIGA - Chaparral Apartments                              6,300,000             5/1/02          60%               1987          232
Braesbrook Apartments                                     4,500,000            7/16/01          76%             1965/2001       144
Gramercy Park Apartments/Kushner                          4,000,000            7/14/00          85%               1966          104
METRA - Westwood Apartments                               4,550,000             9/1/01          74%               1972          120
METRA - Sunchase Apartments                               4,100,000             9/1/01          80%               1982          300
METRA - Harper's Ferry Apartments                         4,000,000             9/1/01          78%               1972          122
G&K Portfolio 1 - Villa Olive Oak                         4,700,000            5/17/01          65%               1979           81
METRA - Fountain Lake Apartments                          3,800,000             9/1/01          80%               1970          166
METRA - Enclave Apartments                                3,650,000             9/1/01          80%               1983           68
METRA - Brighton Court Apartments                         3,600,000             9/1/01          80%               1983           60
METRA - Delmar Villas Apartments                          3,450,000             9/1/01          80%               1984           92
METRA - Quail Oaks Apartments                             3,450,000             9/1/01          76%               1978          131
METRA - Willow Creek Apartments                           2,750,000             9/1/01          80%               1969          112
Indiana Avenue Apartments                                 3,600,000            6/18/01          59%               1986           56


                                     LOAN
           UNITS/                 BALANCE PER                  OCCUPANCY
            SF/     NET RENTABLE   UNIT/SF/      OCCUPANCY       AS OF
           PADS       AREA (SF)       PAD          PERCENT        DATE
           -----    ------------  -----------    ----------    ----------
           Units      233,016     $ 92,968          95%         3/1/02
           Units      210,084       72,759          87%         3/1/02



           Units      514,558       46,525          91%         4/24/02
           Units      293,715      125,953          87%         2/26/02

           Units       76,169                       89%         4/30/02
           Units       48,150                       87%         4/30/02
           Units       51,684                       90%         4/30/02
           Units      176,003       76,808

           Units      315,060       35,816          97%         5/30/02
           Units      645,994       33,640          98%         6/11/02
           Units      200,532      100,833          99%         4/18/02
           Units      297,144       64,186          92%         4/30/02
           Units      598,400       27,045          96%         3/28/02
           Units      209,791      107,347          95%        11/29/01
           Units      198,100       84,535          94%         4/18/02
           Units      175,872       96,530          95%          5/6/02
           Units      229,461       64,130          98%         2/28/02
           Units      204,876       33,439          96%         5/30/02
           Units      204,730       69,220          96%         4/30/02
           Units      182,016       82,778          98%         3/19/02
           Units      303,400       32,347          98%         3/27/02
           Units      221,646       43,024          90%          5/2/02
           Units      346,874       32,184          97%         3/31/02
           Units      123,576       81,667          91%         3/19/02
           Units      324,580       29,829          90%         3/30/02
           Units      322,498       27,435          93%         3/28/02
           Units      228,200       41,564          98%         3/28/02
           Units      203,652       48,958          74%         4/18/02

           Units      134,176                       96%         2/28/02
           Units       72,480                      100%         2/28/02
           Units       91,529                       99%          3/1/02
           Units      129,200                       92%         2/28/02
           Units      427,385       18,875

           Units      146,750                       87%         2/28/02
           Units      101,666                       95%         2/28/02
           Units       30,000                       97%         2/28/02
           Units       78,708                       94%         2/28/02
           Units      357,124       20,064

           Units      233,040       33,125          98%         3/28/02
           Units      229,366       28,596          91%         4/30/02
           Units      348,692       14,915          95%         2/28/02
           Units      246,840       34,000          95%         3/29/02
           Units      226,408       28,333          93%         3/28/02
           Units       75,955       51,214          99%         6/1/02
           Units      175,400       27,963          94%         3/22/02
           Units      190,160       24,190          94%         3/25/02
           Units      203,680       17,783          84%         3/8/02
           Units      263,696       16,257          97%         2/28/02
           Units      177,856       25,597          94%         3/29/02
           Units       78,979       36,290          98%         2/28/02
           Units      107,200       72,355          88%         3/28/02
           Units       54,072       55,556          97%         4/18/02
           Units       89,041       35,785          92%         3/1/02
           Units      158,016       16,336          99%         5/30/02
           Units      103,893       23,622          95%         3/20/02
           Units      105,530       32,667          97%        12/31/01
           Units       93,000       28,135          96%         6/7/02
           Units      239,860       10,914          97%         2/28/02
           Units      112,500       25,536          95%         2/27/02
           Units       44,919       37,716          99%         3/31/02
           Units      161,220       18,281          92%         3/8/02
           Units       89,734       42,864          99%         2/27/02
           Units       90,672       47,914         100%         2/27/02
           Units      105,348       29,946          97%         3/1/02
           Units       72,892       20,082          99%         2/27/02
           Units      103,140       19,608          91%         2/28/02
           Units       41,720       38,062         100%         4/30/02


                                                                        U/W
                                                                    REPLACEMENT              MOST
                                                          U/W        RESERVES               RECENT                        MOST
   U/W            U/W           U/W           U/W     REPLACEMENT    PER UNIT/             STATEMENT                     RECENT
 REVENUES      EXPENSES      CASH FLOW        DSCR     RESERVES      SF/PAD                  TYPE                       END DATE
---------      --------      ---------        ----    -----------    ---------             ---------                    ---------
$3,047,811    $1,302,826     $1,669,385       1.33      $ 75,600      $450.00          Annualized Most Recent           6/30/2002
 2,487,634     1,149,214      1,272,564       1.30        65,856       392.00          Annualized Most Recent           6/30/2002


 4,851,969     2,138,491      2,571,228       1.26       142,250       250.00          Annualized Most Recent           3/31/2002
 3,221,883       765,185      2,407,051       1.20        49,647       247.00                Full Year                 12/31/2001




 3,813,510       883,158      2,857,355       1.68        72,997       252.58          Annualized Most Recent           3/31/2002

 3,482,394     1,323,432      2,022,192       1.23       136,770       235.00          Annualized Most Recent           4/30/2002
 5,044,928     2,518,926      2,311,802       1.39       214,200       350.00          Annualized Most Recent           3/31/2002
 3,241,082     1,168,930      1,970,392       1.28       101,760       530.00                Full Year                  3/31/2002
 3,570,825     1,530,783      1,942,542       1.31        97,500       325.00          Annualized Most Recent           4/30/2002
 3,673,989     1,505,260      1,992,729       1.32       176,000       250.00          Annualized Most Recent          12/31/2001
 2,549,385       750,275      1,761,535       1.20        37,575       225.00          Annualized Most Recent          11/30/2001
 2,536,316     1,076,431      1,386,441       1.20        73,444       427.00                Full Year                  3/31/2002
 2,301,831       833,540      1,428,091       1.22        40,200       268.00          Annualized Most Recent           3/31/2002
 2,225,066       756,796      1,410,445       1.20        57,825       257.00          Annualized Most Recent           2/28/2002
 2,173,493       813,212      1,265,781       1.27        94,500       250.00          Annualized Most Recent           4/30/2002
 2,263,743       928,463      1,277,755       1.35        57,525       325.00          Annualized Most Recent           4/30/2002
 1,985,548       688,490      1,214,546       1.28        82,512       573.00          Annualized Most Recent           3/31/2002
 2,293,499       970,756      1,227,343       1.33        95,400       265.00          Annualized Most Recent           3/31/2002
 2,104,649       999,173      1,043,976       1.26        61,500       250.00          Annualized Most Recent           3/31/2002
 2,140,867     1,125,116        936,595       1.19        79,156       256.17          Annualized Most Recent          12/31/2001
 1,976,306       946,709        970,197       1.25        59,400       495.00          Annualized Most Recent           3/31/2002
 1,968,593       992,941        895,393       1.18        80,259       249.25          Annualized Most Recent          12/31/2001
 1,886,246       865,250        926,265       1.23        94,731       273.00          Annualized Most Recent           3/31/2002
 1,895,403       919,964        907,339       1.21        68,100       300.00          Annualized Most Recent           3/31/2002
 2,161,674     1,141,161        936,225       1.25        84,288       439.00          Annualized Most Recent           3/31/2002





 2,621,156     1,427,895      1,042,481       1.32       150,780       304.61                Full Year                 12/31/2001





 2,423,861     1,381,240        899,171       1.22       143,450       317.37                Full Year                 12/31/2001

 1,754,901       746,316        944,665       1.32        63,920       235.00          Annualized Most Recent           3/31/2002
 1,926,621     1,007,065        830,204       1.25        89,352       306.00          Annualized Most Recent           3/31/2002
 2,429,622     1,463,139        799,953       1.21       166,530       305.00                Full Year                 12/31/2001
 1,504,064       743,971        709,493       1.20        50,600       230.00          Annualized Most Recent          12/31/2001
 1,493,054       704,036        717,018       1.34        72,000       300.00          Annualized Most Recent           3/31/2002
   975,454       344,267        607,787       1.20        23,400       200.00                Full Year                 12/31/2001
 1,266,923       674,443        592,480       1.27        50,000       250.00
 1,298,613       666,967        564,254       1.34        67,392       312.00          Annualized Most Recent           3/31/2002
 1,272,673       712,952        480,521       1.21        79,200       300.00                Full Year                 12/31/2001
 1,357,108       793,114        479,994       1.25        84,000       300.00                Full Year                 12/31/2001
 1,021,415       536,979        427,060       1.20        57,376       326.00          Annualized Most Recent          12/31/2001
   774,586       292,508        442,632       1.24        39,446       326.00                Full Year                 12/31/2001
   606,606       210,672        375,774       1.16        20,160       360.00          Annualized Most Recent           3/31/2002
   687,525       277,697        383,044       1.21        26,784       372.00          Annualized Most Recent           3/31/2002
   822,877       391,342        399,417       1.24        32,118       303.00                Full Year                 12/31/2001
 1,053,213       508,851        474,762       1.61        69,600       300.00          Annualized Most Recent           3/31/2002
   993,862       619,375        338,487       1.25        36,000       250.00          Annualized Most Recent           3/31/2002
   784,406       413,254        345,152       1.06        26,000       250.00                Full Year                 12/31/2001
   728,822       349,684        343,138       1.20        36,000       300.00                Full Year                 12/31/2001
 1,171,640       714,565        367,075       1.32        90,000       300.00                Full Year                 12/31/2001
   715,101       359,631        318,870       1.21        36,600       300.00                Full Year                 12/31/2001
   626,357       214,765        391,342       1.67        20,250       250.00          Annualized Most Recent           3/31/2002
 1,026,433       615,219        350,790       1.37        60,424       364.00                Full Year                 12/31/2001
   582,050       239,520        319,886       1.30        22,644       333.00                Full Year                 12/31/2001
   563,567       234,585        310,982       1.28        18,000       300.00                Full Year                 12/31/2001
   636,546       289,425        318,601       1.37        28,520       310.00                Full Year                 12/31/2001
   665,195       356,631        269,264       1.21        39,300       300.00                Full Year                 12/31/2001
   579,651       320,661        225,054       1.21        33,936       303.00                Full Year                 12/31/2001
   491,312       187,122        285,990       1.68        18,200       325.00          Annualized Most Recent           4/30/2002


  MOST                MOST                  MOST                 MOST        FULL
 RECENT              RECENT                RECENT               RECENT       YEAR
 REVENUES           EXPENSES             CASH FLOW               DSCR      END DATE
---------           --------             ----------              ----     ----------
$  2,856,274        $1,196,119          $1,590,155                1.27
   2,445,599         1,161,621           1,262,026                1.29


   4,829,673         1,973,538           2,856,135                1.40    12/31/2001
   3,013,988           700,088           2,313,900                1.15    12/31/2000




   3,941,720           993,260           2,417,804                1.42    12/31/2001

   3,510,077         1,221,468           2,288,609                1.39    12/31/2001
   4,895,756         2,815,100           2,080,656                1.25    12/31/2001
   3,042,507         1,155,455           1,840,901                1.20    12/31/2001
   4,468,200         1,723,952           2,744,248                1.85    12/31/2001
   3,788,782         1,168,265           2,517,953                1.57    12/31/2000
   2,453,474           370,046           2,083,428                1.42
   2,391,764         1,042,110           1,214,063                1.05
   2,365,344           962,292           1,403,052                1.20    12/31/2001
   2,278,602           600,180           1,647,948                1.40    12/31/2001
   2,138,957           721,296           1,417,661                1.42    12/31/2001
   2,501,708         1,028,584           1,473,124                1.56    12/31/2001
   2,040,651           590,753           1,453,454                1.54
   2,287,712           801,272           1,362,704                1.39    12/31/2000
   2,083,140           865,556           1,163,296                1.40    12/31/2001
   2,231,193           860,684           1,315,989                1.58    12/31/2000
   2,028,092           889,648           1,131,884                1.45    12/31/2001
   1,897,411         1,049,927             791,804                0.98    12/31/2000
   1,855,296           637,168           1,155,448                1.44    12/31/2000
   1,882,788           486,060           1,396,728                1.76    12/31/2000
   2,188,036         1,042,032           1,146,004                1.53    12/31/2001





   2,629,640         1,380,551           1,249,089                1.58    12/31/2000





   2,435,002         1,343,365           1,091,637                1.49    12/31/2000

   1,734,864           534,244           1,160,180                1.53    12/31/2000
   2,002,192           915,088             955,260                1.44    12/31/2001
   2,421,143         1,415,029           1,006,114                1.53    12/31/2000
   1,460,225           653,356             747,927                1.19    12/31/2000
   1,432,576           622,424             799,268                1.40    12/31/2000
   1,022,569           336,071             686,498                1.36
                                                                          12/31/2001
   1,663,936           705,188             474,656                1.13    12/31/2000
   1,306,834           659,541             647,293                1.63    12/31/2000
   1,322,637           753,522             569,115                1.48    12/31/2000
   1,119,469           456,662             630,862                1.66    12/31/2000
     756,894           276,272             480,622                1.35    12/31/2000
     598,444           140,732             437,552                1.28    12/31/2000
     765,064           201,938             563,126                1.77
     822,534           387,451             435,083                1.36    12/31/2000
   1,104,896           477,304             604,684                2.05    12/31/2001
   1,012,744           547,424             465,320                1.72    12/31/2001
     822,263           459,041             337,221                1.04    12/31/1999
     725,915           346,819             379,096                1.33    12/31/2000
   1,162,694           685,885             476,809                1.72    12/31/2000
     736,261           346,702             389,559                1.48    12/31/2000
     799,752           241,920             526,440                2.25    12/31/2001
     994,019           600,085             393,934                1.53    12/31/2000
     573,730           226,096             347,634                1.41    12/31/2000
     560,809           224,770             336,039                1.38    12/31/2000
     623,668           278,394             345,274                1.48    12/31/2000
     681,785           342,324             339,461                1.52    12/31/2000
     592,082           309,733             282,349                1.52    12/31/2000
     514,131           107,787             406,344                2.38    12/31/2001


                                                                                                             LARGEST
                                                                                                  LARGEST    TENANT      LARGEST
  FULL                      FULL                     FULL             FULL                         TENANT     % OF       TENANT
  YEAR                      YEAR                     YEAR             YEAR                         LEASED     TOTAL       LEASE
REVENUES                  EXPENSES                 CASH FLOW          DSCR      LARGEST TENANT       SF        SF       EXPIRATION
--------                  --------                 ---------          ----      --------------     ------    -------    ----------

$4,750,238               $2,002,242               $2,747,996         1.35
 2,926,028                  679,408                2,246,620         1.12




 4,151,094                  963,103                3,078,439         1.81

 3,410,846                1,258,402                2,152,444         1.31
 5,008,156                2,437,521                2,354,622         1.42
 3,023,007                1,078,710                1,944,297         1.26
 3,671,427                1,570,571                2,005,988         1.35
 3,664,067                1,384,278                2,279,789         1.42


 1,158,886                  732,865                  426,021         0.36
 2,217,345                  667,485                1,492,325         1.27
 2,169,528                  761,054                1,408,474         1.41
 2,050,720                  872,183                1,156,598         1.23

 2,355,192                  867,876                1,487,316         1.52
 2,009,170                  999,006                  920,265         1.11
 2,046,096                1,104,372                  941,724         1.13
 2,029,027                  929,586                1,093,577         1.40
 1,907,476                  960,234                  947,242         1.18
 1,878,772                  867,366                1,011,406         1.26
 1,812,679                  844,414                  968,265         1.22
 2,133,554                1,109,861                1,023,693         1.37





 2,112,238                1,340,322                  771,916         0.98





 2,390,870                1,245,898                1,144,972         1.56

 1,785,606                  701,852                1,083,754         1.43
 1,908,212                  948,329                  912,963         1.38
 2,363,082                1,454,396                  908,686         1.38
 1,462,469                  727,232                  735,237         1.17
 1,501,919                  840,180                  661,739         1.16

 1,246,334                  599,967                  618,250         1.33
 1,111,848                  597,971                  228,336         0.54
 1,274,203                  684,351                  589,852         1.48
 1,190,433                  876,912                  313,521         0.81
 1,010,043                  717,495                  292,548         0.77
   767,793                  257,757                  510,036         1.43
   634,586                  203,394                  431,192         1.26

   815,603                  353,309                  462,294         1.44
 1,075,945                  419,700                  656,245         2.22
   989,988                  720,468                  269,520         1.00
   759,432                  398,403                  335,029         1.03
   743,190                  317,107                  426,083         1.49
 1,061,412                  692,107                  369,305         1.33
   674,992                  342,953                  332,039         1.26
   749,364                  270,675                  399,511         1.71
   915,026                  563,444                  351,582         1.37
   507,537                  181,092                  326,445         1.32
   489,588                  186,556                  303,032         1.25
   549,284                  262,325                  286,959         1.23
   638,969                  317,244                  321,725         1.45
   569,348                  313,633                  255,715         1.38
   497,310                  130,113                  367,197         2.15

                                                    SECOND
                                   SECOND           LARGEST                SECOND
                                   LARGEST          TENANT                 LARGEST
                                   TENANT            % OF                  TENANT
                                   LEASED            TOTAL                  LEASE
SECOND LARGEST TENANT                SF               SF                 EXPIRATION
---------------------              -------         --------              ----------







            LOAN
SEQUENCE   NUMBER    PROPERTY NAME                                   PROPERTY ADDRESS
--------   ------    -------------                                   ----------------

    57    400010362  Indiandale Manor Apartments                     105 Lowery Street
    58      56344    METRA - Arbor Pointe Apartments                 3801 Penbrook Street
    59    317020384  Creekside Apartments, Jackson, MS               2975 McDowell Road
    60      53402    Crabtree Valley Mall                            4325 Glenwood Ave.
    61      55921    The Centre at Preston Ridge                     3211-3511 Preston Road and 8250-8600 Gaylord Parkway
    62      54636    Bell Towne Centre                               SW Corner Bell Road and Seventh Street
    63      55925    Cobb Corners Shopping Center                    1251 Cobb Corners Drive
    64      54555    Gravois Bluffs II (Kohl's)                      101-185 Gravois Bluffs Boulevard
    65      55967    Concord Commons Shopping Center                 140-170 Concord Commons Parkway
    66      55403    Hawthorne Plaza                                 12620-12770 Hawthorne Boulevard
    67      55064    Dierberg's Fenton Crossing                      400-592 Old Smizer Mill Road
    68      54938    Greenlawn Crossing Shopping Center              Greenlawn Boulevard and Louis Henna Road
    69      55964    Quarry Square Shopping Center                   196 East Main Street
    70      54243    Fairhaven Commons                               42 Fairhaven Commons Way
    71      54829    Lewandowski Commons                             410 Lewandowski Street
    72      54908    Boulder Crossing Shopping Center                5500 Boulder Highway
    73      55113    Desert Village Shopping Center                  23233-23435 North Pima Road (SEC Pinnacle Peak and Pima Roads)
    74      54644    The Jewelers Mall                               625 South Hill Street
    75      55745    Massillon Village Center                        2348 - 2490 Lincoln Way East
    76      55410    Tarragona Plaza                                 1000-1090 Western Avenue
    77      55737    Crossroads Square Shopping Center               100 West Southlake Boulevard
    78      56007    The Market Shops at Sandestin                   9375 US Highway 98 West
    79      55392    Jewel/Osco Store - Waukesha, WI                 925 Highway 164 South
    80      56207    North Broadway Shopping Center                  1822 - 1876 North Broadway
    81      53687    Lompoc Shopping Center                          511-655 West Central Avenue
    82      55128    Lake Elsinore City Center                       31500 - 31760 Grape Street
    83      55407    Downey Food 4 Less                              13525 Lakewood Boulevard
    84      54168    North Columbus Crossing Shopping Center         6770 Veterans Parkway
    85      55988    Highlands Square Shop Space                     88 - 210 Highlands Square Drive
    86      55892    Timberhills Shopping Center                     1005-1073 Mono Way
    87      55924    BiLo Plaza Shopping Center- Charleston, SC      1200 Sam Rittenberg Boulevard
    88      53594    Old Country Plaza Shopping Center               4335-4387 Starkey Road
    89      56161    Belmont Village Shopping Center                 6517 Wilkinson Boulevard
    90      55990    Colonial Square Shopping Center                 845 Village Boulevard
    91      54856    Walgreens - Belair Road                         9621 Belair Road
    92    400010353  CVS-Office Depot, Coral Springs                 645 & 651 North University Drive
    93      54837    Williamsburg Crossing Shopping Center           2200 Gum Branch Road
    94      54583    Walgreens - Flushing, MI                        1570 Pierson Road
    95    415010339  Walgreens Elk Grove                             9180 Franklin Boulevard
    96      52667    Walgreens - St. Joseph, MI                      2485 West Glenlord Road
    97      52887    CVS - Manassas, VA                              7500 Centreville Road
    98    327010358  Walgreens Lynnwood                              16423 Larch Way
    99      55001    Walgreens - Lawton (Store No.6199)              6701 NW Cache Road
   100    325010337  Staples Lake Worth                              6315 Lake Worth Boulevard
   101      54472    Oak Ridge Plaza                                 1525 Holland Road
   102      4992     Sterling Jewelers, Henderson, NV                1071 West Sunset Road
   103      55987    Walgreens - Myrtle Beach, SC                    300 Kings Highway South
   104      53652    Palm Bay Corners Shopping Center                855-865 Palm Bay Road
   105      56008    Walgreens - Miami, FL (Store No.4728)           6200 NW 7th Avenue
   106      4994     Sterling Jewelers, Appleton, WI                 141 North Casaloma Drive
   107      55888    Cornerstone Commons                             1646 West Highway 160
   108      5574     7-Eleven, Manchester, NH                        117 Queen City Avenue
   109      52485    Deer Valley Towne Center Unit 1 Lot 2           20204 and 20206 North 27th Avenue
   110      53233    Fourth Street Corners                           5707 4th Street
   111      55413    Bank of America Plaza-Atlanta                   600 Peachtree Street, NE
   112      56169    Two James Center                                1021 E. Cary Street
   113      55580    20555 Victor Parkway                            20555 Victor Parkway
   114      55517    20255 Victor Parkway                            20255 Victor Parkway
   115      56185    Kaiser Office Building                          1400 Veterans Boulevard
   116      52959    Celebration Place #220                          220 Celebration Place
   117      54993    Braintree Executive Plaza                       100 and 150 Grossman Drive
   118      56213    Clearwater House Office Building                2187 Atlantic Street
   119      52373    65 Willowbrook                                  65 Willowbrook Boulevard
   120      54973    Crossroads Building Three                       8100 SW 10th Street
   121      55647    One Gateway Plaza                               1330 Inverness Drive
   122      55773    125 Baylis Road                                 125 Baylis Road
   123      52999    100 and 200 Corporate Place                     100 and 200 Corporate Place
   124      56033    Wellington Professional Centre                  10111 Forest Hill Boulevard
   125      55642    4615 Post Oak Place Office Building             4615 Post Oak Place Drive
   126      55735    Market Center at Denver Tech Center             7901 East Belleview Avenue
   127    415010348  Gillespie Field 24                              1810 Gillespie Way
   128      55846    Bedford Square II Office Building               119 McHenry Avenue
   129      55935    Pearson Educational Distribution Center         135 South Mount Zion Road
   130      56108    Deluxe Video Warehouse                          9201 Faulkner Lake Road

  131.1     55314    Vornado Portfolio 1 - 174 Passaic Street        174 Passaic Street
  131.2     55314    Vornado Portfolio 1 - 61 Sixth Street           61 Sixth Street


                                                             ZIP                   PROPERTY                   ORIGINAL
COUNTY                       CITY                   STATE    CODE                    TYPE                     BALANCE
------                       ----                   -----    ----                  ---------                  -------
Garland                      Hot Springs             AR      71901                Multifamily                 2,050,000
Ector                        Odessa                  TX      79762                Multifamily                 1,886,832
Hinds                        Jackson                 MS      39204                Multifamily                 1,400,000
Wake                         Raleigh                 NC      27612                  Retail                  140,000,000
Collin                       Frisco                  TX      75034                  Retail                   70,000,000
Maricopa                     Phoenix                 AZ      85022                  Retail                   36,500,000
Nash                         Rocky Mount             NC      27804                  Retail                   25,500,000
St. Louis                    Fenton                  MO      63026                  Retail                   23,440,000
Cabarrus                     Concord                 NC      28027                  Retail                   21,500,000
Los Angeles                  Hawthorne               CA      90250                  Retail                   16,640,000
St. Louis                    Fenton                  MO      63026                  Retail                   16,330,000
Williamson                   Round Rock              TX      78664                  Retail                   16,000,000
Worcester                    Milford                 MA      01757                  Retail                   14,850,000
Bristol                      Fairhaven               MA      02719                  Retail                   14,800,000
Bergen                       Lyndhurst               NJ      07071                  Retail                   14,250,000
Clark                        Las Vegas               NV      89122                  Retail                   14,120,000
Maricopa                     Scottsdale              AZ      85255                  Retail                   12,250,000
Los Angeles                  Los Angeles             CA      90014                  Retail                   11,925,000
Stark                        Massillon               OH      44646                  Retail                   11,840,000
Los Angeles                  San Perdo               CA      90732                  Retail                   11,600,000
Tarrant                      Southlake               TX      76092                  Retail                   10,050,000
Walton                       Destin                  FL      32550                  Retail                    9,000,000
Waukesha                     Waukesha                WI      53186                  Retail                    8,640,000
Santa Barbara                Santa Maria             CA      93454                  Retail                    8,350,000
Santa Barbara                Lompoc                  CA      93436                  Retail                    8,320,000
Riverside                    Lake Elsinore           CA      92532                  Retail                    8,000,000
Los Angeles                  Downey                  CA      90242                  Retail                    7,880,000
Muscogee                     Columbus                GA      31909                  Retail                    7,300,000
Henderson                    Hendersonville          NC      28792                  Retail                    6,900,000
Tuolumne                     Sonora                  CA      95370                  Retail                    6,390,000
Charleston                   Charleston              SC      29407                  Retail                    5,468,000
Roanoke                      Roanoke                 VA      24014                  Retail                    5,200,000
Gaston                       Belmont                 NC      28012                  Retail                    4,320,000
Washington                   Abingdon                VA      24210                  Retail                    4,000,000
Baltimore                    Baltimore               MD      21236                  Retail                    3,600,000
Broward                      Coral Springs           FL      33071                  Retail                    3,500,000
Onslow                       Jacksonville            NC      28540                  Retail                    3,480,000
Genesee                      Flushing                MI      48433                  Retail                    3,424,000
Sacramento                   Elk Grove               CA      95758                  Retail                    3,400,000
Berrien                      Lincoln Township
                             (St. Joseph)            MI      49127                  Retail                    3,328,000
Prince William               Manassas                VA      20111                  Retail                    3,245,000
Snohomish                    Lynnwood                WA      98037                  Retail                    3,250,000
Comanche                     Lawton                  OK      73505                  Retail                    3,184,000
Tarrant                      Lake Worth              TX      76135                  Retail                    3,082,500
Suffolk City                 Suffolk                 VA      23434                  Retail                    3,060,000
Clark                        Henderson               NV      89014                  Retail                    2,256,806
Horry                        Myrtle Beach            SC      29577                  Retail                    2,200,000
Brevard                      West Melbourne          FL      32905                  Retail                    2,000,000
Miami-Dade                   Miami                   FL      33150                  Retail                    1,904,000
Outagamie                    Grand Chute             WI      54915                  Retail                    1,813,388
York                         Ft. Mill                SC      29715                  Retail                    1,436,003
Hillsborough                 Manchester              NH      03104                  Retail                    1,361,337
Maricopa                     Phoenix                 AZ      85027                  Retail                    1,350,000
Lubbock                      Lubbock                 TX      79416                  Retail                    1,045,000
Fulton                       Atlanta                 GA      30308                  Office                  150,000,000
Richmond City                Richmond                VA      23219                  Office                   38,500,000
Wayne                        Livonia                 MI      48152                  Office                   27,441,750
Wayne                        Livonia                 MI      48152                  Office                   25,649,999
San Mateo                    Redwood City            CA      94063                  Office                   24,750,000
Osceola                      Celebration             FL      34747                  Office                   18,000,000
Norfolk                      Braintree               MA      02184                  Office                   16,000,000
Fairfield                    Stamford                CT      06902                  Office                   12,300,000
Passiac                      Wayne                   NJ      07470                  Office                   11,325,000
Broward                      Plantation              FL      33324                  Office                   11,100,000
El Paso                      Colorado Springs        CO      80910                  Office                    9,375,000
Suffolk                      Melville                NY      11747                  Office                    8,700,000
Essex                        Peabody                 MA      01960                  Office                    7,500,000
Palm Beach                   Wellington              FL      33414                  Office                    4,600,000
Harris                       Houston                 TX      77027                  Office                    3,800,000
Arapahoe                     Englewood               CO      80111                  Office                    3,700,000
San Diego                    El Cajon                CA      92020                  Office                    2,685,000
Baltimore                    Pikesville              MD      21208                  Office                    1,125,000
Boone                        Lebanon                 IN      46052                Industrial                 27,290,000
Pulaski                      North Little Rock       AR      72117                Industrial                 25,500,000

Bergen                       Garfield                NJ      07026                Industrial
Middlesex                    East Brunswick          NJ      08816                Industrial
                            MATURITY OR
                            ANTICIPATED
  CUT-OFF                    REPAYMENT
   DATE                        DATE                      LOAN                    MORTGAGE
  BALANCE                     BALANCE                    TYPE                     RATE
  -------                    -------                     ----                    --------
  2,039,174                 1,663,921                   Balloon                    7.360%
  1,883,461                 1,673,214                   Balloon                    7.570%
  1,397,020                 1,136,139                   Balloon                    7.375%
140,000,000               132,603,362                   Balloon                    6.888%
 70,000,000                63,006,706                   Balloon                    6.635%
 36,061,778                31,965,386                   Balloon                    7.100%
 25,321,012                22,246,395                   Balloon                    6.962%
 23,360,028                20,076,077                   Balloon                    7.550%
 21,352,804                18,811,525                   Balloon                    7.074%
 16,524,209                14,682,446                   Balloon                    7.390%
 16,222,596                14,353,517                   Balloon                    7.252%
 15,887,387                13,954,011                   Balloon                    6.950%
 14,781,612                13,032,838                   Balloon                    7.200%
 14,679,125                13,088,450                   Balloon                    7.487%
 14,123,938                12,591,917                   Balloon                    7.440%
 14,003,375                12,472,460                   Balloon                    7.440%
 12,151,691                10,852,960                   Balloon                    7.560%
 11,809,145                10,595,459                   Balloon                    7.660%
 11,761,205                10,393,156                   Balloon                    7.200%
 11,530,823                10,159,455                   Balloon                    7.100%
  9,951,275                 8,011,897                   Balloon                    6.800%
  8,963,467                 7,365,993                   Balloon                    7.660%
  8,566,694                 7,666,995                   Balloon                    7.610%
  8,333,459                 7,333,846                   Balloon                    7.190%
  8,252,501                 7,303,565                   Balloon                    7.200%
  7,939,042                 6,988,524                   Balloon                    7.000%
  7,833,007                 6,901,423                   Balloon                    7.100%
  7,240,279                 6,454,665                   Balloon                    7.480%
  6,859,787                 6,058,730                   Balloon                    7.200%
  6,354,452                 5,639,469                   Balloon                    7.400%
  5,430,782                 4,787,475                   Balloon                    7.100%
  5,157,663                 4,600,131                   Balloon                    7.500%
  4,301,171                 3,816,284                   Balloon                    7.460%
  3,975,595                 3,494,140                   Balloon                    7.000%
  3,567,019                 3,197,405                   Balloon                    7.660%
  3,484,051                 3,075,628                   Balloon                    7.250%
  3,442,635                 3,060,425                   Balloon                    7.250%
  3,391,392                 3,029,122                   Balloon                    7.500%
  3,375,947                 2,994,722                   Balloon                    7.320%
  3,296,306                 2,944,193                   Balloon                    7.500%
  3,234,831                 2,872,580                   Balloon                    7.490%
  3,223,144                 2,614,120                   Balloon                    7.100%
  3,153,750                 2,817,499                   Balloon                    7.510%
  3,051,486                 2,502,033                   Balloon                    7.400%
  3,007,580                 2,473,457                   Balloon                    7.240%
  2,249,496                                         Fully Amortizing               8.400%
  2,189,466                 1,949,576                   Balloon                    7.580%
  1,983,911                 1,771,474                   Balloon                    7.550%
  1,893,158                 1,676,130                   Balloon                    7.300%
  1,807,514                                         Fully Amortizing               8.400%
  1,427,988                 1,284,205                   Balloon                    7.957%
  1,356,359                                         Fully Amortizing               8.440%
  1,340,274                 1,200,231                   Balloon                    7.710%
  1,036,997                   923,147                   Balloon                    7.450%
149,144,822               120,259,949                   Balloon                    6.958%
 38,397,967                33,657,056                   Balloon                    7.390%
 27,219,127                24,285,124                   Balloon                    7.515%
 25,441,911                22,699,478                   Balloon                    7.515%
 24,550,047                16,880,688                   Balloon                    7.450%
 18,000,000                17,614,173                   Balloon                    6.180%
 15,865,589                14,212,101                   Balloon                    7.650%
 12,283,803                10,854,516                   Balloon                    7.390%
 11,325,000                 9,841,734                   Balloon                    6.800%
 11,019,802                 9,754,509                   Balloon                    7.230%
  9,296,826                 8,272,818                   Balloon                    7.400%
  8,610,149                 7,030,015                   Balloon                    7.250%
  7,500,000                 6,554,089                   Balloon                    7.010%
  4,571,614                 4,012,986                   Balloon                    6.950%
  3,776,391                 3,312,451                   Balloon                    6.920%
  3,671,026                 3,260,707                   Balloon                    7.354%
  2,676,907                 2,385,424                   Balloon                    7.635%
  1,116,484                 1,045,145                   Balloon                    7.500%
 27,184,613                23,473,235                   Balloon                    7.450%
 25,226,571                18,729,205                   Balloon                    7.875%


                                                                                                  ORIGINAL      ORIGINAL
                   SUB-          NET                       FIRST      INTEREST                    TERM TO     AMORTIZATION  INTEREST
ADMINISTRATIVE  SERVICING     MORTGAGE       NOTE         PAYMENT      ACCRUAL       MONTHLY    MATURITY/ARD      TERM       ONLY
 FEE RATE(I)     FEE RATE       RATE         DATE          DATE        METHOD        PAYMENT      (MONTHS)    (MONTHS II)    PERIOD
--------------  ---------     --------       ----         --------    --------       -------    ------------  ------------  -------
    0.141%       0.100%        7.219%      2/28/2002     4/1/2002     ACT/360        14,963           120           300
    0.141%       0.100%        7.429%       4/5/2002     6/1/2002     ACT/360        13,284           120           360
    0.101%       0.060%        7.274%      5/15/2002     7/1/2002     ACT/360        10,232           120           300
    0.066%       0.025%        6.821%      3/28/2002     5/1/2002     ACT/360       920,874           120           360         60
    0.091%       0.050%        6.544%     11/30/2001     1/1/2002     ACT/360       448,681           120           360         24
    0.141%       0.100%        6.959%      3/16/2001     5/1/2001     ACT/360       245,292           120           360
    0.141%       0.100%        6.821%     10/29/2001    12/1/2001     ACT/360       169,007           120           360
    0.091%       0.050%        7.459%       2/8/2001     4/1/2001     ACT/360       166,216           144           348         12
    0.141%       0.100%        6.933%     10/15/2001    12/1/2001     ACT/360       144,110           120           360
    0.141%       0.100%        7.249%      9/25/2001    11/1/2001     ACT/360       115,099           120           360
    0.091%       0.050%        7.161%      10/9/2001    12/1/2001     ACT/360       111,422           120           360
    0.111%       0.070%        6.839%     10/15/2001    12/1/2001     ACT/360       105,912           120           360
    0.141%       0.100%        7.059%      1/16/2002     3/1/2002     ACT/360       100,800           120           360
    0.141%       0.100%        7.346%       7/3/2001     9/1/2001     ACT/360       103,352           120           360
    0.141%       0.100%        7.299%      6/22/2001     8/1/2001     ACT/360        99,053           120           360
    0.141%       0.100%        7.299%      7/12/2001     9/1/2001     ACT/360        98,150           120           360
    0.141%       0.100%        7.419%      7/24/2001     9/1/2001     ACT/360        86,158           120           360
    0.141%       0.100%        7.519%      4/19/2001     6/1/2001     ACT/360        84,692           120           360
    0.141%       0.100%        7.059%     10/18/2001    12/1/2001     ACT/360        80,369           120           360
    0.141%       0.100%        6.959%      11/8/2001     1/1/2002     ACT/360        77,956           120           360
    0.141%       0.100%        6.659%     11/21/2001     1/1/2002     ACT/360        69,754           120           300
    0.141%       0.100%        7.519%      3/29/2002     5/1/2002     ACT/360        67,449           120           300
    0.141%       0.100%        7.469%      6/18/2001     8/1/2001     ACT/360        61,064           120           360
    0.141%       0.100%        7.049%       4/1/2002     6/1/2002     ACT/360        56,622           120           360
    0.141%       0.100%        7.059%      8/30/2001    10/1/2001     ACT/360        56,475           120           360
    0.091%       0.050%        6.909%      9/27/2001    11/1/2001     ACT/360        53,224           120           360
    0.141%       0.100%        6.959%      11/6/2001     1/1/2002     ACT/360        52,956           120           360
    0.141%       0.100%        7.339%      7/17/2001     9/1/2001     ACT/360        50,943           120           360
    0.141%       0.100%        7.059%     11/27/2001     1/1/2002     ACT/360        46,836           120           360
    0.141%       0.100%        7.259%     11/21/2001     1/1/2002     ACT/360        44,243           120           360
    0.141%       0.100%        6.959%     10/11/2001    12/1/2001     ACT/360        36,747           120           360
    0.141%       0.100%        7.359%      7/18/2001     9/1/2001     ACT/360        36,359           120           360
    0.141%       0.100%        7.319%      1/16/2002     3/1/2002     ACT/360        30,088           120           360
    0.111%       0.070%        6.889%      11/7/2001     1/1/2002     ACT/360        26,612           120           360
    0.141%       0.100%        7.519%      5/21/2001     7/1/2001     ACT/360        25,567           120           360
    0.111%       0.070%        7.139%      1/28/2002     3/1/2002     ACT/360        23,876           120           360
    0.141%       0.100%        7.109%      4/19/2001     6/1/2001     ACT/360        23,740           120           360
    0.141%       0.100%        7.359%       5/8/2001     7/1/2001     ACT/360        23,941           120           360
    0.091%       0.050%        7.229%       9/6/2001    11/1/2001     ACT/360        23,356           120           360
    0.141%       0.100%        7.359%       5/8/2001     7/1/2001     ACT/360        23,270           120           360
    0.141%       0.100%        7.349%       2/8/2002     4/1/2002     ACT/360        22,667           120           360
    0.091%       0.050%        7.009%     12/28/2001     2/1/2002     ACT/360        23,178           120           300
    0.141%       0.100%        7.369%       5/7/2001     7/1/2001     ACT/360        22,285           120           360
    0.091%       0.050%        7.309%     10/11/2001    12/1/2001     ACT/360        22,579           120           300
    0.141%       0.100%        7.099%      4/25/2001     6/1/2001     ACT/360        22,098           120           300
    0.141%       0.100%        8.259%      7/15/2002    8/15/2002     ACT/360         Steps           144           144
    0.141%       0.100%        7.439%     12/20/2001     2/1/2002     ACT/360        15,503           120           360
    0.141%       0.100%        7.409%      7/30/2001     9/1/2001     ACT/360        14,053           120           360
    0.141%       0.100%        7.159%      11/5/2001     1/1/2002     ACT/360        13,053           120           360
    0.141%       0.100%        8.259%      7/15/2002    8/15/2002     ACT/360         Steps           144           144
    0.141%       0.100%        7.816%      10/9/2001    12/1/2001     ACT/360        10,494           120           360
    0.141%       0.100%        8.299%      7/15/2002    8/15/2002     ACT/360         Steps           144           144
    0.141%       0.100%        7.569%       8/3/2001    10/1/2001     ACT/360         9,634           120           360
    0.141%       0.100%        7.309%      8/30/2001    10/1/2001     ACT/360         7,271           120           360
    0.066%       0.025%        6.891%      2/22/2002     4/1/2002     ACT/360     1,056,105           120           300
    0.091%       0.050%        7.299%      3/11/2002     5/1/2002     ACT/360       266,304           126           360
    0.091%       0.050%        7.424%      7/30/2001     9/1/2001     ACT/360       192,159           120           360
    0.091%       0.050%        7.424%      7/30/2001     9/1/2001     ACT/360       179,612           120           360
    0.141%       0.100%        7.309%      3/26/2002     5/1/2002     ACT/360       205,724           111           222
    0.141%       0.100%        6.039%      6/28/2002     8/1/2002     ACT/360       110,011           120           360      96
    0.141%       0.100%        7.509%       6/8/2001     8/1/2001     ACT/360       113,522           120           360
    0.091%       0.050%        7.299%      5/23/2002     7/1/2002     ACT/360        85,079           120           360
    0.141%       0.100%        6.659%      7/11/2002     9/1/2002     ACT/360        73,831           120           360
    0.141%       0.100%        7.089%      9/24/2001    11/1/2001     ACT/360        75,571           120           360
    0.141%       0.100%        7.259%      7/30/2001     9/1/2001     ACT/360        64,911           120           360
    0.141%       0.100%        7.109%      10/5/2001    12/1/2001     ACT/360        62,884           120           300
    0.141%       0.100%        6.869%       7/2/2002     9/1/2002     ACT/360        49,948           120           360
    0.141%       0.100%        6.809%     11/16/2001     1/1/2002     ACT/360        30,450           120           360
    0.141%       0.100%        6.779%      11/7/2001     1/1/2002     ACT/360        25,078           120           360
    0.141%       0.100%        7.213%      8/30/2001    10/1/2001     ACT/360        25,502           120           360
    0.091%       0.050%        7.544%      2/14/2002     4/1/2002     ACT/360        19,023           120           360
    0.141%       0.100%        7.359%      8/31/2001    10/1/2001     ACT/360         7,866            84           360
    0.141%       0.100%        7.309%      2/15/2002     4/1/2002     ACT/360       193,626           120           336
    0.141%       0.100%        7.734%     12/28/2001     2/1/2002     ACT/360       207,203           120           252


                     REMAINING
                      TERM TO            MATURITY OR
                     MATURITY/           ANTICIPATED
     SEASONING          ARD               REPAYMENT
      (MONTHS)       (MONTHS)               DATE
     ----------     ----------           -----------

        5               115               3/1/2012
        3               117               5/1/2012
        2               118               6/1/2012
        4               116               4/1/2012
        8               112              12/1/2011
       16               104               4/1/2011
        9               111              11/1/2011
       17               127               3/1/2013
        9               111              11/1/2011
       10               110              10/1/2011
        9               111              11/1/2011
        9               111              11/1/2011
        6               114               2/1/2012
       12               108               8/1/2011
       13               107               7/1/2011
       12               108               8/1/2011
       12               108               8/1/2011
       15               105               5/1/2011
        9               111              11/1/2011
        8               112              12/1/2011
        8               112              12/1/2011
        4               116               4/1/2012
       13               107               7/1/2011
        3               117               5/1/2012
       11               109               9/1/2011
       10               110              10/1/2011
        8               112              12/1/2011
       12               108               8/1/2011
        8               112              12/1/2011
        8               112              12/1/2011
        9               111              11/1/2011
       12               108               8/1/2011
        6               114               2/1/2012
        8               112              12/1/2011
       14               106               6/1/2011
        6               114               2/1/2012
       15               105               5/1/2011
       14               106               6/1/2011
       10               110              10/1/2011
       14               106               6/1/2011
        5               115               3/1/2012
        7               113               1/1/2012
       14               106               6/1/2011
        9               111              11/1/2011
       15               105               5/1/2011
        1               143              7/15/2014
        7               113               1/1/2012
       12               108               8/1/2011
        8               112              12/1/2011
        1               143              7/15/2014
        9               111              11/1/2011
        1               143              7/15/2014
       11               109               9/1/2011
       11               109               9/1/2011
        5               115               3/1/2012
        4               122              10/1/2012
       12               108               8/1/2011
       12               108               8/1/2011
        4               107              6/30/2011
        1               119               7/1/2012
       13               107               7/1/2011
        2               118               6/1/2012
      120                                 8/1/2012
       10               110              10/1/2011
       12               108               8/1/2011
        9               111              11/1/2011
      120                                 8/1/2012
        8               112              12/1/2011
        8               112              12/1/2011
       11               109               9/1/2011
        5               115               3/1/2012
       11                73               9/1/2008
        5               115               3/1/2012
        7               113               1/1/2012

                                                                                                 YIELD
CROSS-COLLATERILIZED  RELATED               LOCKOUT                  PREPAYMENT               MAINTENANCE               LOAN
       LOANS           LOANS               EXPIRATION        PENALTY DESCRIPTION (MONTHS)         TYPE    SEQUENCE     NUMBER
-------------------    -----               ----------        ----------------------------     ----------- --------     ------
         No               No               11/30/2011           LO(116)/OPEN(4)/DEFEASANCE                    57      400010362
         No        Yes(BACM 02-2-D)          2/1/2012           LO(117)/OPEN(3)/DEFEASANCE                    58          56344
         No               No                5/31/2007        LO(59)/GRTR1%PPMTORYM(57)/OPEN(4)   NPV (BEY)    59      317020384
         No               No                 2/1/2012           LO(118)/OPEN(2)/DEFEASANCE                    60          53402
         No               No                 9/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    61          55921
         No               No                10/1/2010           LO(114)/OPEN(6)/DEFEASANCE                    62          54636
         No        Yes(BACM 02-2-N)          8/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    63          55925
         No               No                11/1/2012           LO(140)/OPEN(4)/DEFEASANCE                    64          54555
         No        Yes(BACM 02-2-N)          8/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    65          55967
         No               No                 8/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    66          55403
         No               No                 9/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    67          55064
         No               No                 8/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    68          54938
         No               No                12/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    69          55964
         No               No                 2/1/2011           LO(114)/OPEN(6)/DEFEASANCE                    70          54243
         No               No                 5/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    71          54829
         No               No                 6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    72          54908
         No               No                 6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    73          55113
         No               No                 3/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    74          54644
         No               No                 9/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    75          55745
         No        Yes(BACM 02-2-P)         10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    76          55410
         No               No                 9/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    77          55737
         No               No                 1/1/2012           LO(117)/OPEN(3)/DEFEASANCE                    78          56007
         No               No                 5/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    79          55392
         No               No                 3/1/2012           LO(118)/OPEN(2)/DEFEASANCE                    80          56207
         No        Yes(BACM 02-2-L)          7/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    81          53687
         No               No                 8/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    82          55128
         No        Yes(BACM 02-2-P)         10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    83          55407
         No               No                 6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    84          54168
         No               No                10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    85          55988
         No        Yes(BACM 02-2-T)         10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    86          55892
         No               No                 9/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    87          55924
         No               No                 6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    88          53594
         No               No                12/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    89          56161
         No               No                 9/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    90          55990
         No               No                 4/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    91          54856
         No               No               10/31/2011           LO(116)/OPEN(4)/DEFEASANCE                    92      400010353
         No               No                 3/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    93          54837
         No        Yes(BACM 02-2-H)          3/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    94          54583
         No               No                6/30/2011           LO(116)/OPEN(4)/DEFEASANCE                    95      415010339
         No        Yes(BACM 02-2-H)          3/1/2011           LO(117)/OPEN(3)/DEFEASANCE                    96          52667
         No               No                 1/1/2012           LO(118)/OPEN(2)/DEFEASANCE                    97          52887
         No               No                9/30/2011           LO(116)/OPEN(4)/DEFEASANCE                    98      327010358
         No               No                 4/1/2011           LO(118)/OPEN(2)/DEFEASANCE                    99          55001
         No               No                7/31/2011           LO(116)/OPEN(4)/DEFEASANCE                   100      325010337
         No        Yes(BACM 02-2-Q)          3/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   101          54472
         No        Yes(BACM 02-2-R)         7/15/2014           LO(144)/OPEN(0)/DEFEASANCE                   102           4992
         No               No                11/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   103          55987
         No        Yes(BACM 02-2-M)          6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   104          53652
         No               No                10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   105          56008
         No        Yes(BACM 02-2-R)         7/15/2014           LO(144)/OPEN(0)/DEFEASANCE                   106           4994
         No        Yes(BACM 02-2-Q)          9/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   107          55888
         No               No                7/15/2014           LO(144)/OPEN(0)/DEFEASANCE                   108           5574
         No               No                 7/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   109          52485
         No        Yes(BACM 02-2-M)          7/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   110          53233
         No               No                 9/1/2011           LO(114)/OPEN(6)/DEFEASANCE                   111          55413
         No               No                 8/1/2012           LO(124)/OPEN(2)/DEFEASANCE                   112          56169
         No        Yes(BACM 02-2-J)          2/1/2011           LO(114)/OPEN(6)/DEFEASANCE                   113          55580
         No        Yes(BACM 02-2-J)          2/1/2011           LO(114)/OPEN(6)/DEFEASANCE                   114          55517
         No               No                4/30/2011           LO(108)/OPEN(3)/DEFEASANCE                   115          56185
         No               No                 5/1/2012           LO(118)/OPEN(2)/DEFEASANCE                   116          52959
         No               No                 1/1/2011           LO(114)/OPEN(6)/DEFEASANCE                   117          54993
         No               No                 4/1/2012           LO(118)/OPEN(2)/DEFEASANCE                   118          56213
         No               No                 6/1/2012           LO(118)/OPEN(2)/DEFEASANCE                   119          52373
         No               No                 8/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   120          54973
         No        Yes(BACM 02-2-T)          6/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   121          55647
         No               No                 9/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   122          55773
         No               No                 6/1/2012           LO(118)/OPEN(2)/DEFEASANCE                   123          52999
         No               No                 9/1/2011           LO(117)/OPEN(3)/DEFEASANCE                   124          56033
         No               No                 9/1/2011           LO(117)/OPEN(3)/DEFEASANCE                   125          55642
         No               No                 7/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   126          55735
         No        Yes(BACM 02-2-S)        11/30/2011           LO(116)/OPEN(4)/DEFEASANCE                   127      415010348
         No               No                 3/1/2008            LO(78)/OPEN(6)/DEFEASANCE                   128          55846
         No               No                 1/1/2012           LO(118)/OPEN(2)/DEFEASANCE                   129          55935
         No               No                11/1/2011           LO(118)/OPEN(2)/DEFEASANCE                   130          56108


                                                                                                           131.1          55314
                                                                                                           131.2          55314

                                                                                                                   TOTAL
                                                                                   CUT-OFF                         UNITS/
                                                   APPRAISAL        APPRAISAL      DATE LTV   YEAR BUILT/           SF/
PROPERTY NAME                                        VALUE            DATE          RATIO      RENOVATED           PADS
-------------                                     -----------       ---------      ---------  -----------          ------
Indiandale Manor Apartments                         3,500,000        12/21/01        58%          1973/1998            132
METRA - Arbor Pointe Apartments                     2,700,000          9/1/01        70%             1976              194
Creekside Apartments, Jackson, MS                   1,850,000          4/8/02        76%             1984               70
Crabtree Valley Mall                              277,000,000         10/9/01        51%          1972/1997        998,486
The Centre at Preston Ridge                       113,000,000         10/1/01        62%             2000          728,962
Bell Towne Centre                                  48,000,000         2/25/01        75%             1987          417,646
Cobb Corners Shopping Center                       33,600,000         9/27/01        75%             1999          343,226
Gravois Bluffs II (Kohl's)                         30,230,000          9/1/01        77%             2000          263,926
Concord Commons Shopping Center                    28,500,000          9/7/01        75%             2000          306,250
Hawthorne Plaza                                    20,800,000          6/6/01        79%             1999           98,004
Dierberg's Fenton Crossing                         21,000,000         3/28/01        77%             2000          133,043
Greenlawn Crossing Shopping Center                 20,000,000          9/1/01        79%             2001          105,865
Quarry Square Shopping Center                      18,500,000          8/1/01        80%             1987          196,629
Fairhaven Commons                                  18,500,000          5/1/01        79%          1990/1996        212,325
Lewandowski Commons                                17,900,000         4/24/01        79%             2000           78,103
Boulder Crossing Shopping Center                   17,650,000         4/26/01        79%             1999          107,289
Desert Village Shopping Center                     16,200,000          3/5/01        75%             1997           85,046
The Jewelers Mall                                  15,900,000         2/14/01        74%             1989           28,876
Massillon Village Center                           14,800,000          7/6/01        79%          1987/2000        245,971
Tarragona Plaza                                    14,500,000          6/1/01        80%          1979/2001         76,085
Crossroads Square Shopping Center                  12,700,000          4/5/02        78%          1992/1999         96,390
The Market Shops at Sandestin                      13,100,000         10/5/01        68%             1986           52,840
Jewel/Osco Store - Waukesha, WI                    10,800,000          5/1/01        79%             2000           61,910
North Broadway Shopping Center                     10,700,000         1/11/02        78%             1996           97,555
Lompoc Shopping Center                             10,300,000         4/30/01        80%             2001           96,648
Lake Elsinore City Center                          11,450,000          5/3/01        69%          1996/1998        110,261
Downey Food 4 Less                                  9,850,000          6/8/01        80%             2000           72,790
North Columbus Crossing Shopping Center             9,600,000         5/27/01        75%             1999           84,722
Highlands Square Shop Space                         8,720,000         9/18/01        79%             2001           78,195
Timberhills Shopping Center                         9,000,000         9/14/01        71%             1992          102,404
BiLo Plaza Shopping Center- Charleston, SC          6,835,000         9/14/01        79%             2001           54,029
Old Country Plaza Shopping Center                   6,500,000          8/2/00        79%             1983           83,230
Belmont Village Shopping Center                     5,400,000        10/18/01        80%             1992           61,371
Colonial Square Shopping Center                     5,124,000         9/25/01        78%             2001           54,168
Walgreens - Belair Road                             4,500,000         2/12/01        79%             2000           15,120
CVS-Office Depot, Coral Springs                     4,400,000        11/15/01        79%             1990           22,020
Williamsburg Crossing Shopping Center               4,350,000         2/12/01        79%             1998           52,800
Walgreens - Flushing, MI                            4,280,000          1/2/01        79%             2000           15,120
Walgreens Elk Grove                                 4,550,000          8/3/01        74%             2001           15,085
Walgreens - St. Joseph, MI                          4,160,000          1/4/01        79%             2000           15,049
CVS - Manassas, VA                                  4,300,000          1/8/02        75%             2000           12,150
Walgreens Lynnwood                                  4,200,000        11/16/01        77%             2001           15,120
Walgreens - Lawton (Store No.6199)                  4,000,000          4/1/01        79%             2000           15,120
Staples Lake Worth                                  4,110,000         5/23/01        74%             2001           23,500
Oak Ridge Plaza                                     3,825,000         3/13/01        79%             1999           38,700
Sterling Jewelers, Henderson, NV                    3,700,000        11/15/00        61%             2000            5,780
Walgreens - Myrtle Beach, SC                        2,850,000         10/5/01        77%             2001           14,490
Palm Bay Corners Shopping Center                    2,500,000         8/24/00        79%             1999           18,467
Walgreens - Miami, FL (Store No.4728)               2,380,000         9/18/01        80%             2000           15,120
Sterling Jewelers, Appleton, WI                     3,100,000        11/14/00        58%             2000            5,780
Cornerstone Commons                                 1,820,000          8/8/01        78%             1999           11,200
7-Eleven, Manchester, NH                            2,000,000          2/1/01        68%         1999/2001
Deer Valley Towne Center Unit 1 Lot 2               1,900,000          9/1/00        71%             1999           10,080
Fourth Street Corners                               1,440,000          7/7/00        72%             1999            9,450
Bank of America Plaza-Atlanta                     319,000,000          2/6/02        47%             1992        1,279,152
Two James Center                                   52,000,000         1/17/02        74%          1987/2001        334,625
20555 Victor Parkway                               36,900,000         5/16/01        74%             1999          197,280
20255 Victor Parkway                               34,200,000        11/15/01        74%             1999          175,235
Kaiser Office Building                             33,000,000         1/15/02        74%             2001           62,500
Celebration Place #220                             32,750,000         5/29/02        55%             2000          193,463
Braintree Executive Plaza                          22,100,000         12/8/00        72%             1987          125,641
Clearwater House Office Building                   16,700,000         3/18/02        74%             1985          104,956
65 Willowbrook                                     15,500,000          5/4/02        73%             1986          131,702
Crossroads Building Three                          15,090,000         7/24/01        73%             2001           98,063
One Gateway Plaza                                  12,650,000         6/28/01        73%             1986          112,990
125 Baylis Road                                    11,800,000         7/10/01        73%          1980/2001         97,703
100 and 200 Corporate Place                        10,000,000         4/16/02        75%             1984           94,079
Wellington Professional Centre                      6,200,000         9/25/01        74%          1987/2001         49,325
4615 Post Oak Place Office Building                 5,150,000         8/28/01        73%             1972           57,422
Market Center at Denver Tech Center                 5,000,000         6/20/01        73%          1971/1980         43,664
Gillespie Field 24                                  3,600,000         9/20/01        74%             2000           32,704
Bedford Square II Office Building                   1,500,000          8/5/01        74%             2000           13,166
Pearson Educational Distribution Center            37,000,000          9/1/01        73%          1997/2001      1,088,913
Deluxe Video Warehouse                             34,000,000         11/9/01        74%             1995          711,953

Vornado Portfolio 1 - 174 Passaic Street           13,700,000         4/16/01                     1905/1960        493,704
Vornado Portfolio 1 - 61 Sixth Street              11,200,000         4/16/01                        1972          325,800


                                        LOAN
       UNITS/                        BALANCE PER                OCCUPANCY
        SF/         NET RENTABLE      UNIT/SF/     OCCUPANCY      AS OF
       PADS           AREA (SF)         PAD         PERCENT       DATE
      -------       ------------     -----------   ---------    ---------
       Units          111,118          15,448         92%         4/1/02
       Units          178,920           9,709         97%         3/8/02
       Units           53,612          19,957        100%        4/17/02
          SF          998,486             140         99%        3/31/02
          SF          728,962              96         91%        4/17/02
          SF          417,646              86         89%        5/13/02
          SF          343,226              74         96%         5/3/02
          SF          263,926              89        100%        5/20/02
          SF          306,250              70         97%         5/3/02
          SF           98,004             169        100%        5/17/02
          SF          133,043             122        100%         5/8/02
          SF          105,865             150        100%        5/31/02
          SF          196,629              75         97%        1/11/02
          SF          212,325              69        100%         5/9/02
          SF           78,103             181         97%        10/1/01
          SF          107,289             131         98%        3/31/02
          SF           85,046             143        100%         3/1/02
          SF           28,876             409         98%        3/31/02
          SF          245,971              48         92%        3/31/02
          SF           76,085             152         96%         4/1/02
          SF           96,390             103         99%        5/31/02
          SF           52,840             170         99%        1/21/02
          SF           61,910             138        100%       12/31/01
          SF           97,555              85        100%        3/31/02
          SF           96,648              85         92%        5/30/02
          SF          110,261              72        100%        3/31/02
          SF           72,790             108        100%        3/31/02
          SF           84,722              85        100%        3/31/02
          SF           78,195              88        100%         4/1/02
          SF          102,404              62         93%        4/29/02
          SF           54,029             101        100%        4/30/02
          SF           83,230              62         95%         5/7/02
          SF           61,371              70        100%        3/31/02
          SF           54,168              73         88%        3/31/02
          SF           15,120             236        100%        3/31/02
          SF           22,020             158        100%        3/31/02
          SF           52,800              65         91%        5/17/02
          SF           15,120             224        100%         2/1/02
          SF           15,085             224        100%        8/27/01
          SF           15,049             219        100%         2/1/02
          SF           12,150             266        100%         2/1/02
          SF           15,120             213        100%       12/29/01
          SF           15,120             209        100%       12/31/01
          SF           23,500             130        100%        4/30/02
          SF           38,700              78        100%        3/31/02
          SF            5,780             389        100%
          SF           14,490             151        100%       10/23/01
          SF           18,467             107        100%        3/31/02
          SF           15,120             125        100%        3/31/02
          SF            5,780             313        100%
          SF           11,200             127        100%        4/3/02
          SF            1,800             754        100%
          SF           10,080             133        100%        12/31/01
          SF            9,450             110        100%        3/31/02
          SF        1,279,152             117        100%        5/13/02
          SF          334,625             115         95%         3/1/02
          SF          197,280             138         93%        4/29/02
          SF          175,235             145         91%        4/29/02
          SF           62,500             393        100%        3/11/02
          SF          193,463              93        100%        6/25/02
          SF          125,641             126         87%        3/31/02
          SF          104,956             117        100%        5/22/02
          SF          131,702              86         98%        6/15/02
          SF           98,063             112         97%        5/31/02
          SF          112,990              82         98%        3/25/02
          SF           97,703              88         92%        3/28/02
          SF           94,079              80         99%        5/31/02
          SF           49,325              93         95%         6/1/02
          SF           57,422              66         84%        4/30/02
          SF           43,664              84        100%         4/1/02
          SF           32,704              82        100%         2/8/02
          SF           13,166              85        100%        3/31/02
          SF        1,088,913              25        100%        4/30/02
          SF          711,953              35        100%        12/3/01

          SF         493,704                         100%        3/29/02
          SF         325,800                          97%        3/29/02

                                                                         U/W
                                                                      REPLACEMENT         MOST
                                                             U/W       RESERVES           RECENT                        MOST
   U/W              U/W             U/W           U/W    REPLACEMENT   PER UNIT/        STATEMENT                      RECENT
 REVENUES         EXPENSES       CASH FLOW        DSCR     RESERVES    SF/PAD             TYPE                        END DATE
 --------         --------       ---------        ----   -----------  -----------       -----------                  ---------
   642,600         378,389         264,211        1.47     39,600      300.00      Annualized Most Recent            3/31/2002
   810,845         559,867         192,778        1.21     58,200      300.00            Full Year                   12/31/2001
   337,272         171,915         165,357        1.35     20,790      297.00      Annualized Most Recent            3/31/2002
30,320,270       8,303,447      21,095,249        1.91    202,308        0.20      Annualized Most Recent            3/31/2002
13,826,377       3,958,291       9,323,253        1.73     73,445        0.10      Annualized Most Recent            3/31/2002
 5,701,833       1,606,907       3,837,307        1.30     82,379        0.20      Annualized Most Recent            3/31/2002
 2,929,255         272,743       2,570,542        1.27     34,323        0.10      Annualized Most Recent            3/31/2002
 3,280,656         769,928       2,410,633        1.21     26,393        0.10      Annualized Most Recent            3/31/2002
 2,471,501         238,249       2,164,573        1.25     30,625        0.10      Annualized Most Recent            3/31/2002
 2,407,128         668,668       1,703,582        1.23     13,721        0.14      Annualized Most Recent            3/31/2002
 2,201,494         469,500       1,627,827        1.22     15,464        0.12      Annualized Most Recent            3/31/2002
 2,053,435         524,489       1,489,148        1.17     10,544        0.10      Annualized Most Recent            3/31/2002
 2,351,331         648,237       1,577,982        1.30     39,326        0.20      Annualized Most Recent            3/31/2002
 2,181,096         414,472       1,703,041        1.37     31,849        0.15      Annualized Most Recent            3/31/2002
 2,085,681         548,984       1,513,542        1.27      7,810        0.10      Annualized Most Recent            5/31/2002
 2,047,146         471,486       1,529,849        1.30     17,075        0.16      Annualized Most Recent            3/31/2002
 1,920,627         532,730       1,316,873        1.27     14,635        0.17      Annualized Most Recent            3/31/2002
 2,418,270         982,653       1,374,210        1.35     14,496        0.50      Annualized Most Recent            3/31/2002
 1,547,198         291,437       1,205,858        1.25     24,597        0.10      Annualized Most Recent            3/31/2002
 1,689,296         439,648       1,213,446        1.30     13,416        0.18      Annualized Most Recent            3/31/2002
 1,555,146         437,655       1,078,114        1.29     18,314        0.19      Annualized Most Recent            3/31/2002
 1,565,589         499,082       1,014,897        1.25     15,037        0.28            Full Year                   5/31/2001
   944,128          25,074         912,863        1.25      6,191        0.10      Annualized Most Recent            4/30/2002
 1,286,096         298,729         917,266        1.35     14,633        0.15      Annualized Most Recent            3/31/2002
 1,251,187         312,846         894,512        1.32      9,665        0.10      Annualized Most Recent            3/31/2002
 1,572,335         565,638         964,407        1.51     16,539        0.15      Annualized Most Recent            3/31/2002
 1,209,577         316,762         869,638        1.37     13,464        0.18      Annualized Most Recent            3/31/2002
 1,015,005         181,183         780,689        1.28      9,319        0.11      Annualized Most Recent            3/31/2002
   955,102         153,031         764,859        1.36      7,820        0.10      Annualized Most Recent            3/31/2002
   952,940         191,595         664,053        1.25     46,082        0.45      Annualized Most Recent            3/31/2002
   755,139         149,610         599,065        1.36      5,403        0.10      Annualized Most Recent            3/31/2002
   792,940         175,489         575,961        1.32     17,117        0.21      Annualized Most Recent            4/30/2002
   620,141         144,480         454,357        1.26      9,206        0.15      Annualized Most Recent            3/31/2002
   533,926          91,145         425,124        1.33      5,417        0.10      Annualized Most Recent            3/31/2002
   389,000          10,780         376,708        1.23      1,512        0.10      Annualized Most Recent            3/31/2002
   503,295         134,981         368,314        1.29      4,624        0.21      Annualized Most Recent            3/31/2002
   479,747          96,984         370,302        1.30      7,920        0.15      Annualized Most Recent            3/31/2002
   481,083         129,705         348,354        1.21      3,024        0.20      Annualized Most Recent            4/30/2002
   368,280          13,311         354,969        1.27      2,263        0.15      Annualized Most Recent            3/31/2002
   454,834         113,931         336,388        1.20      4,515        0.30      Annualized Most Recent            4/30/2002
   372,884          33,460         338,209        1.24      1,215        0.10      Annualized Most Recent            3/31/2002
   346,500          13,413         333,087        1.20      2,268        0.15      Annualized Most Recent            4/30/2002
   363,306          39,085         322,709        1.21      1,512        0.10      Annualized Most Recent            3/31/2002
   471,677         128,227         330,320        1.22      3,525        0.15      Annualized Most Recent            4/30/2002
   422,445          83,829         329,439        1.24      5,805        0.15      Annualized Most Recent            3/31/2002
   313,008         313,008                        1.10
   404,965         171,099         233,141        1.25        725        0.05      Annualized Most Recent            3/31/2002
   284,605          58,465         212,938        1.26      2,954        0.16      Annualized Most Recent            3/31/2002
   265,465          58,083         205,870        1.31      1,512        0.10      Annualized Most Recent            3/31/2002
   251,508         251,508                        1.10
   209,791          44,332         157,408        1.25      1,120        0.10      Annualized Most Recent            3/31/2002
   179,000         179,000                        1.00
   223,632          60,314         156,094        1.35      1,512        0.15      Annualized Most Recent            12/31/2001
   154,823          32,721         114,890        1.32      1,229        0.13      Annualized Most Recent            3/31/2002
41,410,725      11,582,980      28,319,288        2.23     70,098        0.05      Annualized Most Recent            3/31/2002
 7,603,459       2,964,407       4,110,970        1.29     66,925        0.20            Full Year                   12/31/2001
 4,550,033       1,427,359       2,882,379        1.25     23,674        0.12      Annualized Most Recent            4/30/2002
 4,219,977       1,278,618       2,695,709        1.25     21,374        0.12      Annualized Most Recent            4/30/2002
 4,198,039         767,816       3,258,058        1.32      9,375        0.15      Annualized Most Recent            3/31/2002
 4,111,380       1,571,419       2,520,615        1.91     19,346        0.10
 2,973,112       1,019,854       1,708,686        1.25     35,339        0.28      Annualized Most Recent            4/30/2002
 2,652,624       1,225,263       1,283,268        1.26     15,744        0.15      Annualized Most Recent            4/30/2002
 2,241,217         908,311       1,108,075        1.25     31,608        0.24      Annualized Most Recent            4/30/2002
 2,089,351         777,374       1,197,954        1.32     14,709        0.15      Annualized Most Recent            3/31/2002
 1,999,586         738,938       1,058,731        1.36     22,578        0.20      Annualized Most Recent            3/31/2002
 1,978,691         809,648         994,499        1.32     30,624        0.31      Annualized Most Recent            3/31/2002
 1,335,850         426,357         784,044        1.31     28,224        0.30            Full Year                   3/31/2002
   886,218         348,841         465,426        1.27     12,825        0.26      Annualized Most Recent            3/31/2002
   887,702         402,242         402,450        1.34     14,930        0.26      Annualized Most Recent            4/30/2002
   716,853         272,307         391,458        1.28     11,462        0.26      Annualized Most Recent            3/31/2002
   516,752         170,551         314,795        1.38      4,906        0.15      Annualized Most Recent            3/31/2002
   201,319          53,359         129,431        1.37      1,975        0.15      Annualized Most Recent            3/31/2002
 4,445,096       1,418,386       2,904,432        1.25     54,572        0.05      Annualized Most Recent            4/30/2002
 3,305,873         113,416       3,149,737        1.27     42,720        0.06      Annualized Most Recent            3/31/2002


  MOST                MOST             MOST                     MOST            FULL
 RECENT              RECENT           RECENT                   RECENT           YEAR
REVENUES            EXPENSES        CASH FLOW                   DSCR          END DATE
--------            --------        ---------                  ------         --------
   647,040           362,302           273,493                  1.52        12/31/2001
   822,718           546,507           276,211                  1.73        12/31/2000
   344,095           164,276           176,992                  1.44        12/31/2001
28,200,208         8,135,052        20,065,156                  1.82        12/31/2001
15,060,696         3,738,312        11,322,384                  2.10        12/31/2001
 5,408,232           965,668         4,442,184                  1.51        12/31/2001
 3,244,960           159,148         3,085,812                  1.52        12/31/2001
 3,314,456           247,628         3,066,828                  1.54        12/31/2001
 2,561,632           104,508         2,457,124                  1.42        12/31/2001
 2,248,312           571,228         1,675,284                  1.21        12/31/2000
 2,098,720           457,536         1,641,184                  1.23        12/31/2001
 1,976,888           500,580         1,475,648                  1.16
 2,715,132           737,276         1,856,676                  1.53        12/31/2001
 2,215,520           183,984         2,031,536                  1.64        12/31/2001
 2,330,698           444,257         1,880,081                  1.58
 2,168,732           487,640         1,681,092                  1.43        12/31/2000
 2,004,032           182,164         1,821,868                  1.76        12/31/2001
 2,767,704           621,616         2,140,544                  2.11        12/31/2001
 1,293,452           303,724           989,728                  1.03        12/31/2001
 1,573,692           214,496         1,359,196                  1.45         5/31/2001
 1,650,592           486,108         1,155,584                  1.38        12/31/2001
 1,835,585           477,235         1,358,350                  1.68         5/31/2000
   951,144            21,105           930,039                  1.27        12/31/2000
 1,482,868           142,040         1,340,828                  1.97        12/31/2001
 1,109,300           346,320           762,980                  1.13        12/31/2001
 1,446,640           243,128         1,203,512                  1.88        12/31/2001
 1,141,816            49,660         1,092,156                  1.72        12/31/2001
 1,056,268            88,908           967,360                  1.58        12/31/2000
 1,008,720            87,616           921,104                  1.64
 1,063,048           184,488           878,560                  1.65        12/31/2000
   720,816           110,348           610,468                  1.38
   960,651           137,325           823,326                  1.89        12/31/2001
   667,679           141,895           525,784                  1.46        12/31/2000
   448,132            20,516           427,616                  1.34        12/31/2001
   389,000             2,148           386,852                  1.26
   509,540           121,068           378,376                  1.32
   419,000            45,232           373,768                  1.31        12/31/2000
   361,000            14,204           346,796                  1.21         1/31/2002
   372,000            10,033           361,967                  1.29
   350,000            18,812           331,188                  1.19         1/31/2002
   355,621                             355,621                  1.31        12/31/2001
   350,000                             350,000                  1.26
   333,000             6,736           326,264                  1.22        12/31/2000
   369,625            17,916           351,709                  1.30
   423,516            75,920           347,596                  1.31        12/31/2001

   404,964           214,640           190,324                  1.02
   308,912            31,416           277,496                  1.65        12/31/2001
   242,580               152           242,428                  1.55        12/31/2001

   194,452            37,896           156,556                  1.24        12/31/2001

   269,978            57,353           212,625                  1.84        12/31/2000
   181,135            13,390           167,745                  1.92        12/31/2000
41,607,220        11,384,092        30,223,128                  2.38        12/31/2001
 7,954,501         2,834,272         2,566,474                  0.80        12/31/2000
 4,836,651         1,590,504         3,246,147                  1.41        12/31/2001
 4,287,843         1,339,368         2,948,475                  1.37        12/31/2001
 4,538,184           562,216         3,975,968                  1.61        12/31/2001

 3,156,261         1,099,866         2,056,395                  1.51        12/31/2000
 2,925,150         1,294,680         1,630,470                  1.60        12/31/2001
 2,368,410           859,875         1,508,535                  1.70        12/31/2001
 2,166,364           766,440         1,398,712                  1.54        12/31/2001
 2,155,616           619,944         1,535,672                  1.97        12/31/2000
 2,142,680           758,880         1,383,800                  1.83        12/31/2000
 1,278,579           384,887           893,692                  1.49        12/31/1999
   953,336           183,735           746,201                  2.04        12/31/2001
   872,931           387,882           485,049                  1.61        12/31/2001
   826,856           273,528           541,864                  1.77        12/31/2001
   439,269           136,563           282,157                  1.24        12/31/2001
   203,948            48,516           155,432                  1.65        12/31/2001
 3,299,939           210,293         3,089,646                  1.33
 3,373,344             6,296         3,367,048                  1.35

                                                                                                                LARGEST
                                                                                                   LARGEST      TENANT    LARGEST
  FULL             FULL          FULL            FULL                                              TENANT       % OF      TENANT
  YEAR             YEAR          YEAR            YEAR                                              LEASED       TOTAL      LEASE
REVENUES         EXPENSES      CASH FLOW         DSCR   LARGEST TENANT                               SF           SF    EXPIRATION
--------         --------      ----------        ----   --------------                             --------     ------- ----------
   621,525        320,139        267,846         1.49
   763,892        528,386        235,506         1.48
   335,381        136,139        182,462         1.49
29,317,849      8,088,612     21,229,238         1.92   Hudson-Belk Co.                            236,184       24%   7/31/2007
11,031,777      1,757,632      9,274,145         1.72   Best Buy                                    46,078        6%   1/31/2016
 5,910,474      1,663,898      4,122,647         1.40   Target                                     105,350       25%   1/31/2007
 2,260,928        136,701      2,124,227         1.05   Wal-Mart                                   203,750       59%   3/14/2020
 2,672,325        621,982      2,050,343         1.03   Kohls                                       86,841       33%   1/30/2021
 2,449,903        174,635      2,275,268         1.32   Wal-Mart                                   203,750       67%   1/25/2020
 2,315,694        470,656      1,845,038         1.34   Albertson's                                 65,230       67%   11/3/2019
 1,897,065        572,611      1,324,454         0.99   Dierberg's Market                           61,327       46%   7/31/2020
                                                        HEB Grocery                                 78,464       74%   5/31/2011
 2,326,449        674,393      1,480,976         1.22   TJX Companies                               80,731       41%   11/30/2007
 2,126,027        413,877      1,712,150         1.38   Wal-Mart                                    93,568       44%   8/21/2012
                                                        Super Stop & Shop                           59,184       76%   12/31/2019
 1,538,656        245,185        899,702         0.76   Albertson's                                 59,158       55%   8/16/2024
 2,003,677        486,433      1,517,244         1.47   A.J.'s Fine Food (Basha's)                  26,381       31%   12/21/2021
 2,514,387        810,882      1,681,505         1.65   Al Fresco Restaurant                         1,400        5%   7/31/2006
 1,628,504        312,558      1,199,946         1.24   Home Depot                                 132,277       54%   1/31/2026
   837,056        252,259        584,797         0.63   Ralph's Grocery                             50,000       66%   7/10/2021
 1,042,387        257,877        780,910         0.93   Tom Thumb (Randall's/Safeway, Inc.)         63,556       66%   7/12/2020
 1,820,379        491,550      1,328,829         1.64   Intrawest Corp.                             13,235       25%   6/30/2021
 1,207,403        269,562        937,841         1.28   Jewel/Osco (Albertsons)                     61,910      100%   9/1/2019
 1,308,885        257,807      1,048,483         1.54   Food 4 Less (Fleming Co)                    51,475       53%   9/24/2016
 1,070,317        143,504        926,813         1.37   Food 4 Less(Ralphs Grocery)                 57,402       59%   7/31/2020
 1,351,207        569,052        782,155         1.22   Vons (Safeway)                              50,605       46%   12/31/2028
   730,710         92,006        638,704         1.01   Food 4 Less                                 57,590       79%   4/30/2021
   949,973        172,730        765,729         1.25   Winn Dixie                                  60,522       71%   12/1/2019
                                                        Staples                                     23,942       31%   10/31/2016
   960,327        156,562        799,921         1.51   Save Mart                                   44,345       43%   11/30/2017
                                                        Bi-Lo                                       46,904       87%   7/31/2021
   911,057        221,875        689,182         1.58   Food Lion                                   36,363       44%   12/31/2020
   648,951        137,503        511,148         1.42   Bi-Lo                                       44,048       72%   9/1/2014
   437,653         51,559        365,838         1.15   Food Lion                                   33,816       62%   1/31/2021
                                                        Walgreen Co.                                15,120      100%   5/31/2060
                                                        Office Depot, Inc.                          22,020      100%   1/31/2016
   515,923         95,675        405,053         1.42   Food Lion                                   33,000       63%   12/31/2018
   404,773         26,799        377,974         1.32   Walgreen Co.                                15,120      100%   1/31/2061
                                                        Walgreen Co.                                15,085      100%   5/31/2061
   349,059         15,540        333,519         1.19   Walgreen Co.                                15,049      100%   3/31/2061
   347,490                       347,490         1.28   CVS                                         12,150      100%   1/31/2021
                                                        Walgreen Co.                                15,120      100%   12/31/2061
   333,000                       333,000         1.25   Walgreen Co.                                15,120      100%   11/30/2020
                                                        Staples The Office Superstore East, Inc.    23,500      100%   1/31/2017
   452,855         78,059        374,796         1.41   Food Lion                                   33,000       85%   5/11/2019
                                                        Sterling Jewelers Inc.                       5,780      100%   1/31/2021
                                                        Walgreen Co.                                14,490      100%   9/16/2021
   270,994         45,752        225,242         1.34   Dollar Tree                                  5,056       27%   11/30/2004
   229,174          2,194        219,943         1.40   Walgreen Co.                                15,120      100%   5/31/2020
                                                        Sterling Inc.                                5,780      100%   1/31/2021
   202,216         53,392        148,824         1.18   Papa Johns, USA                              1,600       14%   8/31/2009
                                                        7-Eleven, Inc.                               1,800      100%   9/30/2019
   205,818         43,443        162,375         1.40   Kinko's                                      6,580       65%   5/31/2009
   161,574         48,112        113,403         1.30   Hollywood Video                              4,992       53%   5/29/2009
39,948,061     10,712,578     29,235,483         2.31   Bank of America                            510,559       40%   5/31/2012
 8,540,931      2,999,021      3,741,875         1.17   Wachovia Bank                              130,674       39%   6/14/2012
 4,315,849      1,260,256      3,055,593         1.33   Quicken Loans                              113,443       58%   12/31/2009
 4,078,183      1,037,488      3,040,695         1.41   Market Strategies                           45,916       26%   7/31/2009
 1,928,991        209,110      1,213,631         0.49   Kaiser Foundation Hospitals                 62,500      100%   6/30/2011
                                                        Walt Disney World Co.                      193,463      100%   6/30/2017
 2,778,147        938,390      1,287,915         0.95   University of Phoenix                       21,336       17%   7/31/2008
 2,759,497      1,203,426      1,436,071         1.41   Pimco Funds Distributors                    27,659       26%   8/31/2010
 2,320,448        926,500      1,393,948         1.57   First Union (Wachovia)                      45,398       34%   2/28/2007
 1,089,509        679,285        396,196         0.44   DHL Regional                                31,468       32%   10/31/2008
 1,923,822        640,954      1,197,453         1.54   Raytheon Company                            25,452       23%   8/31/2003
 1,682,272        766,321        915,951         1.21   Holtz Rubenstein                            22,114       23%   4/30/2004
 1,050,908        388,699        662,209         1.10   Photonetics                                  9,984       11%   6/30/2003
   929,491        335,515        593,976         1.63   Wellington Regional Medical Center          16,700       34%   1/31/2004
   902,061        396,865        505,196         1.68   Pacesetter Personnel                         9,277       16%   3/31/2005
   755,854        286,439        408,283         1.33   Independent Rare Coin                        7,241       17%   9/30/2006
   328,745        138,361         55,026         0.24   Channelmatic, Inc.                           7,854       24%   2/28/2004
   163,813         54,130       -253,586        -2.69   Porter Dialysis                              5,187       39%   1/31/2008
                                                        Pearson Education                        1,091,435      100%   10/31/2016
                                                        Deluxe Video Services, Inc.                711,953      100%   11/30/2021

                                                        Industrial Products Ent.                   153,987       31%   9/30/2004
                                                        Popsicle Playwear                          230,540       71%   12/31/2005


                                                        SECOND
                                          SECOND        LARGEST            SECOND
                                          LARGEST       TENANT            LARGEST
                                          TENANT         % OF              TENANT
                                          LEASED         TOTAL             LEASE
SECOND LARGEST TENANT                       SF             SF            EXPIRATION
---------------------                     ------        -------         ----------
Lord & Taylor                             98,813          10%           1/31/2006
MJ Designs                                40,000           5%           1/31/2011
Food 4 Less                               51,765          12%           1/31/2009
Goodys                                    35,000          10%           3/31/2010
Linens & Things                           34,780          13%           1/31/2016
Goodys                                    30,000          10%           3/31/2010
Hollywood Video                            6,000           6%           9/16/2009
Johnny Brock's Home Decorating             7,786           6%          12/31/2005
Fiestarita's                               6,263           6%           9/30/2011
Super Stop & Shop                         54,764          28%           1/31/2007
Stop & Shop                               52,131          25%           5/31/2015
Optimum Orthopedic Clinic                  3,810           5%           9/30/2005
Dollar Tree                                7,150           7%           1/31/2006
House of Golf                             10,131          12%          12/31/2010
Selected Findings                            636           2%           6/30/2005
Food 4 Less                               50,503          21%          10/31/2011
Hollywood Video                            5,300           7%          12/11/2010
Eclipse Salon                              2,667           3%           3/31/2003
Chans Market Cafe                          3,200           6%            1/1/2012

Sav-On Drugs (Albertson's)                16,480          17%           9/24/2016
Kragen Auto                                7,000           7%           4/30/2011
Factory 2U                                14,188          13%          11/30/2009
Blockbuster Video                          4,580           6%           3/31/2008
Hobbytown USA                              3,500           4%          11/30/2005
Dollar Tree                               10,000          13%           8/31/2006
Ross Stores                               31,780          31%           2/28/2011
Radio Shack                                3,383           6%          10/31/2011
Salem Creek                               10,100          12%          12/31/2011
Advance Auto Parts                         8,075          13%          12/31/2004
Family Dollar                              8,000          15%          12/31/2011


Dollar General                             7,500          14%           4/30/2008







House of Video                             3,000           8%           6/30/2004


Hollywood Video                            5,040          27%           2/28/2010


Progressive Cellular                       1,600          14%           6/30/2004

Togo's/Baskin Robbins                      1,750          17%           9/30/2009
Radio Shack (Tandy Corp)                   2,030          21%          10/12/2004
Troutman Sanders                         225,033          18%           5/31/2007
Williams Mullen                           97,126          29%           6/30/2010
Ford Motor Company                        51,906          26%           3/31/2006
EMC                                       43,339          25%           1/31/2005


Quad Graphics                             20,783          17%           3/31/2010
Petroleum Heat & Power                    24,549          23%           9/16/2004
International Planning Alliance           21,676          16%           3/31/2005
Omnipoint Holdings                        22,905          23%          11/30/2010
Autometric                                10,683           9%           5/31/2007
Falconstor Net, Inc                       11,771          12%           7/31/2007
SleepMed                                   9,780          10%           6/30/2006
Pediatric Center                           5,550          11%           3/31/2005
RWS Architects                             6,904          12%           3/31/2005
CVL Consultants                            4,441          10%           8/31/2003
Bachman & Dickson                          6,554          20%           2/28/2005
CES Security                               5,013          38%           4/30/2006



Garden State Direct Mail                  97,552          20%          11/30/2009
Appliances Dealers Coop                   83,889          26%          12/31/2005

SE-     LOAN
QUENCE  NUMBER  PROPERTY NAME                                               PROPERTY ADDRESS
------- ------  -------------                                               -----------------
131.3   55314   Vornado Portfolio 1 - 2110 Lincoln Highway                  2110 Lincoln Highway
 131    55314   VORNADO PORTFOLIO 1 (ROLL-UP)

 132    54702   6th & Alameda Wholesale Distribution Center                 1206-1338 East 6th Street and 1205-1321 Wholesale Street
 133    55863   Warm Springs Crossings                                      7350-7370 and 7440-7470 South Industrial Road

134.1   55615   Aspen Properties Portfolio - 1570-1594 North Batavia Street 1570-1594 North Batavia Street
134.2   55615   Aspen Properties Portfolio - 700-790 Debra Lane             700-790 Debra Lane
134.3   55615   Aspen Properties Portfolio - 1351 Kraemer Blvd.             1351 Kraemer Boulevard
134.4   55615   Aspen Properties Portfolio - 2340 Glassell Street           2340 Glassell Street
134.5   55615   Aspen Properties Portfolio - 2990 Blue Star Street          2990 Blue Star Street
134.6   55615   Aspen Properties Portfolio - 1381 Kraemer Blvd.             1381 Kraemer Boulevard
134.7   55615   Aspen Properties Portfolio - 130 Bristol Lane               130 Bristol Lane
 134    55615   ASPEN PROPERTIES PORTFOLIO (ROLL-UP)

 135    56089   American Spectrum-CGS-Sierra Sorrento II                    9980 and 10020 Huennekens Street
 136    56383   Parkway Commerce Center                                     1919 NW 19th Street
 137    55913   Sabre Springs Business Center                               13220, 13230, 13240 Evening Creek Drive South
 138    56136   South Park Industrial Center                                9520 & 9530 10th Avenue South
 139    55989   2175 East Park Drive                                        2175 East Park Drive
 140    55744   Cleveland Street Properties                                 5257, 5269, 5305, 5321 and 5325 Cleveland Street
 141    55650   American Spectrum-CGS-Oak Grove Commons                     1400-1436 Brook Drive and 2800-2818 Centre Circle Drive
 142    55759   Yarrow Industrial Center                                    6211 & 6221 Yarrow Drive
 143    55660   136, 144 and 170 Allen Boulevard                            136, 144 and 170 Allen Boulevard
 144    56134   American Spectrum-CGS-Park Plaza I & II                     5705 - 5797 Park Plaza Court
 145  415010347 Gillespie Field 23                                          1830 Gillespie Way
 146  400010350 Casitas de Santa Fe MHC                                     521 Airport Road
 147  400010345 Kings Row MHC                                               10810 Telephone Road
 148  400020373 Leisure Village MHC - MI                                    5601 Chauncey Drive, NE
 149  400010293 Sierra Vista MHC                                            733 South Deer Creek Lane
 150  400010360 Wood Village                                                3611 Rice Mine Road Northeast
 151    56019   Highway 80 All Storage                                      2023 N. Galloway Avenue
 152  400010370 A Discount Mini-Storage                                     9419 Buffalo Speedway

----------------------------------------------------------------------------------------------------------------------------------
                TOTALS/WEIGHTED AVERAGE                                     152 LOANS
==================================================================================================================================

(i)      Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

COUNTY                       CITY                  STATE    ZIP CODE             PROPERTY TYPE           ORIGINAL BALANCE
------                       ----                  -----    --------             -------------           -----------------
Middlesex                    Edison                  NJ      08817                Industrial
                                                                                  Industrial                  22,450,000

Los Angeles                  Los Angeles             CA      90021                Industrial                  18,814,168
Clark                        Las Vegas               NV      89139                Industrial                  18,000,000

Orange                       Orange                  CA      92867                Industrial
Orange                       Anaheim                 CA      92805                Industrial
Orange                       Anaheim                 CA      92806                Industrial
Orange                       Orange                  CA      92865                Industrial
Orange                       Anaheim                 CA      92806                Industrial
Orange                       Anaheim                 CA      92806                Industrial
Orange                       Orange                  CA      92865                Industrial
                                                                                  Industrial                   9,700,000

San Diego                    San Diego               CA      92121                Industrial                   8,661,962
Broward                      Ft. Lauderdale          FL      33311                Industrial                   7,000,000
San Diego                    San Diego               CA      92128                Industrial                   7,000,000
King                         Seattle                 WA      98108                Industrial                   5,750,000
Rockdale                     Conyers                 GA      30013                Industrial                   5,000,000
Virginia Beach City          Virginia Beach          VA      23462                Industrial                   4,350,000
DuPage                       Downers Grove           IL      60515                Industrial                   4,313,700
San Diego                    Carlsbad                CA      92009                Industrial                   4,000,000
Suffolk                      Farmingdale             NY      11735                Industrial                   3,550,000
Marion                       Indianapolis            IN      46220                Industrial                   2,357,680
San Diego                    El Cajon                CA      92020                Industrial                   1,475,000
Santa Fe                     Santa Fe                NM      87505      Manufactured Housing Community         4,800,000
Harris                       Houston                 TX      77075      Manufactured Housing Community         4,400,000
Kent                         Belmont                 MI      49306      Manufactured Housing Community         4,000,000
Cochise                      Sierra Vista            AZ      85635      Manufactured Housing Community         3,584,000
Tuscaloosa                   Tuscaloosa              AL      35406      Manufactured Housing Community         2,500,000
Dallas                       Mesquite                TX      75149               Self-Storage                  3,600,000
Harris                       Houston                 TX      77054               Self-Storage                  2,500,000

--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          $1,732,492,139
================================================================================================================================

                           MATURITY OF
                           ANTICIPATED
       CUT-OFF              REPAYMENT
        DATE                  DATE               LOAN           MORTGAGE
       BALANCE              BALANCE              TYPE             RATE
       -------             -----------           ----           --------
       22,276,970          19,585,785           Balloon          6.950%

       18,605,812          16,490,456           Balloon          7.120%
       17,864,411          15,744,750           Balloon          7.050%








        9,637,467           8,545,002           Balloon          7.340%

        8,612,866           7,629,171           Balloon          7.320%
        6,990,192           6,466,068           Balloon          7.140%
        6,958,159           6,129,115           Balloon          7.090%
        5,731,058           5,065,697           Balloon          7.300%
        4,966,272           4,382,245           Balloon          7.140%
        4,315,429           3,827,339           Balloon          7.290%
        4,306,080           3,829,109           Balloon          7.610%
        3,978,486           3,498,422           Balloon          7.060%
        3,526,107           3,112,195           Balloon          7.150%
        2,346,288           2,087,250           Balloon          7.540%
        1,470,554           1,310,428           Balloon          7.635%
        4,759,655           3,849,045           Balloon          7.000%
        4,370,051           3,852,394           Balloon          7.100%
        3,969,576           2,713,121           Balloon          6.750%
        3,553,817           3,182,730           Balloon          7.640%
        2,483,218           2,036,571           Balloon          7.530%
        3,576,845           3,172,139           Balloon          7.350%
        2,494,165           2,233,245           Balloon          7.885%

---------------------------------------------------------------------------
   $1,725,214,837      $1,513,538,891                            7.113%
===========================================================================


 ADMINI-             SUB-           NET                           FIRST             INTEREST
 STRATIVE         SERVICING      MORTGAGE                        PAYMENT             ACCRUAL          MONTHLY
FEE RATE(I)       FEE RATE         RATE      NOTE DATE            DATE               METHOD           PAYMENT
-----------       --------       --------    ---------           -------            --------          -------
 0.091%          0.050%          6.859%       9/20/2001          11/1/2001           ACT/360          148,607

 0.141%          0.100%          6.979%       4/27/2001           6/1/2001           ACT/360          126,691
 0.141%          0.100%          6.909%       9/17/2001          11/1/2001           ACT/360          120,359








 0.091%          0.050%          7.249%       10/1/2001          12/1/2001           ACT/360           66,764

 0.141%          0.100%          7.179%      11/26/2001           1/1/2002           ACT/360           59,502
 0.141%          0.100%          6.999%        5/2/2002           7/1/2002           ACT/360           47,231
 0.111%          0.070%          6.979%       11/6/2001           1/1/2002           ACT/360           46,995
 0.141%          0.100%          7.159%        2/5/2002           4/1/2002           ACT/360           39,420
 0.101%          0.060%          7.039%       10/4/2001          12/1/2001           ACT/360           33,737
 0.141%          0.100%          7.149%        8/7/2001          10/1/2001           ACT/360           29,793
 0.141%          0.100%          7.469%        4/8/2002           6/1/2002           ACT/360           30,488
 0.141%          0.100%          6.919%      12/20/2001           2/1/2002           ACT/360           26,773
 0.141%          0.100%          7.009%      10/24/2001          12/1/2001           ACT/360           23,977
 0.141%          0.100%          7.399%      12/31/2001           2/1/2002           ACT/360           16,550
 0.091%          0.050%          7.544%       2/14/2002           4/1/2002           ACT/360           10,450
 0.131%          0.090%          6.869%      12/10/2001           2/1/2002           ACT/360           33,925
 0.111%          0.070%          6.989%      10/22/2001          12/1/2001           ACT/360           29,569
 0.101%          0.060%          6.649%       3/21/2002           5/1/2002           ACT/360           30,415
 0.131%          0.090%          7.509%       6/19/2001           8/1/2001           ACT/360           25,404
 0.141%          0.100%          7.389%       1/10/2002           3/1/2002           ACT/360           18,524
 0.141%          0.100%          7.209%      10/31/2001          12/1/2001           ACT/360           24,803
 0.141%          0.100%          7.744%       3/22/2002           5/1/2002           ACT/360           18,144
-------------------------------------------------------------------------------------------------------------
 0.118%          0.077%          6.995%                                                           $11,809,154
=============================================================================================================

         ORIGINAL       ORIGINAL                                                 REMAINING       MATURITY OR
          TERM TO     AMORTIZATION                                           TERM TO MATURITY/   ANTICIPATED
        MATURITY/ARD      TERM            INTEREST ONLY        SEASONING           ARD            REPAYMENT
          (MONTHS)    (MONTHS) (II)          PERIOD             (MONTHS)          (MONTHS)           DATE
        ------------  -------------       -------------        ---------     -----------------   -------------
             120          360                                     10                 110          10/1/2011

             120          360                                     15                 105           5/1/2011
             120          360                                     10                 110          10/1/2011








             120          360                                      9                 111          11/1/2011

             120          360                                      8                 112          12/1/2011
              84          360                                      2                  82           6/1/2009
             120          360                                      8                 112          12/1/2011
             120          360                                      5                 115           3/1/2012
             120          360                                      9                 111          11/1/2011
             120          360                                     11                 109           9/1/2011
             120          360                                      3                 117           5/1/2012
             120          360                                      7                 113           1/1/2012
             120          360                                      9                 111          11/1/2011
             120          360                                      7                 113           1/1/2012
             120          360                                      5                 115           3/1/2012
             120          300                                      7                 113           1/1/2012
             120          360                                      9                 111          11/1/2011
             120          240                                      4                 116           4/1/2012
             120          360                                     13                 107           7/1/2011
             120          300                                      6                 114           2/1/2012
             120          360                                      9                 111          11/1/2011
             120          360                                      4                 116           4/1/2012
             ----------------------------------------------------------------------------------------------
             117          344                                      7                 110
             ==============================================================================================


  CROSS-                                                                                      YIELD
COLLATERAL-     RELATED                LOCKOUT          PREPAYMENT PENALTY DESCRIPTION     MAINTENANCE       SE-            LOAN
IZED LOANS       LOANS                EXPIRATION                   (MONTHS)                   TYPE          QUENC          NUMBER
----------  ----------------          ----------        ------------------------------     -----------      -----        ----------
                                                                                                            131.3          55314
    No             No                 4/1/2011            LO(114)/OPEN(6)/DEFEASANCE                        131            55314

    No             No                 2/1/2011            LO(117)/OPEN(3)/DEFEASANCE                        132            54702
    No      Yes(BACM 02-2-L)          08/1/2011           LO(118)/OPEN(2)/DEFEASANCE                        133            55863

                                                                                                            134.1          55615
                                                                                                            134.2          55615
                                                                                                            134.3          55615
                                                                                                            134.4          55615
                                                                                                            134.5          55615
                                                                                                            134.6          55615
                                                                                                            134.7          55615
    No             No                 9/1/2011            LO(118)/OPEN(2)/DEFEASANCE                        134            55615

    No      Yes(BACM 02-2-F)          10/1/2011           LO(118)/OPEN(2)/DEFEASANCE                        135            56089
    No             No                 4/1/2009            LO(82)/OPEN(2)/DEFEASANCE                         136            56383
    No             No                 9/1/2011            LO(117)/OPEN(3)/DEFEASANCE                        137            55913
    No             No                 1/1/2012            LO(118)/OPEN(2)/DEFEASANCE                        138            56136
    No             No                 9/1/2011            LO(118)/OPEN(2)/DEFEASANCE                        139            55989
    No             No                 7/1/2011            LO(118)/OPEN(2)/DEFEASANCE                        140            55744
    No      Yes(BACM 02-2-F)          3/1/2012            LO(118)/OPEN(2)/DEFEASANCE                        141            55650
    No             No                 10/1/2011           LO(117)/OPEN(3)/DEFEASANCE                        142            55759
    No             No                 9/1/2011            LO(118)/OPEN(2)/DEFEASANCE                        143            55660
    No      Yes(BACM 02-2-F)          11/1/2011           LO(118)/OPEN(2)/DEFEASANCE                        144            56134
    No      Yes(BACM 02-2-S)           11/30/2011          LO(116)/OPEN(4)/DEFEASANCE                        145          415010347
    No             No                 9/30/2011           LO(116)/OPEN(4)/DEFEASANCE                        146          400010350
    No             No                 7/31/2011           LO(116)/OPEN(4)/DEFEASANCE                        147          400010345
    No             No                 12/31/2011          LO(116)/OPEN(4)/DEFEASANCE                        148          400020373
    No             No                 3/31/2011           LO(116)/OPEN(4)/DEFEASANCE                        149          400010293
    No             No                 10/31/2011          LO(116)/OPEN(4)/DEFEASANCE                        150          400010360
    No             No                 8/1/2011            LO(117)/OPEN(3)/DEFEASANCE                        151            56019
    No             No                 12/31/2011          LO(116)/OPEN(4)/DEFEASANCE                        152          400010370

----------------------------------------------------------------------------------------------------------------------------------
==================================================================================================================================

                                                                                                                   TOTAL
                                                                                           CUT-OFF    YEAR         UNITS/   UNITS/
                                                                    APPRAISAL    APPRAISAL DATE LTV  BUILT/         SF/      SF/
PROPERTY NAME                                                         VALUE        DATE     RATIO   RENOVATED      PADS      PADS
-------------                                                      ----------    --------- -------- ---------    ---------  -------
Vornado Portfolio 1 - 2110 Lincoln Highway                          7,700,000     4/16/01           1950/1998      272,071      SF

VORNADO PORTFOLIO 1 (ROLL-UP)                                      32,600,000                68%                 1,091,575      SF

6th & Alameda Wholesale Distribution Center                        25,300,000     2/23/01    74%    1962/2000      316,631      SF
Warm Springs Crossings                                             25,000,000     7/26/01    71%         1999      309,588      SF

Aspen Properties Portfolio - 1570-1594 North Batavia Street         6,200,000      8/6/01                1984       68,415      SF
Aspen Properties Portfolio - 700-790 Debra Lane                     4,300,000      8/6/01                1991       56,457      SF
Aspen Properties Portfolio - 1351 Kraemer Blvd                      1,000,000      8/6/01                1978       12,532      SF
Aspen Properties Portfolio - 2340 Glassell Street                     900,000      8/6/01                1984       11,085      SF
Aspen Properties Portfolio - 2990 Blue Star Street                    900,000      8/6/01                1978       13,153      SF
Aspen Properties Portfolio - 1381 Kraemer Blvd                        750,000      8/6/01                1978        7,932      SF
Aspen Properties Portfolio - 130 Bristol Lane                         550,000      8/6/01                1984        6,638      SF
ASPEN PROPERTIES PORTFOLIO (ROLL-UP)                               14,600,000                66%                   176,212      SF

American Spectrum-CGS-Sierra Sorrento II                           11,650,000    10/23/01    74%         1987       88,073      SF
Parkway Commerce Center                                             9,400,000     3/29/02    74%         1980      238,770      SF
Sabre Springs Business Center                                      10,500,000     9/10/01    66%         1987       83,755      SF
South Park Industrial Center                                        7,650,000    11/26/01    75%         2001       67,560      SF
2175 East Park Drive                                                7,000,000      9/7/01    71%         1995      226,256      SF
Cleveland Street Properties                                         5,800,000      7/5/01    74%         1983      109,474      SF
American Spectrum-CGS-Oak Grove Commons                             5,800,000    11/16/01    74%    1972/1976      137,678      SF
Yarrow Industrial Center                                            5,350,000     9/25/01    74%         1976       80,352      SF
136, 144 and 170 Allen Boulevard                                    4,850,000     6/27/01    73%    1954/2001       92,617      SF
American Spectrum-CGS-Park Plaza I & II                             3,200,000    11/14/01    73%         1975       95,080      SF
Gillespie Field 23                                                  2,010,000     1/17/02    73%         2001       24,517      SF
Casitas de Santa Fe MHC                                             9,500,000     9/20/01    50%    1972/2000          248     Pads
Kings Row MHC                                                       5,600,000      9/1/01    78%    1969/2000          336     Pads
Leisure Village MHC - MI                                            7,160,000     1/31/02    55%         1967          239     Pads
Sierra Vista MHC                                                    4,975,000      3/6/01    71%    1971/2000          219     Pads
Wood Village                                                        3,500,000    11/26/01    71%         1965          324     Pads
Highway 80 All Storage                                              4,800,000     10/1/01    75%         2000          568    Units
A Discount Mini-Storage                                             4,010,000      1/8/02    62%    1979/2000          895    Units

------------------------------------------------------------------------------------------------------------------------------------
Totals/Weighted Average                                                                      70%
===================================================================================================================================-

                                                                                   LOAN
                                                                                 BALANCE
                                                                                   PER               OCCUPANCY
                                                                   NET RENTABLE  UNIT/SF/  OCCUPANCY   AS OF
PROPERTY NAME                                                       AREA (SF)       PAD      PERCENT   DATE
-------------                                                      ------------  --------  --------- ---------
Vornado Portfolio 1 - 2110 Lincoln Highway                            272,071                 100%     3/29/02
Vornado Portfolio 1 (Roll-Up)                                       1,091,575        20

6th & Alameda Wholesale Distribution Center                           316,631        59       100%     3/31/02
Warm Springs Crossings                                                309,588        58       100%     5/31/02

Aspen Properties Portfolio - 1570-1594 North Batavia Street            68,415                 100%     3/31/02
Aspen Properties Portfolio - 700-790 Debra Lane                        56,457                 100%     3/31/02
Aspen Properties Portfolio - 1351 Kraemer Blvd                         12,532                 100%     3/31/02
Aspen Properties Portfolio - 2340 Glassell Street                      11,085                 100%     3/31/02
Aspen Properties Portfolio - 2990 Blue Star Street                     13,153                 100%     3/31/02
Aspen Properties Portfolio - 1381 Kraemer Blvd                          7,932                 100%     3/31/02
Aspen Properties Portfolio - 130 Bristol Lane                           6,638                 100%     3/31/02
Aspen Properties Portfolio (Roll-Up)                                  176,212        55

American Spectrum-CGS-Sierra Sorrento II                               88,073        98       100%     5/20/02
Parkway Commerce Center                                               238,770        29        97%      4/4/02
Sabre Springs Business Center                                          83,755        83        98%     3/31/02
South Park Industrial Center                                           67,560        85       100%     3/31/02
2175 East Park Drive                                                  226,256        22       100%     4/30/02
Cleveland Street Properties                                           109,474        39        91%     3/31/02
American Spectrum-CGS-Oak Grove Commons                               137,678        31        93%     5/12/02
Yarrow Industrial Center                                               80,352        50       100%     3/31/02
136, 144 and 170 Allen Boulevard                                       92,617        38       100%      4/1/02
American Spectrum-CGS-Park Plaza I & II                                95,080        25        88%     5/20/02
Gillespie Field 23                                                     24,517        60       100%     2/15/02
Casitas de Santa Fe MHC                                                          19,192        98%     3/16/02
Kings Row MHC                                                                    13,006        96%      4/4/02
Leisure Village MHC - MI                                                         16,609        98%     3/20/02
Sierra Vista MHC                                                                 16,227        89%     3/31/02
Wood Village                                                                      7,664        92%     2/21/02
Highway 80 All Storage                                                 76,342     6,297        93%     3/16/02
A Discount Mini-Storage                                               110,436     2,787        90%     3/31/02

-------------------------------------------------------------------------------------------------------------
Totals/Weighted Average
=============================================================================================================

                                                                       U/W
                                                                   REPLACEMENT        MOST
                                                       U/W           RESERVES        RECENT                  MOST           MOST
    U/W          U/W           U/W           U/W    REPLACEMENT      PER UNIT/     STATEMENT                RECENT         RECENT
 REVENUES     EXPENSES      CASH FLOW        DSCR    RESERVES         SF/PAD          TYPE                 END DATE       REVENUES
 --------     ---------     ---------        ----    --------         ------          ----                 --------       --------

4,452,744     1,732,277     2,363,637        1.33     198,303          0.18     Annualized Most Recent     3/31/2002     4,796,140

2,683,141       586,898     1,900,365        1.25      55,727          0.18     Annualized Most Recent     3/31/2002     3,386,736
2,641,817       410,759     2,068,460        1.43      30,959          0.10     Annualized Most Recent     5/31/2002     3,062,275







1,546,247       381,094     1,011,873        1.26      45,120          0.26     Annualized Most Recent     3/31/2002     1,630,368

1,313,146       293,750       892,301        1.25      20,429          0.23     Annualized Most Recent     3/31/2002     1,407,996
1,360,107       539,755       716,488        1.26      47,754          0.20     Annualized Most Recent     3/31/2002     1,342,668
1,092,988       206,025       802,201        1.42      18,426          0.22     Annualized Most Recent     3/31/2002     1,190,640
  781,121       118,824       624,516        1.32       6,756          0.10     Annualized Most Recent     3/31/2002       750,744
  805,480       176,583       547,011        1.35      33,938          0.15     Annualized Most Recent     4/30/2002       729,684
  666,143       145,148       451,256        1.26      33,937          0.31     Annualized Most Recent     3/31/2002       635,092
  912,842       375,201       457,314        1.25      13,768          0.10     Annualized Most Recent     4/30/2002       958,359
  614,632       135,515       430,261        1.34      16,053          0.20     Annualized Most Recent     3/31/2002       641,924
  631,756       219,458       365,721        1.27      13,893          0.15     Annualized Most Recent     3/31/2002       702,012
  495,636       201,025       248,246        1.25      12,242          0.13     Annualized Most Recent     3/31/2002       527,700
  300,363       110,146       175,296        1.40       2,452          0.10     Annualized Most Recent     3/31/2002       179,556
1,292,709       492,524       800,185        1.97      15,089         60.84
  917,638       451,446       466,192        1.31      16,800         50.00     Annualized Most Recent     3/31/2002       900,573
  924,048       329,873       594,175        1.63      11,950         50.00
  637,050       249,295       387,755        1.27      12,400         56.62
  623,484       319,012       304,472        1.37      16,200         50.00     Annualized Most Recent     3/31/2002       580,374
  571,659       187,114       373,185        1.25      11,360         20.00     Annualized Most Recent     3/31/2002       759,560
  637,127       215,433       421,694        1.94      16,565         18.51     Annualized Most Recent     3/31/2002       616,643
-----------------------------------------------------------------------------------------------------------------------------------
===================================================================================================================================



 MOST              MOST            MOST            FULL
RECENT            RECENT          RECENT           YEAR
EXPENSES         CASH FLOW         DSCR           END DATE
--------         ---------         ----           --------

1,374,088        3,311,836         1.86          12/31/2001

  711,076        2,664,520         1.75          12/31/2001
  261,605        2,800,670         1.94          12/31/2001








  205,816        1,424,552         1.78          12/31/2001

  360,144        1,047,852         1.47          12/31/2001
  515,368          827,300         1.46          12/31/2001
  109,788        1,041,984         1.85          12/31/2001
  234,844          511,776         1.08
                   729,684         1.80          12/31/2000
  136,056          312,280         0.87          12/31/2001
  344,325          614,034         1.68          12/31/2001
  137,400          454,280         1.41          12/31/2001
   68,972          534,172         1.86          12/31/2001
  152,384          350,216         1.76          12/31/2001
   91,103            6,905         0.06          12/31/2001
                                                 12/31/2001
  446,454          454,120         1.28          12/31/2001
                                                 12/31/2001
                                                 12/31/2001
  210,893          369,482         1.66
  230,720          528,840         1.78          12/31/2001
  186,697          429,947         1.97          12/31/2001
-----------------------------------------------------------
===========================================================


                                                                                                            LARGEST
                                                                                                 LARGEST    TENANT     LARGEST
  FULL             FULL             FULL          FULL                                           TENANT      % OF       TENANT
  YEAR             YEAR             YEAR          YEAR                                           LEASED      TOTAL      LEASE
REVENUES         EXPENSES         CASH FLOW       DSCR         LARGEST TENANT                      SF         SF      EXPIRATION
--------         --------         ---------       ----         --------------                      --         --      -----------

                                                               Propack Inc.                      150,826      55%      8/31/2005
5,092,737        1,876,821        3,047,239       1.71

3,246,486          889,733        1,923,470       1.27         American Produce, LLC              46,995      15%      12/1/2010
2,798,681          356,568        2,442,113       1.69         National Vitamin                   78,519      25%      9/30/2008

                                                               Van Der Roest                       7,310      11%      5/31/2004
                                                               Tri Star Electric                   6,036      11%      5/31/2004
                                                               Sunwest Business Forms             12,532     100%      4/30/2004
                                                               DPI, Inc.                          11,085     100%      7/31/2004
                                                               Nu-Tec Powder                      13,153     100%      2/28/2006
                                                               Exhaust Gas Technologies            7,932     100%      5/31/2006
                                                               Marcel Electronics (MEI)            6,638     100%     12/31/2003
1,550,536          350,237        1,149,704       1.44

1,387,767          340,564        1,047,203       1.47         Insight Electronics                58,923      67%      2/28/2003
1,231,296          563,958          593,518       1.05         D&H Distributing                   34,560      14%      6/30/2004
1,121,276          205,824          887,418       1.57         Poway Unified School District      21,007      25%      1/31/2006
                                                               Grinnell Corporation               35,672      53%     11/30/2008
  813,258          155,538          657,720       1.62         QSP Distribution Svcs             163,375      72%      6/30/2010
  669,793          135,944          431,014       1.21         Zap                                11,200      10%      7/31/2002
  884,453          376,623          507,830       1.39         Chicago Hardwood Floors             9,100       7%      2/28/2006
  576,656          157,722          295,960       0.92         Premier Nutrition, Inc.            11,656      15%      8/31/2005
  652,584          251,409          241,472       0.84         Mart-Tex Athletic                  23,702      26%      7/31/2006
  542,315          188,996          347,204       1.75         Evolution Media/Saga                7,200       8%      9/30/2004
  169,662           75,682           13,935       0.11         American Technologies, Inc.        11,454      47%      4/30/2006
1,287,532          458,313          800,826       1.97
  834,061          428,595          373,177       1.05
  941,104          329,500          611,604       1.68
  610,568          229,661          333,085       1.09

  563,548          213,946          349,602       1.17
  569,443          176,204          393,239       1.81
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

                                    SECOND
                          SECOND    LARGEST     SECOND
                          LARGEST   TENANT      LARGEST
                          TENANT     % OF       TENANT
                          LEASED     TOTAL      LEASE
SECOND LARGEST TENANT       SF        SF      EXPIRATION
---------------------       --        --      ----------

Lamitech                  121,245     45%     10/31/2009


Schratter Foods, Inc.      30,866     10%      9/14/2005
Kaufman & Broad            56,038     18%      3/31/2005

SMS                         7,080     10%      7/31/2004
Brooks Rods                 5,118      9%      8/31/2004







Harte-Hanks                29,150     33%      7/31/2005
AFT Finishing Systems      23,040     10%      5/31/2006
Blue Bear                   4,434      5%      8/31/2003
Sherwin-Williams           19,920     29%      2/28/2011
Golden State Foods         62,881     28%      8/31/2003
Kitco                      10,200      9%      1/31/2007
AMC Corp.                   9,100      7%     11/30/2004
Victek Machinery            8,928     11%     10/31/2003
Allen Field Companies      18,950     20%      2/28/2006
Carroll Company             6,120      6%      2/28/2003
Mark Harris Plumbing        6,015     25%      1/31/2007
--------------------------------------------------------------
==============================================================

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                     % OF         WEIGHTED       WEIGHTED     WEIGHTED
                                   NUMBER OF      AGGREGATE        INITIAL        AVERAGE        AVERAGE      AVERAGE
                                   MORTGAGED     CUT-OFF DATE        POOL       UNDERWRITING   CUT-OFF DATE   MORTGAGE
PROPERTY LOCATION                  PROPERTIES      BALANCE         BALANCE          DSCR        LTV RATIO       RATE
-----------------                  ----------   --------------   ------------   ------------   ------------   --------
Texas............................      34       $  262,410,082       15.2%          1.39x          74.0%       6.958%
North Carolina...................       6          201,277,408       11.7           1.72x          58.3%       6.946%
California.......................      29          191,818,937       11.1           1.36x          73.2%       7.201%
Georgia..........................       5          180,071,373       10.4           2.07x          52.0%       6.984%
Florida..........................      17          142,327,853        8.2           1.37x          74.4%       7.029%
Arizona..........................       7          107,637,669        6.2           1.27x          74.9%       7.045%
Michigan.........................       7          106,561,843        6.2           1.24x          75.5%       7.275%
Virginia.........................       6           58,089,065        3.4           1.29x          75.0%       7.363%
Missouri.........................       4           54,752,675        3.2           1.22x          77.0%       7.312%
Massachusetts....................       4           52,826,326        3.1           1.31x          76.6%       7.388%
New Jersey.......................       6           51,123,308        3.0           1.28x          73.4%       7.144%
Alabama..........................       4           35,095,106        2.0           1.28x          79.4%       7.028%
Nevada...........................       3           34,117,282        2.0           1.36x          74.0%       7.299%
Indiana..........................       2           29,530,901        1.7           1.25x          73.5%       7.457%
Louisiana........................       4           27,560,396        1.6           1.35x          77.0%       7.009%
Arkansas.........................       2           27,265,745        1.6           1.28x          73.0%       7.836%
South Carolina...................       5           25,805,129        1.5           1.31x          77.1%       6.946%
Tennessee........................       3           25,435,000        1.5           1.21x          79.1%       6.972%
Illinois.........................       2           13,706,080        0.8           1.25x          70.7%       7.157%
Colorado.........................       2           12,967,851        0.8           1.34x          73.5%       7.387%
Utah.............................       1           12,640,000        0.7           1.27x          80.0%       6.804%
Connecticut......................       1           12,283,803        0.7           1.26x          73.6%       7.390%
New York.........................       2           12,136,256        0.7           1.30x          72.9%       7.221%
Ohio.............................       1           11,761,205        0.7           1.25x          79.5%       7.200%
Wisconsin........................       2           10,374,207        0.6           1.22x          75.7%       7.748%
Washington.......................       2            8,954,202        0.5           1.28x          75.6%       7.228%
New Mexico.......................       1            4,759,655        0.3           1.97x          50.1%       7.000%
Maryland.........................       2            4,683,503        0.3           1.26x          78.1%       7.622%
Oklahoma.........................       1            3,153,750        0.2           1.21x          78.8%       7.510%
Mississippi......................       1            1,397,020        0.1           1.35x          75.5%       7.375%
New Hampshire....................       1            1,356,359        0.1           1.00x          67.8%       8.440%
Kansas...........................       1            1,334,851        0.1           1.22x          78.5%       7.120%
                                      ---       --------------      -----           ----           ----        -----
TOTAL/WTD AVG....................     168       $1,725,214,837      100.0%          1.45X          70.4%       7.113%
                                      ===       ==============      =====           ====           ====        =====

---------------

(1) The Mortgage Properties are located throughout 32 states. States or counties in which the respective Mortgaged Properties are located. For Mortgage Loans secured by multiple properties, the Cut-off Date Balance is allocated based on the property's appraised value as a percentage of the total appraised value of the related Mortgage Loan.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          RANGE OF             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
     UNDERWRITING DSCRS          LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
     ------------------        ---------   --------------   -------   ------------   ------------   --------
1.00x -- 1.19x...............       8      $   48,300,043      2.8%       1.16x          78.1%       7.230%
1.20x -- 1.24x...............      33         273,795,239     15.9        1.21x          78.1%       7.185%
1.25x -- 1.29x...............      48         524,155,437     30.4        1.26x          75.3%       7.257%
1.30x -- 1.34x...............      30         306,299,218     17.8        1.32x          76.4%       7.126%
1.35x -- 1.39x...............      17         116,851,384      6.8        1.37x          76.9%       7.254%
1.40x -- 1.49x...............       4          28,332,298      1.6        1.43x          69.3%       7.112%
1.50x -- 1.59x...............       1           7,939,042      0.5        1.51x          69.3%       7.000%
1.60x -- 1.69x...............       5          35,143,536      2.0        1.67x          63.0%       6.643%
1.70x -- 1.79x...............       1          70,000,000      4.1        1.73x          61.9%       6.635%
1.90x -- 1.99x...............       4         165,253,820      9.6        1.91x          51.2%       6.829%
2.00x -- 2.23x...............       1         149,144,822      8.6        2.23x          46.8%       6.958%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        CUT-OFF DATE           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
46.8% -- 49.9%...............       1      $  149,144,822      8.6%       2.23x          46.8%       6.958%
50.0% -- 59.9%...............       7         172,707,378     10.0        1.89x          51.4%       6.836%
60.0% -- 64.9%...............       4          78,533,661      4.6        1.71x          61.8%       6.726%
65.0% -- 69.9%...............      11          98,892,476      5.7        1.41x          67.4%       7.014%
70.0% -- 74.9%...............      44         454,603,319     26.4        1.28x          73.7%       7.302%
75.0% -- 79.9%...............      67         600,926,393     34.8        1.27x          78.2%       7.187%
80.0% -- 84.9%...............      18         170,406,789      9.9        1.26x          80.1%       7.002%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                      MATURITY DATE LOAN-TO-VALUE RATIO(1)

                                                                                       WEIGHTED
                                                             % OF       WEIGHTED       AVERAGE      WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        MATURITY     AVERAGE
        MATURITY DATE          MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING       DATE       MORTGAGE
        LTV RATIO(S)             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
Fully Amortizing.............       3      $    5,413,369      0.3%       1.07x           0.0%       8.410%
25.0% -- 49.9%...............       5         299,913,226     17.4        2.07x          42.6%       6.926%
50.0% -- 59.9%...............      14         208,097,202     12.1        1.56x          55.7%       6.984%
60.0% -- 64.9%...............      24         218,138,333     12.6        1.30x          63.1%       7.212%
65.0% -- 69.9%...............      57         616,816,993     35.8        1.26x          67.5%       7.164%
70.0% -- 74.9%...............      39         293,696,774     17.0        1.28x          71.3%       7.206%
75.0% -- 78.4%...............      10          83,138,941      4.8        1.26x          77.9%       7.064%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          62.1%       7.113%
                                  ===      ==============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Maturity Date Loan-to-Value Ratio was calculated as of the related Anticipated Repayment Date.

                                 MORTGAGE RATES

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
          RANGE OF             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MORTGAGE             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
            RATES                LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          --------             ---------   --------------   -------   ------------   ------------   --------
6.180% -- 6.499%.............       1      $   18,000,000      1.0%       1.91x          55.0%       6.180%
6.500% -- 6.999%.............      41         796,572,726     46.2        1.62x          64.9%       6.863%
7.000% -- 7.249%.............      35         362,976,237     21.0        1.31x          76.1%       7.112%
7.250% -- 7.499%.............      31         283,857,280     16.5        1.28x          75.2%       7.393%
7.500% -- 7.749%.............      37         225,849,102     13.1        1.26x          75.7%       7.570%
7.750% -- 7.999%.............       3          29,148,724      1.7        1.32x          73.4%       7.880%
8.000% -- 8.440%.............       4           8,810,769      0.5        1.07x          70.7%       8.378%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                          ORIGINAL TERM TO MATURITY(1)

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
        ORIGINAL TERM          NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
         TO MATURITY           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        -------------          ---------   --------------   -------   ------------   ------------   --------
 60 --  83...................       5      $   53,111,508      3.1%       1.28x          76.1%       6.829%
 84 --  99...................      10         101,786,564      5.9        1.27x          79.1%       6.893%
100 -- 120...................     125       1,425,775,402     82.6        1.48x          69.0%       7.129%
121 -- 144...................      12         144,541,363      8.4        1.25x          76.3%       7.218%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Original Term to Maturity was calculated as of the Anticipated Repayment Date.

                         ORIGINAL AMORTIZATION TERM(1)

          ORIGINAL                                           % OF       WEIGHTED       WEIGHTED     WEIGHTED
        AMORTIZATION           NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
            TERM               MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
        ------------           ---------   --------------   -------   ------------   ------------   --------
144 -- 179...................       3      $    5,413,369      0.3%       1.07x          61.7%       8.410%
180 -- 239...................       1          24,550,047      1.4        1.32x          74.4%       7.450%
240 -- 299...................       3          32,593,548      1.9        1.29x          73.0%       7.785%
300 -- 359...................      28         411,960,518     23.9        1.62x          65.8%       7.021%
360..........................     117       1,250,697,357     72.5        1.40x          71.9%       7.114%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

---------------

(1) For Mortgage Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                         REMAINING TERM TO MATURITY(1)

          RANGE OF
          REMAINING                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
          TERMS TO             NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          MATURITY             MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------   -------   ------------   ------------   --------
 57 --  59...................       5      $   53,111,508      3.1%       1.28x          76.1%       6.829%
 60 --  79...................       8          68,323,372      4.0        1.28x          79.9%       6.998%
 80 --  99...................       3          36,860,592      2.1        1.24x          78.2%       6.829%
100 -- 109...................      30         296,909,188     17.2        1.29x          75.5%       7.418%
110 -- 119...................      92       1,106,643,814     64.1        1.54x          67.1%       7.052%
120 -- 139...................      10         149,602,995      8.7        1.26x          76.4%       7.148%
140 -- 143...................       4          13,763,369      0.8        1.18x          71.2%       7.515%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Remaining Term to Maturity was calculated as of the related Anticipated Repayment Date.

                      REMAINING STATED AMORTIZATION TERMS

          REMAINING                                          % OF       WEIGHTED       WEIGHTED     WEIGHTED
           STATED              NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
        AMORTIZATION           MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
       TERMS (MONTHS)            LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
       --------------          ---------   --------------   -------   ------------   ------------   --------
143 -- 149...................       3      $    5,413,369      0.3%       1.07x          61.7%       8.410%
200 -- 224...................       1          24,550,047      1.4        1.32x          74.4%       7.450%
225 -- 249...................       2          29,196,148      1.7        1.32x          71.6%       7.722%
275 -- 299...................      12         200,028,389     11.6        2.01x          53.2%       7.045%
300 -- 324...................      11         101,036,888      5.9        1.26x          80.0%       6.990%
325 -- 349...................      35         384,760,687     22.3        1.28x          75.6%       7.307%
350 -- 360...................      88         980,229,311     56.8        1.43x          70.8%       7.030%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                                  SEASONING(1)

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          SEASONING            MORTGAGE     CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
          (MONTHS)               LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
          ---------            ---------   --------------   -------   ------------   ------------   --------
 0 -- 12.....................     136      $1,564,019,862     90.7%       1.46x          69.9%       7.082%
13 -- 16.....................      14         134,437,548      7.8        1.27x          75.6%       7.368%
17 -- 22.....................       2          26,757,428      1.6        1.19x          78.2%       7.649%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

---------------

(1) For Mortgage Loan Nos. 5574, 4994 and 4992, the indicated seasoning is based upon the dates on which the Senior Components of the Component Mortgage Loans were deemed to be split from the related Subordinate Component of such Component Mortgage Loans. Such Component Mortgage Loans were initially originated on January 24, 2001, February 1, 2001 and March 16, 2001, respectively. See "-- Component Mortgage Loans" in this prospectus supplement.

                          YEAR OF MORTGAGE ORIGINATION

                                                             % OF       WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF     AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
           YEAR OF             MORTGAGE     CUT-OFF-DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         ORIGINATION             LOANS        BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         -----------           ---------   --------------   -------   ------------   ------------   --------
2000.........................       1      $    3,397,400      0.2%       1.06x          84.9%       8.327%
2001.........................      85         867,953,458     50.3        1.33x          74.4%       7.172%
2002.........................      66         853,863,979     49.5        1.57x          66.3%       7.048%
                                  ---      --------------    -----        ----           ----        -----
Total/Wtd Avg................     152      $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                  ===      ==============    =====        ====           ====        =====

                          YEAR OF MORTGAGE MATURITY(1)

                                                            % OF       WEIGHTED       WEIGHTED     WEIGHTED
                             NUMBER OF      AGGREGATE      INITIAL     AVERAGE        AVERAGE      AVERAGE
          YEAR OF            MORTGAGE      CUT-OFF DATE     POOL     UNDERWRITING   CUT-OFF DATE   MORTGAGE
         MATURITY              LOANS         BALANCE       BALANCE       DSCR        LTV RATIO       RATE
         --------            ---------    --------------   -------   ------------   ------------   --------
2007.......................       5       $   53,111,508      3.1%       1.28x          76.1%       6.829%
2008.......................       8           68,323,372      4.0        1.28x          79.9%       6.998%
2009.......................       2           33,463,192      1.9        1.26x          77.5%       6.677%
2010.......................       1            3,397,400      0.2        1.06x          84.9%       8.327%
2011.......................      70          741,169,469     43.0        1.34x          73.9%       7.160%
2012.......................      55          719,606,500     41.7        1.62x          64.2%       7.105%
2013.......................       7           92,380,028      5.4        1.24x          78.0%       7.102%
2014.......................       4           13,763,369      0.8        1.18x          71.2%       7.515%
                                ---       --------------    -----        ----           ----        -----
Total/Wtd Avg..............     152       $1,725,214,837    100.0%       1.45x          70.4%       7.113%
                                ===       ==============    =====        ====           ====        =====

---------------

(1) With respect to the ARD Loans, the Year of Mortgage Maturity was calculated as of the year of the Anticipated Repayment Date.

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                   INITIAL DEPOSIT TO CAPITAL
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                           PROPERTY TYPE          IMPROVEMENT RESERVES
----------------------------------------------------------------------------------------------------------------------------------

    1        56076     Santa Fe Pointe Apartments                               Multifamily
    2        56075     Reflections of Tampa Apartments                          Multifamily
    3        52385     FEIGA - Holly Hall Apartments                            Multifamily
    4        55857     Arbors of West Bloomfield                                Multifamily
    5        55502     G&K Portfolio 1 Group B (Roll-Up)                        Multifamily
    6        56451     FEIGA - Saddleback Apartments                            Multifamily
    7        56455     Somerset Apartments                                      Multifamily
    8        56442     Sterling University Canyon                               Multifamily
    9        56300     Northpointe Apartments                                   Multifamily                 $  86,750
    10       55795     CLK - Knollwood Apartments                               Multifamily                   233,254
    11       56141     Wyndchase Apartments                                     Multifamily
    12       56447     Sterling University Parks                                Multifamily
    13       56218     Alexan Quarry Apartments                                 Multifamily
    14       56294     Pinnacle Canyon Apartments                               Multifamily                    10,063
    15       52382     FEIGA - Eagles Landing Apartments                        Multifamily
    16       56299     The Reserve at Clemson                                   Multifamily                     7,125
    17       56448     Sterling University Pines                                Multifamily
    18       55825     CLK - Willow Bend Lake Apartments                        Multifamily                     1,288
    19       56388     Champions Park Apartments                                Multifamily
    20       55813     CLK - Deerhorn Village Apartments                        Multifamily                    67,758
    21       56446     Sterling University Glades                               Multifamily
    22       55805     CLK - Hickory Lake Apartments                            Multifamily                    71,933
    23       55796     CLK - Maison de Ville Apartments                         Multifamily                     4,916
    24       55820     CLK - Lake Park Apartments                               Multifamily
    25       56444     Sterling University Fields                               Multifamily
    26       56351     METRA Pool 1 (Roll-Up)                                   Multifamily                   377,960
    27       56340     METRA Pool 2 (Roll-Up)                                   Multifamily                   592,230
    28       55823     CLK - Forestwood Apartments                              Multifamily                     2,070
    29       52828     The Landings Apartments                                  Multifamily                    21,875
    30       56342     METRA - Wood Hollow (Regency Falls) Apartments           Multifamily                   142,285
    31       55806     CLK - Woodbridge Apartments                              Multifamily                     7,763
    32       55822     CLK - Tara Apartments                                    Multifamily                    38,238
    33       54585     Walnut Grove Senior Apartments                           Multifamily
    34     400020385   Meadowrun Apartments                                     Multifamily
    35       55993     San Rafael Apartments                                    Multifamily                     4,375
    36       56357     METRA - Fairway View Estates Apartments                  Multifamily                     9,185
    37       56349     METRA - Meridian Apartments                              Multifamily                   133,100
    38       55828     CLK - Landings at Forest Acres                           Multifamily                    13,053
    39       56341     METRA - Park Avenue Villas Apartments                    Multifamily                    98,010
    40       55797     CLK - Maison Imperial Apartments                         Multifamily                     6,641
    41       56449     Sterling University Village Phase II                     Multifamily
    42       56352     METRA - Treehouse Apartments-SA                          Multifamily                    57,530
    43       52404     FEIGA - Chaparral Apartments                             Multifamily                    23,000
    44       55669     Braesbrook Apartments                                    Multifamily                    62,500
    45       53416     Gramercy Park Apartments                                 Multifamily                    12,939

            INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO REPLACEMENT       TAX AND          INITIAL DEPOSIT TO       ANNUAL DEPOSIT TO
SEQUENCE   REPLACEMENT RESERVES               RESERVES             INSURANCE ESCROW        TI/LC ESCROW             TI/LC ESCROW
-----------------------------------------------------------------------------------------------------------------------------------

    1                                    $    75,600                     Yes
    2                                         65,856                     Yes
    3                                        144,526                   Tax Only
    4           $100,000                                               Tax Only
    5                                         63,688                     Yes
    6                                         94,284                   Tax Only
    7                                          4,944                     Yes
    8                                         57,600                   Tax Only
    9                                         54,000                     Yes
    10                                       167,556                   Tax Only
    11                                        31,396                   Tax Only
    12                                        51,600                   Tax Only
    13                                        37,200                     Yes
    14                                        57,600                     Yes
    15                                        86,620                   Tax Only
    16                                        31,860                     Yes
    17                                        43,200                   Tax Only
    18                                        95,400                   Tax Only
    19                                        61,500                     Yes
    20                                        84,048                   Tax Only
    21                                        36,000                   Tax Only
    22                                        76,632                   Tax Only
    23                                        98,895                   Tax Only
    24                                        51,075                     No
    25                                        57,600                   Tax Only
    26                                       146,334                   Tax Only
    27                                       131,148                   Tax Only
    28                                        68,004                   Tax Only
    29            63,062                      73,584                   Tax Only
    30                                       180,720                   Tax Only
    31                                        50,604                   Tax Only
    32                                        72,000                   Tax Only
    33                                        23,400                     Yes
    34                                        50,004                     Yes
    35           226,750                      67,392                     Yes
    36                                        91,080                   Tax Only
    37                                        71,964                   Tax Only
    38                                        62,492                   Tax Only
    39                                        48,636                   Tax Only
    40            20,000                      20,160                   Tax Only
    41                                        21,600                   Tax Only
    42                                        32,118                   Tax Only
    43                                        69,600                   Tax Only
    44                                        36,000                     Yes
    45                                        26,000                   Tax Only

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                   INITIAL DEPOSIT TO CAPITAL
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                           PROPERTY TYPE          IMPROVEMENT RESERVES
----------------------------------------------------------------------------------------------------------------------------------
    46       56338     METRA - Westwood Apartments                              Multifamily                   50,500
    47       56359     METRA - Sunchase Apartments                              Multifamily                   45,540
    48       56353     METRA - Harper's Ferry Apartments                        Multifamily                   48,730
    49       55504     G&K Portfolio 1 - Villa Olive Oak                        Multifamily
    50       56354     METRA - Fountain Lake Apartments                         Multifamily                   82,368
    51       56348     METRA - Enclave Apartments                               Multifamily                   92,840
    52       56345     METRA - Brighton Court Apartments                        Multifamily                  117,205
    53       56346     METRA - Delmar Villas Apartments                         Multifamily                  100,513
    54       56358     METRA - Quail Oaks Apartments                            Multifamily                   69,300
    55       56356     METRA - Willow Creek Apartments                          Multifamily                  194,480
    56       55419     Indiana Avenue Apartments                                Multifamily                      313
    57     400010362   Indiandale Manor Apartments                              Multifamily                  100,313
    58       56344     METRA - Arbor Pointe Apartments                          Multifamily                  421,000
    59     317020384   Creekside Apartments, Jackson, MS                        Multifamily                   33,750
    60       53402     Crabtree Valley Mall                                        Retail
    61       55921     The Centre at Preston Ridge                                 Retail
    62       54636     Bell Towne Centre                                           Retail                     24,563
    63       55925     Cobb Corners Shopping Center                                Retail                      1,875
    64       54555     Gravois Bluffs II (Kohl's)                                  Retail
    65       55967     Concord Commons Shopping Center                             Retail                     91,250
    66       55403     Hawthorne Plaza                                             Retail
    67       55064     Dierberg's Fenton Crossing                                  Retail
    68       54938     Greenlawn Crossing Shopping Center                          Retail
    69       55964     Quarry Square Shopping Center                               Retail
    70       54243     Fairhaven Commons                                           Retail                     13,750
    71       54829     Lewandowski Commons                                         Retail
    72       54908     Boulder Crossing Shopping Center                            Retail
    73       55113     Desert Village Shopping Center                              Retail
    74       54644     The Jewelers Mall                                           Retail
    75       55745     Massillon Village Center                                    Retail
    76       55410     Tarragona Plaza                                             Retail
    77       55737     Crossroads Square Shopping Center                           Retail
    78       56007     The Market Shops at Sandestin                               Retail
    79       55392     Jewel/Osco Store - Waukesha, WI                             Retail
    80       56207     North Broadway Shopping Center                              Retail
    81       53687     Lompoc Shopping Center                                      Retail                      9,375
    82       55128     Lake Elsinore City Center                                   Retail
    83       55407     Downey Food 4 Less                                          Retail
    84       54168     North Columbus Crossing Shopping Center                     Retail
    85       55988     Highlands Square Shop Space                                 Retail
    86       55892     Timberhills Shopping Center                                 Retail                     34,375
    87       55924     BiLo Plaza Shopping Center- Charleston, SC                  Retail
    88       53594     Old Country Plaza Shopping Center                           Retail                     24,156
    89       56161     Belmont Village Shopping Center                             Retail
    90       55990     Colonial Square Shopping Center                             Retail

            INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO REPLACEMENT        TAX AND         INITIAL DEPOSIT TO       ANNUAL DEPOSIT TO
SEQUENCE    REPLACEMENT RESERVES               RESERVES             INSURANCE ESCROW       TI/LC ESCROW             TI/LC ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
    46                                         37,800                Tax Only
    47                                         79,650                Tax Only
    48                                         39,528                Tax Only
    49                                         18,963                  Yes
    50                                         60,420                Tax Only
    51                                         22,644                Tax Only
    52                                         18,000                Tax Only
    53                                         28,524                Tax Only
    54                                         39,300                Tax Only
    55                                         37,520                Tax Only
    56                                                               Tax Only
    57                                         39,600                  Yes
    58                                         58,200                Tax Only
    59                                         20,790                  Yes
    60                                        196,050                Tax Only
    61                                                               Tax Only
    62                                         89,376                Tax Only
    63                                                                 Yes
    64                                                                 No
    65                                                                 Yes
    66                                         13,716                  Yes
    67                                                                 No
    68                                                                 No                     $327,927
    69                                         33,427                Tax Only                                         $166,668
    70                                         61,574                Tax Only
    71                                          7,810                    Yes
    72                                         16,093                Tax Only
    73                                         14,631                   No
    74                                          6,660                    Yes
    75                                         24,597                Tax Only                   30,000
    76                                         13,416                   Yes
    77                                                                  No
    78                                                                  No
    79                                                                  No
    80                                          7,804                   Yes
    81                                          9,665                   Yes
    82                                          6,432                   Yes
    83                                         13,464                   Yes
    84                                          9,319                   Yes
    85                                          7,819                   Yes
    86            135,000                      46,082                   Yes                                             78,000
    87                                          2,709                   Yes
    88                                         14,549                   Yes
    89                                          6,137                   Yes
    90                                                                  No

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                   INITIAL DEPOSIT TO CAPITAL
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                           PROPERTY TYPE          IMPROVEMENT RESERVES
---------------------------------------------------------------------------------------------------------------------------------

    91       54856     Walgreens - Belair Road                                     Retail
    92     400010353   CVS-Office Depot, Coral Springs                             Retail                      12,313
    93       54837     Williamsburg Crossing Shopping Center                       Retail                      10,875
    94       54583     Walgreens - Flushing, MI                                    Retail
    95     415010339   Walgreens Elk Grove                                         Retail
    96       52667     Walgreens - St. Joseph, MI                                  Retail
    97       52887     CVS - Manassas, VA                                          Retail
    98     327010358   Walgreens Lynnwood                                          Retail
    99       55001     Walgreens - Lawton (Store No.6199)                          Retail
   100     325010337   Staples Lake Worth                                          Retail
   101       54472     Oak Ridge Plaza                                             Retail                       8,438
   102        4992     Sterling Jewelers, Henderson, NV                            Retail
   103       55987     Walgreens - Myrtle Beach, SC                                Retail
   104       53652     Palm Bay Corners Shopping Center                            Retail
   105       56008     Walgreens - Miami, FL (Store No.4728)                       Retail
   106        4994     Sterling Jewelers, Appleton, WI                             Retail
   107       55888     Cornerstone Commons                                         Retail
   108        5574     7-Eleven, Manchester, NH                                    Retail
   109       52485     Deer Valley Towne Center Unit 1 Lot 2                       Retail                         250
   110       53233     Fourth Street Corners                                       Retail
   111       55413     Bank of America Plaza-Atlanta                               Office
   112       56169     Two James Center                                            Office
   113       55580     20555 Victor Parkway                                        Office
   114       55517     20255 Victor Parkway                                        Office
   115       56185     Kaiser Office Building                                      Office
   116       52959     Celebration Place #220                                      Office
   117       54993     Braintree Executive Plaza                                   Office
   118       56213     Clearwater House Office Building                            Office
   119       52373     65 Willowbrook                                              Office
   120       54973     Crossroads Building Three                                   Office
   121       55647     One Gateway Plaza                                           Office
   122       55773     125 Baylis Road                                             Office
   123       52999     100 and 200 Corporate Place                                 Office
   124       56033     Wellington Professional Centre                              Office
   125       55642     4615 Post Oak Place Office Building                         Office                      12,500
   126       55735     Market Center at Denver Tech Center                         Office
   127     415010348   Gillespie Field 24                                          Office
   128       55846     Bedford Square II Office Building                           Office
   129       55935     Pearson Educational Distribution Center                   Industrial                    18,750
   130       56108     Deluxe Video Warehouse                                    Industrial
   131       55314     Vornado Portfolio 1 (Roll-Up)                             Industrial                    65,463
   132       54702     6th & Alameda Wholesale Distribution Center               Industrial
   133       55863     Warm Springs Crossings                                    Industrial
   134       55615     Aspen Properties Portfolio (Roll-Up)                      Industrial                    47,625
   135       56089     American Spectrum-CGS-Sierra Sorrento II                  Industrial

                                                                     TAX AND
             INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO REPLACEMENT   INSURANCE            INITIAL DEPOSIT TO      ANNUAL DEPOSIT TO
SEQUENCE    REPLACEMENT RESERVES               RESERVES               ESCROW                TI/LC ESCROW            TI/LC ESCROW
-----------------------------------------------------------------------------------------------------------------------------------

    91                                          1,058                   No
    92                                          4,720                   Yes
    93                                          7,920                   Yes
    94                                          3,024                   No
    95                                          2,268                   No
    96                                          4,515                   No
    97                                                                  No
    98                                          2,268                   No
    99                                                                  No
   100                                          3,525                   Yes
   101                                          3,870                   Yes
   102                                                                  No
   103                                                                  No
   104                                          2,954                   Yes
   105                                          1,512                   No
   106                                                                  No
   107                                          1,120                   Yes
   108                                                                  No
   109                                          1,361                   Yes
   110                                          1,229                   Yes
   111              5,844                      70,128                   No                     70,833                  849,996
   112                                         76,964                   Yes                   689,248                  300,000
   113                                         23,674                Tax Only                                           52,800
   114                                         21,374                Tax Only                                           42,000
   115                                          2,500                   Yes
   116                                         19,344                   No
   117                                         35,339                Tax Only                 146,460
   118                                         22,041                   Yes                                             60,107
   119                                         31,620                   Yes                   125,000                  168,750
   120                                          6,864                   Yes                                             30,000
   121                                         16,948                   Yes                   200,000                   60,000
   122                                        107,678                   Yes
   123             34,000                      23,520                   Yes
   124                                         12,825                   Yes
   125                                         14,930                   Yes                    50,000
   126                                         11,462                   Yes
   127                                          4,906                   Yes                                             29,736
   128                                          1,975                   Yes
   129                                                                  No
   130                                                                  No
   131                                        513,040                Tax Only
   132                                         55,727                Tax Only                 500,000
   133                                         27,863                   Yes                                             28,572
   134                                         45,120                   Yes
   135                                         49,042                   Yes                 1,108,000                  336,000

                                    ANNEX B

          CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS

                                                                                                   INITIAL DEPOSIT TO CAPITAL
SEQUENCE  LOAN NUMBER  PROPERTY NAME                                           PROPERTY TYPE          IMPROVEMENT RESERVES
---------------------------------------------------------------------------------------------------------------------------------
   136       56383     Parkway Commerce Center                                   Industrial
   137       55913     Sabre Springs Business Center                             Industrial
   138       56136     South Park Industrial Center                              Industrial
   139       55989     2175 East Park Drive                                      Industrial
   140       55744     Cleveland Street Properties                               Industrial                      9,375
   141       55650     American Spectrum-CGS-Oak Grove Commons                   Industrial                      5,200
   142       55759     Yarrow Industrial Center                                  Industrial
   143       55660     136, 144 and 170 Allen Boulevard                          Industrial
   144       56134     American Spectrum-CGS-Park Plaza I & II                   Industrial                      3,125
   145     415010347   Gillespie Field 23                                        Industrial
   146     400010350   Casitas de Santa Fe MHC                         Manufactured Housing Community
   147     400010345   Kings Row MHC                                   Manufactured Housing Community           99,525
   148     400020373   Leisure Village MHC - MI                        Manufactured Housing Community            8,750
   149     400010293   Sierra Vista MHC                                Manufactured Housing Community
   150     400010360   Wood Village                                    Manufactured Housing Community          110,950
   151       56019     Highway 80 All Storage                                   Self-Storage
   152     400010370   A Discount Mini-Storage                                  Self-Storage                    12,000
   ---     ---------  ------------------------                         ------------------------------       ----------
                       Totals                                                                               $4,067,174

                                                                     TAX AND
             INITIAL DEPOSIT TO     ANNUAL DEPOSIT TO REPLACEMENT   INSURANCE            INITIAL DEPOSIT TO      ANNUAL DEPOSIT TO
SEQUENCE    REPLACEMENT RESERVES               RESERVES               ESCROW                TI/LC ESCROW            TI/LC ESCROW
-----------------------------------------------------------------------------------------------------------------------------------
   136                                         47,760                Tax Only
   137                                         18,432                   Yes
   138                                          3,378                   Yes
   139                                                                   No                                             50,000
   140                                         33,937                   Yes
   141                                         13,768                   Yes
   142                                         12,053                   Yes
   143                                         18,523                Tax Only                  50,000
   144                                         26,622                   Yes
   145                                          2,452                   Yes                                             14,920
   146              1,279                      15,089                   Yes
   147              1,400                      16,800                   Yes
   148                                                                  Yes
   149                                                                  Yes
   150                                         16,200                   Yes
   151                                          7,952                   Yes
   152                920                      11,044                   Yes
   ---           --------                  ----------                --------              ----------               ----------
                 $588,255                  $5,554,028                                      $3,297,468               $2,267,549

                                     ANNEX B

                              MULTIFAMILY SCHEDULE


                    LOAN
   SEQUENCE        NUMBER     PROPERTY NAME                                                     CUT-OFF BALANCE
---------------------------------------------------------------------------------------------------------------
       1            56076     Santa Fe Pointe Apartments                                          $15,618,590
       2            56075     Reflections of Tampa Apartments                                      12,223,457
                                                                                                  -----------
                              Sub-Total Crossed Loans                                              27,842,048

       3            52385     FEIGA - Holly Hall Apartments                                        26,473,000
       4            55857     Arbors of West Bloomfield                                            25,316,505

      5.1           55502     G&K Portfolio 1 Group B - Civic Plaza
      5.2           55502     G&K Portfolio 1 Group B - Capitola Gardens
      5.3           55502     G&K Portfolio 1 Group B - Martinez Hillside
       5            55502     G&K Portfolio 1 Group B (Roll-Up)                                    22,197,500

       6            56451     FEIGA - Saddleback Apartments                                        20,845,000
       7            56455     Somerset Apartments                                                  20,587,546
       8            56442     Sterling University Canyon                                           19,360,000
       9            56300     Northpointe Apartments                                               19,255,826
      10            55795     CLK - Knollwood Apartments                                           19,040,000
      11            56141     Wyndchase Apartments                                                 17,927,026
      12            56447     Sterling University Parks                                            14,540,000
      13            56218     Alexan Quarry Apartments                                             14,479,432
      14            56294     Pinnacle Canyon Apartments                                           14,429,283
      15            52382     FEIGA - Eagles Landing Apartments                                    12,640,000
      16            56299     The Reserve at Clemson                                               12,251,894
      17            56448     Sterling University Pines                                            11,920,000
      18            55825     CLK - Willow Bend Lake Apartments                                    11,645,000
      19            56388     Champions Park Apartments                                            10,583,989
      20            55813     CLK - Deerhorn Village Apartments                                     9,945,000
      21            56446     Sterling University Glades                                            9,800,000
      22            55805     CLK - Hickory Lake Apartments                                         9,605,000
      23            55796     CLK - Maison de Ville Apartments                                      9,520,000
      24            55820     CLK - Lake Park Apartments                                            9,435,000
      25            56444     Sterling University Fields                                            9,400,000

     26.1           56351     METRA Pool 1 - Fairways Apts.
     26.2           56351     METRA Pool 1 - Signature Place Apts.
     26.3           56351     METRA Pool 1 - Sinclair Place Apts.
     26.4           56351     METRA Pool 1 - Fountains at Waterford Apts.
      26            56351     METRA Pool 1 (Roll-Up)                                                9,343,280

     27.1           56340     METRA Pool 2 - Governor's Square Apts.
     27.2           56340     METRA Pool 2 - Timbers On Broadway Apts.
     27.3           56340     METRA Pool 2 - Apple Lane Apts.
     27.4           56340     METRA Pool 2 - Oak Park IV Apts.
      27            56340     METRA Pool 2 (Roll-Up)                                                9,069,136

      28            55823     CLK - Forestwood Apartments                                           9,010,000
      29            52828     The Landings Apartments                                               8,350,000
      30            56342     METRA - Wood Hollow (Regency Falls) Apartments                        8,143,532
      31            55806     CLK - Woodbridge Apartments                                           7,480,000
      32            55822     CLK - Tara Apartments                                                 6,800,000
      33            54585     Walnut Grove Senior Apartments                                        5,992,095
      34          400020385   Meadowrun Apartments                                                  5,592,648
      35            55993     San Rafael Apartments                                                 5,225,050

                                                                                STUDIO              1 BEDROOM         2 BEDROOM
                                                                               ----------------------------------------------------
                                                                               # OF   AVG       # OF        AVG     # OF     AVG
SEQUENCE                 UTILITIES TENANT PAYS/PAYMENT OF UTIL.                UNITS  RENT     UNITS       RENT     UNITS   RENT
-----------------------------------------------------------------------------------------------------------------------------------
    1                                     None
    2                                     None



    3                       Electric, Sewer, Water, Cable TV                                       337    $ 633     192     $ 869
    4                           Electric, Gas, Cable TV                                                             199      1445

   5.1                Electric, Gas, Hot Water, Cable TV, AC, Heat                                  70     1348      41      1638
   5.2                          Electric, Gas, Cable TV                                             66     1122      12      1497
   5.3               Electric, Trash, Hot Water, Cable TV, AC, Heat                                 88      779      12       925
    5

    6                                   Electric                                                   528      542      54       653
    7                          Electric, Water, Cable TV                                           204      589     408       701
    8                            Electric, Sewer, Water
    9                                Electric, Gas                                                  24      597      72       821
   10          Electric, Gas, Sewer, Water, Hot Water, Cable TV, AC, Heat                          320      410     384       495
   11                           Electric, Gas, Cable TV                                                             112      1355
   12                            Electric, Sewer, Water                                                              48      1070
   13                 Electric, Gas, Sewer, Trash, Water, Cable TV                                  26     1037     110      1414
   14               Electric, Gas, Sewer, Water, Cable TV, AC, Heat                                 62      693     123       831
   15                              Electric, Cable TV                                              342      460      36       647
   16      Electric, Gas, Sewer, Trash, Water, Hot Water, Cable TV, AC, Heat                                         59       810
   17                    Electric, Gas, Sewer, Water, Cable TV
   18                        Electric, Gas, Trash, Cable TV                                        192      489     168       619
   19                       Electric, Sewer, Water, Cable TV                                       162      727      84       935
   20            Electric, Sewer, Water, Hot Water, Cable TV, AC, Heat                              55      499     192       566
   21                                     None
   22      Electric, Gas, Sewer, Trash, Water, Hot Water, Cable TV, AC, Heat                       132      460     140       605
   23          Electric, Gas, Sewer, Water, Hot Water, Cable TV, AC, Heat                          103      424     244       505
   24                       Electric, Sewer, Water, Cable TV                      4      $570       73      620     142       638
   25                                     None                                                                       48       970

  26.1                             Electric, Cable TV                                               56      394      80       494
  26.2                             Electric, Cable TV                                               15      584      28       711
  26.3                             Electric, Cable TV                             8       267       81      364      25       604
  26.4                          Electric, Cable TV, Heat                                            96      305      56       440
   26

  27.1                       Electric, Sewer, Trash, Water                                          97      474      40       584
  27.2                                  Electric                                                    36      469      46       576
  27.3                                  Electric                                  75      407
  27.4                                  Electric                                                    48      285      52       406
   27

   28                Electric, Trash, Hot Water, Cable TV, AC, Heat                                160      522     112       633
   29                            Electric, Sewer, Water                                            200      563      92       695
   30                                   Electric                                  86      346      433      427      27       576
   31      Electric, Gas, Sewer, Trash, Water, Hot Water, Cable TV, AC, Heat                        60      525     154       642
   32                       Electric, Sewer, Water, Cable TV                                        80      468     132       553
   33                         Electric, Cable TV, AC, Heat                                         117      725
   34                            Electric, Water, Sewer                                             80      468     120       591
   35                 Electric, Gas, Hot Water, Cable TV, AC, Heat                                  72      435     128       530


                   3 BEDROOM          4 BEDROOM
                ---------------------------------
                 # OF      AVG     # OF       AVG
SEQUENCE        UNITS     RENT     UNITS     RENT       ELEVATORS
-------------------------------------------------------------------
    1                               168     $1,520        No
    2            84     $1,230       84      1,560        No



    3            40       1220                            No
    4             1       2050        1      2,995        No

   5.1                                                    Yes
   5.2                                                    No
   5.3                                                    Yes
    5

    6                                                     No
    7                                                     No
    8           108       1316       84      1,540        No
    9            72       1018      132      1,222        No
   10                                                     No
   11            55       1452                            No
   12            40      1,215       84      1,500        No
   13            14      2,127                            No
   14            40      1,000                            No
   15                                                     No
   16                               118      1,260        No
   17            24      1,005      120      1,256        No
   18                                                     No
   19                                                     No
   20            58        695        4        810        No
   21            48      1,350       72      1,620        No
   22            50        772                            No
   23                                                     No
   24             8      1,059                            Yes
   25            84      1,335       60     1,556         No

  26.1           16        641                            No
  26.2           14        843                            No
  26.3                                                    No
  26.4           20        569                            No
   26

  27.1           32        702                            No
  27.2           18        715                            No
  27.3                                                    No
  27.4           8         568                            No
   27

   28                                                     No
   29                                                     No
   30                                                     No
   31             6        899                            No
   32            28        654                            No
   33                                                     No
   34                                                     No
   35            16        638                            No


                                     ANNEX B

                              MULTIFAMILY SCHEDULE

   SEQUENCE      LOAN NUMBER  PROPERTY NAME                                                     CUT-OFF BALANCE
--------------------------------------------------------------------------------------------------------------------
      36            56357     METRA - Fairway View Estates Apartments                              4,694,749
      37            56349     METRA - Meridian Apartments                                          4,551,854
      38            55828     CLK - Landings at Forest Acres                                       4,505,000
      39            56341     METRA - Park Avenue Villas Apartments                                4,391,120
      40            55797     CLK - Maison Imperial Apartments                                     4,051,888
      41            56449     Sterling University Village Phase II                                 4,000,000
      42            56352     METRA - Treehouse Apartments-SA                                      3,793,212
      43            52404     FEIGA - Chaparral Apartments                                         3,790,000
      44            55669     Braesbrook Apartments                                                3,401,618
      45            53416     Gramercy Park Apartments                                             3,397,400
      46            56338     METRA - Westwood Apartments                                          3,376,140
      47            56359     METRA - Sunchase Apartments                                          3,274,141
      48            56353     METRA - Harper's Ferry Apartments                                    3,115,396
      49            55504     G&K Portfolio 1 - Villa Olive Oak                                    3,055,000
      50            56354     METRA - Fountain Lake Apartments                                     3,034,570
      51            56348     METRA - Enclave Apartments                                           2,914,784
      52            56345     METRA - Brighton Court Apartments                                    2,874,855
      53            56346     METRA - Delmar Villas Apartments                                     2,755,070
      54            56358     METRA - Quail Oaks Apartments                                        2,630,740
      55            56356     METRA - Willow Creek Apartments                                      2,196,070
      56            55419     Indiana Avenue Apartments                                            2,131,459
      57          400010362   Indiandale Manor Apartments                                          2,039,174
      58            56344     METRA - Arbor Pointe Apartments                                      1,883,461
      59          317020384   Creekside Apartments, Jackson, MS                                    1,397,020


--------------------------------------------------------------------------------------------------------------------
                               TOTAL MULTIFAMILY LOANS                                          $531,299,510

                                                                                        STUDIO              1 BEDROOM
                                                                                       ------------------------------------
                                                                                       # OF   AVG       # OF        AVG
   SEQUENCE                 UTILITIES TENANT PAYS/PAYMENT OF UTIL.                     UNITS  RENT     UNITS       RENT
---------------------------------------------------------------------------------------------------------------------------
      36                                   Electric                                                        144      439
      37                               Electric, Water                                                      60      321
      38                 Electric, Gas, Hot Water, Cable TV, AC, Heat                                       32      490
      39                        Electric, Sewer, Trash, Water                                               90      545
      40          Electric, Gas, Sewer, Water, Hot Water, Cable TV, AC, Heat
      41                            Electric, Sewer, Water                                                  24      605
      42                                   Electric                                       24      485       42      631
      43                                   Electric                                       44      293       96      360
      44                                   Cable TV                                                         81      517
      45                              Electric, Cable TV                                                    46      570
      46                                   Electric
      47                                   Electric                                                        208      295
      48                              Electric, Cable TV                                                    34      456
      49                        Hot Water, Cable TV, AC, Heat                                               80      675
      50                                   Electric                                                         68      465
      51                                   Electric
      52                                   Electric
      53                                   Electric                                                         46      519
      54                                   Electric                                       35      380       76      451
      55                                   Electric                                                         44      399
      56                      Electric, Gas, Cable TV, AC, Heat                                             56      749
      57                                   Electric                                       3       380       40      373
      58                                   Electric                                                         40      299
      59                                   Electric                                                         38      395

              2 BEDROOM           3 BEDROOM          4 BEDROOM
          -------------------------------------------------------
            # OF    AVG        # OF      AVG     # OF       AVG
SEQUENCE   UNITS   RENT       UNITS     RENT     UNITS     RENT    ELEVATORS
-------------------------------------------------------------------------------
   36       120       529                                             No
   37       220       452                                             No
   38       112       505       32       599                          No
   39        31       630                                             No
   40        40       926       16      1,102                         No
   41        48       945                                             No
   42        40       880                                             No
   43        92       459                                             No
   44        62       635       1        850                          No
   45        49       672       9        788                          No
   46       120       548                                             No
   47        92       406                                             No
   48        76       531       12       732                          No
   49        1        875                                            Yes
   50        84       593       14       807                          No
   51        68       741                                             No
   52        52       755       8       1,043                         No
   53        46       637                                             No
   54        20       590                                             No
   55        52       461       16       569                          No
   56                                                                 No
   57        75       437       14       506                          No
   58       106       381       48       450                          No
   59        32       475                                             No
-------------------------------------------------------------------------------

                                                                         Annex C


ABN AMRO                                BANC OF AMERICA COMMERCIAL MORTGAGE INC.                     Statement Date:     09/11/2002
La Salle Bank, N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:       09/11/2002
135 LaSalle Street, Suite 1625                     SERIES 2002-2                                     Prior Payment:             N/A
Chicago, IL 60603                                                                                    Next Payment:       10/11/2002
                                                                                                     Record Date:        08/30/2002
                                          ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                       Analyst:
                                       REPORTING PACKAGE TABLE OF CONTENTS



                                                                                 Pages(s)
                                                                                 --------
Issue Id:              BACM0202       REMIC Certificate Report                                Closing Date:               08/30/2002
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         09/11/2002
          BACM0202_YYYYMM_3.ZIP       Cash Reconciliation Summary                             Assumed Final Payment Date:
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail


                                             CONTACT INFORMATION
                             DEPOSITOR: Banc of America Commercial Mortgage Inc.
                                UNDERWRITER: Banc of America Securities LLC
                                 MASTER SERVICER: Bank of America, N.A.
                                SPECIAL SERVICER: ARCAP SPECIAL SERVICING, INC.
                      RATING AGENCY:  Fitch Ratings/Standard & Poor's Ratings Services

                            INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                              LaSalle Web Site                     www.etrustee.net
                              Servicer Website
                              LaSalle Factor Line                    (800) 246-5761


ABN AMRO                                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   Statement Date:   09/11/2002
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     09/11/2002
                                                           SERIES 2002-2                                Prior Payment:           N/A
WAC:                                                                                                    Next Payment:     10/11/2002
WA Life Term:                                                                                           Record Date:      08/30/2002
WA Amort Term:                                    ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                         REMIC CERTIFICATE REPORT

            Original       Opening    Principal     Principal       Negative       Closing    Interest     Interest    Pass-Through
Class    Face Value (1)    Balance     Payment    Adj. or Loss    Amortization     Balance     Payment    Adjustment     Rate(2)
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000      Per 1,000   Per 1,000   Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------











                  0.00         0.00        0.00           0.00            0.00         0.00        0.00         0.00            0.00

                                                                                 Total P&I Payment              0.00

Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.               Statement Date: 09/11/2002
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:   09/11/2002
                                           SERIES 2002-2                            Prior Payment:         N/A
                                                                                    Next Payment:   10/11/2002
                                                                                    Record Date:    08/30/2002
                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                     MODIFIED LOAN DETAIL

Disclosure                 Modification               Modification                                 Modification
Control #                      Date                       Code                                     Description

ABN AMRO                               BANC OF AMERICA COMMERCIAL MORTGAGE INC.                       Statement Date:     09/11/2002
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Payment Date:       09/11/2002
                                                     SERIES 2002-2                                    Prior Payment:             N/A
                                                                                                      Next Payment:       10/11/2002
                                                                                                      Record Date:        08/30/2002

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                                REALIZED LOSS DETAIL

                                                                           Gross                                  Net
                                                                          Proceeds                              Proceeds
                                                    Beginning             as a % of   Aggregate       Net       as a % of
Distribution   Disclosure   Appraisal   Appraisal   Scheduled    Gross     Sched.    Liquidation   Liquidation    Sched.    Realized
  Period       Control #      Date        Value      Balance    Proceeds  Principal   Expenses*     Proceeds     Balance      Loss
------------   ----------   ---------   ---------   ---------   --------  ---------  -----------   -----------  ---------   --------


















Current Total                                          0.00       0.00                  0.00          0.00
Cumulative                                             0.00       0.00                  0.00          0.00

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.               Statement Date: 09/11/2002
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:   09/11/2002
                                           SERIES 2002-2                            Prior Payment:         N/A
                                                                                    Next Payment:   10/11/2002
                                                                                    Record Date:    08/30/2002
                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    APPRAISAL REDUCTION DETAIL

                                                                   Remaining Term                              Appraisal
Disclosure   Appraisal   Scheduled   Reduction   Note   Maturity   --------------   Property                  ------------
Control #    Red. Date    Balance      Amount    Rate     Date     Life    Amort.     Type     State   DSCR   Value   Date


ABN AMRO                           BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  Statement Date:           09/11/2002
LaSalle Bank N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:             09/11/2002
                                                 SERIES 2002-2                               Prior Payment:                   N/A
                                                                                             Next Payment:             10/11/2002
                                                                                             Record Date:              08/30/2002
                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                        BOND INTEREST RECONCILIATION


                                                                  Deductions                                 Additions
                                                 --------------------------------------------   ------------------------------------
                 Accrued            Accrued                      Add.    Deferred &               Prior       Prepay-      Other
              ---------------     Certificate    Allocable     Trust     Accretion   Interest   Int. Short-    ment       Interest
 Class        Method     Days      Interest        PPIS       Expenses    Interest     Losses    falls Due   Penalties   Proceeds(2)
------        ------     ----     -----------    ---------    --------   ----------  --------   -----------  ---------   -----------













                                         0.00         0.00        0.00         0.00      0.00          0.00       0.00          0.00
                                  ===========    =========    ========   ==========  ========   ===========  =========   ===========


                                         Remaining
   Distributable        Interest        Outstanding          Credit Support
    Certificate         Payment           Interest       ---------------------
     Interest            Amount         Shortfalls       Original     Currency
   -------------        --------        -----------      --------     --------












            0.00            0.00               0.00
   =============        ========        ===========

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                              BANC OF AMERICA COMMERCIAL MORTGAGE INC.                    Statement Date:    09/11/2002
LaSalle Bank N.A.                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                  Payment Date:      09/11/2002
                                                   SERIES 2002-2                                  Prior Payment:            N/A
                                                                                                  Next Payment:      10/11/2002
                                                                                                  Record Date:       08/30/2002


                          ABN AMRO ACCT: XX-XXXX-XX-X

                          CASH RECONCILIATION SUMMARY

        INTEREST SUMMARY                            SERVICING FEE SUMMARY                               PRINCIPAL SUMMARY
---------------------------------              --------------------------------                  --------------------------------
Current Scheduled Interest                     Current Servicing Fees                            SCHEDULED PRINCIPAL:
Less Deferred Interest                         Plus Fees Advanced for PPIS                       Current Scheduled Principal
Plus Advance Interest                          Less Reduction for PPIS                           Advanced Scheduled Principal
Plus Unscheduled Interest                      Plus Unscheduled Servicing Fees                   Scheduled Principal Distribution
PPIS Reducing Scheduled Interest               Total Servicing Fees Paid
Less Total Fees Paid To Servicer                                                                 UNSCHEDULED PRINCIPAL:
Plus Fees Advanced for PPIS                              PPIS SUMMARY                            Curtailments
Less Fee Strips Paid by Servicer               --------------------------------                  Prepayments in Full
Less Misc. Fees & Expenses                     Gross PPIS                                        Liquidation Proceeds
Less Non Recoverable Advances                  Reduced by PPIE                                   Repurchase Proceeds
Interest Due Trust                             Reduced by Shortfalls in Fees                     Other Principal Proceeds
Less Trustee Fee                               Reduced by Other Amounts                          Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                  PPIS Reducing Scheduled Interest                  Remittance Principal
Less Misc. Fees Paid by Trust                  PPIS Reducing Servicing Fee
Remittance Interest                            PPIS Due Certificate                              Servicer Wire Amount


                                               POOL BALANCE SUMMARY
                                               ---------------------
                                                                                            BALANCE           COUNT
                                                                                            -------           ------
                                               Beginning Pool
                                               Scheduled Principal Distribution
                                               Unscheduled Principal Distribution
                                               Deferred Interest
                                               Liquidations
                                               Repurchases
                                               Ending Pool



                                    ADVANCES

  PRIOR OUTSTANDING                    CURRENT PERIOD                        RECOVERED                     ENDING OUTSTANDING
Principal     Interest             Principal     Interest              Principal     Interest             Principal     Interest
----------------------             -----------------------             -----------------------            -----------------------

ABN AMRO                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.               Statement Date: 09/11/2002
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:   09/11/2002
                                           SERIES 2002-2                            Prior Payment:         N/A
                                                                                    Next Payment:   10/11/2002
                                                                                    Record Date:    08/30/2002
                                    ABN AMRO Acct: XX-XXXX-XX-X
                   ASSET BACKED FACTS -- 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                           Delinquency Aging Categories
                ---------------------------------------------------------------------------------------
                Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure         REO
Distribution    ---------------------------------------------------------------------------------------
   Date         #     Balance     #     Balance      #      Balance      #     Balance    #     Balance
============    =======================================================================================
09/11/02

              Special Event Categories(1)
--------------------------------------------------------
 Modifications     Specially Serviced       Bankruptcy
--------------------------------------------------------
 #     Balance     #         Balance      #      Balance
========================================================


(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
                  the Appropriate Delinquency Aging Category


ABN AMRO                                BANC OF AMERICA COMMERCIAL MORTGAGE INC.                     Statement Date:     09/11/2002
La Salle Bank N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:       09/11/2002
                                                   SERIES 2002-2                                     Prior Payment:             N/A
                                                                                                     Next Payment:       10/11/2002
                                                                                                     Record Date:        08/30/2002
                                          ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:
                                   ASSET BACKED FACTS -- 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY





                                                     Appraisal                                                         Curr
              Ending Pool(1)  Payoffs(2) Penalties   Reduct.(2)  Liquidations(2) Realized Losses(2) Remaining Term  Weighted Avg.
Distribution  --------------  ---------- ---------   ----------  --------------- ------------------ --------------  -------------
   Date         # Balance    # Balance   # Amount    # Balance     # Balance         # Amount       Life  Amort.    Coupon  Remit
============  ============== =========== =========   ==========  =============== ================== ==============  =============
09/11/02
















(1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.

ABN AMRO                                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   Statement Date:   09/11/2002
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     09/11/2002
                                                           SERIES 2002-2                                Prior Payment:           N/A
                                                                                                        Next Payment:     10/11/2002
                                                                                                        Record Date:      08/30/2002
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                          HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Distribution   Initial        Payoff  Penalty   Prepayment  Maturity     Property                  Remaining Term   Note
Control #       Date       Balance  Code  Amount   Amount      Date       Date         Type     State   DSCR   Life    Amort.   Rate
------------------------   ------------------------------   --------------------   ------------------   ----------------------------

















                               CUMULATIVE      0        0

ABN AMRO                               BANC OF AMERICA COMMERCIAL MORTGAGE INC.                       Statement Date:     09/11/2002
LaSalle Bank N.A.                    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                    Payment Date:       09/11/2002
                                                     SERIES 2002-2                                    Prior Payment:             N/A
                                                                                                      Next Payment:       10/11/2002
                                                                                                      Record Date:        08/30/2002

                                            ABN AMRO ACCT: XX-XXXX-XX-X

                                               DELINQUENT LOAN DETAIL

                                                           Out                        Special
                  Paid                   Outstanding     Property                     Servicer
Disclosure Doc    Thru    Current P&I       P&I         Protection      Advance       Transfer    Foreclosure     Bankruptcy    REO
  Control #       Date      Advance       Advances**     Advances    Description(1)     Date         Date            Date       Date
--------------    ----    -----------    -----------    ----------   --------------   --------    -----------     ----------    ----














A. P&I Advance -                              1. P&I Advance -                    3. P&I Advance -
   Loan in Grace Period                          Loan delinquent 1 month             Loan delinquent 3 months or More

B. P&I Advance -                              2. P&I Advance -                    4. Matured Balloon/Assumed
   Late Payment but < one month delinq           Loan delinquent 2 months            Scheduled Payment

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                           BANC OF AMERICA COMMERCIAL MORTGAGE INC.                  Statement Date:           09/11/2002
LaSalle Bank N.A.                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:             09/11/2002
                                                 SERIES 2002-2                               Prior Payment:                   N/A
                                                                                             Next Payment:             10/11/2002
                                                                                             Record Date:              08/30/2002
                                        ABN AMRO ACCT: XX-XXXX-XX-X

                                        MORTGAGE LOAN CHARACTERISTICS

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
------------------------------------------------------------------   --------------------------------------------------------------
                                                 Weighted Average                                                  Weighted Average
Current Scheduled    # of   Scheduled    % of   ------------------    Current Mortgage   # Of   Scheduled   % of   -----------------
    Balances         Loans   Balance   Balance  Term  Coupon  DSCR     Interest Rate     Loans   Balance   Balance Term  Coupon DSCR
-----------------    -----  ---------  -------  ----  ------  ----   -----------------  ------  ---------  ------- ----- ------ ----







                                                                     -----------------  ------  ---------  ------- ----- ------ ----
                                                                                             0          0     0.00%
                                                                     =================  ======  =========  ======= ===== ====== ====
                                                                     Minimum Mortgage Interest
                                                                       Rate                       10.0000%
                                                                     Maximum Mortgage Interest
                                                                       Rate                       10.0000%






-----------------    -----  ---------  -------  ----  ------  ----
                         0          0     0.00%
=================    =====  =========  =======  ====  ======  ====
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance



       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)                        DISTRIBUTION OF REMAINING TERM (BALLOON)
------------------------------------------------------------------   --------------------------------------------------------------
                                                 Weighted Average                                                  Weighted Average
Fully Amortizing     # of   Scheduled    % of   ------------------         Balloon       # of   Scheduled   % of   -----------------
 Mortgage Loans      Loans   Balance   Balance  Term  Coupon  DSCR     Mortgage Loans    Loans   Balance   Balance Term  Coupon DSCR
-----------------    -----  ---------  -------  ----  ------  ----   -----------------  ------  ---------  ------- ----- ------ ----
                                                                       0     to     60
                                                                      61     to    120
                                                                     121     to    180
                                                                     181     to    240
                                                                     241     to    360




-----------------    -----  ---------  -------  ----  ------  ----   -----------------  ------  ---------  ------- ----- ------ ----
                         0          0     0.00%                                              0          0     0.00%
=================    =====  =========  =======  ====  ======  ====   =================  ======  =========  ======= ===== ====== ====
                                    Minimum Remaining Term           Minimum Remaining Term           0
                                    Maximum Remaining Term           Maximum Remaining Term           0

ABN AMRO                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.               Statement Date:
LaSalle Bank N.A.          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
                                           SERIES 2002-2                            Prior Payment:
                                                                                    Next Payment:
                                                                                    Record Date:
                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                   MORTGAGE LOAN CHARACTERISTICS

                              DISTRIBUTION OF DSCR (CURRENT)
==========================================================================================
 Debt Service        # of       Scheduled       % of
Coverage Ratio       Loans       Balance       Balance       WAMM       WAC       DSCR
==========================================================================================




==========================================================================================
                       0               0          0.00%
==========================================================================================

Maximum DSCR
Minimum DSCR

                              DISTRIBUTION OF DSCR (CUTOFF)
==========================================================================================
 Debt Service        # of       Scheduled       % of
Coverage Ratio       Loans       Balance       Balance       WAMM       WAC       DSCR
==========================================================================================




==========================================================================================
                       0               0          0.00%
==========================================================================================

Maximum DSCR                        0.00
Minimum DSCR                        0.00

                                   GEOGRAPHIC DISTRIBUTION
==================================================================================================
                # of         Scheduled          % of
State          Loans          Balance          Balance          WAMM          WAC          DSCR
==================================================================================================




==================================================================================================
                  0                               0.00%
==================================================================================================


ABN AMRO                                BANC OF AMERICA COMMERCIAL MORTGAGE INC.                     Statement Date:
La Salle Bank N.A.                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                     Payment Date:
                                                   SERIES 2002-2                                     Prior Payment:
                                                                                                     Next Payment:
                                                                                                     Record Date:
                                          ABN AMRO ACCT: XX-XXXX-XX-X

                                         MORTGAGE LOAN CHARACTERISTICS



                   DISTRIBUTION OF PROPERTY TYPES                                  DISTRIBUTION OF LOAN SEASONING
-------------------------------------------------------------------     ----------------------------------------------------------
                   # of    Scheduled      % of                           Number    # of    Scheduled    % of
  Property Types   Loans     Balance     Balance    WAMM  WAC DSCR      of Years  Loans     Balance      Balance    WAMM  WAC DSCR
==================================================================================================================================




==================================================================================================================================
                    0                   0   0.00%                                   0                   0   0.00%
==================================================================================================================================


              DISTRIBUTION OF AMORTIZATION TYPE                                    DISTRIBUTION OF YEAR LOANS MATURING
-----------------------------------------------------------------   ------------------------------------------------------------
Current Scheduled   # of    Scheduled   % of                                    # of    Scheduled    % of
    Balance         Loans     Balance  Balance    WAMM  WAC DSCR       Year     Loans     Balance      Balance    WAMM  WAC DSCR
==================================================================================================================================
                                                                        1998
                                                                        1999
                                                                        2000
                                                                        2001
                                                                        2002
                                                                        2003
                                                                        2004
                                                                        2005
                                                                        2006
                                                                        2007
                                                                        2008
                                                                     2009 & Longer
==================================================================================================================================
                                                                                    0                  0   0.00%
==================================================================================================================================

ABN AMRO                                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   Statement Date:   09/11/2002
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     09/11/2002
                                                           SERIES 2002-2                                Prior Payment:           N/A
                                                                                                        Next Payment:     10/11/2002
                                                                                                        Record Date:      08/30/2002
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                                        LOAN LEVEL DETAIL

                                         Operating           Ending                         Spec.        Loan        Prepayment
Disclosure     Property                  Statement Maturity Principal Note Scheduled  Mod.  Serv  ASER  Status   -------------------
Control #  Grp   Type   State  DSCR  NOI    Date     Date    Balance  Rate    P&I     Flag  Flag  Flag  Code(1)  Amount Penalty Date
---------  --- -------- ----   ----  --- --------- -------- --------- ---- ---------  ----  ----  ----  -------  ------ ------- ----

















                        W/Avg  0.00    0                            0              0                                  0       0

*NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:     A. P&I Adv - in Grace Period       1. P&I Adv - delinquent 1 month      5. Prepaid in Full          9. REO
                B. P&I Adv - < one month delinq    2. P&I Adv - delinquent 2 months     6. Specially Serviced      10. DPO
                                                   3. P&I Adv - delinquent 3 months     7. Foreclosure             11. Modification
                                                   4. Mat. Balloon/Assumed P&I          8. Bankruptcy

ABN AMRO                                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   Statement Date:   09/11/2002
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     09/11/2002
                                                           SERIES 2002-2                                Prior Payment:           N/A
                                                                                                        Next Payment:     10/11/2002
                                                                                                        Record Date:      08/30/2002
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                             SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

                                  Balance                             Remaining Term
Disclosure    Transfer     --------------------   Note    Maturity   ----------------   Property                               NOI
Control #       Date       Scheduled     Actual   Rate      Date     Life      Amort.     Type     State   NOI      DSCR       Date
------------------------   --------------------   -----------------------------------   ----------------   -------------------------


















ABN AMRO                                     BANC OF AMERICA COMMERCIAL MORTGAGE INC.                   Statement Date:   09/11/2002
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:     09/11/2002
                                                           SERIES 2002-2                                Prior Payment:           N/A
                                                                                                        Next Payment:     10/11/2002
                                                                                                        Record Date:      08/30/2002
                                                   ABN AMRO ACCT: XX-XXXX-XX-X

                                   SPECIALLY SERVICED LOAN DETAIL (PART II) - SERVICER COMMENTS

Disclosure                     Resolution
Control #                       Strategy                                                Comments
------------------------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX D

                        CLASS XP REFERENCE RATE SCHEDULE

              INTEREST                                      INTEREST
              ACCRUAL     DISTRIBUTION       CLASS XP       ACCRUAL     DISTRIBUTION       CLASS XP
               PERIOD         DATE        REFERENCE RATE     PERIOD         DATE        REFERENCE RATE
              --------    ------------    --------------    --------    ------------    --------------

                                   Prospectus

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS
PROSPECTUS.                                - may periodically issue mortgage pass-through
                                             certificates in one or more series with one or more
Neither the certificates nor the             classes; and
underlying mortgage loans are insured
by any governmental agency.                - will own --

The certificates will represent              - multifamily and commercial mortgage loans;
interests only in the related trust and
will not represent interests in or           - mortgage-backed securities; and
obligations of Banc of America
Commercial Mortgage Inc. or any of its       - other property described in the accompanying
affiliates, including Bank of America          prospectus supplement.
Corporation.
                                           THE CERTIFICATES --
This prospectus may be used to offer
and sell any series of certificates        - will represent interests in the trust and will be
only if accompanied by the prospectus        paid only from the trust assets;
supplement for that series.
                                           - provide for the accrual of interest based on a fixed,
                                             variable or adjustable interest rate;

                                           - may be offered through underwriters, which may
                                             include Banc of America Securities LLC, an affiliate of
                                             Banc of America Commercial Mortgage Inc.; and

                                           - will not be listed on any securities exchange.

                                           THE CERTIFICATEHOLDERS --

                                           - will receive interest and principal payments based on
                                             the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 9, 2002

 FOR MORE INFORMATION

Banc of America Commercial
Mortgage Inc. has filed with
the SEC additional
registration materials
relating to the certificates.
You may read and copy any of
these materials at the SEC's
Public Reference Room at the
following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

You may obtain information on
the operation of the Public
Reference Room by calling the
SEC at 1-800-SEC-0330. The
SEC also maintains an
Internet site that contains
reports, proxy and
information statements, and
other information that has
been filed electronically
with the SEC. The Internet
address is
http://www.sec.gov.

You may also contact Banc of
America Commercial Mortgage
Inc. in writing at Bank of
America Corporate Center, 100
North Tryon Street,
Charlotte, North Carolina
28255, or by telephone at
(704) 386-2400.

See also the sections
captioned "Available
Information" and
"Incorporation of Certain
Information by Reference"
appearing at the end of this
prospectus.
                                                 TABLE OF CONTENTS

                                                                                                  PAGE
                                                                                                  ----
                                                SUMMARY OF PROSPECTUS...........................     5
                                                RISK FACTORS....................................    10
                                                  The Limited Liquidity of Your Certificates May
                                                     Have an Adverse Impact on Your Ability to
                                                     Sell Your Certificates.....................    10
                                                  The Limited Assets of Each Trust May Adversely
                                                     Impact Your Ability To Recover Your
                                                     Investment in the Event of Loss on the
                                                     Underlying Mortgage Assets.................    10
                                                  Credit Support is Limited and May Not Be
                                                     Sufficient to Prevent Loss on Your
                                                     Certificates...............................    11
                                                  Prepayments on the Underlying Mortgage Loans
                                                     Will Affect the Average Life of Your
                                                     Certificates, and the Rate and Timing of
                                                     those Prepayments May Be Highly
                                                     Unpredictable..............................    11
                                                  Certificates Purchased at a Premium or a
                                                     Discount Will Be Sensitive to the Rate of
                                                     Principal Payment..........................    12
                                                  The Nature of Ratings Are Limited and Will Not
                                                     Guarantee that You Will Receive Any
                                                     Projected Return on Your Certificates......    13
                                                  Certain Factors Affecting Delinquency,
                                                     Foreclosure and Loss of the Mortgage
                                                     Loans......................................    13
                                                  Inclusion of Delinquent Mortgage Loans in a
                                                     Mortgage Asset Pool........................    16
                                                PROSPECTUS SUPPLEMENT...........................    16
                                                CAPITALIZED TERMS USED IN THIS PROSPECTUS.......    17
                                                DESCRIPTION OF THE TRUST FUNDS..................    18
                                                  General.......................................    18
                                                  Mortgage Loans................................    18
                                                  MBS...........................................    22
                                                  Certificate Accounts..........................    23
                                                  Credit Support................................    23
                                                  Cash Flow Agreements..........................    23
                                                YIELD AND MATURITY CONSIDERATIONS...............    23
                                                  General.......................................    23
                                                  Pass-Through Rate.............................    23
                                                  Payment Delays................................    24
                                                  Certain Shortfalls in Collections of
                                                     Interest...................................    24
                                                  Yield and Prepayment Considerations...........    24
                                                  Weighted Average Life and Maturity............    26
                                                  Other Factors Affecting Yield, Weighted
                                                     Average Life and Maturity..................    26
                                                THE DEPOSITOR...................................    28
                                                DESCRIPTION OF THE CERTIFICATES.................    28
                                                  General.......................................    28
                                                  Distributions.................................    29
                                                  Distributions of Interest on the
                                                     Certificates...............................    30
                                                  Distributions of Principal of the
                                                     Certificates...............................    31
                                                  Distributions on the Certificates Concerning
                                                     Prepayment Premiums or Concerning Equity
                                                     Participations.............................    31

                                                                                                  PAGE
                                                                                                  ----
                                                  Allocation of Losses and Shortfalls...........    31
                                                  Advances in Respect of Delinquencies..........    32
                                                  Reports to Certificateholders.................    32
                                                  Voting Rights.................................    34
                                                  Termination...................................    34
                                                  Book-Entry Registration and Definitive
                                                     Certificates...............................    34
                                                THE POOLING AND SERVICING AGREEMENTS............    36
                                                  General.......................................    36
                                                  Assignment of Mortgage Loans; Repurchases.....    36
                                                  Representations and Warranties; Repurchases...    38
                                                  Collection and Other Servicing Procedures.....    38
                                                  Sub-Servicers.................................    40
                                                  Certificate Account...........................    41
                                                  Modifications, Waivers and Amendments of
                                                     Mortgage Loans.............................    43
                                                  Realization Upon Defaulted Mortgage Loans.....    43
                                                  Hazard Insurance Policies.....................    45
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    46
                                                  Servicing Compensation and Payment of
                                                     Expenses...................................    46
                                                  Evidence as to Compliance.....................    47
                                                  Certain Matters Regarding the Master Servicer,
                                                     the Special Servicer, the REMIC
                                                     Administrator and the Depositor............    47
                                                  Events of Default.............................    49
                                                  Rights Upon Event of Default..................    49
                                                  Amendment.....................................    50
                                                  List of Certificateholders....................    51
                                                  The Trustee...................................    51
                                                  Duties of the Trustee.........................    51
                                                  Certain Matters Regarding the Trustee.........    52
                                                  Resignation and Removal of the Trustee........    52
                                                DESCRIPTION OF CREDIT SUPPORT...................    52
                                                  General.......................................    52
                                                  Subordinate Certificates......................    53
                                                  Insurance or Guarantees Concerning to Mortgage
                                                     Loans......................................    53
                                                  Letter of Credit..............................    53
                                                  Certificate Insurance and Surety Bonds........    54
                                                  Reserve Funds.................................    54
                                                  Cash Collateral Account.......................    54
                                                  Credit Support with respect to MBS............    54
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.........    55
                                                  General.......................................    55
                                                  Types of Mortgage Instruments.................    55
                                                  Leases and Rents..............................    55
                                                  Personalty....................................    56
                                                  Foreclosure...................................    56
                                                  Bankruptcy Laws...............................    59
                                                  Environmental Considerations..................    60
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions.................................    62

                                                                                                  PAGE
                                                                                                  ----
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens......................................    62
                                                  Subordinate Financing.........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments................................    64
                                                  Applicability of Usury Laws...................    64
                                                  Certain Laws and Regulations..................    65
                                                  Americans with Disabilities Act...............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940.......................................    65
                                                  Forfeiture for Drug and Money Laundering
                                                     Violations.................................    65
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.........    66
                                                  General.......................................    66
                                                  REMICs........................................    67
                                                  Grantor Trust Funds...........................    83
                                                STATE AND OTHER TAX CONSEQUENCES................    91
                                                CERTAIN ERISA CONSIDERATIONS....................    91
                                                  General.......................................    91
                                                  Plan Asset Regulations........................    92
                                                  Insurance Company General Accounts............    92
                                                  Consultation With Counsel.....................    93
                                                  Tax Exempt Investors..........................    93
                                                LEGAL INVESTMENT................................    93
                                                USE OF PROCEEDS.................................    95
                                                METHOD OF DISTRIBUTION..........................    95
                                                LEGAL MATTERS...................................    96
                                                FINANCIAL INFORMATION...........................    96
                                                RATING..........................................    97
                                                AVAILABLE INFORMATION...........................    97
                                                INCORPORATION OF CERTAIN INFORMATION BY
                                                  REFERENCE.....................................    98
                                                GLOSSARY........................................    98

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by Banc of America Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

- certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including --

     - perceived liquidity;

     - the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

     - prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that --

     - principal prepayments on the related mortgage loans will be made;

     - the degree to which the rate of such prepayments might differ from that originally anticipated; or

     - the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that --

     - such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

     - such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

     - the value of the related property;

     - the level of available mortgage rates at the time of sale or refinancing;

     - the borrower's equity in the related property;

     - the financial condition and operating history of the borrower and the related property;

     - tax laws;

     - rent control laws (pertaining to certain residential properties);

     - Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     - prevailing general economic conditions; and

     - the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain --

     - a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     - information with respect to any other classes of certificates of the same series;

     - the respective dates on which distributions are to be made;

     - information as to the assets, including the mortgage assets, constituting the related trust fund;

     - the circumstances, if any, under which the related trust fund may be subject to early termination;

     - additional information with respect to the method of distribution of such offered certificates;

     - whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     - the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     - information concerning the trustee of the related trust fund;

     - if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     - information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     - whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include --

     - various types of multifamily or commercial mortgage loans;

     - mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     - a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of --

     - residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     - office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the

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

related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear --

     - the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     - the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on --

     - the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date);

     - the income capitalization method (a projection of value based upon the property's projected net cash flow),

     - or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may --

     - provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate;

     - provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     - may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

     - may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

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

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans -- Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     - the type or types of property that provide security for repayment of the mortgage loans;

     - the earliest and latest origination date and maturity date of the mortgage loans;

     - the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     - the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     - the Mortgage Rates borne by the mortgage loans, or the range of the Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     - with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     - information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     - the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service Coverage Ratios, and the weighted average of such Debt Service Coverage Ratios, and

     - the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following their issuance.

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available --

     - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund;

     - the original and remaining term(s) to stated maturity of the MBS, if applicable;

     - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     - the payment characteristics of the MBS;

     - the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     - a description of the related credit support, if any;

     - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     - the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     - the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements"; and

     - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

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

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest Certificates will either --

     - be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal the Certificate Balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation --

     - the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     - the quality of management of the mortgaged properties;

     - the servicing of the mortgage loans; and

     - possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that --

     - limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     - provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     - provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from --

     - amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     - Excess Funds; or

     - any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of America, N.A. We maintain our principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Our telephone number is (704) 386-2400.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     - provide for the accrual of interest on the Certificate Balance or Notional Amount at a fixed, variable or adjustable rate;

     - constitute Senior Certificates or Subordinate Certificates;

     - constitute Stripped Interest Certificates or Stripped Principal Certificates;

     - provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     - provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     - provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     - provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity
Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

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

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any Accrued Certificate Interest in respect of such Accrual Certificate (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or (2) establishing a priority of payments among such classes of certificates. See "Description of Credit Support".

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

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     - the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     - if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

     - if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     - if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     - if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of credit support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

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

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

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

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC's participating organizations to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "certificateholders" under and within the meaning of the related pooling and servicing agreement.

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

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, certificates issued under the Pooling and Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee

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

(or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example --

     - the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling and Servicing Agreement;

     - the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     - the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     - the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

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

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of --

     - mortgage loans that are delinquent in respect of a specified number of scheduled payments;

     - mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     - REO Properties.

     If so specified in the related prospectus supplement, a Pooling and Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

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

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing Agreement --

     - all payments on account of principal, including principal prepayments, on the mortgage loans;

     - all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     - any amounts paid under any cash flow agreement;

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

     - all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "-- Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes --

     - to make distributions to the certificateholders on each Distribution
       Date;

     - to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     - to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgaged loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

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

     - to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     - if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     - to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     - if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related prospectus supplement; and

     - to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will --

     - not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     - will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     - will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment, --

     - a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     - such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     - unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in

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

lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule. Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

          (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the

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

meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited in the Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and

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

civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components --

     - a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     - an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     - subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer's and special servicer's compensation

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

will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of

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

certificates, the related Pooling and Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related Certificate Account for this expense.

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

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

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing Agreement will include, without limitation --

     - any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     - any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     - certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders' request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

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

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 33 1/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

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

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of --

     - the nature and amount of coverage under such credit support;

     - any conditions to payment under the credit support not otherwise described in this prospectus;

     - the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     - the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

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

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a

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subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the

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lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

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     Leasehold Considerations.  Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

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     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or

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disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource Conservation and Recovery Act governs underground petroleum storage tanks. Under the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,

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unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and

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owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

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SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

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CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

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     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code (although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (1) REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the OID Regulations, and in part upon the

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REMIC Provisions and the REMIC Regulations. The OID Regulations do not
adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related trust fund (or each applicable portion thereof) will qualify as one or more REMICs and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

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     Tiered REMIC Structures.  For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods

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prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during

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any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates. However, if final regulations dealing with contingent interest with respect to REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "-- Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will

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be payable for the life of the REMIC Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-- Taxation of Owners of REMIC Regular
Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

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

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166

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

of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

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

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

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

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together

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

with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC

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

Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

          (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

             (i) the present value of any consideration given to the transferee to acquire the interest;

             (ii) the present value of the expected future distributions on the interest; and

             (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

          (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

             (ii) the transferee must agree in writing that it will transfer the REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

             (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain

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assumptions, and the depositor will make no representation that a REMIC Residual
Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after 2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this prospectus provides for tax rates for

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

individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed

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

property. Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

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     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set

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forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 30% (which rate will be reduced periodically to 28% beginning in 2006) if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations became effective January 1, 2001. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification

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number. A look-through rule applies in the case of tiered partnerships. Non-U.S.
Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

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     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in 2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated

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interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust
Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market

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

discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of

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

the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of

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

Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

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

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be

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

accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, and Fannie Mae Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely

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

because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those types of offered certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the classes of offered certificates not constituting mortgage related securities constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by any nationally recognized statistical rating organization and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds, created pursuant to or existing under the laws of the United States or of any state,

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

including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America Securities LLC, an affiliate of the depositor;

          2. By placements by the depositor with institutional investors through dealers; and

          3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor and the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

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

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a Registration Statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and "-- Book-Entry Registration and Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph; however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of --

     - the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent --

     - interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     - Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of --

     - the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     - its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than --

     - noncash items such as depreciation and amortization;

     - capital expenditures; and

     - debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest Certificate is calculated to accrue interest which is either --

     - based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     - equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and "disqualified person" as defined in the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" mean Section 2510.3-101 of the regulations issued by the DOL.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means --

     - a citizen or resident of the United States;

     - a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     - an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     - a trust as to which --

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                          NOTES CONCERNING INFORMATION
                           PRESENTED IN THE ATTACHED
                               COMPUTER DISKETTE

     This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2002-02.xls" The file "BACM2002-02.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, "click" on the worksheet labeled "ANNEX A."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.
  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.
  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL NOVEMBER [ ], 2002.

                            ------------------------

                               TABLE OF CONTENTS

                                               PAGE
                                               ----
               PROSPECTUS SUPPLEMENT
Table of Contents............................    S-1
Important Notice About Information Presented
  in this Prospectus Supplement and the
  Accompanying Prospectus....................    S-4
Executive Summary............................    S-5
Summary of Prospectus Supplement.............    S-8
Risk Factors.................................   S-21
Description of the Mortgage Pool.............   S-55
Servicing of the Mortgage Loans..............  S-104
Description of the Certificates..............  S-121
The Trustee and the Fiscal Agent.............  S-149
Yield and Maturity Considerations............  S-150
Use of Proceeds..............................  S-158
Certain Federal Income Tax Consequences......  S-158
Certain ERISA Considerations.................  S-160
Legal Investment.............................  S-162
Method of Distribution.......................  S-163
Legal Matters................................  S-164
Ratings......................................  S-164
Index of Principal Definitions...............  S-165
Annex A......................................    A-1
Annex B......................................    B-1
Annex C......................................    C-1
Annex D......................................    D-1

                     PROSPECTUS
Summary of Prospectus........................      5
Risk Factors.................................     10
Prospectus Supplement........................     16
Capitalized Terms Used in This Prospectus....     17
Description of the Trust Funds...............     18
Yield and Maturity Considerations............     23
The Depositor................................     28
Description of the Certificates..............     28
The Pooling and Servicing Agreement..........     36
Description of Credit Support................     52
Certain Legal Aspects of Mortgage Loans......     55
Certain Federal Income Tax Consequences......     66
State and Other Tax Consequences.............     91
Certain ERISA Considerations.................     91
Legal Investment.............................     93
Use of Proceeds..............................     95
Method of Distribution.......................     95
Legal Matters................................     96
Financial Information........................     96
Rating.......................................     97
Available Information........................     97
Incorporation of Certain Information by
  Reference..................................     98
Glossary.....................................     98

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                                 $1,537,597,723
                                 (APPROXIMATE)

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                        CLASS A-1, CLASS A-2, CLASS A-3,
                           CLASS B, CLASS C, CLASS D,
                              CLASS E AND CLASS F

                                BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                                 SERIES 2002-2

                   -----------------------------------------

                             PROSPECTUS SUPPLEMENT

                   -----------------------------------------

                         BANC OF AMERICA SECURITIES LLC

                            DEUTSCHE BANK SECURITIES

                              GOLDMAN, SACHS & CO.

                              MERRILL LYNCH & CO.

                                 MORGAN STANLEY

                                August   , 2002
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